UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

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[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to § 240.14a-12

Jensyn Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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[X]	Fee computed on table below per Exchange Act Rules 14a(6)(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies: Not Applicable

2)	Aggregate number of securities to which transaction applies: Not Applicable

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Not Applicable

4)	Proposed maximum aggregate value of transaction:

$5,071,038

5)	Total Fee Paid:

$614.61

[X]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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JENSYN ACQUISITION CORP.

800 WEST MAIN STREET, SUITE 204

FREEHOLD, NJ 07728

Dear Jensyn Acquisition Corp. Stockholders:

You are cordially invited to attend the special meeting in lieu of the 2019 annual meeting of stockholders of Jensyn Acquisition Corp., which we refer to as “we,” “us,” “our,” “Jensyn” or the “Company,” on June 14, 2019, at 10:00 A.M., Eastern Time, at the offices of Giordano Halleran & Ciesla, P.C., 125 Half Mile Road, Suite 300, Red Bank, New Jersey 07701.

At the special meeting, our stockholders will be asked to consider and vote upon a proposal, which we refer to as the “Business Combination Proposal,” to approve a share exchange agreement (the “Exchange Agreement”) with Peck Electric Co. (“Peck Electric”), a Vermont corporation, and its stockholders (the “Stockholders”) pursuant to which the Stockholders of Peck Electric will exchange their shares of capital stock in Peck Electric for 3,234,501 shares of our common stock (the “Share Exchange”) representing approximately 59% of our outstanding shares of capital stock after giving effect to the business combination but without giving effect to the potential conversion of our outstanding public shares to cash. A copy of the Exchange Agreement is attached to the accompanying proxy statement as Annex A. We refer to the transactions contemplated by the Exchange Agreement as the “Business Combination.”

In the event that Peck Electric’s Adjusted EBITDA (as defined in the Exchange Agreement) for the twelve month period commencing on the first day of the first full calendar quarter following the closing of the Share Exchange (the “Earnout Period”) is $5,000,000 or more (the “Adjusted EBITDA Target”) or the closing price of the Company’s common stock is $12.00 or more per share at any time during the Earnout Period (the “Stock Price Target”), then the Company will issue an additional 898,473 shares of the Company’s common stock to the Stockholders and issue to certain of the initial stockholders of the Company, their transferees and an advisor that introduced Peck Electric to the Company a number of shares of the Company’s common stock equal to the number of shares of the Company’s common stock forfeited by such stockholders as described below. As a result of the Share Exchange, Peck Electric will become a wholly owned subsidiary of Jensyn.

By separate agreement, certain of the initial stockholders of the Company and their transferees (the “Sponsors”) have agreed to forfeit (i) up to 200,000 shares of the Company’s common stock at the closing of the Share Exchange to the extent that such shares are used to satisfy Company obligations or to induce investors to make an equity investment in the Company at or prior to the Closing and (ii) 200,000 shares of the Company’s common stock if neither the Adjusted EBITDA Target or the Stock Price Target is achieved during the Earnout Period.

Our stockholders will also be asked to consider and vote upon proposals (a) to approve and adopt the Company’s second amended and restated certificate of incorporation, which we refer to as the “Certificate Proposals;” (b) to elect five directors to serve on our board of directors; and (c) to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal or the Certificate Proposals. A copy of our proposed second amended and restated certificate of incorporation incorporating the Certificate Proposals is attached as Annex B to the accompanying proxy statement.

Each of these proposals is more fully described in the accompanying proxy statement, which each stockholder is encouraged to review carefully.

Our units, Common Stock, warrants and rights are currently listed on the Nasdaq Capital Market under the symbols “JSYNU”, “JSYN,” “JSYNW” and “JSYNR,” respectively.

Pursuant to our amended and restated certificate of incorporation, we are providing our public stockholders with the opportunity to convert, upon the closing of the Share Exchange, shares of Jensyn Common Stock held by them into cash in an amount equal to their pro rata share of the funds held in the Trust Account that holds the proceeds of Jensyn’s initial public offering as provided by its amended and restated certificate of incorporation. For illustrative purposes, based on funds in the Trust Account of approximately $6,181,000 on May 22, 2019, the estimated per share redemption price would have been approximately $11.20. Public stockholders may elect to convert their shares even if they vote for the Business Combination Proposal. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from converting in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding public shares (the “20% threshold”). Holders of our outstanding public warrants and rights do not have conversion rights in connection with the Business Combination. The holders of shares of Jensyn Common Stock issued prior to our IPO, which we refer to as “founder shares,” have waived their conversion rights with respect to any shares of our capital stock they may hold in connection with the consummation of the Business Combination, and the founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, the founder shares represent approximately 54% of our issued and outstanding shares of Common Stock. The holders of our founder shares have agreed to vote any shares of Jensyn Common Stock owned by them in favor of the Business Combination Proposal.

We are providing this proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournments or postponements of the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this proxy statement (and any documents incorporated into this proxy statement by reference) carefully. Please pay particular attention to the section entitled “Risk Factors.”

After careful consideration, our board of directors has unanimously approved and adopted the Exchange Agreement and unanimously recommends that our stockholders vote FOR adoption and approval of the Business Combination Proposal, FOR approval of the Certificate Proposals and FOR all other proposals presented to our stockholders in the accompanying proxy statement. When you consider the board recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Proposal No. 1—Approval of the Business Combination—Certain Benefits of Jensyn’s Directors and Officers and Others in the Business Combination.”

Approval of the Business Combination Proposal, and Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. Approval of the Certificate Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock. Approval of the Director Election Proposal requires the affirmative vote of the holders of a plurality of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. The directors of Peck Electric and the Stockholders have already approved the Business Combination.

Your vote is very important. If you are a registered stockholder, please vote your shares as soon as possible using one of the following methods to ensure that your vote is counted, regardless of whether you expect to attend the special meeting in person: (1) call the toll-free number specified on the enclosed proxy card and follow the instructions when prompted, (2) access the Internet website specified on the enclosed proxy card and follow the instructions provided to you, or (3) complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. A failure to vote your shares or an abstention is the equivalent of a vote “AGAINST” the Certificate Proposals but, assuming a quorum is otherwise validly established, only an abstention (and not a failure to vote) is the equivalent of a vote “AGAINST” the other proposals, except the Director Election Proposal, to be considered at the special meeting of stockholders. A failure to vote or an abstention will have no effect on the Director Election Proposal. Unless waived by the parties to the Exchange Agreement, the closing of the Business Combination is conditioned upon the adoption and approval of the Business Combination Proposal and the Certificate Proposals.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the special meeting. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote, and do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote AGAINST the Certificate Proposals but will have no effect on the other proposals (but, in the case of the Certificate Proposals, is the practical equivalent to a vote AGAINST the Business Combination Proposal). If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR CONVERSION RIGHTS, YOU MUST AFFIRMATIVELY VOTE EITHER FOR OR AGAINST THE BUSINESS COMBINATION PROPOSAL AND DEMAND THAT JENSYN CONVERT YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO JENSYN’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT SUCH MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE CONVERTED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of our board of directors, I thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

May __, 2019	/s/ Jeffrey J. Raymond
Jeffrey J. Raymond
President, Chief Executive Officer, Director

This proxy statement is dated May __, 2019, and is first being mailed to stockholders of the Company on or about May __, 2019.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

JENSYN ACQUISITION CORP.

800 West Main Street, Suite 204,

Freehold, NJ 07728

NOTICE OF SPECIAL MEETING IN LIEU OF 2019 ANNUAL MEETING

OF STOCKHOLDERS OF JENSYN ACQUISITION CORP.

To Be Held on June 14, 2019

To the Stockholders of Jensyn Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2019 annual meeting of stockholders (the “special meeting”) of Jensyn Acquisition Corp., a Delaware corporation (“we,” “us,” “our,” “Jensyn” or the “Company”), will be held on June 14, 2019, at 10:00 A.M., Eastern Time, at the offices of Giordano, Halleran & Ciesla, P.C., 125 Half Mile Road, Suite 300, Red Bank, NJ 07701. You are cordially invited to attend the special meeting for the following purposes:

(1)	The Business Combination Proposal—to consider and vote upon a proposal to approve and adopt the Exchange Agreement, dated as of February 26, 2019, as it may be amended (the “Exchange Agreement”), by and among Jensyn, Peck Electric Co., a Vermont corporation (“Peck Electric”), and its stockholders (the “Stockholders”) and the transactions contemplated thereby (the “Business Combination Proposal”), which provides for the Stockholders of Peck Electric to exchange their shares of capital stock in Peck Electric for shares of Jensyn’s common stock (the “Business Combination”);

(2)	The Certificate Proposals—to consider and vote upon twelve proposals consisting of the following amendments to our amended and restated certificate of incorporation:

●	to change our name to “The Peck Company, Inc.” and remove certain provisions related to our status as a blank check company, among other things;

●	to increase the number of authorized shares from 16,000,000 to 50,000,000 of which 49,000,000 will be common stock, par value $0.0001 per share, and 1,000,000 will be preferred stock, par value $0.0001 per share;

●	authorize the board of directors, or any authorized committee of the board of directors, to issue shares of preferred stock;

●	to specify that the number of directors of Jensyn will be fixed by resolution of the board of directors acting by not less than a majority vote of the directors then in office;

●	to provide that the Company’s directors may only be removed for cause by a vote of the majority of the then outstanding shares of the Company;

●	to provide that if rights to elect directors are granted to the holders of preferred stock, the terms of such directors’ terms in office are separately governed by the terms of such preferred stock;

●	to provide that stockholders may not act by written consent;

●	to provide that special meetings of the stockholders may be called only by or at the direction of the Chairman of the Board, the Chief Executive Officer of Jensyn or the board pursuant to a resolution adopted by the board;

●	to elect for the Company to not be subject to Section 203 of the DGCL;

●	to adopt Delaware as the exclusive forum for certain stockholder litigation;

●	to provide that the corporate opportunity doctrine will apply to Jensyn’s officers or directors and their affiliates; and

●	to provide that a minimum of 2/3 of the outstanding shares of capital stock of Jensyn will be required to amend the proposed second amended and restated certificate of incorporation.

(3)	The Director Election Proposal—to consider and vote upon a proposal to elect five directors upon consummation of the Business Combination to serve on the Company’s board of directors (the “Director Election Proposal”);

(4)	The Adjournment Proposal—to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal or the Certificate Proposals (the “Adjournment Proposal”).

Only holders of record of our Common Stock at the close of business on May 30, 2019 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting. A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Pursuant to our amended and restated certificate of incorporation, we will provide our public stockholders with the opportunity to convert, upon the closing of the transactions contemplated by the Exchange Agreement, their shares of the Company’s Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the consummation of the transactions contemplated by the Exchange Agreement) in the Trust Account that holds the proceeds (less taxes payable and any interest that we may withdraw to pay tax obligations) of our initial public offering closed on March 7, 2016 (the “IPO”). For illustrative purposes, based on funds in the Trust Account of approximately $6,181,000 on May 22, 2019, the estimated per share conversion price would have been approximately $11.20. Public stockholders may elect to convert their shares even if they vote for the Business Combination Proposal. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding public shares (the “20% threshold”). Each conversion of shares of our outstanding Common Stock by our public stockholders will decrease the amount in our Trust Account, which holds approximately $6,181,000. In no event, however, will we permit conversion of shares of our outstanding Common Stock in an amount that would cause our net tangible assets to be less than $5,000,001 upon the completion of the Business Combination. The holders of shares of the Company’s Common Stock issued prior to our IPO (“founder shares”) have agreed to waive their conversion rights with respect to any shares of our capital stock they may hold in connection with the consummation of the Business Combination, and the founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, founder shares represent approximately 54% of our issued and outstanding shares of Common Stock.

The transactions contemplated by the Exchange Agreement will be consummated only if the Business Combination Proposal and the Certificate Proposals are approved at the special meeting. In addition, (i) the Director Election Proposal is conditioned on the approval of the Certificate Proposals and the Business Combination Proposal, and (ii) the Certificate Proposals are conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth on the proxy statement.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed business combination and related transactions and each of our proposals. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Advantage Proxy, Inc. at (877) 870-8565 (banks and brokers call collect at (206) 870-8565.

By Order of the Board of Directors,

May __, 2019	/s/ Jeffrey J. Raymond
Jeffrey J. Raymond
President and Chief Executive Officer

SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarize certain information contained in this proxy statement, but do not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the special meeting. In addition, for definitions of terms commonly used throughout this proxy statement, including this Summary Term Sheet, see the section entitled “Frequently Used Terms.”

Parties to the Business Combination

●	The Company is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. There currently are 1,819,482 shares of our Common Stock issued and outstanding, consisting of 549,982 shares originally sold as part of units in our IPO, 975,000 founder shares that were issued to our initial stockholders, and 294,500 shares were sold as part of units issued in a private sale simultaneously with the consummation of our IPO. In addition, there currently are 4,194,500 warrants of the Company outstanding, consisting of 3,900,000 public warrants originally sold as part of units in the Company’s IPO and 294,500 private warrants sold as part of the units issued in a private placement simultaneously with the consummation of the Company’s IPO, and 3,900,000 rights to receive one-tenth (1/10) of one share of Common Stock automatically upon the consummation of an initial business combination. Each warrant entitles its holder to purchase one share of our Common Stock at an exercise price of $11.50 per share. The public warrants will become exercisable on the later of 30 days after the completion of the Company’s initial business combination or 12 months from the consummation of the Company’s IPO, and expire at 5:00 p.m., New York time, five years after the completion of the Company’s initial business combination or earlier upon redemption or liquidation. Once the warrants become exercisable, the Company may redeem the outstanding warrants at a price of $0.01 per warrant, if the last sale price of the Company’s Common Stock equals or exceeds $15.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before the Company sends the notice of redemption to the warrant holders. The private warrants, however, are non-redeemable so long as they are held by the initial purchaser of the private warrants or their permitted transferees. For more information about the Company and its securities, see the sections entitled “Information About Jensyn,” “Jensyn Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Securities.”

●	Peck Electric is the largest commercial solar engineering, procurement and construction (“EPC”) company in the Northeast and ranked 60th in the US by Solar Power World. Peck Electric, based in Burlington, Vermont, is a 2nd-generation family business founded in 1972 and rooted in values that align people, purpose, and profitability. Peck Electric provides services to solar energy customers for projects ranging in size from several kilowatts for residential loads to multi-megawatt systems for large commercial and utility projects. Peck Electric has installed over 100MW of solar systems since inception and believes a focus on profitable growth opportunities is the most sustainable method to reduce carbon emissions through the expansion of clean, renewable solar energy production.

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Material Terms. The material terms of the Business Combination are as follows:

●	Exchange and Issuance of Shares to Peck Electric Stockholders. Upon the closing (the “Closing”) of the transactions contemplated by the Exchange Agreement, the Stockholders of Peck Electric will exchange their shares of capital stock in Peck Electric for 3,234,501 shares of the Company’s common stock (the “Share Exchange”) representing approximately 59% of Jensyn’s outstanding shares after giving effect to the business combination but without giving effect to the potential conversion of our outstanding public shares to cash. As a result of the Share Exchange, Peck Electric will become a wholly owned subsidiary of the Company.

●	Earnout. In the event that Peck Electric’s Adjusted EBITDA (as defined in the Exchange Agreement) for the twelve month period commencing on the first day of the first full calendar quarter following the Closing (the “Earnout Period”) is $5,000,000 or more (the “Adjusted EBITDA Target) or the closing price of the Company’s common stock is $12.00 or more per share at any time during the Earnout Period (the “Stock Price Target”), then the Company shall issue 898,473 shares of the Company’s common stock to the Stockholders (the “Earnout”) and 11,231 shares of the Company’s common stock to Exit Strategy Partners, LLC, an advisor that introduced Peck Electric to the Company and issue to certain of the initial stockholders of the Company and their transferees a number of shares of the Company’s common stock equal to the number of shares of the Company’s common stock forfeited by such stockholders as described below under “Forfeiture of Sponsor Shares” less the number of shares issued to the advisor.

●	Forfeiture of Sponsor Shares. Certain of the initial stockholders of the Company and their transferees (the “Sponsors”) have agreed to forfeit (i) up to 200,000 shares of the Company’s common stock at the Closing to the extent that such shares are used to satisfy Company obligations or to induce investors to make an equity investment in the Company at or prior to the Closing and (ii) 200,000 shares of the Company’s common stock if either the Adjusted EBITDA Target or the Stock Price Target is achieved during the Earnout Period.

●	Satisfaction of Company Liabilities. The Company shall satisfy its outstanding liabilities from cash on hand or by reissuing shares forfeited by the Sponsors at the Closing as described above under “Forfeiture of Sponsor Shares”; provided, however, that in no event shall the Company satisfy such obligations in cash to the extent that payments of such obligations in cash would exceed $2,500,000.

●	Conditions to Closing. The closing of the Share Exchange is subject to a number of conditions, including the approval of the Share Exchange by the Company’s stockholders, the receipt by the Company of an opinion from an investment banking firm that the transaction is fair, from a financial point of view, to the Company’s stockholders. In addition, the Company and Peck Electric must have at least $5,000,001 of combined net tangible assets after the Closing.

●	Termination. The Exchange Agreement may be terminated under certain limited circumstances at any time prior to the consummation of the business combination (whether before or after the required stockholder vote of the Company has been obtained). If the Exchange Agreement is terminated pursuant to the provisions of the Exchange Agreement, all further obligations of the parties thereunder will terminate without any liability of any party thereto, other than any obligation or liability arising from any prior willful and material breach of any covenants and agreements in the Exchange Agreement by such party and as described under the caption “Termination Payment” below.

●	Termination Payment. Peck Electric is required to pay the Company a $300,000 termination fee in the event that the Exchange Agreement is terminated (i) by the Company by reason of the breach by Peck Electric or the Stockholders of their representations and warranties set forth in the Exchange Agreement or (ii) by the Company or Peck Electric as a result of the Closing not having occurred by July 2, 2019 solely by reason of a delay caused solely by Peck Electric.

The Company is required to pay Peck Electric a $300,000 termination fee in the event that Peck Electric terminates the Exchange Agreement by reason of the breach by the Company of its representations and warranties set forth in the Exchange Agreement or if the Exchange Agreement is terminated by the Company or Peck Electric as a result of the Closing not having occurred by July 2, 2019 as a result of a delay solely caused by the Company. The Company is also required to pay Peck Electric a $300,000 termination fee if the Exchange Agreement is terminated by the Company as a result of the Closing not having occurred by July 2, 2019 for a reason other than a delay caused solely by Peck Electric, and the Company initiates an alternate business combination within six months of such termination.

Conversion Rights

●	Pursuant to our amended and restated certificate of incorporation, in connection with the Business Combination, holders of our public shares may elect to have their shares converted into a pro rata share of the aggregate amount on deposit in the Trust Account, including interest on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes. As of May 22, 2019, this would have amounted to approximately $11.20 per share. If a holder exercises its conversion rights, then such holder will be exchanging its shares of our Common Stock for cash and will no longer own shares of the Company and will not participate in the future growth of the Company, if any. Such a holder will be entitled to receive cash for its public shares only if it (i) affirmatively votes for or against the Business Combination Proposal and (ii) properly demands conversion or redemption by means of a tender offer and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. See the section entitled “Special Meeting of Jensyn Stockholders—Conversion Rights.”

Other Proposals

●	In addition to voting on the proposal to approve and adopt the Exchange Agreement and the Business Combination contemplated thereby at the special meeting, the stockholders of the Company will be asked to vote on (a) ten separate proposals to amend the Company’s amended and restated certificate of incorporation, including proposals to (i) increase the Company’s authorized Common Stock and preferred stock, and (ii) for certain additional changes, including changing the Company’s corporate name from “Jensyn Acquisition Corp.” to “The Peck Company, Inc.” and remove certain provisions related to our status as a blank check company, among other things, which our board of directors believes are necessary to adequately address the post-Business Combination needs of the Company, (b) a proposal to elect five directors to the board of the Company, and (c) a proposal to postpone or adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination or the Certificate Proposals. See the sections entitled “Proposal No. 2—The Certificate Proposals,” “Proposal No. 3—Election of Directors to the Board,” “Proposal No. 4—The Adjournment Proposal” and “Special Meeting of Jensyn Stockholders.” The Director Election Proposal is conditioned on the approval of the Certificate Proposals and the Business Combination Proposal. The Business Combination Proposal is conditioned on the approval of the Certificates Proposals. Each of the Certificate Proposals is conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth on this proxy statement.

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Post Closing Board

●	Upon the closing of the Business Combination, we anticipate the size of our board of directors will be five directors, all of whom will be voted upon by our stockholders at the special meeting. Three of the nominees are deemed “independent” under the rules of the Securities and Exchange Commission and the Nasdaq Stock Market. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. Two directors will be elected to the class of directors which expires at our first annual meeting of stockholders following the consummation of the Business Combination, one director will be elected to the class of directors which expires at our second annual meeting following the consummation of the Business Combination and two directors will be elected to the class of directors which expires at our third annual meeting of stockholders following the consummation of the Business Combination. See the sections entitled “Proposal No. 3—Election of Directors to the Board” and “Management After the Business Combination.”

Risk Factors

●	The proposed Business Combination involves numerous risks. For more information about these risks, see the section entitled “Risk Factors.”

Interests of Jensyn Management Team and Initial Stockholders

●	In considering the recommendation of the Company’s board of directors to vote FOR the proposals presented at the special meeting, you should be aware that our executive officers and members of our board of directors have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. The members of our board of directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting. These interests include, among other things:

●	the fact that initial stockholders paid an aggregate of $25,029 for their founder shares, and such securities should have a significantly higher value at the time of the Business Combination;

●	if Jensyn is unable to complete a business combination within the required time period, our officers and directors will not have redemption rights with respect to the founder shares that they own;

●	if Jensyn is unable to complete a business combination within the required time period, the initial stockholders will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but only if such a vendor or target business has not executed such a waiver;

●	the fact that upon consummation of the Business Combination, our initial stockholders will be repaid approximately $2,100,000 of loans that they made to us and Jensyn Integration Services, LLC, a company controlled by certain of our initial stockholders, will be paid an administrative fee of up to $340,000;

●	the fact that certain of our initial stockholders and special advisors may be required to forfeit shares of the Company’s Common Stock if neither the Adjusted EBITDA Target nor the Stock Price Target is achieved or if the Company uses shares to satisfy its obligations to induce investors to make an equity investment in the Company, and may be issued additional shares of the Company’s common stock if either the Adjusted EBITDA Target or Stock Price Target is achieved; and

●	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination.

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FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” “JAC” and “Jensyn” refer to Jensyn Acquisition Corp., and the terms “combined company” and “post-combination company” refers to Jensyn following the consummation of the Business Combination.

“current certificate” means our amended and restated certificate of incorporation filed with the Secretary of State of the State of Delaware on October 8, 2014, as amended.

“Certificate Proposals” means the twelve proposals to amend Jensyn’s amended and restated certificate of incorporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means the Share Exchange Agreement, dated as of February 26, 2019, as it may be amended, by and among the Company, Peck Electric and the Stockholders.

“founder shares” means the 1,437,500 shares of Jensyn Common Stock issued prior to the Jensyn IPO, 462,500 of which have been forfeited.

“DGCL” means the Delaware General Corporation Law, as amended.

“Director Election Proposal” means the proposal to elect five directors to serve on Jensyn’s board of directors, subject to the consummation of the Business Combination.

“Peck Electric” means Peck Electric Co., a Vermont corporation.

“initial stockholders” means Jensyn Capital, LLC, our Chief Executive Officer, our former Chief Financial Officer and two of our special advisors, Joseph Raymond and Peter Underwood.

“IPO” means our initial public offering, consummated on March 7, 2016 through the sale of 3,900,000 public units at $10.00 per share.

“Jensyn” means Jensyn Acquisition Corp., a Delaware corporation.

“Jensyn Common Stock” or “our Common Stock” means common stock, par value $0.0001 per share, of Jensyn.

“private placement” means the private sale of 294,500 units purchased by Jensyn Capital, LLC and Chardan Capital Markets, LLC that occurred simultaneously with the consummation of our IPO for a purchase price of $10.00 per private placement unit for a total purchase price of $2,945,000.

“private placement rights” means 294,500 rights included within the private placement units purchased by investors in the private placement, each of which will immediately convert into one-tenth of a share of Jensyn Common Stock upon completion of the Business Combination.

“private placement shares” means 294,500 shares of Jensyn Common Stock included within the private placement units purchased separately in the private placement by our Sponsor and initial stockholders.

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“private placement units” means 294,500 units purchased separately by Jensyn Capital, LLC and Chardan Capital Markets, LLC in the private placement, each private placement unit consisting of one private placement share, one private placement warrant and one private placement right.

“private placement warrants” means the 294,500 warrants included within the private placement units purchased by investors in the private placement, each of which is exercisable for one half of one share of Jensyn Common Stock, in accordance with its terms.

“proposed certificate” means the proposed second amended and restated certificate of incorporation of Jensyn, which will become the Company’s certificate of incorporation upon the approval of the Certificate Proposals and the Business Combination Proposal and the consummation of the Business Combination. A copy of the proposed certificate is attached hereto as Annex B.

“public rights” means the 3,900,000 rights issued in Jensyn’s IPO, each of which will immediately convert into one-tenth of a share of Jensyn Common Stock upon completion of the Business Combination.

“public shares” means shares of Jensyn Common Stock issued in Jensyn’s IPO.

“public stockholders” means holders of public shares, including the initial stockholders to the extent the initial stockholders hold public shares, provided that the initial stockholders will be considered a “public stockholder” only with respect to any public shares held by them.

“public warrants” means the warrants issued in Jensyn’s IPO, each of which is exercisable for one share of Jensyn Common Stock, in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended.

“special meeting” means the special meeting in lieu of the 2019 annual meeting of stockholders of Jensyn that is the subject of this proxy statement.

“Stockholders” means the stockholders of Peck Electric, namely, Jeffrey Peck, Frederick Myrick, Diane Cone and Neil Cone, Mooers Partners, LLC, Branton Partners, LLC, Veroma, LLC, Corundum AB and Joseph Bobier.

“Trust Account” means the trust account established by Jensyn with Continental Stock Transfer & Trust Co., as Trustee, in connection with Jensyn’s IPO.

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the annexes and the other documents referred to herein.

Q:	Why am I receiving this proxy statement?

A:	Our stockholders are being asked to consider and vote upon a proposal to approve and adopt the Exchange Agreement, among other proposals. The Exchange Agreement provides that the Stockholders of Peck Electric will exchange their shares of capital stock in Peck Electric for 3,234,501 shares of the Company’s common stock (the “Share Exchange”) representing approximately 59% of Jensyn’s outstanding shares after giving effect to the business combination but without giving effect to the potential conversion of our outstanding public shares to cash. As a result of the Share Exchange, Peck Electric will become a wholly owned subsidiary of the Company. A copy of the Exchange Agreement is attached to this proxy statement as Annex A.

Our Common Stock, units, warrants and rights are currently listed on The Nasdaq Stock Market under the symbol “JSYN,” “JSYNU,” “JSYNW” and “JSYNR,” respectively.

This proxy statement and its annexes contain important information about the Business Combination Proposal and the other matters to be acted upon at the special meeting. You should read this proxy statement and its annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.

Q:	What is being voted on at the special meeting?

A:	Below are proposals on which our stockholders are being asked to vote.

1.	To approve and adopt the Business Combination and the other transactions contemplated by the Exchange Agreement, including the approval for purposes of Nasdaq Listing Rule 5635 of the issuance pursuant to the Exchange Agreement of a number of shares of Jensyn common stock that exceeds 20% of the number of shares of Jensyn common stock currently outstanding (this proposal is referred to herein as the “Business Combination Proposal”);

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2.	To consider and vote upon twelve proposals consisting of the following amendments to Jensyn’s amended and restated certificate of incorporation (the “Certificate Proposals”):

●	to change our name to “The Peck Company, Inc.” and remove certain provisions related to our status as a blank check company, among other things;

●	to increase the number of authorized shares from 16,000,000 to 50,000,000, of which 49,000,000 will be common stock, par value $0.0001 per share, and 1,000,000 will be preferred stock, par value $0.0001 per share;

●	authorize the board of directors, or any authorized committee of the board of directors, to issue shares of preferred stock;

●	to specify that the number of directors of Jensyn will be fixed by resolution of the board of directors acting by not less than a majority vote of the directors then in office;

●	to provide that the Company’s directors may only be removed for cause by a vote of the majority of then outstanding shares of the Company;

●	to provide that if rights to elect directors are granted to the holders of preferred stock, the terms of such directors’ terms in office are separately governed by the terms of such preferred stock;

●	to provide that stockholders may not act by written consent;

●	to provide that special meetings of the stockholders may be called only by or at the direction of the Chairman of the Board, the Chief Executive Officer of Jensyn or the board pursuant to a resolution adopted by the board;

●	to elect for the Company to not be subject to Section 203 of the DGCL;

●	to adopt Delaware as the exclusive forum for certain stockholder litigation;

●	to provide that the corporate opportunity doctrine will apply to Jensyn’s officers or directors and their affiliates; and

●	to provide that a minimum of 2/3 of the outstanding shares of capital stock of Jensyn will be required to amend the proposed certificate.

3.	To elect five directors to our board of directors to serve on our board of directors upon the consummation of the Business Combination (this proposal is referred to herein as the “Director Election Proposal”);

4.	To approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal or the Certificate Proposals (this proposal is referred to herein as the “Adjournment Proposal”). This proposal will only be presented at the special meeting if there are not sufficient votes to approve the Business Combination Proposal or the Certificate Proposals

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Q:	Are the proposals conditioned on one another?

A:	The Business Combination Proposal is conditioned on the approval of the Certificate Proposals. In addition, (i) each of the Certificate Proposals and the Director Election Proposal is conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal does not require the approval of any other proposal to be effective. It is important for you to note that in the event that the Certificate Proposals do not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by July 2, 2019, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders.

Q:	What will happen in the Business Combination?

A:	Upon the closing (the “Closing”) of the transactions contemplated by the Exchange Agreement, the Stockholders of Peck Electric will exchange their shares of capital stock in Peck Electric for 3,234,501 shares of the Company’s common stock (the “Share Exchange”) representing approximately 59% of Jensyn’s outstanding shares after giving effect to the business combination but without giving effect to the potential conversion of our outstanding public shares to cash. As a result of the Share Exchange, Peck Electric will become a wholly owned subsidiary of the Company.

Q:	What equity stake will current Jensyn stockholders and the Stockholders of Peck Electric hold in Jensyn after the closing?

A:	Upon completion of the Business Combination, the Stockholders of Peck Electric will have a 59% ownership interest in Jensyn and Jensyn’s stockholders (other than public stockholders) will have an 18% ownership interest in Jensyn before giving effect to the potential conversion of our outstanding public shares to cash. The percentage interest in Jensyn that will be owned by all stockholders will depend on the number of public shares with respect to which conversion rights are exercised in connection with the Business Combination.

See “Summary of the Proxy Statement—Impact of the Business Combination on Jensyn’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

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Q:	Will Jensyn obtain new financing in connection with the Business Combination?

A:	Yes. Jensyn plans to pursue up to $2,500,000 of equity financing or arrange for purchases of shares by new investors from existing public stockholders who indicate that they intend to exercise their conversion rights in connection with the Business Combination.

Q:	What conditions must be satisfied to complete the Business Combination?

A:	There are a number of closing conditions in the Exchange Agreement, including that our stockholders have approved and adopted the Exchange Agreement. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “Proposal No. 1—Approval of the Business Combination.”

Q:	Why is Jensyn proposing the Certificate Proposals?

A:	The proposed certificate that we are asking our stockholders to approve in connection with the Business Combination provides an increase in the number of authorized shares of our Common Stock, the change of the Company’s name to “The Peck Company, Inc.” and certain additional changes which our board of directors believes are necessary to adequately address the post-Business Combination needs of the Company. Approval of the Certificate Proposals is a condition to consummation of the Business Combination pursuant to the Exchange Agreement.

Q:	What happens if I sell my shares of Jensyn Common Stock before the special meeting?

A:	The record date for the special meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Jensyn Common Stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek conversion of your shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Jensyn Common Stock prior to the record date, you will have no right to vote those shares at the special meeting or convert those shares into a pro rata portion of the proceeds held in our Trust Account.

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Q:	What vote is required to approve the proposals presented at the special meeting?

A:

Approval of the Business Combination Proposal and Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. Approval of each of the Certificate Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock. Approval of the Director Election Proposal requires the affirmative vote of the holders of a plurality of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. The Stockholders of Peck Electric have already approved the Business Combination. A failure to vote your shares is the equivalent of a vote “AGAINST” the Certificate Proposals but, assuming a quorum is otherwise validly established, will have no effect on the other proposals to be considered at the special meeting of stockholders. An abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal and the Adjournment Proposal. Unless waived by the parties to the Exchange Agreement, the closing of the Business Combination is conditioned upon the adoption and approval of the Business Combination Proposal and the Certificate Proposals.

The approval of each of the Certificate Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock. Accordingly, a Jensyn stockholder’s failure to vote by proxy or to vote in person at the special meeting, an abstention from voting or a broker non-vote with regard to any such proposal will have the same effect as a vote “AGAINST” each such proposal. As of May 22, 2019, holders of approximately 1,269,500 shares of our Common Stock, representing approximately seventy percent (70%) of our outstanding shares, have committed to vote in favor of the Business Combination.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the special meeting. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote (and your broker is not permitted to vote on your behalf on such proposal), and do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote AGAINST each of the Certificate Proposals but will have no effect on the other proposals (but, in the case of each of the Certificate Proposals, is the practical equivalent to a vote AGAINST the Business Combination Proposal). Abstentions will have the same effect as a vote against any proposal except in connection with the election of directors. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. This means that the five nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Broker non-votes will have no effect on the election of directors. The nominees are Philip Politiziner, Richard C. Cook, Stewart Martin, Jeffrey Peck and Fredrick Myrick.

Q:	May Jensyn, Jensyn’s directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?

A:	In connection with the stockholder vote to approve the proposed Business Combination our directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares converted into cash in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of our directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that the Sponsor, our directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their conversion rights, such selling stockholders would be required to revoke their prior elections to convert their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the Trust Account.

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Q:	How many votes do I have at the special meeting?

A:	Our stockholders are entitled to one vote at the special meeting for each share of Jensyn Common Stock held of record as of May 30, 2019, the record date for the special meeting. As of the close of business on the record date, there were 1,819,482 outstanding shares of our Common Stock.

Q:	What constitutes a quorum at the special meeting?

A:	Holders of a majority in voting power of the Company’s Common Stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, a majority of our stockholders, present in person or represented by proxy, will have power to adjourn the special meeting. As of the record date for the special meeting 909,742 shares of our Common Stock would be required to achieve a quorum.

Q:	How will Jensyn’s directors and officers vote?

A:	In connection with our IPO, we entered into agreements with each of our initial stockholders, including our executive officers, pursuant to which each agreed to vote any shares of Jensyn’s Common Stock owned by them in favor of the Business Combination Proposal. Our initial stockholders transferred some of such shares to our independent directors and other parties and each of such transferees has agreed to vote in favor of the Business Combination. Except for the acquisition of shares by our independent directors from our initial stockholders, none of our directors or executive officers has purchased any shares during or after our IPO and neither we nor our directors or officers have entered into agreements, and are not currently in negotiations, to purchase shares. Currently, our directors and officers own approximately 8% of our issued and outstanding shares of Common Stock.

Q:	What interests do Jensyn’s current officers and directors have in the Business Combination?

A:	Our directors and executive officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interest. These interests include:

●	the fact that our initial stockholders paid an aggregate of $25,029 for their founder shares, and such shares should have a significantly higher value at the time of the Business Combination;

●	if Jensyn is unable to complete a business combination within the required time period, our officers and directors will not have redemption rights with respect to the founder shares that they own;

●	if Jensyn is unable to complete a business combination within the required time period, our initial stockholders, including our Chief Executive Officer, will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Jensyn for services rendered or contracted for or products sold to Jensyn, but only if such a vendor or target business has not executed such a waiver;

●

the fact that certain of our initial stockholders and special advisors may be required to forfeit shares of the Company’s Common Stock if neither the Adjusted EBITDA Target nor the Stock Price Target is achieved or if the Company uses shares to satisfy its obligations to induce investors to make an equity investment in the Company, and may be issued additional shares of the Company’s common stock if either the Adjusted EBITDA Target or Stock Price Target is achieved; and

●	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination.

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These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Q:	What happens if I vote against the Business Combination Proposal?

A:	If the Business Combination Proposal is not approved and we do not otherwise consummate an alternative business combination by July 2, 2019, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders.

Q:	Do I have conversion rights?

A:	If you are a holder of public shares, you may convert your public shares into cash equal to a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of our IPO as of two business days prior to the consummation of the Business Combination, less franchise and income taxes payable, upon the consummation of the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding public shares. Our initial stockholders have agreed to waive their redemption rights with respect to any shares of our capital stock they may hold in connection with the consummation of the Business Combination, and the founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest but net of franchise and income taxes payable and dissolution expenses) in connection with the liquidation of the Trust Account.

Q:	Will how I vote affect my ability to exercise conversion rights?

A:	No. You may exercise your conversion rights whether you vote your shares of Jensyn Common Stock for or against the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Exchange Agreement can be approved by stockholders who exercise their conversion rights and no longer remain stockholders, leaving stockholders who choose not to exercise their conversion holding shares in a company with a less liquid trading market, fewer stockholders, less cash and the potential inability to meet the listing standards of Nasdaq.

Q:	How do I exercise my conversion rights?

A:	In order to exercise your conversion rights, you must (i) affirmatively vote either for or against the Business Combination Proposal and, (ii) prior to 4:30 p.m., Eastern Time on June 12, 2019 (two business days before the special meeting), (x) submit a written request to our transfer agent that we convert your public shares into cash, and (y) deliver your stock to our transfer agent physically or electronically through the Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System. The address of Continental Stock Transfer & Trust Company, our transfer agent, is listed under the question “Who can help answer my questions?”

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Any demand for conversion, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your conversion rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

Q:	What are the federal income tax consequences of exercising my conversion rights?

A:	Jensyn stockholders who exercise their redemption rights to receive cash from the Trust Account in exchange for their shares of Jensyn Common Stock generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the conversion in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of Jensyn Common Stock redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. The conversion, however, may be treated as a distribution if it does not affect a meaningful reduction in the redeeming stockholder’s percentage ownership in Jensyn. Any such distribution will be treated as dividend income to the extent of our current or accumulated earnings and profits. Any distribution in excess of our earnings and profits will reduce the redeeming stockholder’s basis in the Jensyn Common Stock, and any remaining excess will be treated as gain realized on the sale or other disposition of the Jensyn Common Stock. See the section entitled “Material U.S. Federal Income Tax Considerations for Stockholders Exercising Conversion Rights.

Q:	If I am a Jensyn warrant holder, can I exercise conversion rights with respect to my warrants?

A:	No. The holders of our warrants have no conversion rights with respect to our warrants.

Q:	If I am a holder of Jensyn rights, can I exercise conversion rights with respect to my rights?

A:	No. The holders of our rights have no conversion rights. With respect to our rights, each of our rights will convert into one-tenth (1/10) of a share of our Common Stock upon the consummation of the Business Combination.

Q:	Is there a limit on the number of public shares which will be accepted for conversion?

A:	No, we do not have a specified maximum percentage conversion threshold. The absence of such a conversion threshold would make it easier for us to consummate a business combination with which a substantial number of our stockholders do not agree.

Since we have no specified percentage threshold for conversions in our amended and restated certificate of incorporation other than the 20% threshold, our structure is different in this respect from the structure that has been used by many blank check companies. Many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. Each conversion of our public shares into cash by our public stockholders will decrease the amount in our Trust Account, which holds approximately $6,160,000 as of May 22, 2019.

However, we are limited by the need to have at least $5,000,001 in net tangible assets. At March 31, 2019 our net tangible assets were approximately $2,446,000. We expect that as a result of: (a) the net tangible assets acquired as part of a Business Combination, (b) Company liabilities converted to equity, (c) new equity capital raised, or a combination thereof, will result in the net tangible assets of the Company being greater than $5,000,001. Our pro forma net tangible assets immediately after the closing of the business combination are estimated to be $5,218,078 assuming 100% of the public shares redeem. This includes the impact of substantially all of our costs expected to be incurred from March 31, 2019 through an estimated June 2109 closing date. We expect the increase in Peck Electric’s net tangible assets from operations to be greater than the decrease in our net tangible assets from operations from March 31, 2019 to closing. If our estimates prove to be incorrect, we would increase the amount of our liabilities converted to equity, raise additional equity capital, or a combination thereof. Therefore, we could still consummate a proposed Business Combination regardless of the number of common shares redeemed so long as a majority of shares voted at the meeting are voted in favor of the proposed Business Combination. This is different than other similarly structured blank check companies where stockholders are offered the right to convert their shares only when they vote against a proposed Business Combination.

To reduce the number of potential conversions of the public shares, Jensyn may enter into agreements with certain registered broker-dealers which will provide that if the broker-dealer introduces an investor who acquires public shares, votes in favor of the Business Combination and elects not to exercise conversion rights with respect to the public shares, Jensyn will pay the broker-dealer a fee equal to 5% of the amount determined by multiplying the number of public shares acquired by the investor by the per share amount payable to holders of public shares who exercise conversion rights.

Q:	Do I have appraisal rights if I object to the proposed Business Combination?

A:	No. There are no appraisal rights available to holders of Jensyn Common Stock in connection with the Business Combination.

Q:	What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:	If the Business Combination is consummated, the funds held in the Trust Account will be released to pay (i) Jensyn stockholders who properly exercise their conversion rights, (ii) $780,000 in deferred underwriting compensation to the underwriters of our IPO (iii) all fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by the Company, in connection with the transactions contemplated by the Business Combination, (iv) other pre-closing obligations of the Company, including approximately $2,100,000 to repay loans made to the Company by its initial stockholders and affiliates, as more fully described in section “Certain Relationships and Related Transactions—Jensyn Related Person Transactions,” and (v) unpaid franchise and income taxes of the Company.

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Q:	What happens if the Business Combination is not consummated?

A:	There are certain circumstances under which the Exchange Agreement may be terminated. See the section entitled “Proposal No. 1—Approval of the Business Combination—The Exchange Agreement” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Exchange Agreement or otherwise, we are unable to complete the Business Combination or another business combination transaction by July 2, 2019, our amended and restated certificate of incorporation, as amended, provides that we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest but net of franchise and income taxes payable and dissolution expenses, by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemptions, subject to the approval of the remaining stockholders and the board of directors in accordance with applicable law, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to Jensyn’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

We expect that the amount of any distribution our public stockholders will be entitled to receive upon our dissolution will be approximately the same as the amount they would have received if they had exercised conversion rights with respect to their shares in connection with the Business Combination, subject in each case to Jensyn’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. Holders of our founder shares have waived any right to any liquidation distribution with respect to those shares.

In the event of liquidation, there will be no distribution with respect to Jensyn’s outstanding warrants. Accordingly, the warrants will expire worthless.

Q:	When is the Business Combination expected to be completed?

A:	It is currently anticipated that the Business Combination will be consummated promptly following the special meeting, provided that all other conditions to the consummation of the Business Combination have been satisfied or waived. In any event, we expect the closing of the Business Combination to occur on or prior to July 2, 2019.

For a description of the conditions to the completion of the Business Combination, see the section entitled “Proposal No. 1—Approval of the Business Combination.”

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Q:	What do I need to do now?

A:	You are urged to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I vote?

A:	If you were a holder of record of our Common Stock on May 30, 2019, the record date for the special meeting, you may vote with respect to the proposals in person at the special meeting, or by (1) calling the toll-free number specified on the enclosed proxy card and following the instructions when prompted, (2) accessing the Internet website specified on the enclosed proxy card and following the instructions provided to you, or (3) completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:	What will happen if I abstain from voting or fail to vote at the special meeting?

A:	At the special meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, failure to vote will have no effect on the Director Election Proposal. A failure to vote or an abstention will have the same effect as a vote “AGAINST” a Certificate Proposal, while only an abstention (and not a failure to vote) will have the same effect as a vote “AGAINST” the Business Combination Proposal and the Adjournment Proposal.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:	If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the special meeting.

Q:	If I am not going to attend the special meeting in person, should I return my proxy card instead?

A:	Yes. Whether you plan to attend the special meeting or not, please read the enclosed proxy statement carefully, and vote your shares by one of the following methods: (1) call the toll-free number specified on the enclosed proxy card and follow the instructions when prompted, (2) access the Internet website specified on the enclosed proxy card and follow the instructions provided to you, or (3) complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:	No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

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Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote by sending a later-dated, signed proxy card to our secretary at the address listed below so that it is received by our secretary prior to the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to our secretary, which must be received by our secretary prior to the special meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	Jensyn will pay the cost of soliciting proxies for the special meeting. Jensyn has engaged Advantage Proxy, Inc. to assist in the solicitation of proxies for the special meeting. Jensyn has agreed to pay Advantage Proxy, Inc. a fee of $7,500 plus a per call fee for any incoming or outgoing stockholder calls for such services, which fee also includes Advantage Proxy, Inc. acting as the inspector of elections at the special meeting, if requested. Jensyn will reimburse Advantage Proxy, Inc. for reasonable out-of-pocket expenses and will indemnify Advantage Proxy, Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. Jensyn will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Jensyn’s Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Jensyn’s Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Lynne Radwanski, Secretary

Jensyn Acquisition Corp.

800 West Main Street, Suite 204

Freehold, NJ 07728

(888) 536-7965

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You may also contact our proxy solicitor at:

Advantage Proxy, Inc.

Individuals call toll-free: (877) 870-8565

Banks and brokerages, please call (206) 870-8565

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the special meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our transfer agent prior to the special meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company

1 State Street – 30th Floor

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

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SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the Business Combination and the proposals to be considered at the special meeting, you should read this entire proxy statement carefully, including the annexes. See also the section entitled “Where You Can Find More Information.”

Unless otherwise specified, all share calculations (i) assume no exercise of redemption rights by Jensyn’s public stockholders and (ii) do not include any shares of Jensyn Common Stock issuable upon exercise of Jensyn’s warrants.

Parties to the Business Combination

Jensyn Acquisition Corp.

Jensyn is a Delaware special purpose acquisition company formed in October 2014 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Jensyn and one or more businesses.

Jensyn’s units, Common Stock, warrants and rights are traded on the Nasdaq Capital Market under the ticker symbols “JSYNU,” “JSYN,” “JSYNW” and “JSYNR,” respectively.

The mailing address of Jensyn’s principal executive office is 800 West Main Street, Suite 204 Freehold, NJ 07728.

Peck Electric Co.

Peck Electric is the largest commercial solar engineering, procurement and construction (“EPC”) company in the Northeast and one of the largest in the US. Peck Electric, based in Burlington, Vermont, is a 2nd-generation family business founded in 1972 and rooted in values that align people, purpose, and profitability. Peck Electric provides engineering, procurement and construction services to solar energy customers for projects ranging in size from several kilowatts for residential loads to multi-megawatt systems for large commercial and utility projects. Peck Electric has installed over 100MW of solar systems since inception and is focused on profitable growth opportunities.

For the year ended December 31, 2018 and year ended December 31, 2017, Peck Electric generated total revenues of $15,956,097 and $22,762,230, respectively, and net income of $1,055,972 and $2,922,693, respectively. For the three months ended March 31, 2019 and the three months ended March 31, 2018, Peck Electric generated total revenues of $3,846,777 and $4,435,467, respectively, and net income of $221,579 and $125,696, respectively. For additional information regarding Peck Electric’s business, see “Information About Peck Electric”.

The mailing address of Peck Electric’s principal executive office is 4050 Williston Road Suite 511 South Burlington, Vermont 05403.

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Consideration to Peck Electric’s Stockholders upon the Closing of the Business Combination

Pursuant to the Exchange Agreement, upon the closing (the “Closing”) of the transactions contemplated by the Exchange Agreement, the Stockholders of Peck Electric will exchange their shares of capital stock in Peck Electric for 3,234,501 shares of the Company’s common stock (the “Share Exchange”) representing approximately 59% of Jensyn’s outstanding shares after giving effect to the business combination but without giving effect to the potential conversion of our outstanding public shares to cash. As a result of the Share Exchange, Peck Electric will become a wholly owned subsidiary of the Company.

Earnout

In the event that Peck Electric’s Adjusted EBITDA (as defined in the Exchange Agreement) for the twelve month period commencing on the first day of the first full calendar quarter following the Closing (the “Earnout Period”) is $5,000,000 or more (the “Adjusted EBITDA Target) or the closing price of the Company’s common stock is $12.00 or more per share for ten (10) consecutive days during the Earnout Period (the “Stock Price Target”), then the Company shall issue an additional 898,473 shares of the Company’s common stock to the Stockholders, 11,321 shares of the Company’s common stock to Exit Strategy Partners, LLC, an advisor that introduced Peck Electric to the Company and issue to the Sponsors a number of shares of the Company’s common stock equal to the number of shares of the Company’s common stock forfeited by such stockholders as described below under “Forfeiture of Sponsor Shares” less the number of shares issued to the advisor.

Forfeiture of Sponsors Shares

The Sponsors (Jeffrey Raymond, Joseph Raymond, Peter Underwood, Demetrios Mallios, Brendan Rempel and a transferee of shares previously owned by the Company’s former Chief Financial Officer) have agreed to forfeit (i) up to 200,000 shares of the Company’s common stock at the Closing to the extent that such shares are used to satisfy Company obligations or to induce investors to make an equity investment in the Company at or prior to the Closing and (ii) 200,000 shares of the Company’s common stock if neither the Adjusted EBITDA Target nor the Stock Price Target is achieved during the Earnout Period.

Satisfaction and Funding of Certain Jensyn Obligations and Transaction Expenses

The Company shall satisfy its outstanding liabilities from cash on hand or by reissuing shares forfeited by the Sponsors at the Closing as described above under “Forfeiture of Sponsor Shares”; provided, however, that in no event shall the Company satisfy such obligations in cash to the extent that payments of such obligations in cash would exceed $2,500,000.

Opinion of Primary Capital to Jensyn’s Board of Directors

In connection with the Business Combination, Primary Capital, LLC, a New York based investment banking firm, delivered a written opinion, dated March 26, 2019 to our board of directors that, as of March 26, 2019, and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such opinion, (i) the consideration payable by Jensyn pursuant to the Exchange Agreement is fair, from a financial point of view to Jensyn’s stockholders. Primary Capital also verbally advised the Board that fair market value of Peck Electric (measured by the enterprise value implied by the various financial analyses Primary Capital conducted in connection with its opinion) equaled or exceeded 80% of the amount held by the Company in trust for the benefit of its public stockholders.

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The full text of the written opinion, which describes the assumptions made, procedures followed, matters considered, limitations on the review undertaken and qualifications contained in such opinion, is attached to this proxy statement as Annex C and is incorporated herein by reference. You should read the opinion carefully in its entirety. Primary Capital’s opinion does not constitute a recommendation to any holder of shares of Jensyn Common Stock as to how such holder should vote or act with respect to the Exchange Agreement or the Business Combination Proposal, whether such holder should exercise its conversion rights with respect to its shares of Jensyn Common Stock or any other matter.

Conversion Rights

Pursuant to our amended and restated certificate of incorporation, in connection with the Business Combination holders of our public shares may elect to have their shares converted into cash at the applicable conversion price per share calculated in accordance with our amended and restated certificate of incorporation. As of May 22, 2019 this would have amounted to approximately $11.20 per share. If a holder exercises its conversion rights, then such holder will be exchanging its shares of our Common Stock for cash and will no longer own shares of the Company and will not participate in the future growth of the Company, if any. Such a holder will be entitled to receive cash for its public shares only if it (i) affirmatively votes for or against the Business Combination Proposal and (ii) properly demands conversion and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. See the section entitled “Special Meeting in Lieu of 2019 Annual Meeting of Jensyn Stockholders—Conversion Rights” for the procedures to be followed if you wish to convert your shares for cash.

In March 2018, holders of 1,825,506 public shares exercised conversion rights in connection with the approval of an amendment to our amended and restated certificate of incorporation which extended the date by which we must complete our initial business combination from March 7, 2018 to June 5, 2018.

In connection with the vote to extend the date by which we must complete a business combination from June 5, 2018 to September 3, 2018, holders of 1,244,227 of our public shares exercised conversion rights with respect to such shares and such shares were redeemed for approximately $10.66 per share. Approximately $13,264,985 was disbursed from the Trust Account to fund the redemptions.

On August 29, 2018, the Company held a special meeting of stockholders at which the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation which extended the date by which the Company must complete its initial business combination from September 3, 2018 to January 3, 2019. Stockholders holding an aggregate of 94,200 of shares of common stock exercised their right to convert shares into cash in connection with the extension and approximately $1,019,791 was disbursed from the Trust Account to fund the redemptions. Jensyn Capital, LLC agreed to contributed $.042 per month for a period of four months for each public share that was not converted into cash in connection with the August 29, 2018 special meeting of stockholders. A total of $122,684 ($0.168 per share) was deposited into the Trust Account for the four-month period ending January 3, 2019, which increased the funds in the Trust Account to approximately $11.00 per share at January 3, 2019.

On January 2, 2019, the Company held a special meeting of stockholders at which the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation which extended the date by which the Company must complete its initial business combination from January 3, 2019 to July 2, 2019. Stockholders holding an aggregate of 186,085 of shares of common stock exercised their right to convert their shares into cash in connection with the extension and such shares were redeemed for approximately $11.01 per share. Approximately $2,049,380 was disbursed from the Trust Account to fund the redemptions. Jensyn Capital, LLC agreed to deposit into the Trust Account $0.05 for each 30 day period during the period beginning on January 4, 2019 and ending on the earlier of July 2, 2019 or the date that the Company completes its initial business combination for each public share that was not converted into cash at the January 3, 2019 special meeting of stockholders. As of March 28, 2019, approximately $82,500 of this amount has been deposited into the Trust Account increasing the per share redemption price to approximately $11.20. Additional deposits will increase the funds available in the Trust Account to approximately $11.25, $11.30, and $11.35 per share as of May 3, June 3 and July 3, 2019, respectively, assuming a Business Combination is not completed before any of such dates.

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Impact of the Business Combination on Jensyn’s Public Float

It is anticipated that, upon completion of the Business Combination, the Peck Electric Stockholders will have an ownership interest of approximately 59% in the Company, Jensyn’s public stockholders will retain an ownership interest of approximately 17% in the Company, our private placement holders and their transferees will retain an ownership interest of approximately 6% in the Company, and holders of our founder shares will retain an ownership interest of approximately 18% in the Company. If any of Jensyn’s stockholders exercise their conversion rights, the ownership interest in the Company of the Company’s public stockholders will decrease and the ownership interest in the Company of our private placement holders will increase.

The following table illustrates varying ownership levels in Jensyn assuming varying levels of conversion by Jensyn’s public stockholders and without giving effect to the potential issuance of shares of Jensyn Common Stock to the Peck Electric Stockholders in connection with the Earnout. All scenarios in the tables below assume that the Company raises $2,500,000 of equity prior to the completion of the Business Combination and the Sponsors forfeit 186,397 shares which are re-issued to satisfy approximately $2,100,000 of the Company’s obligations upon the completion of the Business Combination. The “A” scenarios assume the Company arranges a purchase of shares by new investors from existing public shareholders and as a result, no new shares would be issued. The “B” scenarios assume the Company issues new shares in connection with raising the $2.5 million.

For the A scenarios, the estimated maximum number of allowable shares which could be converted was calculated as the number of public shares outstanding (549,982) less the number of public shares transferred to new investors as part of the $2,500,000 equity raise (221,153 at approximately $11.30 per share), or 328,829 shares redeemed. For the B scenarios, the estimated maximum number of allowable shares which could be converted was calculated as the number of public shares outstanding (549,982). Both redemption scenarios result in net tangible assets of the post business combination company greater than $5,000,001.

	Scenario 1A		Scenario 1B		Scenario 2A		Scenario 2B		Scenario 3A		Scenario 3B

Public Stockholders	939,982	17.2%	939,982	16.5%	664,991	12.8%	664,991	12.3%	611,153	11.9%	390,000	7.6%
New Investors	-	0.0%	221,153	3.9%	-	0.0%	221,153	4.1%	-	0.0%	221,153	4.3%
Holders of Founder Shares and transferees	975,000	17.8%	975,000	17.1%	975,000	18.8%	975,000	18.0%	975,000	19.0%	975,000	19.0%
Private placement holders and transferees	323,950	5.9%	323,950	5.7%	323,950	6.2%	323,950	6.0%	323,950	6.3%	323,950	6.3%
Peck Shareholders	3,234,501	59.1%	3,234,501	56.8%	3,234,501	62.2%	3,234,501	59.7%	3,234,501	62.9%	3,234,501	62.9%

	5,473,433	100.0%	5,694,586	100.0%	5,198,442	100.0%	5,419,595	100.0%	5,144,604	100.0%	5,144,604	100.0%

(1)	Scenario 1 – Reflects ownership percentages if no public shares are converted.

(2)	Scenario 2 – Reflects ownership percentages if 50% of Jensyn’s outstanding public shares are converted.

(3)

Scenario 3 – Reflects ownership percentages if the estimated maximum number of allowable shares which would be converted under Jensyn’s amended and restated certificate of incorporation are converted and assumes that the Company raises $2,500,000 of equity at a sale price of $11.30 per share prior to the completion of the Business Combination and the Sponsors forfeit 186,397 shares which are re-issued at a value of $11.30 per share to satisfy approximately $2,100,000 of the Company’s obligations upon the completion of the Business Combination.

The following table illustrates varying ownership levels in Jensyn assuming varying levels of conversion by Jensyn’s public stockholders assuming the issuance of 898,473 shares of Jensyn Common Stock to the Peck Electric Stockholders in connection with the Earnout:

	Scenario 1A		Scenario 1B		Scenario 2A		Scenario 2B		Scenario 3A		Scenario 3B

Public Stockholders	939,982	14.3%	939,982	12.8%	664,991	10.6%	664,991	9.4%	611,153	9.8%	390,000	6.3%
New Investors	-	0.0%	221,153	3.0%	-	0.0%	221,153	3.1%	-	0.0%	221,153	3.6%
Holders of Founder Shares and transferees	1,161,397	17.7%	1,750,000	23.8%	1,161,397	18.5%	1,750,000	24.7%	1,161,397	18.6%	1,161,397	18.6%
Private placement holders and transferees	323,950	4.9%	323,950	4.4%	323,950	5.2%	323,950	4.6%	323,950	5.2%	323,950	5.2%
Peck Shareholders	4,132,974	63.0%	4,132,974	56.1%	4,132,974	65.8%	4,132,974	58.3%	4,132,974	66.3%	4,132,974	66.3%

	6,558,303	100.0%	7,368,059	100.0%	6,283,312	100.0%	7,093,068	100.0%	6,229,474	100.0%	6,229,474	100.0%

(1)	Scenario 1 – Reflects ownership percentages if no public shares are converted.

(2)	Scenario 2 – Reflects ownership percentages if 50% of Jensyn’s outstanding public shares are converted.

(3)

Scenario 3 – Reflects ownership percentages if the estimated maximum number of allowable shares which could be converted under Jensyn’s amended and restated certificate of incorporation are converted and assumes that the Company raises $2,500,000 of equity at a sale price of $11.30 per share prior to the completion of the Business Combination and the Sponsors forfeit 186,397 shares which are re-issued at a value of $11.30 per share to satisfy approximately $2,100,000 of the Company’s obligations upon the completion of the Business Combination.

The number of public shares outstanding after the Business Combination set forth in the tables above reflects the conversion of public rights into 390,000 shares of Jensyn Common Stock which will occur automatically upon the completion of the Business Combination. The above ownership percentages with respect to Jensyn following the Business Combination do not take into account the potential exercise of warrants to purchase Jensyn’s Common Stock that may remain outstanding following the Business Combination. See “Summary—Impact of the Business Combination on Jensyn’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

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Board of Directors of Jensyn Following the Business Combination

Upon consummation of the Business Combination, our Board of Directors anticipates increasing its size from four to five directors, all of whom will be voted upon by our stockholders at the special meeting. If all director nominees are elected and the Business Combination is consummated, our Board of Directors will consist of four newly appointed directors and one director who currently serves on our Board. See sections entitled “Proposal No. 3 - Election of Directors to the Board” and “Management After the Business Combination” for additional information.

Approval and Adoption of Certificate Proposals

Upon the closing of the Business Combination, Jensyn’s amended and restated certificate of incorporation will be amended promptly to:

●	to change our name to “The Peck Company, Inc.” and remove certain provisions related to our status as a blank check company, among other things;

●	to increase the number of authorized shares from 16,000,000 to 50,000,000, of which 49,000,000 will be common stock, par value $0.0001 per share, and 1,000,000 will be preferred stock, par value $0.0001 per share;

●	authorize the board of directors, or any authorized committee of the board of directors, to issue shares of preferred stock;

●	to specify that the number of directors of Jensyn will be fixed by resolution of the board of directors acting by not less than a majority vote of the directors then in office;

●	to provide that the Company’s directors may only be removed for cause by a vote of the majority of then outstanding shares of the Company;

●	to provide that if rights to elect directors are granted to the holders of preferred stock, the terms of such directors’ terms in office are separately governed by the terms of such preferred stock;

●	to provide that stockholders may not act by written consent;

●	to provide that special meetings of the stockholders may be called only by or at the direction of the Chairman of the Board, the Chief Executive Officer of Jensyn or the board pursuant to a resolution adopted by the board;

●	to elect for the Company to not be subject to Section 203 of the DGCL;

●	to adopt Delaware as the exclusive forum for certain stockholder litigation;

●	to provide that the corporate opportunity doctrine will apply to Jensyn’s officers or directors and their affiliates; and

●	to provide that a minimum of 2/3 of the outstanding shares of capital stock of Jensyn will be required to amend the proposed certificate.

See the section entitled “Proposals No. 2A – 2L — The Certificate Proposals.”

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Jensyn stockholders is necessary to hold a valid meeting. Holders of a majority in voting power of the Jensyn’s Common Stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitute a quorum. As of the record date for the special meeting, 909,742 shares of our Common Stock would be required to achieve a quorum.

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Approval of the Business Combination Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. Approval of each of the Certificate Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock. Approval of the Director Election Proposal requires the affirmative vote of the holders of a plurality of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. A failure to vote your shares is the equivalent of a vote “AGAINST” the Certificate Proposals but, assuming a quorum is otherwise validly established, will have no effect on the other proposals to be considered at the special meeting of stockholders. Unless waived by the parties to the Exchange Agreement, the closing of the Business Combination is conditioned upon the adoption and approval of the Business Combination Proposal and the Certificate Proposals.

The approval of each of the Certificate Proposals each require the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock. Accordingly, a Jensyn stockholder’s failure to vote by proxy or to vote in person at the special meeting, an abstention from voting or a broker non-vote with regard to any such proposal will have the same effect as a vote “AGAINST” such proposal.

Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum. For purposes of approval, failure to vote will have no effect on the Director Election Proposal. A failure to vote or an abstention will have the same effect as a vote “AGAINST” a Certificate Proposal, while only an abstention (and not a failure to vote) will have the same effect as a vote “AGAINST” the Business Combination Proposal and the Adjournment Proposal A broker non-vote will have no effect on the outcome of the vote on the Business Combination Proposal, the Director Election Proposal or the Adjournment Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. This means that the five nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, broker non-votes will have no effect on the election of directors.

The transactions contemplated by the Exchange Agreement will be consummated only if the Business Combination Proposal and the Certificate Proposals are approved at the special meeting. In addition, (i) the Director Election Proposal is conditioned on the approval of the Certificate Proposals and the Business Combination Proposal, and (ii) each of the Certificate Proposals is conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth on the proxy statement.

It is important for you to note that in the event each of the Certificate Proposals does not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by July 2, 2019, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders.

Recommendation to Jensyn Stockholders

Our board of directors believes that each of the Business Combination Proposal, the Certificate Proposals, the Director Election Proposal and the Adjournment Proposal to be presented at the special meeting is in the best interests of the Company and our stockholders and unanimously recommends that our stockholders vote “FOR” each of the proposals.

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When you consider the recommendation of our board of directors in favor of approval of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a stockholder. These interests include, among other things:

●	the fact that initial stockholders paid an aggregate of $25,029 for their founder shares, and such securities should have a significantly higher value at the time of the Business Combination;

●	if Jensyn is unable to complete a business combination within the required time period, our officers and directors will not have redemption rights with respect to the founder shares that they own;

●	if the Company is unable to complete a business combination within the required time period, our initial stockholders will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but only if such a vendor or target business has not executed such a waiver; and

●	The fact that upon the consummation of the Business Combination, our initial stockholders will be repaid approximately $2,100,000 of loans that they made to us and Jensyn Integration Services, LLC, a company controlled by certain of our initial stockholders, will be paid an administrative fee of up to $340,000;

●

the fact that certain of our initial stockholders and special advisors may be required to forfeit shares of the Company’s Common Stock if neither the Adjusted EBITDA Target nor the Stock Price Target is achieved or if the Company uses shares to satisfy its obligations to induce investors to make an equity investment in the Company, and may be issued additional shares of the Company’s common stock if either the Adjusted EBITDA Target or Stock Price Target is achieved; and

●	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Risk Factors

In evaluating the proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.”

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SELECTED HISTORICAL FINANCIAL INFORMATION OF JENSYN

The following table sets forth selected historical financial information derived from Jensyn’s unaudited financial statements as of and for the three months ended March 31, 2019 and its audited financial statements as of and for the years ended December 31, 2018 and 2017 included elsewhere in this proxy statement. You should read the following selected historical financial information in conjunction with the section entitled “Jensyn Management’s Discussion and Analysis of Financial Condition and Results of Operations of Jensyn and Jensyn’s financial statements and the related notes appearing elsewhere in this proxy statement.

Selected Historical Financial Information of Jensyn Acquisition Corp

	As of	As of	As of
	March 31, 2019	December 31, 2018	December 31, 2017

Balance Sheet Data:

Cash	$81,719	$30,929	$25,432
Prepaid insurance and other	47,443	18,115	14,457
Cash and Investments held in trust account	6,160,108	8,101,595	41,019,387
Total Assets	$6,289,270	$8,150,639	$41,059,276

Accounts payable and accrued expenses	$807,382	$678,421	$609,719
Loans and advances related parties (net of deferred financing costs)	2,256,180	2,056,220	1,536,549
Deferred underwriting commission	780,000	780,000	780,000

Common stock subject to possible redemption at redemption value	-	-	33,132,988

Total stockholders’ equity	$2,445,708	$4,635,998	$5,000,020

Common shares outstanding at end of period	1,819,482	2,005,567	5,169,500

	For the three months ended	For the year	For the year
	ended	ended	ended
	March 31, 2019	December 31, 2018	December 31, 2017

Cash Flow Data:

Net cash used in operating activites	$(114,713)	$(73,471)	$(399,588)
Net cash provided by investing activites	25,397	228,888	216,657
Net cash provided by (used in) financing activities	(1,801,381)	(33,067,712)	752,890

Statement of Operations Data:

Operating expenses	298,918	839,061	746,563

Loss from operations	(298,918)	(839,061)	(746,563)
Other income and (expense):
Interest income	25,397	228,888	216,657
Interest expense	(31,688)	(121,194)	(54,371)
Other income	100,000	700,000	-
Net Loss	$(205,209)	$(31,367)	$(584,277)
Weighted average common shares outstanding - basic and diluted	1,823,617	2,042,348	1,939,175
Net loss per common share - basic and diluted	$(0.11)	$(0.02)	$(0.30)

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SELECTED HISTORICAL FINANCIAL INFORMATION OF PECK ELECTRIC

The following table sets forth selected historical financial information derived from Peck Electric’s unaudited financial statements as of March 31, 2019 and its audited financial statements as of and for the years ended December 31, 2018 and 2017 included elsewhere in this proxy statement. You should read the following selected historical financial information in conjunction with the section entitled “Peck Electric Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Peck Electric’s financial statements and the related notes appearing elsewhere in this proxy statement.

Peck Electric Co. is the largest commercial solar engineering, procurement and construction (“EPC”) company in the Northeast and ranked 60th in the US by Solar Power World. Peck Electric, based in Burlington, Vermont, is a 2nd-generation family business founded in 1972 and rooted in values that align people, purpose, and profitability. It provides engineering, procurement and construction services to solar energy customers for projects ranging in size from several kilowatts for residential loads to multi-megawatt systems for large commercial and utility projects. Peck Electric has installed over 100MW of solar systems since inception and believes a focus on profitable growth opportunities is the most sustainable method to reduce carbon emissions through the expansion of clean, renewable solar energy production.

Selected Historical Financial Information of Peck Electric

	As of	As of	As of
	March 31, 2019	December 31, 2018	December 31, 2017

Balance Sheet Data:

ASSETS
Current Assets
Cash and cash equivalents	$188,922	$313,217	$760,781
Accounts receivable	2,636,235	2,054,413	3,126,358
Costs and estimated earnings in excess of billings	718,984	718,984	404,099
Other current assets	2,858	2,858	680

Total Current Assets	3,546,999	3,089,472	4,291,918

Property, Equipment and Leasehold Improvements (net)	6,989,853	7,121,539	4,740,371

Other Assets	613,568	555,353	176,633

Total Assets	11,150,420	10,766,364	9,208,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	1,854,869	1,732,245	2,527,609
Billings in excess of costs and estimated earnings on uncompleted contracts	180,627	180,627	254,183
Other current liabilities	69,648	69,648	27,000
Line of credit	1,290,092	972,524	-
Current portion of long-term debt	410,686	410,686	301,087

Total Current Liabilities	3,805,922	3,365,730	3,109,879

Long-Term Debt-net of current portion	2,088,458	2,212,885	1,590,148
Other long-term assets	110,023	116,711	-

Stockholders’ Equity	5,146,017	5,071,038	4,508,895

Total Liabilities and Stockholders’ Equity	$11,150,420	$10,766,364	$9,208,922

	For the three months	For the year	For the year
	ended	ended	ended
	March 31, 2019	December 31, 2018	December 31, 2017

Cash Flow Data:

Net cash provided by (used in) operating activities	$(93,824)	$1,304,880	$1,796,033
Net cash used in investing activities	(77,012)	(2,773,912)	(1,239,511)
Net cash provided by (used in) financing activities	$46,541	$1,021,468	$(575,917)

Statement of Operations Data:

Revenue	$3,846,777	$15,956,097	$22,762,230
Cost of revenue	2,729,731	11,586,496	16,583,510
Gross profit	1,117,046	4,369,601	6,178,720
Operating costs and expenses:
Indirect expenses	327,716	1,344,115	1,172,807
Selling, General and Administrative Expenses	526,115	1,834,704	2,016,787
Total operating costs and expenses	853,831	3,178,819	3,189,594

Income from operations	263,215	1,190,782	2,989,126

Other income and (expense)	(41,636)	(134,810)	(66,433)

Net income	$221,579	$1,055,972	$2,922,693

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SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

OF THE PECK COMPANY, INC.

The following table sets forth selected unaudited pro forma financial information derived from Peck Electric’s and JAC’s unaudited balance sheet as of and for the three months ended March 31, 2019, and the statement of income (Peck Electric) and operations (JAC) for the three months ended March 31, 2019 and the year ended December 31, 2018, as adjusted for the pro forma effects of the Business Combination included elsewhere in this proxy statement. You should read the following selected pro forma financial information in conjunction with the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” and the related notes appearing elsewhere in this proxy statement.

Balance Sheet Data:

	Combined Pro Forma (assuming no redemptions)	Combined Pro Forma (assuming maximum redemptions)

ASSETS
Current Assets
Cash	$3,930,749	$213,540
Accounts receivable	2,636,235	2,636,235
Other current assets	769,285	769,285
Total Current Assets	7,336,269	3,619,060

Property and equipment (net) and other assets	7,603,421	7,603,421

Total Assets	$14,939,690	$11,222,481

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and other current liabilities	$2,105,144	$2,105,144
Line of credit	1,290,092	1,290,092
Current portion of long-term debt	410,686	410,686

Total Current Liabilities	3,805,922	3,805,922

Deferred compensation, net of current portion	110,023	110,023
Long-term debt, net of current portion	2,088,458	2,088,458

Total Liabilities	6,004,403	6,004,403

Stockholders’ Equity:
Common stock, $0.0001 par value	547	514
Additional paid-in capital	8,934,740	5,217,564
Retained earnings	-	-

Total Stockholders’ Equity	8,935,287	5,218,078
Total Liabilities and Stockholders’ Equity	$14,939,690	$11,222,481

	For the three months ended March 31, 2019		For the Year Ended December 31, 2018
	Combined Pro Forma (assuming no redemption)	Combined Pro Forma (assuming maximum redemption)	Combined Pro Forma (assuming no redemption)	Combined Pro Forma (assuming maximum redemption)

Statement of Operations Data:

Earned Revenue	$3,846,777	$3,846,777	$15,956,097	$15,956,097

Gross Profit	1,117,046	1,117,046	4,369,601	4,369,601

Expenses	1,122,749	1,122,749	3,897,880	3,897,880

Operating income	(5,703)	(5,703)	471,721	471,721

Other income and expense (net)	(34,884)	(34,884)	190,342	190,342

Net income	$(40,587)	$(40,587)	$662,063	$662,063

Weighted average common shares outstanding - basic and diluted	5,473,433	5,144,604	5,473,433	5,147,666

Net income per common share - basic and diluted	$(0.01)	$(0.01)	$0.12	$0.13

See accompanying notes to the unaudited pro forma condensed combined information

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this proxy statement. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business, and the timing and ability for us to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:

●	the benefits of the Business Combination;

●	the future financial performance of the Company following the Business Combination;

●	pro forma financial information giving effect to the Business Combination;

●	changes in the market for Peck Electric services;

●	expansion plans and opportunities; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Exchange Agreement;

●	the outcome of any legal proceedings that may be instituted against Peck Electric or Jensyn following announcement of the proposed Business Combination and transactions contemplated thereby;

●	the inability to complete the transactions contemplated by the proposed Business Combination due to the failure to obtain approval of the stockholders of Jensyn, or other conditions to closing in the Exchange Agreement;

●	the inability to obtain or maintain the listing of the Company’s Common Stock on Nasdaq Capital Market following the Business Combination;

●	the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate Peck Electric and Jensyn businesses, and the ability of the combined business to grow and manage growth profitably;

●	costs related to the Business Combination;

●	changes in applicable laws or regulations;

●	the possibility that Peck Electric or Jensyn may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties indicated in this proxy statement, including those under “Risk Factors.”

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RISK FACTORS

The following risk factors apply to the business and operations of Peck Electric and will also apply to the combined business and operations of the Company and Peck Electric following the completion of the Business Combination. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of the Company following the Business Combination. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statement.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to Financial Position and Capital Requirements Following the Business Combination

Peck Electric has had an extensive and profitable operating history, but it may be difficult to accurately evaluate its future business and prospects.

Although Peck Electric was founded in 1972, it did not begin selling solar systems until 2013 when management believed that solar asset investment was profitable. Peck Electric’s management believes that Peck Electric’s success will depend in large part on its ability to continue to successfully sell solar systems in the northeast and in other states against determined competition, and to consummate synergistic acquisitions. No assurance can be given that Peck Electric it will operate profitably after the Business Combination or that it will have adequate working capital to meet its obligations as they become due.

Management discovered a material weakness in Peck Electric’s disclosure controls and procedures and internal control over financial reporting.

Management identified control deficiencies and the need for a stronger internal controls environment relating to revenue activities. The ineffectiveness of the design, implementation and operation of the controls surrounding these matters creates a reasonable possibility that a material misstatement to the consolidated financial statements would not be prevented or detected on a timely basis. Accordingly, Peck Electric’s management concluded that this deficiency represents a material weakness in its internal control over financial reporting as of December 31, 2018. Although management has taken significant steps to remediate this weakness, management can give no assurance yet that all the measures it has taken will on a permanent and sustainable basis remediate the material weaknesses in Peck Electric’s disclosure controls and procedures and internal control over financial reporting or that any other material weaknesses or restatements of financial results will not arise in the future.

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Peck Electric may require substantial additional funding which may not be available to it on acceptable terms, or at all. If it fails to raise the necessary additional capital, Peck Electric may be unable to achieve growth of its operations.

Peck Electric’s historical operation has been profitable. However, in order to grow its operations, Peck Electric may increase its spending to fund its operating expenses and capital expenditures.

Peck Electric cannot be certain that additional funding will be available on acceptable terms, or at all. If it is unable to raise additional capital in sufficient amounts or on terms acceptable to us Peck Electric may have to significantly delay, scale back or discontinue its organic growth or corporate acquisitions. Any of these events could significantly harm its business, financial condition, and strategy.

In order to carry out its business plan and implement its strategy, Peck Electric anticipates that it will need to obtain additional financing from time to time and following the Business Combination, the Company may choose to raise additional funds through strategic collaborations, public or private equity or debt financing, bank lines of credit, asset sales, government grants, or other arrangements. Management cannot be sure that any additional funding, if needed, will be available on favorable terms or at all. Furthermore, any additional equity or equity-related financing obtained after the Business Combination may be dilutive to the Company’s shareholders, and debt or equity financing, if available, may subject the Company and Peck Electric to restrictive covenants and significant interest costs.

An inability to raise capital when needed could harm the business, financial condition and results of operations of the Company after the Business Combination, and could cause its stock price to decline or require that it cease operations.

Risks Related to Peck Electric’s Business and Industry

A material reduction in the retail price of traditional utility generated electricity or electricity from other sources could harm our business, financial condition, results of operations and prospects.

Management of Peck Electric believes that a significant number of its customers decide to buy solar energy because they want to pay less for electricity than what is offered by the traditional utilities. However, distributed residential solar energy has yet to achieve broad market adoption as evidenced by the fact that distributed solar has penetrated less than 3% of its total addressable market in the U.S. residential sector.

The customer’s decision to choose solar energy may also be affected by the cost of other renewable energy sources. Decreases in the retail prices of electricity from the traditional utilities or from other renewable energy sources would harm Peck Electric’s ability to offer competitive pricing and could harm its business. The price of electricity from traditional utilities could decrease as a result of:

● construction of a significant number of new power generation plants, including plants utilizing natural gas, nuclear, coal, renewable energy or other generation technologies;

● relief of transmission constraints that enable local centers to generate energy less expensively;

● reductions in the price of natural gas;

● utility rate adjustment and customer class cost reallocation;

● energy conservation technologies and public initiatives to reduce electricity consumption;

● development of new or lower-cost energy storage technologies that have the ability to reduce a customer’s average cost of electricity by shifting load to off-peak times; or

● development of new energy generation technologies that provide less expensive energy.

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A reduction in utility electricity prices would make the purchase or the lease of its solar energy systems less economically attractive. If the retail price of energy available from traditional utilities were to decrease due to any of these reasons, or other reasons, Peck Electric would be at a competitive disadvantage, may be unable to attract new customers and its growth would be limited.

Existing electric utility industry regulations, and changes to regulations, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems that may significantly reduce demand for Peck Electric’s solar energy systems.

Federal, state and local government regulations and policies concerning the electric utility industry, and internal policies and regulations promulgated by electric utilities, heavily influence the market for electricity generation products and services. These regulations and policies often relate to electricity pricing and the interconnection of customer-owned electricity generation. In the United States, governments and utilities continuously modify these regulations and policies. These regulations and policies could deter customers from purchasing renewable energy, including solar energy systems. This could result in a significant reduction in the potential demand for Peck Electric’s solar energy systems. For example, utilities commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back-up purposes. These fees could increase Peck Electric’s customers’ cost to use its systems and make them less desirable, thereby harming our business, prospects, financial condition and results of operations. In addition, depending on the region, electricity generated by solar energy systems competes most effectively with expensive peak-hour electricity from the electric grid, rather than the less expensive average price of electricity. Modifications to the utilities’ peak hour pricing policies or rate design, such as to a flat rate, would require Peck Electric to lower the price of its solar energy systems to compete with the price of electricity from the electric grid.

In addition, any changes to government or internal utility regulations and policies that favor electric utilities could reduce Peck Electric’s competitiveness and cause a significant reduction in demand for its products and services. For example, certain jurisdictions have proposed assessing fees on customers purchasing energy from solar energy systems or imposing a new charge that would disproportionately impact solar energy system customers who utilize net metering, either of which would increase the cost of energy to those customers and could reduce demand for Peck Electric’s solar energy systems. It is possible charges could be imposed on not just future customers but Peck Electric’s existing customers, causing a potentially significant consumer relations problem and harming its reputation and business. Due to the current concentration of Peck Electric’s business in Vermont, any such changes in these markets would be particularly harmful to its business, results of operations, and future growth.

Peck Electric’s growth strategy depends on the widespread adoption of solar power technology.

The market for solar power products is emerging and rapidly evolving, and its future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, Peck Electric would be unable to generate enough revenues to achieve and sustain profitability and positive cash flow. The factors influencing the widespread adoption of solar power technology include but are not limited to:

● cost-effectiveness of solar power technologies as compared with conventional and non-solar alternative energy technologies;

● performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;

● fluctuations in economic and market conditions which impact the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

● continued deregulation of the electric power industry and broader energy industry; and

● availability of governmental subsidies and incentives.

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Peck Electric’s business currently depends on the availability of rebates, tax credits and other financial incentives. The expiration, elimination or reduction of these rebates, credits and incentives would adversely impact its business.

U.S. federal, state and local government bodies provide incentives to end users, distributors, system integrators and manufacturers of solar energy systems to promote solar electricity in the form of rebates, tax credits and other financial incentives such as system performance payments and payments for renewable energy credits associated with renewable energy generation. These governmental rebates, tax credits and other financial incentives enhance the return on investment for our customers and incent them to purchase solar systems. These incentives enables Peck Electric to lower the price it charges customers for energy and for solar energy systems. However, these incentives may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as solar energy adoption rates increase. These reductions or terminations often occur without warning.

Reductions in, or eliminations or expirations of, governmental incentives could adversely impact Peck Electric’s results of operations and its ability to compete in its industry, causing Peck Electric to increase the prices of its solar energy systems, and reducing the size of its addressable market. In addition, this would adversely impact its ability to attract investment partners and to form new financing funds and its ability to offer attractive financing to prospective customers.

Peck Electric’s business depends in part on the regulatory treatment of third-party owned solar energy systems.

Peck Electric’s leases and any power purchase agreements are third-party ownership arrangements. Sales of electricity by third parties face regulatory challenges in some states and jurisdictions. Other challenges pertain to whether third-party owned systems qualify for the same levels of rebates or other non-tax incentives available for customer-owned solar energy systems, whether third-party owned systems are eligible at all for these incentives, and whether third-party owned systems are eligible for net metering and the associated significant cost savings. Reductions in, or eliminations of, this treatment of these third-party arrangements could reduce demand for Peck Electric’s systems, adversely impact its access to capital and could cause it to increase the price it charges its customers for energy.

Peck Electric’s ability to provide solar energy systems to customers on an economically viable basis depends on its ability to help customers arrange financing for such systems.

Peck Electric’s solar energy systems have been eligible for Federal ITCs or U.S. Treasury grants, as well as depreciation benefits. Peck Electric has relied on, and will continue to rely on, financing structures that monetize a substantial portion of those benefits and provide financing for its solar energy systems. With the lapse of the U.S. Treasury grant program, Peck Electric anticipates that its customers’ reliance on these tax-advantaged financing structures will increase substantially. If, for any reason, our customers were unable to continue to monetize those benefits through these arrangements, Peck Electric may be unable to provide and maintain solar energy systems for new customers on an economically viable basis.

The availability of this tax-advantaged financing depends upon many factors, including, but not limited to:

●	the state of financial and credit markets;

●	changes in the legal or tax risks associated with these financings; and

●	non-renewal of these incentives or decreases in the associated benefits.

U.S. Treasury grants are no longer available for new solar energy systems. Changes in existing law and interpretations by the Internal Revenue Service and the courts could reduce the willingness of funding sources to provide funds to customers of these solar energy systems. Peck Electric cannot assure you that this type of financing will be available to its customers. If, for any reason, Peck Electric is unable to find financing for solar energy systems, it may no longer be able to provide solar energy systems to new customers on an economically viable basis. This would have a material adverse effect on Peck Electric’s business, financial condition, and results of operations.

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Rising interest rates could adversely impact Peck Electric’s business.

Increases in interest rates could have an adverse impact on Peck Electric’s business by increasing its cost of capital, which would increase its interest expense and make acquisitions more expensive to undertake.

Further, rising interest rates may negatively impact Peck Electric’s ability to arrange financing for its customers on favorable terms to facilitate its customers’ purchases of our solar energy systems. The majority of Peck Electric’s cash flows to date have been from the sales of solar energy systems. Rising interest rates may have the effect of depressing the sales of solar energy systems because many consumers finance their purchases.

As a result, an increase in interest rates may negatively affect Peck Electric’s costs and reduce its revenues, which would have an adverse effect on its business, financial condition, and results of operations.

If Peck Electric cannot compete successfully against other solar and energy companies, it may not be successful in developing its operations and its business may suffer.

The solar and energy industries are characterized by intense competition and rapid technological advances, both in the United States and internationally. Peck Electric competes with solar companies with business models that are similar to ours. In addition, Peck Electric competes with solar companies in the downstream value chain of solar energy. For example, Peck Electric faces competition from purely finance driven organizations that acquire customers and then subcontract out the installation of solar energy systems, from installation businesses that seek financing from external parties, from large construction companies and utilities, and increasingly from sophisticated electrical and roofing companies. Some of these competitors specialize in the residential solar energy market, and some may provide energy at lower costs than Peck Electric does. Further, some competitors are integrating vertically in order to ensure supply and to control costs. Many of Peck Electric’s competitors also have significant brand name recognition and have extensive knowledge of Peck Electric’s target markets.

If Peck Electric is unable to complete in the market, it will have an adverse effect on its business, financial condition, and results of operations.

Adverse economic conditions may have material adverse consequences on Peck Electric’s business, results of operations and financial condition.

Unpredictable and unstable changes in economic conditions, including recession, inflation, increased government intervention, or other changes, may adversely affect Peck Electric’s general business strategy. Peck Electric relies upon its ability to generate additional sources of liquidity and it may need to raise additional funds through public or private debt or equity financings in order to fund existing operations or to take advantage of opportunities, including acquisitions of complementary businesses or technologies. Any adverse event would have a material adverse impact on its business, results of operations and financial condition.

Peck Electric’s business is concentrated in certain markets, putting it at risk of region-specific disruptions.

As of March 31, 2019, a vast majority of Peck Electric’s total installations were in Vermont. Peck Electric maintains offices in Vermont. Management expects its near-term future growth to occur throughout the northeast, and to further expand its customer base and operational infrastructure. Accordingly, Peck Electric’s business and results of operations are particularly susceptible to adverse economic, regulatory, political, weather and other conditions in such markets and in other markets that may become similarly concentrated.

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If Peck Electric is unable to retain and recruit qualified technicians and advisors, or if its key executives, key employees or consultants discontinue their employment or consulting relationship with it, it may delay its development efforts or otherwise harm its business.

Peck Electric may not be able to attract or retain qualified management or technical personnel in the future due to the intense competition for qualified personnel among solar, energy, and other businesses. Peck Electric’s industry has experienced a high rate of turnover of management personnel in recent years. If Peck Electric is not able to attract, retain, and motivate necessary personnel to accomplish its business objectives, it may experience constraints that will significantly impede the successful development of any product candidates, its ability to raise additional capital, and its ability to implement its overall business strategy.

Peck Electric is highly dependent on members of its management and technical staff. Its success also depends on its ability to continue to attract, retain and motivate highly skilled junior, mid-level, and senior managers as well as junior, mid-level, and senior technical personnel. The loss of any of its executive officers, key employees, or consultants and our inability to find suitable replacements could potentially harm its business, financial condition, and prospects. Peck Electric may be unable to attract and retain personnel on acceptable terms given the competition among solar and energy companies. Certain of Peck Electric’s current officers, directors, and/or consultants hereafter appointed may from time to time serve as officers, directors, scientific advisors, and/or consultants of other solar and energy companies. Peck Electric does not maintain “key man” insurance policies on any of its officers or employees. Other than certain members of its senior management team, all of Peck Electric’s employees are employed “at will” and, therefore, each employee may leave its employment and join a competitor at any time.

Peck Electric plans to grant stock options, restricted stock grants, or other forms of equity awards in the future as a method of attracting and retaining employees, motivating performance, and aligning the interests of employees with those of Peck Electric shareholders. If it is unable to implement and maintain equity compensation arrangements that provide sufficient incentives, it may be unable to retain its existing employees and attract additional qualified candidates. If it is unable to retain its existing employees and attract additional qualified candidates, Peck Electric’s business and results of operations could be adversely affected.

The execution of Peck Electric’s business plan and development strategy may be seriously harmed if integration of its senior management team is not successful.

As Peck Electric continues to grow and acquire new businesses, it may experience significant changes in its senior management team. Failure to integrate the Board and senior management teams may negatively affect the operations of Peck Electric’s business.

Peck Electric may not successfully implement its business model.

Peck Electric’s business model is predicated on its ability to provide solar systems at a profit, and through organic growth, geographic expansion, and strategic acquisitions. Management intends to continue to operate as it has have previously with sourcing and marketing methods that it has used successfully in the past. However, management cannot assure that its methods will continue to attract new customers nor that it can maintain the same profitability in the very competitive solar systems marketplace.

In the event customers resist paying the prices projected in its business plan to purchase solar installations, Peck Electric’s business, financial condition, and results of operations will be materially and adversely affected.

Peck Electric may not be able to effectively manage its growth.

Peck Electric’s future growth, if any, may cause a significant strain on its management and its operational, financial, and other resources. Peck Electric’s ability to manage its growth effectively will require it to implement and improve its operational, financial, and management systems and to expand, train, manage, and motivate its employees. These demands may require the hiring of additional management personnel and the development of additional expertise by management. Any increase in resources used without a corresponding increase in its operational, financial, and management systems could have a material adverse effect on its business, financial condition, and results of operations.

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Peck Electric may not realize the anticipated benefits of future acquisitions, and integration of these acquisitions may disrupt its business and management.

In the future, Peck Electric may acquire companies, project pipelines, products or technologies or enter into joint ventures or other strategic initiatives. It may not realize the anticipated benefits of this acquisition or any other future acquisition, and any acquisition has numerous risks. These risks include the following:

● difficulty in assimilating the operations and personnel of the acquired company;

● difficulty in effectively integrating the acquired technologies or products with its current technologies;

● difficulty in maintaining controls, procedures and policies during the transition and integration;

● disruption of its ongoing business and distraction of management and employees from other opportunities and challenges due to integration issues;

● difficulty integrating the acquired company’s accounting, management information, and other administrative systems;

● inability to retain key technical and managerial personnel of the acquired business;

● inability to retain key customers, vendors, and other business partners of the acquired business;

● inability to achieve the financial and strategic goals for the acquired and combined businesses;

● incurring acquisition-related costs or amortization costs for acquired intangible assets that could impact operating results;

● potential failure of the due diligence processes to identify significant issues with product quality, intellectual property infringement, and other legal and financial liabilities, among other things;

● potential inability to assert that internal controls over financial reporting are effective; and

● potential inability to obtain, or obtain in a timely manner, approvals from governmental authorities, which could delay or prevent such acquisitions.

Mergers and acquisitions of companies are inherently risky and, if Peck Electric does not complete the integration of acquired businesses successfully and in a timely manner, it may not realize the anticipated benefits of the acquisitions to the extent anticipated, which could adversely affect its business, financial condition, or results of operations.

With respect to providing electricity on a price-competitive basis, solar systems face competition from traditional regulated electric utilities, from less-regulated third party energy service providers and from new renewable energy companies.

The solar energy and renewable energy industries are both highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete with large traditional utilities. Peck Electric believes that its primary competitors are the traditional utilities that supply electricity to its potential customers. Traditional utilities generally have substantially greater financial, technical, operational and other resources than it does. As a result, these competitors may be able to devote more resources to the research, development, promotion, and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than Peck Electric can. Traditional utilities could also offer other value-added products or services that could help them to compete with Peck Electric even if the cost of electricity they offer is higher than that of Peck Electric. In addition, a majority of utilities’ sources of electricity is non-solar, which may allow utilities to sell electricity more cheaply than electricity generated by Peck Electric’s solar energy systems.

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Peck Electric also competes with companies that are not regulated like traditional utilities but that have access to the traditional utility electricity transmission and distribution infrastructure pursuant to state and local pro-competitive and consumer choice policies. These energy service companies are able to offer customers electricity supply-only solutions that are competitive with Peck Electric’s solar energy system options on both price and usage of renewable energy technology while avoiding the long-term agreements and physical installations that Peck Electric’s current fund-financed business model requires. This may limit Peck Electric’s ability to attract new customers; particularly those who wish to avoid long-term contracts or have an aesthetic or other objection to putting solar panels on their roofs.

As the solar industry grows and evolves, Peck Electric will also face new competitors who are not currently in the market. Low technological barriers to entry characterize Peck Electric’s industry and well-capitalized companies could choose to enter the market and compete with it. Peck Electric’s failure to adapt to changing market conditions and to compete successfully with existing or new competitors will limit its growth and will have a material adverse effect on its business and prospects.

Developments in alternative technologies or improvements in distributed solar energy generation may materially adversely affect demand for Peck Electric’s offerings.

Significant developments in alternative technologies, such as advances in other forms of distributed solar power generation, storage solutions such as batteries, the widespread use or adoption of fuel cells for residential or commercial properties or improvements in other forms of centralized power production may materially and adversely affect Peck Electric’s business and prospects in ways management does not currently anticipate. Any failure by Peck Electric to adopt new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay deployment of its solar energy systems, which could result in product obsolescence, the loss of competitiveness of our systems, decreased revenue and a loss of market share to competitors.

Due to the limited number of suppliers in Peck Electric’s industry, the acquisition of any of these suppliers by a competitor or any shortage, delay, price change, imposition of tariffs or duties or other limitation in its ability to obtain components or technologies it uses could result in sales and installation delays, cancellations, and loss of market share.

While Peck Electric purchases its products from several different suppliers, if one or more of the suppliers that it relies upon to meet anticipated demand ceases or reduces production due to its financial condition, acquisition by a competitor or otherwise, is unable to increase production as industry demand increases or is otherwise unable to allocate sufficient production to Peck Electric, it may be difficult to quickly identify alternate suppliers or to qualify alternative products on commercially reasonable terms, and Peck Electric’s ability to satisfy this demand may be adversely affected. There are a limited number of suppliers of solar energy system components and technologies. While Peck Electric believes there are other sources of supply for these products available, transitioning to a new supplier may result in additional costs and delays in acquiring its solar products and deploying its systems. These issues could harm its business or financial performance.

In addition, the acquisition of a component supplier or technology provider by one of Peck Electric’s competitors could limit its access to such components or technologies and require significant redesigns of its solar energy systems or installation procedures and have a material adverse effect on its business.

There have also been periods of industry-wide shortages of key components, including solar panels, in times of industry disruption. The manufacturing infrastructure for some of these components has a long lead-time, requires significant capital investment and relies on the continued availability of key commodity materials, potentially resulting in an inability to meet demand for these components. The solar industry is frequently experiencing significant disruption and, as a result, shortages of key components, including solar panels, may be more likely to occur, which in turn may result in price increases for such components. Even if industry-wide shortages do not occur, suppliers may decide to allocate key components with high demand or insufficient production capacity to more profitable customers, customers with long-term supply agreements or customers other than Peck Electric and its supply of such components may be reduced as a result.

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Typically, Peck Electric purchases the components for its solar energy systems on an as-needed basis and does not operate under long-term supply agreements. The vast majority of its purchases are denominated in U.S. dollars. Since its revenue is also generated in U.S. dollars, Peck Electric is mostly insulated from currency fluctuations. However, since its suppliers often incur a significant amount of their costs by purchasing raw materials and generating operating expenses in foreign currencies, if the value of the U.S. dollar depreciates significantly or for a prolonged period of time against these other currencies this may cause its suppliers to raise the prices they charge it, which could harm its financial results. Since Peck Electric purchases most of the solar photovoltaic modules it uses from China, it is particularly exposed to exchange rate risk from increases in the value of the Chinese Renminbi. Any supply shortages, delays, price changes or other limitation in its ability to obtain components or technologies it uses could limit its growth, cause cancellations or adversely affect its profitability, and result in loss of market share and damage to its brand.

Peck Electric acts as the licensed general contractor for its customers and is subject to risks associated with construction, cost overruns, delays, regulatory compliance and other contingencies, any of which could have a material adverse effect on its business and results of operations.

Peck Electric is a licensed contractor. It is normally the general contractor, electrician, construction manager, and installer for it solar energy systems. Peck Electric may be liable to customers for any damage it causes to their home, belongings or property during the installation of its systems. For example, Peck Electric penetrates its customers’ roofs during the installation process and may incur liability for the failure to adequately weatherproof such penetrations following the completion of installation of solar energy systems. In addition, because the solar energy systems Peck Electric deploys are high-voltage energy systems, Peck Electric may incur liability for the failure to comply with electrical standards and manufacturer recommendations. Because Peck Electric’s profit on a particular installation is based in part on assumptions as to the cost of such project, cost overruns, delays, or other execution issues may cause it to not achieve its expected results or cover its costs for that project.

In addition, the installation of solar energy systems is subject to oversight and regulation in accordance with national, state, and local laws and ordinances relating to building, fire and electrical codes, safety, environmental protection, utility interconnection and metering, and related matters. Peck Electric also relies on certain employees to maintain professional licenses in many of the jurisdictions in which it operates, and its failure to employ properly licensed personnel could adversely affect its licensing status in those jurisdictions. It is difficult and costly to track the requirements of every authority having jurisdiction over its operations and its solar energy systems. Any new government regulations or utility policies pertaining to its systems, or changes to existing government regulations or utility policies pertaining to its systems, may result in significant additional expenses to its customers and, as a result, could cause a significant reduction in demand for its systems.

Compliance with occupational safety and health requirements and best practices can be costly, and noncompliance with such requirements may result in potentially significant monetary penalties, operational delays, and adverse publicity.

The installation of solar energy systems requires Peck Electric’s employees to work at heights with complicated and potentially dangerous electrical systems. The evaluation and modification of buildings as part of the installation process requires Peck Electric’s employees to work in locations that may contain potentially dangerous levels of asbestos, lead, mold or other materials known or believed to be hazardous to human health. Peck Electric also maintains a fleet of trucks and other vehicles to support its installers and operations. There is substantial risk of serious injury or death if proper safety procedures are not followed. Peck Electric’s operations are subject to regulation under the U.S. Occupational Safety and Health Act, or OSHA, the U.S. Department of Transportation, or DOT, and equivalent state laws. Changes to OSHA or DOT requirements, or stricter interpretation or enforcement of existing laws or regulations, could result in increased costs. If Peck Electric fails to comply with applicable OSHA regulations, even if no work-related serious injury or death occurs, it may be subject to civil or criminal enforcement and be required to pay substantial penalties, incur significant capital expenditures or suspend or limit operations. While Peck Electric has not experienced a high level of injuries to date, high injury rates could expose it to increased liability. In the past, Peck Electric has had workplace accidents and received citations from OSHA regulators for alleged safety violations, resulting in fines. Any such accidents, citations, violations, injuries or failure to comply with industry best practices may subject it to adverse publicity, damage its reputation and competitive position and adversely affect its business.

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Problems with product quality or performance may cause Peck Electric to incur warranty expenses, damage its market reputation, and prevent it from maintaining or increasing its market share.

If Peck Electric’s products fail to perform as expected while under warranty, or if Peck Electric is unable to support the warranties, sales of its products may be adversely affected, or its costs may increase, and its business, results of operations, and financial condition could be materially and adversely affected.

Peck Electric may also be subject to warranty or product liability claims against it that are not covered by insurance or are in excess of its available insurance limits. In addition, quality issues can have various other ramifications, including delays in the recognition of revenue, loss of revenue, loss of future sales opportunities, increased costs associated with repairing or replacing products, and a negative impact on its goodwill and reputation. The possibility of future product failures could cause us to incur substantial expenses to repair or replace defective products. Furthermore, widespread product failures may damage its market reputation and reduce our market share causing sales to decline.

A failure to comply with laws and regulations relating to Peck Electric’s interactions with current or prospective commercial or residential customers could result in negative publicity, claims, investigations, and litigation, and adversely affect its financial performance.

Peck Electric’s business includes contracts and transactions with commercial and residential customers. It must comply with numerous federal, state, and local laws and regulations that govern matters relating to its interactions with residential consumers, including those pertaining to privacy and data security, consumer financial and credit transactions, home improvement contracts, warranties, and door-to-door solicitation. These laws and regulations are dynamic and subject to potentially differing interpretations, and various federal, state and local legislative and regulatory bodies may expand current laws or regulations, or enact new laws and regulations, regarding these matters. Changes in these laws or regulations or their interpretation could dramatically affect how Peck Electric does business, acquire customers, and manage and use information it collects from and about current and prospective customers and the costs associated therewith. Peck Electric strives to comply with all applicable laws and regulations relating to its interactions with residential customers. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or Peck Electric’s practices. Non-compliance with any such law or regulations could also expose Peck Electric to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect Peck Electric’s business.

If Peck Electric experiences a significant disruption in its information technology systems or if Peck Electric fails to implement new systems and software successfully, its business could be adversely affected.

Peck Electric depends on information systems throughout its company to process orders, manage inventory, process and bill shipments and collect cash from its customers, respond to customer inquiries, contribute to its overall internal control processes, maintain records of its property, plant and equipment, and record and pay amounts due vendors and other creditors. If Peck Electric were to experience a prolonged disruption in its information systems that involve interactions with customers and suppliers, it could result in the loss of sales and customers and/or increased costs, which could adversely affect its overall business operation.

Seasonality may cause fluctuations in Peck Electric’s financial results.

Peck Electric often finds that some customers tend to book projects by the end of a calendar year to realize the benefits of available subsidy programs prior to year-end. This results in third and fourth quarter sales being more robust usually at the expense of the first quarter. In the future this seasonality may cause fluctuations in financial results. In addition, other seasonality trends may develop and the existing seasonality that Peck Electric experiences may change.

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Risk Factors Relating to Jensyn and the Business Combination

Following the consummation of the Business Combination, our only significant asset will be our ownership of Peck Electric and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than the ownership of Peck Electric. We will depend on Peck Electric for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, and to pay any dividends with respect to our preferred stock and Common Stock. Legal and contractual restrictions in agreements governing the indebtedness of Peck Electric, as well as the financial condition and operating requirements of Peck Electric, may limit our ability to obtain cash from Peck Electric. The earnings from, or other available assets of, Peck Electric may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy its other financial obligations.

We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002 that will be applicable to us after the Business Combination.

Peck Electric is not currently subject to Section 404 of the Sarbanes-Oxley Act of 2002. However, following the Business Combination, the combined company will be required to provide management’s attestation on internal controls commencing with the Company’s annual report for the year ending December 31, 2019. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act of 2002 are significantly more stringent than those required of Peck Electric as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable to the Company after the Business Combination. If we are not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our Common Stock.

Nasdaq may delist our securities from its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities are currently listed on Nasdaq. We cannot assure you that our securities will continue to be listed on Nasdaq in the future or after the Business Combination.

Our securities are currently listed on Nasdaq. We intend to apply to continue to list our Common Stock on Nasdaq under the symbol “PECK” upon the closing of the Business Combination. We cannot assure you that our securities will continue to be listed on Nasdaq in the future or after the Business Combination. On March 4, 2019, we received written notice that our securities were being removed from listing and registration on Nasdaq as a result of our not having completed a business combination within 36 months of its initial public offering. We appealed the listing determination, delisting was stayed and a hearing before the Nasdaq Hearing Panel took place on April 11, 2019. On April 24, 2019, the Nasdaq Hearings Panel notified us that it had granted our request to remain listed on the Nasdaq Stock Market provided that we complete a business combination on or before June 20, 2019 and demonstrates to the Panel and Nasdaq Staff that the post-business combination entity meets all of the requirements for continued listing. In order to continue listing our securities on Nasdaq, we must maintain certain financial, distribution and stock price levels. We must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders). We cannot assure you that we will be able to continue to meet these listing requirements.

Subsequent to the consummation of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on Peck Electric, we cannot assure you that this diligence revealed all material issues that may be present in Peck Electric’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our and Peck Electric’s control will not later arise. As a result, we may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the combined company or its securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

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Our initial stockholders have agreed to vote in favor of our initial business combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our initial stockholders and their transferees have agreed to vote any shares of Jensyn Common Stock owned by them in favor of our initial business combination. As of the date hereof, our initial stockholders and their transferees own shares equal to 54% of our issued and outstanding shares of Common Stock (which does not include private placement shares). Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if our initial stockholders and their transferees agreed to vote any shares of Jensyn Common Stock owned by them in accordance with the majority of the votes cast by our public stockholders.

We will incur significant transaction and transition costs in connection with the Business Combination.

We expect to incur significant, non-recurring costs in connection with consummating the Business Combination and Peck Electric operating as a public company. All expenses incurred in connection with the Exchange Agreement and the transactions contemplated thereby (including the Business Combination), including all legal, accounting, investment banking and other fees, expenses and costs, will be paid by the party incurring such fees, expenses and costs.

Jensyn’s transaction expenses as a result of the Business Combination are currently estimated at approximately $1,724,000, which is comprised of (i) a $780,000 deferred underwriting commissions to the underwriters of our IPO, (ii) an estimated $530,000 to investment bankers and consultants, (iii) an estimated $250,000 for legal and accounting services, in professional fees and expenses, (iv) $70,000 payable to Primary Capital, LLC in consideration of the issuance of its fairness opinion; (v) approximately $94,000 relating to other fees and expenses incurred relating to the Business Combination and (v) approximately $0 in fees and expenses associated with the exploration of potential business combinations not related to the Business Combination. This amount includes the expenses incurred in connection with the filing, printing and mailing of this proxy statement and the solicitation of the approval of our stockholders, and all filing and other fees paid to the SEC, which is estimated at approximately $74,000.

The unaudited pro forma financial information included in this document may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

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We may waive one or more of the conditions to the Business Combination.

We may agree to waive, in whole or in part, some of the conditions to our obligations to complete the Business Combination, to the extent permitted by our amended and restated certificate of incorporation and applicable laws. For example, it is a condition to our obligations to close the Business Combination that there be no breach of Peck Electric’s representations and warranties as of the closing date. However, if our board of directors determines that any such breach is not material to the business of Peck Electric, then the board may elect to waive that condition and close the Business Combination. We are not able to waive the condition that our stockholders approve the Business Combination.

Even if we consummate the Business Combination, there is no guarantee that the public warrants will ever be “in the money”, and they may expire worthless and the terms of our warrants may be amended.

The exercise price for our warrants is $11.50 per share. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

In addition, the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of our Common Stock purchasable upon exercise of a warrant.

Our directors and officers have a conflict of interest in determining to pursue the acquisition of Peck Electric, since certain of their interests, and certain interests of their affiliates and associates, are different from or in addition to (and which may conflict with) the interests of our stockholders.

Our initial stockholders, including our officers and directors, have interests in and arising from the Business Combination that are different from or in addition to (and which may conflict with) the interests of our public stockholders, which may result in a conflict of interest. These interests include:

●	the fact that our initial stockholders paid an aggregate of $25,029 for their founder shares, and such shares should have a significantly higher value at the time of the Business Combination;

●	if Jensyn is unable to complete a business combination within the required time period, our officers and directors will not have redemption rights with respect to the founder shares that they own;

●	if Jensyn is unable to complete a business combination within the required time period, our initial stockholders will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Jensyn for services rendered or contracted for or products sold to Jensyn, but only if such a vendor or target business has not executed such a waiver;

●	the fact that upon consummation of the Business Combination, our initial stockholders will be repaid approximately $2,100,000 of loans that they made to us and Jensyn Integration Services, LLC, a company controlled by certain of our initial stockholders, will be paid an administrative fee of up to $340,000.

●	the fact that certain of our initial stockholders and special advisors may be required to forfeit shares of the Company’s common stock if neither the Adjusted EBITDA Target nor the Stock Price Target is achieved or if the Company uses shares to satisfy its obligations to induce investors to make an equity investment in the Company, and may be issued additional shares of the Company’s common stock if either the Adjusted EBITDA Target or Stock Price Target is achieved.

●	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination.

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These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

Our ability to successfully effect the Business Combination and successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel, including the key personnel of Peck Electric, all of whom we expect to stay with Peck Electric following the Business Combination. The loss of such key personnel could negatively impact the operations and profitability of the post-combination business.

Our ability to successfully effect the Business Combination and successfully operate the business is dependent upon the efforts of certain key personnel, including the key personnel of Peck Electric. Although we expect all of such key personnel to remain with Peck Electric following the Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. Furthermore, while we have scrutinized individuals we intend to engage to stay with Peck Electric following the Business Combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, the Nasdaq Capital Market for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on the Nasdaq Capital Market or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as we are an “emerging growth company.”

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, and generally requires in the same report a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. Following the Business Combination, the combined company will be required to provide management’s attestation on internal controls effective December 31, 2019. However, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until we are no longer an “emerging growth company.” We could be an “emerging growth company” until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have chosen to “opt out” of such extended transition period and, as a result, we must comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities prior to the closing of the Business Combination may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Exchange Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for Peck Electric’s stock and trading in the shares of the Company’s Common Stock has not been active. Accordingly, the valuation ascribed to Peck Electric and our Common Stock in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

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Factors affecting the trading price of the Company’s securities following the Business Combination may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning the Company or the consumer goods and services market in general;

●	operating and stock price performance of other companies that investors deem comparable to the Company;

●	our ability to market new and enhanced products on a timely basis;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving the Company;

●	changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of our Common Stock available for public sale;

●	any major change in our board or management;

●	sales of substantial amounts of Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Following the Business Combination, if securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding our Common Stock adversely, the price and trading volume of our Common Stock could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company. If no securities or industry analysts commence coverage of the Company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the Company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover the Company were to cease coverage of the Company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

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We have not registered the shares of our Common Stock issuable upon exercise of the warrants under the Securities Act or states securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We have not registered the public shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis under certain circumstances specified in the warrant agreement. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In no event will we be required to issue cash, securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Common Stock included in the units.

The grant of registration rights to our initial stockholders may make it more difficult to complete our initial business combination, including the Business Combination, and the future exercise of such rights may adversely affect the market price of our Common Stock.

Pursuant to the registration rights agreement entered into concurrently with the closing of our IPO, our initial stockholders and their permitted transferees can demand that we register the founder shares, private placement units, private placement shares and private placement warrants, and the shares of Common Stock issuable upon exercise of the private placement warrants, as the case may be. The registration rights will be exercisable with respect to the founder shares, the private placement units, private placement shares and the private placement warrants and the shares of Common Stock issuable upon exercise of such private placement warrants, as the case may be, at any time after the Company consummates the Business Combination and such holders are no longer subject to applicable lock-up periods, as further described under “Description of Securities—Authorized and Outstanding Stock—Founder Shares and Private Placement Shares.” We will bear the cost of registering these securities. If such persons exercise their registration rights in full, there will be an additional 1,269,500 shares of Common Stock and up to 147,250 shares of Common Stock issuable on exercise of the private placement warrants eligible for trading in the public market. Jensyn and the Peck Electric Stockholders will also enter into a registration rights agreement upon the closing of the Business Combination that provides for the registration of our Common Stock issued to the Peck Electric Stockholders pursuant to the Share Exchange Agreement.

Warrants will become exercisable for our Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Outstanding warrants to purchase an aggregate of 4,194,500 shares of our Common Stock will become exercisable for a like number of shares of our Common Stock in accordance with the terms of the warrant agreement governing those securities. These warrants consist of 3,900,000 warrants originally sold as part of units in our IPO and 294,500 private warrants sold as part of the units issued in a private placement simultaneously with the consummation of the Company’s IPO. Each warrant entitles its holder to purchase one-half of one share of Jensyn’s Common Stock at an exercise price of $11.50 per full share. The warrants will become exercisable on the later of 30 days after the completion of Jensyn’s initial business combination or 12 months from the consummation of Jensyn’s IPO, and expire at 5:00 p.m., New York time, five years after the completion of Jensyn’s initial business combination or earlier upon redemption or liquidation. To the extent such warrants are exercised, additional shares of our Common Stock will be issued, which will result in dilution to the then existing holders of Common Stock of the Company and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock.

45

Our public stockholders may experience dilution as a consequence of, among other transactions, the exchange by the Stockholders of Peck Electric of their stock in Peck Electric for Jensyn Common Stock after the Business Combination. Having a minority share position may reduce the influence that our current stockholders have on the management of the Company.

It is anticipated that, upon completion of the Business Combination, Jensyn’s public stockholders will retain an ownership interest of approximately 17% in the Company, our private placement holders and their transferees will retain an ownership interest of approximately 6% in the Company, and our initial stockholders and Sponsors and their transferees will retain an ownership interest of approximately 18% in the Company. If any of Jensyn’s stockholders exercise their conversion rights, the ownership interest in the Company of the Company’s public stockholders will decrease and the ownership interest in the Company of our private placement holders will increase. Upon the closing of the transactions contemplated by the Exchange Agreement, the Stockholders of Peck Electric will exchange their shares of capital stock in Peck Electric for 3,234,501 shares of the Company’s common stock representing approximately 59% of our outstanding shares of capital stock after giving effect to the business combination.

Additionally, in the event that Peck Electric’s Adjusted EBITDA (as defined in the Exchange Agreement) for the twelve month period commencing on the first day of the first full calendar quarter following the Closing (the “Earnout Period”) is $5,000,000 or more (the “Adjusted EBITDA Target”) or the closing price of the Company’s common stock is $12.00 or more per share at any time during the Earnout Period (the “Stock Price Target”), then the Company will issue 898,473 shares of the Company’s common stock to the Stockholders and 11,231 shares of the Company’s common stock to Exit Strategy Partners, LLC, an advisor that introduced Peck Electric to the Company and issue to the Sponsors a number of shares of the Company’s common stock equal to the number of shares of the Company’s common stock forfeited by such stockholders less the number of shares issued to the advisor. As a result of the Share Exchange, Peck Electric will become a wholly owned subsidiary of Jensyn.

We may redeem the public warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We will have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration at a price of $0.01 per warrant, provided that (i) the last reported sale price of our Common Stock equals or exceeds $15.00 per share for any 20 trading days within the 30 trading-day period ending on the third business day before we send the notice of such redemption and (ii) on the date we give notice of redemption and during the entire period thereafter until the time the warrants are redeemed, there is an effective registration statement under the Securities Act covering the shares of our Common Stock issuable upon exercise of the public warrants and a current prospectus relating to them is available. Redemption of the outstanding public warrants could force holders of public warrants:

●	to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so;

●	to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants; or

●	to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants.

46

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

The Company’s certificate of incorporation and bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

●	A classified board of directors with three-year staggered terms, which may delay the ability of stockholders to the change the membership of a majority of our board of directors;

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	the requirement that an annual meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	controlling the procedures for the conduct and scheduling of stockholder meetings;

●	providing that directors may be removed prior to the expiration of their terms by stockholders only for cause; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

47

These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in our board of directors and management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding Common Stock from engaging in certain business combinations without approval of the holders of substantially all of Jensyn’s outstanding Common Stock. Any provision of our certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock and could also affect the price that some investors are willing to pay for our Common Stock.

Activities taken by affiliates of the Company to purchase, directly or indirectly, public shares will increase the likelihood of approval of the Business Combination Proposal and other proposals and may affect the market price of the Company’s securities during the buyback period.

Our directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of the Business Combination. None of our directors, officers, advisors or their affiliates will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although none of our directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price for such public shares, in the event such parties do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by our directors, officers, advisors or their affiliates, or the price such parties may pay.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that such proposals would be approved. If the market does not view the Business Combination positively, purchases of public shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of our securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of our securities.

As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments, including non-U.S. governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

48

The independent registered public accounting firm for Jensyn has identified certain control deficiencies that constitute a material weakness in internal control over financial reporting of each entity.

In connection with its audits of Jensyn’s financial statements for the years ended December 31, 2018 and 2017, Jensyn’s independent registered public accounting firm identified that it had inadequate control procedures and a lack of supervisory review over the closing process. This control deficiency constitutes a material weakness in internal control over financial reporting. As a result, Jensyn’s principal executive officer and principal financial and accounting officer have concluded that during the years ended December 31, 2018 and 2017, Jensyn’s disclosure controls and procedures and internal control over financial reporting were not effective. Jensyn plans to take steps to remedy this material weakness in conjunction with the Business Combination that will provide additional resources.

Risk Factors Relating to Conversion

Unlike many blank check companies, we do not have a specified maximum percentage redemption threshold. The absence of such a redemption threshold would make it easier for us to consummate a business combination with which a substantial number of our stockholders do not agree.

Since we have no specified percentage threshold for redemption in our amended and restated certificate of incorporation other than the 20% threshold, our structure is different in this respect from the structure that has been used by many blank check companies. Many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. Each conversion of our public shares into cash by our public stockholders will decrease the amount in our Trust Account, which holds approximately $6,181,000 as of May 22, 2019.

However, we are limited by the need to have at least $5,000,001 in net tangible assets. At March 31, 2019 our net tangible assets were approximately $2,446,000. We expect that as a result of: (a) the net tangible assets acquired as part of a Business Combination, (b) Company liabilities converted to equity, (c) new equity capital raised, or a combination thereof, will result in the net tangible assets of the Company being greater than $5,000,001. Therefore, we could still consummate a proposed Business Combination regardless of the number of common shares redeemed so long as a majority of shares voted at the meeting are voted in favor of the proposed Business Combination. This is different than other similarly structured blank check companies where stockholders are offered the right to convert their shares only when they vote against a proposed Business Combination.

To reduce the number of potential conversions of our public shares, we may enter into agreements with certain registered broker-dealers which will provide that if the broker-dealer introduces an investor who acquires public shares, votes in favor of the Business Combination and elects not to exercise conversion rights with respect to the public shares, we will pay the broker-dealer a fee equal to 5% of the amount determined by multiplying the number of public shares acquired by the investor by the per share amount payable to holders of public shares who exercise conversion rights.

If we do not raise $2,500,000 in a private offering prior to the closing of the Business Combination we may not be able to complete the Business Combination.

We need to have at least $5,000,001 in net tangible assets after giving effect to the Business Combination to complete the Business Combination. Conversions of our public shares into cash by our public stockholders will reduce our net tangible assets. As a result, in order to satisfy the $5,000,001 net tangible asset requirement, we may need to raise up to $2,500,000 from a private offering of our common stock. If we fail raise this capital and public stockholders exercise conversion rights with respect to a number of shares that would reduce our net tangible assets after the Business Combination to less than $5,000,001, we would be unable to complete the Business Combination and would be required to liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders and dissolve if we do not complete a business combination on or before July 2, 2019.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of 20.0% or more of our Common Stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 20.0% of our Common Stock issued in the IPO.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding public shares. We refer to such shares aggregating 20% or more of the shares sold in the offering as “Excess Shares”. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, the Company will require each public stockholder seeking to exercise redemption rights to certify to the Company whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to the Company at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which the Company makes the above-referenced determination. Your inability to redeem any Excess Shares will reduce your influence over our ability to consummate the Business Combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we consummate the Business Combination. And as a result, you will continue to hold that number of shares aggregating to 20.0% or more of the shares sold in our IPO and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss. Notwithstanding the foregoing, stockholders may challenge the Company’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

49

There is no guarantee that a stockholder’s decision whether to convert their shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of Jensyn might realize in the future had the stockholder exercised their conversion rights. Similarly, if a stockholder does not convert their shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the conversion price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

If our stockholders fail to comply with the conversion requirements specified in this proxy statement, they will not be entitled to convert their shares of our Common Stock for a pro rata portion of the funds held in our Trust Account.

Holders of public shares are required to affirmatively vote either for or against the Business Combination Proposal in order to exercise their rights to convert their shares for a pro rata portion of the Trust Account. In addition, in order to exercise their conversion rights, they are required to submit a request in writing and deliver their stock (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. Stockholders electing to convert their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. See the section entitled “Special Meeting in Lieu of 2019 Annual Meeting of Jensyn Stockholders—Conversion Rights” for additional information on how to exercise your conversion rights.

50

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of March 31, 2019 and unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2019 and the year ended December 31, 2018 are based on the historical financial statements of Peck Electric and JAC after giving effect to the Business Combination. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2019 was derived from Peck Electric’s unaudited statement of income and JAC’s unaudited statement of operations. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 was derived from Peck Electric’s audited statement of income and JAC’s audited statement of operations, in each case, for the year ended December 31, 2018 and gives pro forma effect to the Business Combination as if it has been completed on January 1, 2018. The unaudited pro forma condensed combined balance sheet as of March 31, 2019 was derived from Peck Electric’s unaudited balance sheet and JAC’s unaudited balance sheet as of March 31, 2019 and gives pro forma effect to the Business Combination as if it had been completed on March 31, 2019.

The pro forma adjustments are based on information currently available. The unaudited pro forma condensed combined statement of operations does not purport to represent, and is not necessarily indicative of, what the actual results of operations of the combined company would have been had the Business Combination taken place on the dates indicated, nor is it indicative of the consolidated results of operations of the combined company for any future period. The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Business Combination taken place on the date indicated, nor is it indicative of the consolidated financial condition of the combined company as of any future date. The unaudited pro forma condensed combined financial information should be read in conjunction with the sections entitled “Jensyn Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Peck Electric Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes thereto of JAC and Peck Electric included herein.

Peck Electric is considered to be the acquirer for accounting purposes because JAC is a non-operating public shell company; Peck Electric is a private operating company; all operations of the combined entity will be Peck Electric’s operations and will be managed and executed by Peck Electric’s officers and employees; and the principals of Peck Electric will become majority owners of the equity capital of the combined entity. Given the foregoing, the Business Combination is a capital transaction in substance and does not constitute the acquisition of a business for purposes of Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, “Business Combinations,” or ASC 805. As a result, the assets and liabilities of Peck Electric and JAC will be carried at historical cost and there will be no step-up in basis or goodwill or other intangible assets recorded as a result of the Business Combination. All direct costs of the Business Combination will be accounted for as a charge to additional paid-in capital.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination. It has been prepared for informational purposes only and is subject to a number of uncertainties and assumptions. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the results of the combined company.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemptions of JAC common stock:

●	Assuming No Redemption: This presentation assumes that no JAC stockholders exercise redemption rights with respect to their public shares for a pro rata portion of the trust account; and

●	Assuming Maximum Redemption: This presentation assumes that the maximum number of JAC stockholders exercise their redemption rights such that the Trust Account, after giving effect to the JAC Obligations and the cash amounts necessary for the share redemptions and that JAC must retain at least $5,000,001 of net tangible book value upon completion of the Business Combination.

51

The Peck Company, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2019

	Peck Electric	Jensyn Acquisition Corp	Pro Forma		Combined Pro Forma (assuming no	Additional Pro Forma Adjustments (assuming maximum		Combined Pro Forma (assuming maximum
	Historical	Historical	Adjustments		redemption)	redemption)		redemption)
ASSETS
Current Assets
Cash	$188,922	$81,719	$6,242,605	G	$3,930,749	$(3,717,209)	K	$213,540
			(2,500,000)	H
			(82,497)	A
			-
Accounts receivable	2,636,235	-	-		2,636,235	-		2,636,235
Costs and estimated earnings in excess of billings	718,984	-	-		718,984	-		718,984
Other current assets	2,858	47,443	-		50,301	-		50,301
Total Current Assets	3,546,999	129,162	3,660,108		7,336,269	(3,717,209)		3,619,060

Cash and investments held in trust account	-	6,160,108	82,497	A	-	-		-
			(6,242,605)	G

Property and equipment (net)	6,989,853	-	-		6,989,853	-		6,989,853
Other Assets	613,568	-	-		613,568	-		613,568

Total Assets	$11,150,420	$6,289,270	$(2,500,000)		$14,939,690	$(3,717,209)		$11,222,481

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$1,854,869	$807,382	$698,500	C	$1,854,869	$-		$1,854,869
			(850,882)	F
			(655,000)	H
			-
Billings in excess of costs and estimated earnings on uncompleted contracts	180,627	-	-		180,627	-		180,627
Other current liabilities	69,648	-	-		69,648	-		69,648
Line of credit	1,290,092	-	-		1,290,092	-		1,290,092
Current portion of long term debt	410,686	-	-		410,686	-		410,686
Notes and advances payable (net)	-	199,960	65,040	D	-	-		-
			(265,000)	H

Notes and advances payable - related parties	-	2,056,220	(866,220)	F	-	-		-
			(1,190,000)	H
			-
Deferred underwriting compensation	-	780,000	(390,000)	H	-	-		-
			(390,000)	F

Total Current Liabilities	3,805,922	3,843,562	(3,843,562)		3,805,922	-		3,805,922

Deferred compensation, net of current portion	110,023	-	-		110,023	-		110,023
Long-term debt, net of current portion	2,088,458	-	-		2,088,458	-		2,088,458

Total Liabilities	6,004,403	3,843,562	(3,843,562)		6,004,403	-		6,004,403

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $0.0001 par value	-	-	-		-	-		-
Common stock, $0.0001 par value		182			547	(33)	K	514
			323	B
			(19)	E
			19	F
			42	L

Additional paid-in capital		3,909,740			8,934,740	(3,717,176)	K	5,217,564
			(323)	B
			19	E
			2,107,083	F
			5,146,017	I
			(698,500)	C
			(65,040)	D
			(1,464,214)	J
			(42)	L
Peck Electric stockholder’s equity
Common stock - no par value	6,000	-	(6,000)	I
Additional paid-in capital	546,953	-	(546,953)	I
Retained earnings	4,593,064	-	(4,593,064)	I	-	-		-

Accumulated deficit		(1,464,214)	1,464,214	J	-	-		-

Total Stockholders’ Equity	5,146,017	2,445,708	1,343,562		8,935,287	(3,717,209)		5,218,078
Total Liabilities and Stockholders’ Equity	$11,150,420	$6,289,270	$(2,500,000)		$14,939,690	$(3,717,209)		$11,222,481

See accompanying notes to the unaudited pro forma condensed combined information

52

The Peck Company, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2019

	Peck Electric Historical	Jensyn Acquisition Corp Historical	Pro Forma Adjustments		Combined Pro Forma (assuming no redemption)	Additional Pro Forma Adjustments (assuming maximum redemption)		Combined Pro Forma (assuming maximum redemption)

Earned Revenue	$3,846,777	$-	$-		$3,846,777	$-		$3,846,777

Cost of revenue earned	2,729,731	-	-		2,729,731	-		2,729,731

Gross Profit	1,117,046	-	-		1,117,046	-		1,117,046

Indirect Expenses	327,716	-	-		327,716	-		327,716
General and administrative expenses	526,115	298,918	(30,000)	N	795,033	-		795,033

Operating income (loss)	263,215	(298,918)	30,000		(5,703)	-		(5,703)

Other income and (expense):
Interest income	-	25,397	(25,397)	P	-	-		-
Interest expense	(41,636)	(31,688)	-		(73,324)	-		(73,324)
Other income	-	100,000	-	S	100,000	-		100,000

Pre-tax income	221,579	(205,209)	4,603		20,973	-		20,973
								-
Pro Forma Tax provision	-	-	61,560	Q	61,560	-		61,560

Net income (loss)	$221,579	$(205,209)	$(56,957)		$(40,587)	$-		$(40,587)

Weighted average common shares outstanding - basic and diluted	200	1,823,617	3,649,616	O	5,473,433	(328,829)	R	5,144,604

See accompanying notes to the unaudited pro forma condensed combined information

53

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2019

(A)	To record the additional $82,497 that will be deposited into the Trust Account in total representing 6 months of the $0.05 monthly per share contribution in connection with the extension of time to complete the business combination.

(B)	To reflect the payment of the merger consideration, consisting of 3,234,501 JAC shares of common stock to the Peck Electric Stockholders. This does not take into account the potential issuance of up to an additional 898,473 JAC shares of common stock to the Sellers upon the achievement of certain financial milestones (the “Earn Out Shares”), or other price adjustments under the Share Exchange Agreement. The unaudited pro forma condensed combined financial information does not reflect issuance of any Earn-out Shares.

(C)	To reflect additional transaction costs not previously recorded of $698,500 related to the Business Combination. This amount represents Business Combination-related expenses, including professional fees and travel related costs expected to be incurred subsequent to March 31, 2019 and expected to be recorded on the respective financial statements of the combining entities. The classification and amounts of the relevant expenses are as set forth below:

Transaction Costs Not Previously Recorded and Related to the Business Combination

Investment banker	$500,000
Legal	78,500
SEC filing and shareholder meeting	70,000
Accounting	25,000
Other	25,000

Total	$698,500

(D)	To reflect $65,040 of interest expense not previously recorded relating to the deferred financing costs on the Riverside loan.

(E)	To reflect the forfeiture of 186,397 shares by the Sponsors.

(F)	To reflect the issuance of 186,397 shares of shares for the payment of $2,107,102 of JAC obligations, based upon the assumed agreement of a stock payment for 50% of the deferred underwriter commission.

(G)	To record the reclassification of $6,242,605 of cash and investments held in JAC’s trust account that become available for transaction consideration, transaction expenses, redemption of public shares and the operating activities of Peck Electric following the Business Combination. The $6,242,605 represents the balance in the trust account as of March 31, 2019 as adjusted for the deposits into the Trust as described in (A) above.

(H)	To reflect the cash payments of $2,500,000 for JAC Obligations.

(I)	To reclassify Peck shareholder equity to additional paid in capital.

(J)	To reclassify JAC accumulated deficit to additional paid in capital in connection with the recapitalization.

(K)	To reflect the reduction in the JAC trust account as a result of redemptions in an amount that would reduce the combined companies net tangible assets to no less than $5,000,001.

(L)	To reflect the issuance of JAC common shares at the closing of the business combination from the conversion of Public Shareholder and Private Shareholder rights.

(M)	Reserved

(N)	To remove $30,000 of expenses pursuant to JAC’s administrative service agreement that terminates upon the closing of the Business Combination.

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(O)	Pro forma earnings (loss) per share (EPS), basic and diluted, are computed by dividing net income (loss) by the weighted average number of shares of common stock/units outstanding during the period. The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the historical JAC weighted average number of shares outstanding of 1,823,617 and the historic Peck Electric weighted average number of shares outstanding of 200 both as of March 31, 2019, further adjusted by: (a) 4,135, to decrease the weighted average share amount to 1,819,682 as of March 31, 2019, representing the total number of shares and units outstanding as of March 31, 2019, (b) 3,234,501 shares to be issued to the Stockholders in connection with the Business Combination, (c) 390,000 shares and 29,450 shares issued to JAC Public Shareholders and Private Placement Shareholders, respectively and (d) a reduction of 200 Peck Electric shares that will be cancelled in connection with the Business Combination. The effect of JAC’s 3,900,000 outstanding warrants has not been included in the diluted earnings per share amount since the exercise price of the dilutive securities are in excess of the average Company’s stock price for the three months ended March 31, 2019 and are deemed out of the money. The calculation of the pro-forma weighted average number of shares, basic and diluted, is as follows:

As of March 31, 2019

Weighted average number of common shares reported	1,823,817

Add: Adjustment to March 31, 2019 shares outstanding, including shares subject to redemption	(4,135)
Add: Equity consideration to Peck shareholders	3,234,501
Add: Common shares issed to JAC Public Shareholders from conversion of rights	390,000
Add: Common shares issed to JAC Private Placement Shareholders from conversion of rights	29,450
Less: Peck shares cancelled	(200)
Total net change	3,649,616
Number of common shares - basic and diluted	5,473,433

Pro Forma Shares	Number of Shares with No Stock Redemption	Number of Shares with Maximum Stock Redemption

Shares issuable to Sellers	3,234,501	3,234,501
Less: Peck shares cancelled at Business Combination	(200)	(200)
Shares Outstanding at March 31, 2019, net of redemptions	1,819,682	1,490,853
Common shares issed to JAC Public Shareholders from conversion of rights	390,000	390,000
Common shares issued to JAC Private Placement Shareholders from conversion of rights	29,450	29,450
	5,473,433	5,144,604

(P)	To remove the interest income from JAC’s trust account.

(Q)	To reflect the tax provision as if Peck Electric were a C corporation and the combined entities filed consolidated tax returns. Assumed tax rate of 27.7%.

(R)	To reflect the reduction in JAC common shares as a result of redemptions in an amount that would reduce the combined companies net tangible assets to no less than $5,000,001.

(S)	The $100,000 of other income is non-recurring but has not been considered as a pro forma adjustment because it is not directly attributable to the business combination with Peck Electric.

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The Peck Company

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018

	Peck Electric Historical	Jensyn Acquisition Corp Historical	Pro Forma Adjustments		Combined Pro Forma (assuming no redemption)	Additional Pro Forma Adjustments (assuming maximum redemption)		Combined Pro Forma (assuming maximum redemption)

Earned Revenue	$15,956,097	$-	$-		$15,956,097	$-		$15,956,097

Cost of revenue earned	11,586,496	-	-		11,586,496	-		11,586,496

Gross Profit	4,369,601	-	-		4,369,601	-		4,369,601

Indirect Expenses	1,344,115	-	-		1,344,115	-		1,344,115
General and administrative expenses	1,834,704	839,061	(120,000)	A	2,553,765	-		2,553,765

Operating income (loss)	1,190,782	(839,061)	120,000		471,721	-		471,721

Other income and (expense):
Interest income	-	228,888	(228,888)	C	-	-		-
Interest expense	(134,810)	(121,194)	-		(256,004)	-		(256,004)
Other income	-	700,000	-	F	700,000	-		700,000

Pre-tax income	1,055,972	(31,367)	(108,888)		915,717	-		915,717
								-
Pro Forma Tax provision	-	-	253,934	D	253,934	-		253,934

Net income (loss)	$1,055,972	$(31,367)	$(362,822)		$661,783	$-		$661,783

Weighted average common shares outstanding - basic and diluted	200	1,856,263	3,616,970	B	5,473,433	(328,829)	E	5,144,604

See accompanying notes to the unaudited pro forma condensed combined information

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AS OF AND FOR THE PERIOD ENDED DECEMBER 31, 2018

(A)	To remove $120,000 of expenses pursuant to JAC’s administrative service agreement that terminates upon the closing of the Business Combination.

(B)	Pro forma earnings (loss) per share (EPS), basic and diluted, are computed by dividing net income (loss) by the weighted average number of shares of common stock/units outstanding during the period. The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the historical JAC weighted average number of shares outstanding of 1,856,414 (2,042,348 as reported and reduced by 186,085 for the share redemptions in January 2019) and the historic Peck Electric weighted average number of shares outstanding of 200 both as of December 31, 2018, further adjusted by: (a) 36,781, to decrease the weighted average share amount to 1,856,414 as of December 31, 2018, representing the total number of shares outstanding as of December 31, 2018, (b) 3,234,501 shares to be issued to the Stockholders in connection with the Business Combination, (c) 390,000 shares and 29,450 shares issued to JAC Public Shareholders and Private Placement Shareholders, respectively and (d) a reduction of 200 Peck Electric shares that will be cancelled in connection with the Business Combination. The effect of JAC’s 3,900,000 outstanding warrants has not been included in the diluted earnings per share amount since the exercise price of the dilutive securities are in excess of the average Company’s stock price for the year ended December 31, 2018 and are deemed out of the money. The calculation of the pro-forma weighted average number of shares, basic and diluted, is as follows:

No Redemption
As of December 31, 2018

Weighted average number of common shares reported	1,856,463

Less: Adjustment to December 31, 2018 shares outstanding	(36,781)
Add: Equity consideration to Peck Electric shareholders	3,234,501
Add: Common shares issued to JAC Public Shareholders from conversion of rights	390,000
Add: Common shares issued to JAC Private Placement Shareholders from conversion of rights	29,450
Less: Peck shares cancelled	(200)
Total net change	3,616,970

Number of common shares - basic and diluted	5,473,433

Pro Forma Shares	Number of Shares with No Stock Redemption	Number of Shares with Maximum Stock Redemption

Shares issuable to Sellers	3,234,501	3,234,501
Less: Peck shares cancelled at Business Combination	(200)	(200)
Shares Outstanding at December 31, 2018, net of redemptions	1,819,682	1,490,853
Common shares issued to JAC Public Shareholders from conversion of rights	390,000	390,000
Common shares issued to JAC Private Placement Shareholders from conversion of rights	29,450	29,450

	5,473,433	5,144,604

(C)	To remove the interest income from JAC’s trust account.

(D)	To reflect the tax provision as if Peck Electric were a C corporation and the combined entities filed consolidated tax returns. Assumed tax rate of 27.7%.

(E)	To reflect the reduction in JAC common shares as a result of redemptions in an amount that would reduce the combined companies net tangible assets to no less than $5,000,001.

(F)	The $700,000 of other income is non-recurring but has not been considered as a pro forma adjustment because it is not directly attributable to the business combination with Peck Electric.

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COMPARATIVE SHARE INFORMATION

The following table sets forth historical comparative share information Peck Electric and Jensyn and unaudited pro forma combined share information after giving effect to the Business Combination, assuming (i) that no holders of public shares exercise their conversion rights and (ii) that holders of 328,829 public shares exercise their conversion rights. The historical information should be read in conjunction with “Selected Historical Financial Information of Peck Electric” and “Selected Historical Financial Information of Jensyn” included elsewhere in this proxy statement and the historical financial statements of Peck Electric and Jensyn included elsewhere in this proxy statement. The unaudited pro forma combined share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined share information does not purport to represent what the actual results of operations of Peck Electric and Jensyn would have been had the Business Combination been completed or to project Peck Electric’s and Jensyn’s results of operations that may be achieved after the Business Combination. The unaudited pro forma book value per share information below does not purport to represent what the value of Peck Electric and Jensyn would have been had the Business Combination been completed nor the book value per share for any future date or period.

	Peck Electric Historical	Pro Forma Peck Electric Historical (c)	Jensyn Acquisition Corp Historical	The Peck Company Pro Forma (assuming no redemption)	The Peck Company Pro Forma (assuming maximum redemption)
(000)	(unaudited)	(unaudited	(unaudited)	(unaudited)	(unaudited)

As of and for the period ended March 31, 2019
Book value per share (a)	$25,730	$25,423	$1.34	$1.63	$1.01
Shares outstanding (including redeemable stock) (b)	200	200	1,819,482	5,473,433	5,144,604
Basic and diluted earnings (loss) per share (b)	$1,108	$800	$(0.11)	$(0.01)	$(0.01)
Cash dividends declared per share	-	-	-	-	-

Peck Pro Forma book value per share based on exchange ratio	$1.59	$1.57
Peck Pro Forma earnings per share based on exchange ratio	$0.07	$0.05

(a) Book value per share is equal to total stockholders’ equity divided by total outstanding units/shares.

(b) the shares outstanding and basic and diluted earnings (loss) per share calculation for Jensyn Acquisition Corp includes shares subject to possible redemption.

(c) Peck Electric income and equity have been adjusted for the 2018 pro forma tax provision.

	Peck Electric Historical	Pro Forma Peck Electric Historical (c)	Jensyn Acquisition Corp Historical	The Peck Company Pro Forma (assuming no redemption)	The Peck Company Pro Forma (assuming maximum redemption)
	(unaudited)	(unaudited	(unaudited)	(unaudited)	(unaudited)

As of and for the period ended December 31, 2018
Book value per share (a)	$25,355	$23,891	$2.55	$1.63	$1.01
Shares outstanding (including redeemable stock) (b)	200	200	1,819,482	5,473,433	5,144,604
Basic and diluted earnings (loss) per share (b)	$5,280	3,816	$(0.02)	$0.12	$0.13
Cash dividends declared per share	$-		$-	$-	$-

Peck Pro Forma book value based on exchange ratio	$1.57	$1.48
Peck Pro Forma earnings per share based on exchange ratio	$0.33	$0.24

(a)  Book value per share is equal to total stockholders’ equity divided by total outstanding units/shares.

(b)  the shares outstanding and basic and diluted earnings (loss) per share calculation for Jensyn Acquisition Corp includes shares subject to possible redemption.

(c) Peck Electric income and equity have been adjusted for the 2018 pro forma tax provision

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SPECIAL MEETING IN LIEU OF 2019 ANNUAL MEETING OF JENSYN STOCKHOLDERS

General

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting in lieu of 2019 annual meeting of stockholders to be held on June 14, 2019, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about May __, 2019. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place of Special Meeting

The special meeting will be held at 10:00 A.M., Eastern Time, on June 14, 2019 at the offices of Giordano, Halleran & Ciesla, P.C., 125 Half Mile Road, Suite 300, Red Bank, NJ 07701, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our Common Stock at the close of business on May 30, 2019, which is the record date for the special meeting. You are entitled to one vote for each share of our Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 1,819,482 shares of Jensyn Common Stock outstanding, of which 549,982 are public shares, 294,500 are private placement shares and 975,000 are founder shares held by our executive officers, independent directors, officers, special advisors and Jensyn Capital, LLC, an entity controlled by certain initial stockholders and their transferees.

Vote of Jensyn Founders and Chairman and CEO

In connection with our IPO, we and Chardan Capital Markets LLC, the representative of the underwriters of the IPO, entered into agreements with each of the initial stockholders, including our Chief Executive Officer, pursuant to which the initial stockholders agreed to vote any shares of Jensyn Common Stock owned by them in favor of the Business Combination Proposal.

Our initial stockholders have waived any conversion rights, including with respect to shares of Common Stock purchased in our IPO or in the aftermarket, in connection with Business Combination. The founder shares held by our initial stockholders have no conversion rights upon our liquidation and will be worthless if no business combination is effected by us by July 2, 2019. However, our initial stockholders are entitled to redemption rights upon our liquidation with respect to any public shares they may own.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Jensyn stockholders is necessary to hold a valid meeting. Holders of a majority in voting power of the Jensyn’s Common Stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitute a quorum. As of the record date for the special meeting, 909,742 shares of our Common Stock would be required to achieve a quorum.

Approval of the Business Combination Proposal and Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. Accordingly, a Jensyn stockholder’s failure to vote by proxy or to vote in person at the special meeting or a broker non-vote will not be counted towards the number of shares of Jensyn Common Stock required to validly establish a quorum, but if a valid quorum is otherwise established, a Jensyn stockholder’s failure to vote by proxy or to vote in person at the special meeting or a broker non-vote will have no effect on the outcome of any vote on the Business Combination Proposal or the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Business Combination Proposal and the Adjournment Proposal.

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The approval of each of the Certificate Proposals each requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock. Accordingly, a Jensyn stockholder’s failure to vote by proxy or to vote in person at the special meeting, an abstention from voting or a broker non-vote with regard to any such proposal will have the same effect as a vote “AGAINST” such proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. This means that the five nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, broker non-votes will have no effect on the election of directors.

The transactions contemplated by the Exchange Agreement will be consummated only if the Business Combination Proposal and the Certificate Proposals are approved at the special meeting. In addition, (i) the Director Election Proposal is conditioned on the approval of the Certificate Proposals and the Business Combination Proposal, and (ii) the Certificate Proposals are conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth on the proxy statement.

It is important for you to note that in the event that either the Business Combination Proposal or the Certificate Proposals do not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by July 2, 2019, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders.

Recommendation to Jensyn Stockholders

Our board of directors believes that each of the Business Combination Proposal, the Certificate Proposals, the Director Election Proposal and the Adjournment Proposal to be presented at the special meeting is in the best interests of the Company and our stockholders and unanimously recommends that our stockholders vote “FOR” each of the proposals.

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When you consider the recommendation of our board of directors in favor of approval of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a stockholder. These interests include, among other things:

●	If Jensyn is unable to complete a business combination within the required time period, our officers and directors will not have redemption rights with respect to the founder shares that they own;

●	the fact that initial stockholders paid an aggregate of $25,029 for their founder shares, and such securities should have a significantly higher value at the time of the Business Combination;

●	if the Company is unable to complete a business combination within the required time period, our initial stockholders will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but only if such a vendor or target business has not executed such a waiver;

●	The fact that upon consummation of the Business Combination, our initial stockholders will be repaid approximately $2,100,000 of loans that they made to us and Jensyn Integration Services, LLC, a company controlled by certain of our initial stockholders, will be paid an administrative fee of up to $340,000;

●

the fact that certain of our initial stockholders and special advisors may be required to forfeit shares of the Company’s Common Stock if neither the Adjusted EBITDA Target nor the Stock Price Target is achieved or if the Company uses shares to satisfy its obligations to induce investors to make an equity investment in the Company, and may be issued additional shares of the Company’s common stock if either the Adjusted EBITDA Target or Stock Price Target is achieved; and

●	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Broker Non-Votes and Abstentions

Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will be not counted for the purpose of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide

Abstentions will count as present for the purposes of establishing a quorum, but will have the same effect as a vote “AGAINST” the Business Combination Proposal, a Certificate Proposal and the Adjournment Proposal. Broker non-votes will not be counted for purposes of establishing a quorum. For purposes of approval, failure to vote is the equivalent of a vote “AGAINST” the Certificate Proposals.

Voting Your Shares

Each share of our Common Stock that you own in your name entitles you to one vote on each of the proposals for the special meeting. Your one or more proxy cards show the number of shares of our Common Stock that you own. There are several ways to vote your shares of Common Stock:

●

If you are a record holder, you can vote your shares by one of the following methods: (1) call the toll-free number specified on the enclosed proxy card and follow the instructions when prompted, (2) access the Internet website specified on the enclosed proxy card and follow the instructions provided to you, or (3) complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our Common Stock will be voted as recommended by our board of directors.

Our board of directors recommends voting “FOR” the Business Combination Proposal, “FOR” the Certificate Proposals, “FOR” the Director Election Proposal, and “FOR” the Adjournment Proposal

●	You can attend the special meeting and vote in person even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. You will be given a ballot when you arrive. However, if your shares of Common Stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Common Stock.

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Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting or at such meeting by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify Lynne Radwanski the Company’s Secretary, by telephone at (888) 536-7965, by email at lradwanski@jensyn.com or in writing to c/o Jensyn Acquisition Corp., 800 West Main Street, Suite 204, Freehold, NJ 07728, before the special meeting that you have revoked your proxy; or

●	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called only to consider the approval of the Business Combination Proposal, the Director Election Proposal, the Certificate Proposals and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in this proxy statement, which serves as the notice of the special meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our Common Stock, you may call Advantage Proxy, Inc. our proxy solicitor, at (877) 870-8565 (toll free) or brokers or banks, please call collect: (206) 870-8565.

Conversion Rights

Pursuant to our current certificate, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the Business Combination, less franchise and income taxes payable). For illustrative purposes, based on funds in the Trust Account of approximately $6,181,000 on May 22, 2019, the estimated per share conversion price would have been approximately $11.20.

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In order to exercise your conversion rights, you must:

●	affirmatively vote for or against the Business Combination Proposal;

●	submit a request in writing that we convert your public shares into cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street – 30th Floor

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

●	and deliver your public shares either physically or electronically through DTC to our transfer agent at least two business days before the special meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for conversion, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for conversion to our transfer agent and decide within the required timeframe not to exercise your conversion rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed above.

Prior to exercising conversion rights, stockholders should verify the market price of our Common Stock as they may receive higher proceeds from the sale of their Common Stock in the public market than from exercising their conversion rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our Common Stock in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in our Common Stock when you wish to sell your shares.

If you exercise your conversion rights, your shares of our Common Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and we do not consummate an initial business combination by July 2, 2019, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of our Common Stock in connection with the Business Combination.

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PROPOSAL NO. 1—APPROVAL OF THE BUSINESS COMBINATION

We are asking our stockholders to approve and adopt the Exchange Agreement and the transactions contemplated thereby, including the Business Combination. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Exchange Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Exchange Agreement,” below, for additional information and a summary of certain terms of the Exchange Agreement. You are urged to read carefully the Exchange Agreement in its entirety before voting on this proposal.

Nasdaq Listing Rule 5635(a) requires stockholder approval where, among other things, the issuance of securities in a transaction equals 20% or more of the number of shares of common stock or the voting power outstanding before the transaction, Nasdaq Listing Rule 5635(b) requires stockholder approval where the issuance of securities will result in a change of control and Nasdaq Listing Rule 5635(d) requires stockholder approval where the issuance of securities in a private placement equals 20% or more of the number of shares of common stock or the voting power outstanding before the transaction. Jensyn intends to issue approximately 3,234,501 shares of Jensyn’s common stock in the Business Combination). Therefore, Jensyn is required to obtain the approval of its stockholders under Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d).

Because we are holding a stockholder vote on the Business Combination, our amended and restated certificate of incorporation provides that we may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the shares of our Common Stock that are voted at the special meeting.

The Exchange Agreement

This section describes the material provisions of the Exchange Agreement, but does not purport to describe all of the terms of the Exchange Agreement. The following summary is qualified in its entirety by reference to the complete text of the Exchange Agreement, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. Stockholders and other interested parties are urged to read the Exchange Agreement, carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Business Combination.

The Exchange Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Exchange Agreement. The representations, warranties and covenants in the Exchange Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that these schedules contain information that is material to an investment decision.

General Description of the Exchange Agreement

On February 26, 2019, we entered into an Exchange Agreement with Peck Electric and the Peck Electric Stockholders which, among other things and subject to the terms and conditions contained in the Exchange Agreement, the Stockholders of Peck Electric will exchange their shares of capital stock in Peck Electric for 3,234,501 shares of the Company’s common stock (the “Share Exchange”) representing approximately 59% of Jensyn’s outstanding shares after giving effect to the business combination, but without giving effect to the potential conversion of our outstanding public shares to cash. In issuing shares pursuant to the Exchange Agreement, we will rely upon the exemption provided by Section 4(2) of the Securities Act which exempts from registration transactions not involving a public offering given the limited number of Peck Electric Stockholders, their sophistication based upon a review of stockholder questionnaires and their access to information with respect to the Company. As a result of the Share Exchange, Peck Electric will become a wholly owned subsidiary of the Company.

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Earnout

In the event that Peck Electric’s Adjusted EBITDA (as defined in the Exchange Agreement) for the twelve month period commencing on the first day of the first full calendar quarter following the Closing (the “Earnout Period”) is $5,000,000 or more (the “Adjusted EBITDA Target) or the closing price of the Company’s common stock is $12.00 or more per share at any time during the Earnout Period (the “Stock Price Target”), then the Company shall issue 898,473 shares of the Company’s common stock to the Stockholders and 11,231 shares of the Company’s common stock to Exit Strategy Partners, LLC, an advisor that introduced Peck Electric to the Company and issue to the Sponsors a number of shares of the Company’s common stock equal to the number of shares of the Company’s common stock forfeited by such stockholders as described below under “Forfeiture of Sponsor Shares” less the number of shares issued to the advisor.

Forfeiture of Sponsor Shares

By separate agreement, certain of the initial stockholders of the Company (the “Sponsors”) have agreed to forfeit (i) up to 200,000 shares of the Company’s common stock at the Closing to the extent that such shares are used to satisfy Company obligations or to induce investors to make an equity investment in the Company at or prior to the Closing and (ii) 200,000 shares of the Company’s common stock if neither the Adjusted EBITDA Target nor the Stock Price Target is achieved during the Earnout Period.

Satisfaction of Jenyn Liabilities

The Company has agreed that immediately prior to the Closing, taking into account any funds remaining in the Trust Account established in connection with the Company’s initial public offering after giving effect to conversions as described below under “Stockholder Conversion Rights,” the Company shall satisfy its outstanding liabilities from cash on hand or by reissuing shares forfeited by the Sponsors at the Closing as described above under “Forfeiture of Sponsor Shares”; provided, however, that in no event shall the Company satisfy such obligations in cash to the extent that payments of such obligations in cash would exceed $2,500,000.

Stockholder Conversion Rights

At the time that the Company seeks approval of the Share Exchange from its stockholders, the Company will offer its public shareholders the opportunity to convert their shares into cash upon the closing of the Share Exchange in an amount equal to their pro rata share of the funds held in the Trust Account that holds the proceeds of Jensyn’s initial public offering as provided by its amended and restated certificate of incorporation. As of May 22, 2019, the Trust Account held funds of approximately $6,181,000. In connection with the stockholder vote to extend the date by which the Company must complete its initial business combination to July 2, 2019, Jensyn Capital, LLC, a company controlled by the Company’s initial stockholders agreed to contribute to the Trust Account $0.05 for each 30 day period during the period beginning on January 4, 2019 and ending on the earlier of July 2, 2019 or the date that the Company completes its initial business combination for each public share that was not converted into cash at the special meeting of stockholders held on January 3, 2019. As of May 22, 2019, approximately $82,500 has been deposited into the Trust Account increasing the per share redemption price to approximately $11.20. Additional deposits will increase the funds available in the Trust Account to approximately $11.25, $11.30, and $11.35 per share as of May 3, June 3 and July 3, 2019, respectively, assuming a Business Combination is not completed before any of such dates.

Closing of the Business Combination

The closing of the Business Combination is expected to take place no later than the second business day following the day on which the last of the conditions to the closing of the Business Combination (described under the subsection entitled “Conditions to Closing of the Business Combination”) have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the Business Combination, but subject to the fulfillment or waiver of those conditions) or such other date as may be specified in writing by Jensyn and Peck Electric. Assuming timely satisfaction of the necessary closing conditions, Jensyn and Peck Electric currently expect the closing of the Business Combination to occur in the second quarter of 2019.

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Conditions to Closing of the Business Combination

The obligation of the parties to complete the Business Combination are subject to the fulfillment of certain closing conditions, including:

●	the approval of the Exchange Agreement and the transactions contemplated thereby (including the Business Combination) by our stockholders holding a majority of our shares of Common Stock that are present and voted at the special meeting;

●	the approval of the Certificate Proposals by our stockholders holding a majority of our outstanding shares of Common Stock;

●	the receipt of third party consents;

●	the absence of any order or law, judgment or ruling of any governmental entity that restrains, prohibits or otherwise prevents the consummation of the Business Combination;

●	the exercise by Jensyn public stockholders to convert Jensyn Common Stock into cash by our public stockholders having been completed in accordance with the terms of the Exchange Agreement and, after giving effect to any such redemptions Jensyn having at least $5,000,001 in net tangible assets;

●	the Nasdaq Stock Market shall have approved Jensyn, post-Business Combination, for listing on the Nasdaq Stock Market;

●	the absence of a material adverse effect on Jensyn and Peck Electric;

●	The receipt by Jensyn of an opinion from an investment banking firm that the transactions contemplated by the Exchange Agreement are fair, from a financial point of view, to Jensyn’s stockholders.

●	the accuracy of the representations and warranties of Jensyn, the Stockholders and Peck Electric (subject in certain cases to certain materiality, knowledge and other qualifications); and

●	Jensyn’s, Peck Electric’s and the Stockholders’ performance in all material respects of the pre-closing obligations of Jensyn, Peck Electric and the Stockholders under the Exchange Agreement.

We cannot provide assurance as to when or if all of the conditions to the Business Combination will be satisfied or waived by the appropriate party. As of the date of this proxy statement, we have no reason to believe that any of these conditions will not be satisfied.

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Efforts to Obtain Stockholder Approval and Consummate the Business Combination; Regulatory Matters

Unless the Exchange Agreement is terminated in accordance with its terms, we have agreed to call a special meeting of our stockholders, for the purpose of such stockholders considering and voting on the approval and adoption of the Exchange Agreement and any other matters required to be voted upon by such stockholders in connection with the transactions contemplated in the Exchange Agreement (including the Business Combination). We may delay, postpone or adjourn such special meeting of our stockholders if, as of the time for which the stockholders meeting is originally scheduled, there are insufficient shares of our Common Stock represented (either in person or by proxy) and voting to adopt the Exchange Agreement or the Certificate Proposals or to constitute a quorum necessary to conduct the business of the special meeting. Our board of directors has, by a unanimous vote, approved the Business Combination and directed that the Exchange Agreement and the Business Combination be submitted to our stockholders for their consideration.

Moreover, each party to the Exchange Agreement has agreed to use commercially reasonable efforts to take or cause to be taken all actions reasonably necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Exchange Agreement (including the Business Combination).

More specifically, each party to the Exchange Agreement will use its reasonable best efforts to obtain all necessary consents or other authorizations of all governmental authorities, and using commercially reasonable efforts to take all necessary or reasonably advisable actions to avoid or resolve any impediment or objection under any antitrust, competition or trade regulation that may be asserted by any such governmental authority with respect to the Business Combination and other transactions contemplated by the Exchange Agreement and related agreements.

The parties also agreed to promptly advise the other upon receiving any material communication from any governmental entity, consent or approval of which is required to complete the transactions contemplated by the Exchange Agreement.

None of Jensyn, the Stockholders or Peck Electric is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Termination

Jensyn and Peck Electric may terminate the Exchange Agreement by mutual written consent at any time before the closing of the Business Combination, whether before or after Jensyn’s stockholders have voted in favor the Exchange Agreement.

In addition, either Jensyn or Peck Electric may terminate the Exchange Agreement at any time before the closing of the Business Combination by written notice to the other party:

●	if the Business Combination has not been completed on or before July 2, 2019 (the “termination date”), but only so long as the failure of the Business Combination to have been completed by the termination date was not the result of the terminating party’s breach of its representations, warranties, obligations or covenants under the Exchange Agreement;

●	if any governmental authority of competent jurisdiction issues any final and non-appealable order, decree, ruling or other action that has the effect of permanently enjoining, restraining, or otherwise prohibiting the consummation of the Business Combination; or

●	if there is a breach by the non-terminating party of any of its representations or warranties contained in the Exchange Agreement, which breach would give rise to the failure to satisfy the closing condition regarding the accuracy of representations and warranties of such party (described above under “Conditions to the Completion of the Business Combination”) that is either not curable by the termination date or, if capable of being cured, has not been cured within 30 calendar days following receipt of written notice from the terminating party stating its intention to terminate the Exchange Agreement; or

●	in the event that Riverside Capital Partners, LLC or any of its successors or assigns exercises its right to cause the election of individuals designated by it to constitute a majority of the members of the Jensyn board of directors pursuant to the voting agreement entered into at the time of Riverside’s loan to Jensyn.

In the event of the termination of the Exchange Agreement, there will be no liability on the part of Jensyn, the Stockholders, Peck Electric, or any of their respective directors, officers, equity holders and affiliates under the Exchange Agreement, other than as described below under “Termination Fees” and liability arising out of any willful act taken by any party to the Exchange Agreement that is a material breach of such party’s covenants or agreements under the Exchange Agreement and which was taken with the knowledge that such act would reasonably be expected to result in such material breach.

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Termination Fees

Peck Electric is required to pay the Company a $300,000 termination fee in the event that the Exchange Agreement is terminated (i) by the Company by reason of the breach by Peck Electric or the Stockholders of their representations and warranties set forth in the Exchange Agreement or (ii) by the Company or Peck Electric as a result of the Closing not having occurred by July 2, 2019 solely by reason of a delay caused solely by Peck Electric.

The Company is required to pay Peck Electric a $300,000 termination fee in the event that Peck Electric terminates the Exchange Agreement by reason of the breach by the Company of its representations and warranties set forth in the Exchange Agreement or if the Exchange Agreement is terminated by the Company or Peck Electric as a result of the Closing not having occurred by July 2, 2019 as a result of a delay solely caused by the Company. The Company is also required to pay Peck Electric a $300,000 termination fee if the Exchange Agreement is terminated by the Company as a result of the Closing not having occurred by July 2, 2019 for a reason other than a delay caused solely by Peck Electric, and the Company initiates an alternate business combination within six months of such termination.

Conduct of Business Pending the Business Combination

Each of Jensyn and Peck Electric has undertaken covenants that place customary restrictions on it and its subsidiaries until the consummation of the Business Combination (or, if earlier, the date the Exchange Agreement is validly terminated). Each has agreed to operate its business in the regular and ordinary course in substantially the same manner heretofore conducted and to use commercially reasonable efforts to preserve intact certain of its present business relationships. Except with Jensyn’s prior consent (which consent shall not be unreasonably withheld conditioned or delayed), Peck Electric has also agreed that except as may be required by law or the Exchange Agreement, Peck Electric will not, and will not permit any of its subsidiaries to, among other things, undertake the following actions:

●	issue any equity securities of or any equity interest in Peck Electric or any of its subsidiaries;

●	issue any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating Peck Electric or any of its subsidiaries to issue, deliver or sell any equity securities of or any equity interest in Peck Electric or any of its subsidiaries;

●	incur certain indebtedness in excess of $100,000 (other than pursuant to existing credit facilities up to an amount not to exceed the facility limit applicable to each such credit facility as of the date of the Exchange Agreement) or create any lien other than specified liens;

●	sell, assign or otherwise dispose of, or agree to sell, assign or otherwise dispose of, any of the material fixed assets having a value in excess of $100,000;

●	acquire (by merger, consolidation or combination, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof;

●	except in the ordinary course of business, enter into or amend any material contract or material lease;

●	other than in the ordinary course of business consistent with past practice or pursuant to a contractual obligation in existence as of the date of the Exchange Agreement, (i) enter into or amend any employment or similar agreement, except for any employment agreement providing for an annual base salary of less than $100,000, (ii) increase the compensation payable to any directors or officers, (iii) pay or make provision for the payment of any bonuses, options or similar arrangements, or (iv) increase the coverage under any employment benefit plan other than as required by applicable law;

●	make any capital expenditures in excess of $100,000 individually or $200,000 in the aggregate;

●	adopt or materially change any accounting practice other than as required by law;

●	allow any material insurance policy to lapse;

●	change any material practices with respect to certain customers or suppliers;

●	waive or compromise any material rights or claims with a value in excess of $100,000;

●	amend its or its subsidiaries governing documents;

●	adopt or effect a plan of complete or partial liquidation; or

●	enter into any agreement to take any of the above actions.

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Jensyn has also agreed, except as otherwise contemplated by the Exchange Agreement or as required by applicable law, subject to certain specifically scheduled and identified exceptions, that it will not, and will not permit any of its subsidiaries to, among other things, undertake the following actions without the prior consent of the Stockholders (which consent shall not be unreasonably withheld, conditioned or delayed):

●	issue (A) any shares, capital stock or other securities; or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating JAC to issue, deliver or sell any shares, capital stock or other securities, except that JAC may conduct a private offering of securities in an aggregate amount of up to $3,000,00 and/or arrange for backstop financing to replace funds in the Trust Account in the aggregate amount of up to $3,000,000 and pay commission of up to ten percent (10%) with respect to each of such transactions;

●	amend its or its subsidiaries governing documents;

●	acquire any capital stock or other interest in any other person or merge or purchase a substantial portion of any other person or business;

●	create, issue, pledge or sell (or propose or authorize the same) any options or other awards with respect to shares of its capital stock or adopt a stockholder rights plan;

●	subject to certain exceptions, permit any disbursements from the Trust Account;

●	split, combine, purchase (or propose to do the same) any shares of its capital stock;

●	increase the compensation or benefits payable to any initial stockholder;

●	adopt or effect a plan of complete or partial liquidation or other reorganization; or

●	enter into any agreement to take any of the above actions or publicly recommend or announce an intention to do so.

Additional Covenants of the Parties

The Exchange Agreement also contains customary mutual covenants relating to the preparation of this document, the granting of access to information, the filing of tax returns and other tax matters (including Peck Electric’s right, subject to certain exceptions, to receive refunds and credits actually received by Peck Electric and its subsidiaries in respect of pre-closing tax periods), confidentiality, public announcements with respect to the transactions contemplated by the Exchange Agreement, notification in certain events, the procurement of applicable third party consents, exclusivity with respect to the transactions contemplated by the Exchange Agreement (and with respect to any alternative transactions), the retention of various books and records of Peck Electric and its subsidiaries, contact with Peck Electric customers, suppliers and other business relations prior to the consummation of the Business Combination, permissible stockholder votes, the termination of specifically identified related party agreements, transactions involving shares of Jensyn Common Stock, and the preservation of Jensyn’s status as a listed company on Nasdaq.

Trust Account Waiver

Peck Electric and the Stockholders have acknowledged that the Trust Account is for the benefit of Jensyn’s public stockholders and that Jensyn may disburse funds from the Trust Account only in certain limited circumstances. Accordingly, Peck Electric and the Stockholders (each for itself and its directors, officers, employees, shareholders, representatives, advisors and other affiliates) have waived all rights, title, interests or claims of any kind against Jensyn to collect from the Trust Account any amounts that may be owed to them by Jensyn for any reason whatsoever, including to a breach of the Exchange Agreement.

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Remedies

Post-Closing Indemnification; Specific Performance

Under the Exchange Agreement, the Stockholders have agreed to indemnify, on a several basis, the Company and its officers, directors and affiliates and representatives against losses and liabilities resulting from any breach of the representations and warranties of Peck Electric or the Stockholders contained in the Exchange Agreement or any breach of the covenants of Peck Electric and the Stockholders contained in the Exchange Agreement.

The Company has agreed to indemnify the Stockholders and their affiliates and representatives against losses and liabilities resulting from any breach of the representations or warranties of the Company set forth in the Exchange Agreement or any breach of the covenants of the Company contained in the Exchange Agreement.

Survival

Generally, the representations and warranties and covenants of the parties to the Exchange Agreement will survive for a period of one (1) year after the closing of the Business Combination and certain Fundamental Representations (as defined in the Exchange Agreement) will survive for a period of three (3) years after the closing of the Business Combination (such period, the “survival period”). However, representations and warranties under which an indemnification claim shall have been timely made prior to the expiration of the applicable survival period shall survive solely with respect to such indemnification claim until the final disposition thereof. All covenants and agreements that contemplate performance following the closing of the Business Combination shall survive until performed.

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Limits on Indemnification

Except in respect of claims for fraud, bad faith, gross or willful misconduct and actions to seek specific performance or other injunctive relief, the sole and exclusive remedy of the parties to the Exchange Agreement with respect to any breach of covenants, agreements, representations or warranties set forth in the Exchange Agreement (including with respect to any matters arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or other environmental laws relating hazardous substances) is the right to be indemnified as noted above (subject to the limitations noted below).

Notwithstanding the foregoing, the maximum amount an indemnified party shall be entitled to recover in the aggregate with respect to any and all Indemnifiable Claims shall be $7,200,000.

Among other limitations, recoverable indemnifiable losses must be reduced by the amount of any tax benefit actually realized, in each case by the indemnified party (as applicable, or any affiliate thereof) that is attributable to the losses to which such claim relates, and with respect to clause (iii) to the taxable period in which such losses are incurred, treating any item of loss, deduction or credit as a result of such Losses as the last item used in such period, and taking into account any tax detriment suffered by the Indemnified Parties as a result of such losses and the receipt of the related indemnity payment (in the case of clauses (i), (ii) and (iii), net of the cost and expense of obtaining any such benefits, proceeds, payments or reimbursements).

The Exchange Agreement contains customary provisions relating to the defense of third-party claims for which either party may have a right to indemnity under the Exchange Agreement.

Representations and Warranties

The Exchange Agreement contains representations and warranties made by each of Peck Electric, the Stockholders of Peck Electric, and Jensyn relating to their respective businesses which are customary for transactions similar to the Business Combination. With the exception of certain representations that must be true and correct in all material respects, no representation will be deemed untrue or incorrect for purposes of satisfying applicable closing conditions as a consequence of the existence or absence of any fact, state of facts, circumstance, change, effect, development, occurrence or combination of the foregoing unless that event, state of facts, circumstance, change, effect, development, occurrence or combination of the foregoing, has had or is reasonably likely to have a material adverse effect on, either (i) the ability of the party making such representations to consummate the Business Combination and the other transactions contemplated by the Exchange Agreement or (ii) the business, condition (financial or otherwise) or results of operations of the party (and its subsidiaries, taken as a whole) making the representation.

In the Exchange Agreement, each of the Stockholders of Peck Electric, Peck Electric, and Jensyn has made representations and warranties to the others, as applicable, regarding (among other things):

●	corporate matters, including due organization and qualification;

●	authority relative to execution and delivery of the Exchange Agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the Business Combination;

●	required governmental approvals;

●	legal proceedings;

●	broker’s fees payable in connection with the Business Combination and/or the Exchange Agreement;

●	related party agreements; and

●	the accuracy of information supplied for inclusion in this document and other similar documents.

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In addition, Peck Electric has made other representations and warranties about itself to Jensyn as to:

●	capitalization;

●	financial statements, internal controls and accounting books and records;

●	the absence of undisclosed liabilities;

●	material contracts;

●	the absence of material adverse changes;

●	compliance with applicable laws (including anti-bribery and similar laws) and permits;

●	employee benefits matters;

●	environmental matters;

●	intellectual property;

●	employment law matters;

●	insurance coverage;

●	tax matters;

●	real and personal property;

●	customer and suppliers; and

●	absence of anti-takeover provisions.

The Stockholders of Peck Electric also have made additional representations and warranties to Jensyn as to ownership of Peck Electric’s outstanding shares.

Jensyn also has made additional representations and warranties to the Stockholders of Peck Electric and Peck Electric as to:

●	Our filings with the SEC;

●	the funds in our Trust Account;

●	the approval of the Exchange Agreement and the transactions contemplated thereby (including the Business Combination) by our board of directors.

●	capitalization;

●	material contracts;

●	compliance with applicable laws (including anti-bribery and similar laws) and permits;

●	employee benefits matters; and

●	tax matters;

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The Exchange Agreement is described in, and included as an annex to, this document only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Jensyn, the Stockholders of Peck Electric, Peck Electric or their respective businesses. Accordingly, the representations and warranties and other provisions of the Exchange Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this document and in the documents incorporated by reference into this document. See “Where You Can Find More Information.”

Definition of Material Adverse Effect

For the purposes of the Exchange Agreement, material adverse effect means:

●	with respect to Peck Electric, any event, circumstance, change, development or effect that, individually or in the aggregate with all other events, circumstances, changes, developments or effects, has had, or would reasonably be expected to have, a material adverse effect upon (i) the assets, liabilities, condition (financial or otherwise), business or results of operations of the Group Companies, taken as a whole, or (ii) the ability of Peck Electric to timely consummate the transactions contemplated hereunder in accordance with the terms thereof; and

●	with respect to Jensyn, mean any change, effect, event, or occurrence that, individually or in the aggregate with all other changes, events or occurrences, has had a material adverse effect on (a) the business, financial condition or results of operations of Jensyn, taken as a whole, or (b) the ability of Jensyn to perform its obligations under the Exchange Agreement and to consummate the transactions contemplated thereby.

In determining whether a material adverse effect has occurred or is reasonably likely to occur with respect to Peck Electric, the parties will disregard adverse effects resulting from:

●	conditions affecting the United States economy or any foreign economy generally;

●	any national or international political or social conditions, including, engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, the occurrence of any military or terrorist attack or otherwise;

●	financial, banking or securities markets;

●	changes in generally accepted accounting principles (or in the interpretation thereof;

●	changes in (or in the interpretation of) any laws, rules, regulations, orders or other binding directives issued by any governmental authority or any action required to be taken under any law, rule, regulation, order or existing contract by which Peck Electric or any of its subsidiaries (or any of their respective assets or properties) is bound;

●	any change that is generally applicable to the industries or markets in which Peck Electric and its subsidiaries operate;

●	the taking of any action contemplated by the Exchange Agreement or any ancillary document or with Jensyn’s consent; and

●	any adverse change in or effect on the business of Peck Electric or any of its subsidiaries that is cured prior to the closing.

Amendment of the Exchange Agreement

The Exchange Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of Jensyn, the Stockholders of Peck Electric and Peck Electric. Although there are no specific requirements under the Exchange Agreement to submit any amendments for the approval of Jensyn’s stockholders, in the event that any amendment would materially change Jensyn’s ownership interest in Peck Electric, materially reduce the ownership of Jensyn’s stockholders in Jensyn other than as contemplated herein or that otherwise by law would require the approval of Jensyn’s public stockholders, such amended Exchange Agreement would be submitted to Jensyn’s public stockholders for approval together with a corresponding opportunity to convert their shares into cash.

Governing Law and Venue; Waiver of Jury Trial

The parties have agreed that the Exchange Agreement will be governed by New York law. Each party has irrevocably and unconditionally submitted to the exclusive jurisdiction of any state or federal court sitting in New York. Each party has further irrevocably waived any right such party may have to a trial by jury with respect to any action or proceeding between the parties arising out of or relating to the Exchange Agreement, the transactions contemplated thereby, or any action of the parties thereto in the negotiation, administration, performance or enforcement of the Exchange Agreement.

Related Agreements

This section describes the material provisions of certain additional agreements to be entered into in connection with the Exchange Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. The remaining Related Agreements will be filed with the SEC at a future date. Stockholders and other interested parties are urged to read such Related Agreements in their entirety.

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Registration Rights Agreement

Upon the Closing of the Business Combination the Company will enter into a registration rights agreement with the Peck Electric Stockholders which will give the Stockholders the right, at any time after the one year anniversary of the Business Combination, to make up to two demands that the Company register for public resale the shares of Jensyn Common Stock issued or issuable pursuant to the Share Exchange Agreement. The Registration Rights Agreement also provides for the grant of “piggyback” registration rights to the Stockholders.

Stockholder Lockup Agreements

Upon the Closing of the Business Combination the shares of the Company’s Common Stock (the “Lockup Shares”) issued to the Peck Electric Stockholders will be subject to certain restrictions on the transfer. Under these lockup agreements, the Peck Electric Stockholders will covenant, subject to certain limited exceptions, not to sell:

●	50% of the Lockup Shares held by such holder until the earlier to occur of (i) the first anniversary of the Closing, or (ii) if the last sales price of the Company’s Common Stock exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Closing, the last day of such 30-trading day period; and

●	the remaining Lockup Shares until the first anniversary of the Closing.

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Background of the Business Combination

Jensyn Acquisition Corp. is a blank check company formed in Delaware on October 8, 2014, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The Business Combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of our management team and board of directors. The terms of the Business Combination were the result of extensive negotiations between the representatives of Jensyn and Peck Electric. The following is a brief description of the background of these negotiations, the Business Combination, and related transactions.

From the date of our IPO through execution of the Exchange Agreement on February 26, 2019, Jensyn considered a number of potential target companies with the objective of consummating an acquisition. Representatives of Jensyn, contacted and were contacted by a number of individuals and entities who offered to present ideas for acquisition opportunities, including financial advisors and companies within the specialty IT consulting, staffing, energy services, and other industries. Jensyn compiled a list of high priority potential targets and updated and supplemented such list from time to time.

During that period, Jensyn and representatives of Jensyn:

●	Considered and conducted analysis of over 200 potential acquisition targets;

●	Participated in in-person or telephonic discussions with representatives of approximately 85 potential acquisition targets (other than Peck Electric);

●	Entered into non-disclosure agreements with approximately 35 potential acquisition targets (other than Peck Electric) or their representatives; and

●	Submitted letters of intent or conducted diligence with respect to 11 potential acquisition targets (other than Peck Electric).

●	Signed letters of intent or conducted diligence with respect to four potential acquisition targets (other than Peck Electric).

While we initially planned to seek an acquisition in the information technology consulting industry, we were not precluded from pursuing a business combination outside of these industries.

After analyzing multiple companies in the information technology consulting industry and meeting with their respective representatives in person or telephonically, Jensyn and its representatives concluded that the valuations for this specific industry were high, which resulted in a very low number of attractive acquisition opportunities in this sector. The management and board of directors believed that the experience, skill set and expertise of Jensyn’s management team is directly applicable to other industries, including the energy segment, and the proposed transaction with Peck Electric.

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The efforts of the Company to find a business combination transaction progressed to the point that beginning in early April 2017 and continuing through the execution of the Exchange Agreement, Jensyn was engaged in detailed discussions, due diligence, and negotiations with a small subset of the target businesses that Jensyn had identified as high priority potential targets. These targets included (i) Oneness Global, (ii) BAE Energy Management, LLC (“BAE”), (iii) a US-based company participating in a growing segment of the IT consulting and services industry (“Company A”), (iv) a US-based company participating in an attractive segment of the oil and gas industry (“Company B”) and (v) a US-based company in the IT consulting and staffing industry (“Company C”).

Jensyn reviewed the potential acquisitions based on the same criteria discussed below and used in evaluating the Business Combination, which included opportunities for platform growth, history of and potential financial results including free cash flow generation and revenue and earnings growth, established and proven track record, experienced and motivated management team, and strong competitive industry position.

On November 3, 2017, we entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with BAE Energy Management, LLC, a Delaware limited liability company (“BAE”) and its owners, Victor Ferreira and Karen Ferreira (the “Existing Members”).

On April 24, 2018, BAE sent us a notice purporting to terminate the BAE Purchase Agreement as a result of the transactions contemplated by the BAE Purchase Agreement having not been completed by March 7, 2018. We have advised BAE and its owners that we have reserved all rights with respect to this matter, including the right to reject the purported termination and to pursue remedies for breach of the BAE Purchase Agreement by BAE and its owners.

On August 15, 2018, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with Oneness Global, a Cayman Islands company, and its stockholders with respect to a proposed business combination with Oneness Global. On October 4, 2018, we terminated the Exchange Agreement due to the breach by Oneness Global of certain representations, warranties and covenants contained in the Exchange Agreement.

As a result of the actions taken by BAE and its owners and the termination of the Exchange Agreement with Oneness Global, Jensyn management evaluated Jensyn’s alternatives, including the Business Combination with Peck Electric.

On September 17, 2018, Jeffrey Raymond, Jensyn’s President and Chief Executive Officer, reached out via email to Arun Batavia, Managing Partner of Exit Strategy Partners, LLC (“Exit Strategy Partners”), an M&A advisory firm located in San Francisco, California, to inform him that Jensyn was interested in looking at potential business combination candidates. Jensyn and Exit Strategy Partners signed an agreement on May 19, 2017, pursuant to which Exit Strategy Partners was engaged to provide advisory services regarding the identification of business combination candidates.

Mooers Branton & Company (“MBC”), a merchant bank located in Sarasota, Florida with an interest in the solar industry, had been considering taking a position in Peck Electric since the summer of 2018. During the time that discussions between MBC and Peck Electric were ongoing regarding MBC’s taking a stake in Peck, Mr. Battavia, who had been previously introduced to MBC, reached out to MBC to inquire about their view of the solar industry and whether they were progressing with their efforts to aggregate or acquire one or more solar companies. Shortly thereafter, MBC indicated that it might be interested in considering a SPAC as a public vehicle to effect acquisitions of solar companies.

On November 13, 2018, Mr. Raymond and Mr. Batavia met telephonically with Richard Mooers and Roger Branton, who are Principals and Co-Founders of MBC, to have an initial conversation regarding Peck Electric and its prospects and review preliminary financial information provided in advance. On the same day, Mr. Batavia sent Mr. Raymond and Mr. Mooers a draft of a capitalization table based on preliminary information and assumptions provided by MBC regarding Peck Electric. The initial valuation was based on a discount to the average multiple of 2018 forecasted revenue using comparable revenue multiples from a number of other publicly listed solar companies.  Mr. Batavia also presented a form of letter of intent to illustrate a potential offer to Peck Electric for their review. As a follow up, Mr. Mooers engaged in further discussions with Peck Electric and its advisors.

On November 19, 2018, representatives of Jensyn, Exit Strategy Partners and MBC met telephonically to discuss the economic model for the transaction and the initial terms of a potential non-binding letter of intent. At that meeting, MBC advised Jensyn that the time to complete a transaction which was anticipated to close in the second quarter of 2019 necessitated the use of 2019 forecasted revenue as the basis to better reflect a fair valuation based on industry peer group comparables and market discounts. On the same day, Mr. Batavia sent the first draft of a non-binding letter of intent and a revised valuation analysis to the meeting participants that reflected a discount to the average multiple of 2019 forecasted revenue using comparable revenue multiples for the select set of publicly listed solar companies.  The revised valuation also reflected Jensyn management’s belief that the added risk of using 2019 as the revenue basis required the earn-out to be a larger percentage of the total consideration based on the achievement of revenue targets or stock price targets in the twelve months following the closing of the transaction.

On November 20, 2018, Mr. Batavia met telephonically with Mr. Mooers to review the first draft of the letter of intent and valuation analysis. Later, Mr. Batavia sent to Mr. Raymond and Mr. Mooers a revised draft of a non-binding letter of intent accompanied by the valuation model for review. Jensyn representatives provided feedback and comments on the same day.

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Between November 21, 2018 and November 26, 2018, representatives of Jensyn, Exit Strategy Partners, and MBC continued to exchange information and discuss the terms of the proposed non-binding letter of intent.

On November 27, 2018, Jensyn entered into a non-binding letter of intent with Peck Electric pursuant to which the parties agreed to a value for the company, a plan for conducting due diligence, and a date by which Jensyn would be required to negotiate the definitive agreement based on its due diligence findings.

On November 28, 2018, Mr. Mooers introduced Mr. Raymond to Jeffrey Peck, President of Peck Electric, and Michael d’Amato, a representative of VeroMA, LLC, an advisor to Peck Electric on business development matters, via email. On the same day, Mr. Mooers met telephonically with Mr. Peck to provide more information regarding the proposed transaction with Jensyn.

On November 30, 2018, Mr. Raymond and Mr. Peck met telephonically to discuss the terms of the transaction. The meeting also included representatives of MBC, Exit Strategy Partners and VeroMA LLC.

On December 11, 2018, Jensyn representatives sent to Mr. Peck, Mr. Mooers, and Mr. Batavia an information request, via email, regarding information needed to prepare a definitive business combination agreement, and a capitalization table, with names and ownership interests of each owner, a due diligence request list, a list of schedules that would be required pursuant to the purchase agreement and a list of the financial information required for the proxy statement that would be prepared for the transaction.

On December 11, 2018, representatives from Jensyn, Peck Electric, MBC, Exit Strategy Partners, and VeroMA held a conference call to discuss the terms of the business combination agreement and a timeline to complete the transaction.

Between December 12, 2018 and January 2, 2019, representatives of Jensyn, Peck Electric, MBC, Exit Strategy Partners, and VeroMA exchanged emails and met telephonically to discuss the terms of the proposed Share Exchange Agreement and review the progress achieved in the Peck Electric financial audit, due diligence, the development of a potential investor presentation and other acquisition related items.

On December 18, 2018, Jensyn delivered a draft of the Share Exchange Agreement to MBC which provided it to Peck Electric. Between January 10, 2019 and February 26, 2019, counsel to Jensyn and counsel to Peck Electric discussed and negotiated the terms of the Share Exchange Agreement and on February 26, 2019, Jensyn, Peck Electric and the Peck Electric Stockholders executed the Share Exchange Agreement.

On March 1, 2019, a press release was issued announcing the Business Combination and shortly thereafter Jensyn furnished to the SEC a Current Report on Form 8-K attaching the press release.

As part of the negotiation of the terms of the Share Exchange Agreement, Mr. Raymond requested that Peck Electric advance funds to Jensyn to fund Jensyn’s transaction expenses. Prior to the execution of the Share Exchange Agreement, Mr. Mooers advised Mr. Raymond that it had identified another party that would be willing to fund Jensyn transaction expenses. Between February 1, 2019 and March 11, 2019, counsel to Jensyn and counsel to Riverside Merchant Partners LLC negotiated the terms of loan documents. On March 12, 2019, the documents were finalized and Riverside Merchant Partners LLC funded the $248,000 loan and Jensyn, Peck Electric and the Stockholders entered into the First Amendment to the Share Exchange Agreement which provided that the Share Exchange Agreement would automatically terminate in the event that Riverside exercises its right to cause the election of individuals designated by it to constitute a majority of the members of the Jensyn Board of Directors pursuant to the voting agreement entered into in connection with the Riverside loan.

The Share Exchange Agreement provided that Jensyn’s obligation to close the proposed business combination was subject to certain conditions, including the approval of Jensyn’s Board of Directors and shareholders, Jensyn’s reasonable satisfaction with the results of its due diligence investigation, including the contents of the disclosure schedules to be delivered by Peck Electric to the agreement, and the receipt of a fairness opinion from an investment banking firm that the transactions contemplated by the Share Exchange Agreement are fair, from a financial point of view, to Jensyn’s stockholders.

On March 26, 2019, the Jensyn Board of Directors met telephonically to consider the approval of the Share Exchange Agreement. Counsel described the terms thereof, including Peck Electric’s obligation to deliver disclosure schedules and the conditions of closing, including approval of Jensyn’s Board of Directors. Primary Capital provided its oral opinion, subsequently confirmed in writing, to the board of directors to the effect that, as of March 26, 2019, and subject to and based upon the assumptions made, procedures followed, matters considered, limitations of the review under undertaken and qualifications contained in such opinion, the transactions contemplated in such opinion, the transactions contemplated by the Share Exchange Agreement were fair, from a financial point of view, to Jensyn’s stockholders. In addition, Primary Capital advised the Board that the fair market value of Peck Electric (measured by the enterprise value implied by the various financial analyses Primary Capital conducted) equaled or exceeded 80% of the amount held by Jensyn in the Trust Account. After discussion of the proposed Business Combination, the Board determined it needed additional information regarding Peck Electric’s recent financial results, prospects for the solar industry in general and the basis for Peck Electric’s financial projections and requested an opportunity to meet by telephone with Jeffrey Peck and Michael D’Amato. As a result, a meeting of the Jensyn Board of Directors was scheduled for the next morning.

On March 27, 2019, the Jensyn Board of Directors reconvened. Mr. Peck and Mr. D’Amato attended the meeting telephonically and discussed the solar industry, Peck Electric’s operating results and the basis for Peck Electric’s financial projections. After considering this information, the proposed terms of the Purchase Agreement and the receipt of Primary Capital’s oral and written opinion, and taking into account the other factors described below under the heading captioned “Jensyn’s Board of Directors’ Reasons for the Approval of the Business Combination,” the Jensyn Board of Directors unanimously approved the Share Exchange Agreement and the transactions contemplated thereby and determined that it was advisable and in the best interests of Jensyn to consummate the business combination and other transactions contemplated by the Share Exchange Agreement and related agreements, subject to management’s satisfaction with the contents of Peck Electric’s disclosure schedules.

On March 28, 2019, Peck Electric delivered its disclosure schedules to the Share Exchange Agreement and Jensyn and Peck Electric finalized the Lock-Up Agreement contemplated by the Share Exchange. The contents of the disclosure schedules were satisfactory to Jensyn’s management.

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Jensyn’s Board of Directors Reasons for the Approval of the Business Combination

Jensyn’s board of directors considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, its board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of Jensyn’s board of directors may have given different weight to different factors.

In the prospectus for our IPO, we identified the following general criteria and guidelines that we believed would be important in evaluating prospective target businesses.

●	Opportunities for Platform Growth: We intend to seek to acquire one or more businesses or assets that we can grow both organically and through acquisition and that have solid, scalable infrastructures which include processes, systems and organization.

●	History of Profitable Growth: We intend to seek to acquire one or more businesses that have generated annual revenues of between $75,000,000 and $100,000,000, earnings before income taxes, depreciation and amortization (EBITDA) of between $7,500,000 and $12,500,000 and gross margins between 30% and 40%, including target niche companies in high growth areas (such as cloud services, cloud security, big data, healthcare and mobile and online services) that meet our revenue and gross margin criteria and can be used to accelerate growth within a platform company.

●	Recurring revenue and strong client base: We intend to seek to acquire companies having a strong client base with recurring client contracts and strong outsourcing relationships.

●	Experienced and Motivated Management Teams: We intend to seek to acquire businesses that have strong, experienced management teams with a substantial personal economic stake in the performance of the acquired business. We intend to focus on management teams with a proven track record of driving revenue growth and enhancing profitability. We also intend to focus on companies where we expect that the operating and strategic expertise of our officers and directors will complement the target’s management team

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In considering the Business Combination, Jensyn’s board of directors concluded that, except as to size, Peck Electric generally met all of the above criteria given the current value of the Trust Account. In particular, the board considered the following positive factors, although not weighted or in any order of significance:

●	Strong Competitive Position. Peck Electric is the largest commercial solar engineering, procurement and construction (“EPC”) company in the Northeast and ranked 60th in the US by Solar Power World. Peck Electric is well known in the industry and obtains work from national developers. Peck Electric intends to utilize its good reputation and relationships to expand across the Northeast and the US.

●	Company with Strong Growth Characteristics in a Rapidly Growing Industry. Reports from Bloomberg, DNV GL, IHS Markit, and others involved in renewable energy research indicate that solar and solar plus storage system deployment will continue to grow over the long-term. DNV GL projects that global electricity demand will increase by 2.5x as the population consumes more electricity by 2050, and that 40% of the entire global energy to serve the population’s needs will be produced by PV solar arrays, a 65x increase from today. Also, Bloomberg New Energy Finance projects 559 million EVs will be on the road in 2040, representing 33% of the global car fleet and 55% of new car sales by then. According to a Wood Mackenzie Power & Renewables report, U.S. energy storage will be a $4.7 billion market in 2024, and its value is set to grow 5x between 2018 and 2020. Peck Electric is technology agnostic and therefore can participate in the growth of the solar industry verticals independent of the technology that succeeds. Projected growth in solar plus battery storage systems and in electric vehicle charging infrastructure are both additive to Peck Electric’s growth potential.

●	Direct Access to Reliable Nationwide Workforce. Jobs growth in the power generation sector is projected to increase by 7.1% in 2019 with the majority of positions in the renewable energy sector (2019 U.S. Energy and Employment Report). However, finding skilled workforce accounts for 50% of the hiring difficulty in the construction sector. Peck Electric’s strategic use of a union workforce through the International Brotherhood of Electrical Workers (“IBEW”) across the country allows Peck Electric to scale immediately in any region by utilizing and managing local IBEW crews. IBEW represents approximately 350,000 qualified, world-class craftsman and women with access to a specialized training program for solar installation. The cost control and the accessibility of this highly-skilled workforce across the country is a unique and strategic advantage that supports Peck Electric’s growth potential.

●	Regional Trends Support Growth. Peck Electric is ideally located in the best region for solar growth, according to extensive industry review by Solar Power Rocks of multiple factors including overall grade, renewable portfolio standard (RPS), solar carve out, electricity price, net metering, interconnection, solar rebates, state solar tax credits, performance payments, sales tax exemption, and property tax exemption. Vermont is one of the top ten best states for solar, and nine out of the ten best states for solar are in the Northeast, where there is an average internal rate of return of 17.2% for solar systems (SolarPowerRocks). Peck Electric’s strategy to prioritize Northeast expansion is strategically aligned with the best region to install solar. Peck Electric is engaging existing customers and new partners outside of Vermont as part of its planned 2019 expansion across the Northeast. This effort has already identified over $5 million in opportunities in other states that could add to the 2019 and 2020 projections.

●	Capital is Available to Support Growth. Large financial institutions have evaluated the long-term risk of investing in operating solar arrays and have increased their exposure to the asset class. Pension funds have also increased their investment in operating solar assets because of their long-term, reliable, recurring revenue streams. Peck Electric believes it is in an ideal position to construct the operating assets or to invest in the development and construction of company-owned solar assets.

●	History of Profitable Growth. Peck Electric has a history of profitability over 47 years. The company began its legacy in 1972 as an electrical contracting company serving the needs of the state of Vermont and grew to be the largest electrical contractor in Vermont. Solar construction was a natural growth opportunity, but Peck Electric strategically entered the solar market only after constructing solar arrays became a profitable investment. Despite a challenging 2018 for the entire solar industry, Peck Electric preserved margins and remained profitable, and 2019 is projected to be a growth year again for the industry and for Peck Electric. Now that Wall Street is investing capital to construct and own solar arrays as an asset class, Peck Electric believes it is the perfect time for Peck Electric to continue its journey as a profitable public company in order to serve the growing needs for renewable energy in other states across the country.

●	Recurring revenue and strong client base. In addition to clients that have been with Peck Electric for over 25 years, Peck Electric’s business model includes the construction of company-owned solar arrays that generate recurring revenue. Peck Electric makes prudent investments in company-owned solar array assets with credit-worthy off-takers such as a municipality, university campus, or others that buy the electricity under a long-term power purchase agreement. The low-risk profile of this asset class combined with Peck Electric’s capability to develop and construct the assets provides a unique opportunity for Peck Electric to create additional recurring revenue streams commensurate with the amount of available capital.

●	Multiple opportunities for Platform Growth. Peck Electric believes it is in an ideal position as a platform company. The solar industry has experienced rapid growth and widespread adoption to the point that low-risk capital such as pension funds have started to invest in operating solar array assets because of their long-term investment horizon and reliable, recurring revenue streams. Developing solar arrays involves identifying a site, designing a system, acquiring permits, identifying an off-taker of the power, and constructing the array. The role of the solar EPC company is a central and critical participant in the production of a solar array. There is no substitute for the solar EPC, and the solar EPC can participate and profit from any phase of the solar development value chain. Therefore, Peck Electric believes its solar EPC capabilities and interest in developing and owning solar assets presents an ideal opportunity as a platform growth company.

●	Experienced and Motivated Management Team. Central to Peck Electric is its management team, and some members of the team have been with the company for over 30 years. Given the historical experience and intelligence from electrical and data contracting, their strategic move into solar comes with a substantial depth of knowledge. Management has positioned Peck Electric to (i) outperform the competition, (ii) execute numerous strategic and performance improvement initiatives, (iii) substantially grow revenue through the execution of a Peck Electric organic growth plan, (iv) identify, execute and integrate value-enhancing acquisitions, and (v) develop and construct solar array assets to generate recurring revenue. The management team expects that their continued focused on the “triple bottom line” of social, environmental, and financial responsibility will enable Peck Electric to grow for the forseeable future.

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In making its determination with respect to the Business Combination, Jensyn’s board of directors also considered the financial analysis reviewed by Primary Capital who was engaged by the Company to provide a fairness opinion, with the board of directors, and the oral opinion of Primary Capital to the board of directors, which was subsequently confirmed in writing by delivery of Primary Capital’s written opinion dated March 26, 2019 (the “Opinion”), as to whether, as of the date of the Opinion, and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in the Opinion, the consideration payable by the Company pursuant to the Exchange Agreement was fair, from a financial point of view, to the stockholders of the Company. The Board of Directors also relied upon Primary Capital’s verbal assessment that the fair market value of Peck Electric (measured by the enterprise values implied by the various financial analyses Primary Capital conducted in connection with its Opinion) equaled or exceeded 80% of the amount held by the Company in trust for the benefit of its public stockholders (excluding any deferred underwriters fees and taxes payable on the income earned on the Trust Account). See “—Description of Fairness Opinion of Primary Capital.” The full text of the Opinion is attached to this proxy statement as Annex C.

Jensyn’s board of directors also gave consideration to the following negative factors (certain of which are more fully described in the “Risk Factors” section of this proxy statement), although not weighted or in any order of significance:

Peck Electric is affected by developments in the industries in which it operates.

Our Board considered the risk that Peck Electric derives its revenues largely from customers in the energy industry. Factors affecting the energy industry could adversely affect Peck Electric because its revenue growth depends largely on the continued growth of its customers’ businesses. These factors include the impact of weather conditions, seasonality, demand for solar energy and electricity transmissions, among others.

Peck Electric may not be able to manage the expansion of its operations effectively in order to achieve projected levels of growth.

Our board of directors considered the risk that Peck Electric’s future success will depend in part upon the ability of its management to manage its growth effectively. Further development of Peck Electric’s infrastructure and an increase in the number of its employees will be required to achieve Peck Electric’s planned broadening of its product offerings and client base, improvements in its machines and materials used in its machines, and its planned international growth. If the post-combination company’s management is unsuccessful in meeting these challenges, it may not be able to achieve its anticipated level of growth which would adversely affect the post-combination company’s results of operations.

The Risk that our Public Stockholders would Vote Against the Business Combination Proposal or Exercise their Conversion Rights.

Our board of directors considered the risk that some of the current public stockholders would vote against the Business Combination Proposal or decide to exercise their redemption rights, thereby depleting the amount of cash available in the Trust Account to an amount below the minimum required to consummate the Business Combination. The board of directors concluded, however, that this risk was substantially mitigated because the board of directors believes the post-combination company will be able to obtain proceeds from the proposed acquisition financing in an amount necessary to provide the cash consideration even if the Trust Account were substantially reduced through redemptions. The board of directors also considered the fact that public stockholders may vote for the Business Combination Proposal while also exercising their redemption rights mitigates any incentive for a public stockholder to vote against the Business Combination Proposal, especially to the extent that they hold public warrants which would be worthless if the Business Combination is not completed.

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Our Management and Directors may have Different Interests in the Business Combination than the Public Stockholders.

Our board of directors considered the fact that members of our management and board of directors may have interests in the Business Combination that are different from, or are in addition to, the interests of our stockholders generally, including the matters described under “—Certain Benefits of Jensyn’s Directors and Officers and Others in the Business Combination” below. However, our board of directors concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in our initial public offering prospectus and are included in this proxy statement, (ii) these disparate interests would exist with respect to a business combination with any target company and (iii) the Business Combination was structured so that the Business Combination may be completed even if public stockholders redeem a substantial portion of Common Stock.

Satisfaction of 80% Test

It is a requirement under Jensyn’s certificate of incorporation that any business acquired by Jensyn have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for an initial business combination. The Jensyn board of directors adopted the financial analysis reviewed by Primary Capital LLC (“Primary Capital”) with the Jensyn board of directors, and the verbal assessment of Primary Capital to the Jensyn board of directors as to whether, the fair market value of Peck Electric (measured by the enterprise values implied by the various financial analyses Primary Capital conducted in connection with its Opinion) equaled or exceeded 80% of the amount held by the Company in trust for the benefit of its public stockholders (excluding any deferred underwriters fees and taxes payable on the income earned on the Trust Account).

Description of Fairness Opinion of Primary Capital

The Company retained Primary Capital LLC (“Primary Capital”) to provide to the board of directors a fairness opinion on March 6, 2019. On March 26, 2019, Primary Capital delivered its Opinion, dated March 26, 2019, to our board of directors that, as of the date of the Opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such Opinion, the consideration to be paid by Jensyn according to the pursuant agreement was fair, from a financial point of view, to the stockholders of the Company.

In selecting Primary Capital, our board of directors considered, among other things, the fact that Primary Capital is a reputable investment banking firm with substantial experience in providing strategic advisory services in general. Primary Capital, as part of its investment banking business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

The full text of the Opinion is attached hereto as Annex C and is incorporated into this document by reference. The summary of the Opinion set forth herein is qualified in its entirety by reference to the full text of the Opinion. Stockholders are urged to read the Opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, other matters considered and limits of the review undertaken by Primary Capital in connection with such Opinion. Primary Capital’s Opinion was approved by its fairness committee. The Opinion was provided for the information of, and directed to, our board of directors for its information and assistance in connection with its consideration of the financial terms of the Business Combination.

In rendering its Opinion, Primary Capital, among other things:

1.	Reviewed the Exchange Agreement dated February 26, 2019 and discussed the Business Combination with Jensyn’s management;
2.	Reviewed the audited financial statements of Peck Electric for each of the three years ended December 31, 2016, 2017 and 2018;
3.	Reviewed certain other publicly available information pertaining to Jensyn and Peck Electric;
4.	Reviewed certain non-publicly available information regarding Peck Electric, including financial projections prepared by management of Peck Electric and provided to PC by Jensyn’s management for the purpose of PC’s analysis;
5.	Discussed the historical financial performance and financial projections of Peck Electric with a representative of Peck Electric;
6.	Reviewed and analyzed certain publicly available information and stock market data of selected public companies which PC believed to be generally relevant to its analysis;
7.	Reviewed and analyzed certain publicly available information regarding the terms of selected historical merger and acquisition transactions which PC believed to be generally relevant to its analysis;
8.	Evaluated the implied enterprise value of Peck Electric that resulted from the various methods of financial analysis PC conducted;
9.	Conducted such other financial studies, analyses and investigations PC deemed appropriate based on their other transactional experience as well as their experience in securities valuations.

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In rendering its Opinion, Primary Capital assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all of the financial and other information that was provided to Primary Capital by the Company or that was publicly available.

With respect to the financial forecasts regarding Peck Electric, Primary Capital assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and good faith judgment of the management of Peck Electric as to the future competitive, operating and regulatory environment and related financial performance of Peck Electric and that the financial projections and the assumptions derived therefrom provided a reasonable basis upon which Primary Capital could form its Opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information was based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Primary Capital relied on this projected information without independent verification or analysis and did not in any respect assume any responsibility for the accuracy or completeness thereof.

In rendering its opinion Primary Capital also assumed that in all respects material to its analysis that the representations and warranties of each party contained in the Exchange Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Exchange Agreement and that all conditions to the consummation of the Business Combination will be satisfied without waiver thereof which would affect the amount or timing of the purchase. Primary Capital also assumed that there will not as a result of the consummation of the transactions contemplated by the Exchange Agreement be any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which Peck Electric or any of its subsidiaries or affiliates is a party, and that all material assets and liabilities (contingent or otherwise, known or unknown) of Peck Electric were as set forth in the consolidated financial statements provided to Primary Capital by Jensyn as of the respective dates of such financial statements.

Primary Capital did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Business Combination, or provide any services other than the delivery of the Opinion.

The Opinion was limited to whether, as of the date of the Opinion, the consideration payable pursuant to the Exchange Agreement was fair, from a financial point of view, to the Company’s stockholders. The Opinion did not address the relative merits of the transactions contemplated by the Exchange Agreement as compared to any alternative transactions that might be available to Jensyn, nor did it address the underlying business decision by Jensyn to engage in the Business Combination or the terms of the Exchange Agreement or the documents referred to therein. The Opinion did not constitute a recommendation as to how any holder of shares of Common Stock should vote or act on any matter relevant to the Exchange Agreement, including whether or not to tender Common Stock in connection with the Offer.

Primary Capital is not a legal, tax or accounting advisor and relied upon Jensyn and its legal, tax and accounting advisors to make its own assessment of all legal, tax and accounting matters related to Jensyn and the Business Combination. Primary Capital did not take into account any tax consequences of the Business Combination to Jensyn or its stockholders.

The summary set forth below does not purport to be a complete description of the analyses performed by Primary Capital, but describes, in summary form, the material elements of the presentation that Primary Capital made to our board of directors on March 26, 2019, in connection with Primary Capital’s Opinion.

In accordance with customary investment banking practice, Primary Capital employed generally accepted valuation methods and financial analyses in reaching its Opinion. The following is a summary of the material financial analyses performed by Primary Capital in arriving at its Opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses Primary Capital employed in reaching its conclusions. None of the analyses performed by Primary Capital were assigned a greater significance by Primary Capital than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Primary Capital. The summary text describing each financial analysis does not constitute a complete description of Primary Capital’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Primary Capital. The summary text set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by Primary Capital with respect to any of the analyses performed by it in connection with its Opinion. Rather, Primary Capital made its determination as to the fairness to the Company of the purchase price to be paid by the Company in the Business Combination, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed.

Except as otherwise noted, the information utilized by Primary Capital in its analyses, to the extent that it is based on market data, is based on market data as it existed on or before the date Primary Capital delivered its Opinion and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

Selected Public Companies Analysis. PC reviewed, analyzed, and compared certain financial information relating to Peck Electric to corresponding publicly available financial information and market multiples for nine publicly traded companies providing various services, including engineering, procurement and construction, to the solar energy sector – Spark Power Group Inc., First Solar, Inc., Sunworks, Inc., SunPower Corporation, Canadian Solar Inc., Vivint Solar, Inc., UGE International Ltd., Real Goods Solar, Inc., and Solar Alliance Energy Inc. PC reviewed, among other things, the range of enterprise values of the selected publicly traded companies as a multiple of the twelve months ending December 31 or September 30 (“fiscal year” or “FY”) 2018 and 2019 estimated revenue and EBITDA (estimates as provided by S&P Capital IQ).

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The following table sets forth the enterprise values as a multiple of fiscal year 2018 revenue and EBITDA and 2019 estimated revenue and EBITDA for the selected publicly traded companies identified above. The 2019 estimated EBITDA multiple of Vivint Solar was not included in the mean and median calculation as it is an outlier in comparison to the multiples of the other companies.

			EV as a Multiple of
	Share	Enterprise	Revenue				EBITDA
Company Name	Price as of 3/22/19	Value (in millions)	2018A		2019E		2018A		2019E
Spark Power Group Inc.	$1.64	$128.0	1.6	x	1.2	x	10.1	x	7.0	x
First Solar, Inc.	52.41	3,426.5	1.5	x	1.0	x	16.7	x	7.1	x
Sunworks, Inc.	0.46	13.3	0.2	x	0.2	x	-		5.1	x
SunPower Corporation	6.14	2,100.0	1.2	x	1.0	x	-		23.0	x
Canadian Solar Inc.	18.75	2,516.2	0.7	x	0.7	x	5.4	x	6.3	x
Vivint Solar, Inc.	4.85	1,785.5	6.2	x	5.1	x	-		226.8	x
UGE International Ltd.	0.13	13.6	0.8	x	-		-		-
Real Goods Solar, Inc.	0.29	18.6	1.3	x	-		-		-
Solar Alliance Energy Inc.	0.02	6.9	2.3	x	-		-		-
		Mean	1.8	x	1.5	x	10.7	x	9.7	x
		Median	1.3	x	1.0	x	10.1	x	7.0	x

The following table sets forth the range of enterprise value as a multiple of fiscal year 2018 and 2019 estimated revenue and EBITDA utilized by Primary Capital in performing its analysis, which were derived from the selected publicly traded companies identified above, and the range of the enterprise values for Peck Electric implied by this analysis.

	Range					Implied Enterprise Value Range (in millions)
2018A Revenue	1.3	x	-	1.8	x	$20.7	-	$28.0
2019E Revenue	1.0	x	-	1.5	x	$36.8	-	$54.6

2018A EBITDA	10.1	x	-	10.7	x	$26.3	-	$28.0
2019E EBITDA	7.0	x	-	9.7	x	$40.2	-	$55.5

Primary Capital assumed that the Earnout Exchange Shares as defined in the Exchange Agreement would be earned by Peck’s stockholders, resulting in an enterprise value of Peck Electric implied by the Merger Consideration of $48.6 million. Primary Capital compared the results of this analysis to the $48.6 million enterprise value of Peck Electric implied by the Merger Consideration. The enterprise value of Peck Electric implied by the Merger Consideration fell within the range of enterprise values resulting from this analysis, supporting a conclusion that, as of the date of Primary Capital’s Opinion, the transaction was fair to us, from a financial point of view.

Primary Capital selected the companies used in this analysis on the basis of its experience and knowledge of companies in the industry and various factors, including the size of the company and the similarity of the lines of business to Peck Electric’s lines of business, as well as the business models, product/service offerings, operating margin profiles and end-market exposure of such companies. As noted above, no company used as a comparison is identical to Peck Electric. Accordingly, these analyses are not purely mathematical, but also involve complex considerations and judgments concerning the differences in financial and operating characteristics of the selected companies and other factors.

Selected Precedent Transactions Analysis. Primary Capital reviewed and analyzed certain publicly available information for the following two acquisitions among companies providing various services to the solar energy sector over the last five years, which disclosed valuation metrics.

			Implied Enterprise	Enterprise Value / LTM
Closed Date	Target	Buyer	Value (in millions)	Revenue	EBITDA
06/21/2016	SolarCity Corporation	Tesla Motors, Inc.	6,397.5	11.9x	NA
07/29/2014	Astrum Solar, Inc.	Direct Energy, LP	54.0	1.4X	NA
			Mean	6.7x	NA
			Median	6.7x	NA

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Primary Capital selected the precedent transactions based upon its experience and knowledge of companies in the industry. Although none of the transactions are directly comparable to the Merger, nor are any of the target companies directly comparable to Peck Electric, Primary Capital selected transactions involving target companies with similar characteristics to the characteristics identified above in the comparable company analysis.

The following table sets forth the range of LTM Revenue multiples (LTM EBITDA multiples were not available) utilized by Primary Capital in performing its analysis, which were derived from the selected business combinations identified above, and the range of the enterprise values for Peck Electric implied by this analysis.

	Range				Implied Enterprise Value Range (in millions)
LTM Revenue	6.7x	-	6.7x		106.1	-	106.1
LTM Adj. EBITDA	NA	-	NA		NA	-	NA

	Enterprise Value Reference Range			-	106.1		106.1

Primary Capital compared the results of this analysis to the $48.6 million enterprise value of Peck Electric implied by the Merger Consideration. The enterprise value of Peck Electric implied by the Merger Consideration fell below the range of enterprise values resulting from this analysis, supporting a conclusion that, as of the date of Primary Capital’s Opinion, the transaction was fair to us, from a financial point of view.

Because the market conditions, rationale, and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between Peck Electric’s businesses, operations and prospects and those of the acquired companies above, Primary Capital believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, Primary Capital also made qualitative judgments concerning the differences between the characteristics of these transactions (including market conditions, rationale, and circumstances surrounding each of the transactions, and the timing, type and size of each of the transactions) and the Peck Electric acquisition that could affect Peck Electric’s acquisition value.

Discounted Cash Flow Analysis. Primary Capital utilized the financial projections and estimates regarding Peck Electric prepared by Peck Electric and supplied to Primary Capital by us, to perform a discounted cash flow analysis of Peck Electric. The projections and estimates supplied to and utilized by Primary Capital are summarized below under “—Certain Projected Financial Information.” In conducting this analysis, Primary Capital assumed that Peck Electric would perform in accordance with these projections and estimates. Primary Capital performed an analysis of the present value of the unlevered free cash flows that Peck Electric’s management projected Peck Electric will generate for the fiscal years 2019 through fiscal year 2021. Primary Capital utilized illustrative terminal values in the year 2021 based on a range of terminal multiples of 8.7x to 12.7x on projected fiscal year’s 2021 EBITDA. Primary Capital discounted the cash flows projected for the specified period using discount rates ranging from 16.1% to 20.1%, reflecting estimates of Peck Electric’s weighted average cost of capital. Using discount rates of 16.1% to 20.1% and terminal multiples of 8.7x to 12.7x, this analysis resulted in implied enterprise values for Peck Electric ranging from $40.7 million to $62.6 million. Primary Capital compared the results of this analysis to the $48.6 million enterprise value of Peck Electric implied by the Merger Consideration. The enterprise value of Peck Electric implied by the Merger Consideration fell within the range of enterprise values resulting from this analysis, supporting a conclusion that, as of the date of Primary Capital’s Opinion, the transaction was fair to us, from a financial point of view.

Conclusion

Based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of Primary Capital’s Opinion, Primary Capital was of the opinion that, as of the date of Primary Capital’s Opinion, and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such Opinion, the consideration to be paid by the Company in the Business Combination pursuant to the Exchange Agreement was fair, from a financial point of view, to the Company’s stockholders.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its Opinion, Primary Capital considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Primary Capital believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying Primary Capital’s analyses and the Opinion; therefore, the range of valuations resulting from any particular analysis described above should not be taken to be Primary Capital’s view of the actual value of the Company.

Primary Capital is entitled to a fee of $70,000 in connection with its engagement to render the Opinion. Of this amount, $35,000 was paid upon the delivery of its Opinion and an additional fee of $35,000 is due in June 2019. No portion of the fee is contingent upon consummation of the Business Combination and no portion of the fee is creditable against any Advisory Fee. Primary Capital will not receive any other significant payment or compensation contingent upon the successful consummation of the Business Combination. In addition, the Company has agreed to indemnify Primary Capital for certain liabilities arising out of its engagement. Primary Capital may seek to provide investment banking services to the Company, the Stockholders or their respective affiliates in the future, for which Primary Capital would seek customary compensation. In the ordinary course of business, Primary Capital and its clients may affect transactions in the equity securities of the Company and may at any time hold a long or short position in such securities.

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Certain Company Projected Financial Information

Jensyn and Peck Electric do not as a practice make public projections as to future revenues, earnings or other results. However, in connection with Jensyn’s board of directors’ consideration of the Business Combination and Primary Capital’s financial analysis of Peck Electric described under “—Description of Fairness Opinion of Primary Capital,” Peck Electric’s management provided to Jensyn and Primary Capital, its non-public, three-year internal financial forecasts regarding Peck Electric’s anticipated future operations for fiscal 2019 through fiscal 2021. Jensyn has included the below summary information from such financial forecasts to give its stockholders access to certain previously non-public information because such information was considered by the board of directors of Jensyn for purposes of evaluating the Business Combination and by Primary Capital, for purposes of rendering its fairness opinion. Inclusion of summary information regarding the financial forecasts in this proxy statement is not intended to influence your decision whether to vote for the Business Combination.

The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward complying with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information, or U.S. GAAP.

Neither Jensyn’s independent registered public accounting firm, nor the independent registered public accounting firm of Peck Electric has audited, reviewed, compiled, or performed any procedures with respect to the accompanying unaudited prospective financial information for the purpose of its inclusion herein, and accordingly, neither of them expresses an opinion or provides any other form of assurance with respect thereto for the purpose of this proxy statement. The report of the independent registered public accounting firm of Peck Electric included elsewhere in this proxy statement relates to the historical financial information of Peck Electric. It does not extend to the unaudited prospective financial information and should not be read to do so.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.

The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, risks and uncertainties set forth under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” contained elsewhere in this proxy statement. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of Jensyn or Peck Electric or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Considering that the Jensyn special meeting will be held months after the date the financial forecast referenced above was prepared, as well as the uncertainties inherent in any forecasted information, stockholders are cautioned not to place undue reliance on the financial forecast. This information constitutes “forward-looking statements” and actual results likely will differ from it and the differences may be material. See “Cautionary Note Regarding Forward-Looking Statements.”

Three years was selected as an appropriate forecast period since this period adequately shows the forecasted continued growth within the renewable energy industry. The major assumptions included in this forecast were that PV solar installations will continue to support the increased demand for renewable energy sources through 2021, and that the northeast will remain one of the most attractive regions for PV solar growth. Specifically, according to data from the Solar Energy Industry Organization (www.seia.org), the total amount of solar installations, measured in Megawatts, in the Northeast states are expected to double over the next five years. Contributing factors supporting the growth in the Northeast solar industry include the electricity price compared to other states and compared to other energy sources such as oil and gas, the renewable portfolio standards for states that define how much energy should come from renewable sources, rebates and tax advantages and other factors. Peck Electric’s projected growth rate is in line with the industry’s growth rate in the markets it serves. Furthermore, while 2018 audited revenue for Peck Electric was $15,956,097, Peck Electric has already booked revenue and backlog of $27.3M as of Q2 2019, which is 76% of the 2019 projection. A summary of the three-year internal consolidated financial forecast information regarding Peck Electric’s anticipated future operations for fiscal 2019 through fiscal 2021 provided by Jensyn to Primary Capital in connection with Primary Capital’s opinion and related financial analyses is as follows:

Projected Financial Information of Peck Electric

(all amounts are approximate)

	Projected
	2019	2020	2021
(dollars in millions)
Total Revenue	$35.8	$39.3	$43.3
Gross Profit	8.0	8.8	9.7
Adjusted EBITDA (1)	$5.7	$6.3	$6.9

(1)	Adjusted EBITDA is a prospective financial measure that was not calculated in accordance with GAAP. Adjusted EBITDA is defined as net income prior to interest income, interest expense and other expense, net and income taxes, and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as measures of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP.

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Certain Benefits of Jensyn’s Directors and Officers and Others in the Business Combination

When you consider the recommendation of our board of directors in favor of approval of the Business Combination, you should keep in mind that our board of directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

●	the fact that initial stockholders paid an aggregate of $25,029 for their founder shares, and such securities should have a significantly higher value at the time of the Business Combination;

●	If Jensyn is unable to complete a business combination within the required time period, our officers and directors will not have redemption rights with respect to the Founder shares that they own;

●	if the Company is unable to complete a business combination within the required time period, and initial stockholders will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but only if such a vendor or target business has not executed such a waiver.

●	the fact that upon consummation of the Business Combination, our initial stockholders will be repaid approximately $2,100,000 of loans that they made to us and Jensyn Integration Services, LLC, a company controlled by certain of our stockholders, will be paid an administrative fee of up to $340,000.

●	the fact that certain of our initial stockholders and special advisors may be required to forfeit shares of the Company’s common stock if neither the Adjusted EBITDA Target nor the Stock Price Target is achieved or if the Company uses shares to satisfy its obligations to induce investors to make an equity investment in the Company, and may be issued additional shares of the Company’s common stock if either the Adjusted EBITDA Target or Stock Price Target is achieved.

●	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination.

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Potential Purchases of Public Shares

In connection with the stockholder vote to approve the proposed Business Combination our directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of our directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that our directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the Trust Account.

The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination.

Ownership of Jensyn Shares after the Business Combination

It is anticipated that, upon completion of the Business Combination, the Peck Electric Stockholders will have an ownership interest of approximately 59% in the Company, Jensyn’s public stockholders will retain an ownership interest of approximately 17% in the Company, our private placement holders and their transferees will retain an ownership interest of approximately 6% in the Company, and holders of our founder shares will retain an ownership interest of approximately 18% in the Company. If any of Jensyn’s stockholders exercise their conversion rights, the ownership interest in the Company of the Company’s public stockholders will decrease and the ownership interest in the Company of our private placement holders will increase.

The following table illustrates varying ownership levels in Jensyn assuming varying levels of conversion by Jensyn’s public stockholders and without giving effect to the potential issuance of shares of Jensyn Common Stock to the Peck Electric Stockholders in connection without the Earnout. All scenarios in the tables below assume that the Company raises $2,500,000 of equity prior to the completion of the Business Combination and the Sponsors forfeit 186,397 shares which are re-issued to satisfy approximately $2,100,000 of the Company’s obligations upon the completion of the Business Combination. The “A” scenarios assume the Company arranges a purchase of shares by new investors from existing public shareholders and as a result, no new shares would be issued. The “B” scenarios assume the Company issues new shares in connection with raising the $2.5 million.

For the A scenarios, the estimated maximum number of allowable shares which could be converted was calculated as the number of public shares outstanding (549,982) less the number of public shares transferred to new investors as part of the $2,500,000 equity raise (221,153 at approximately $11.30 per share), or 328,829 shares redeemed. For the B scenarios, the estimated maximum number of allowable shares which could be converted was calculated as the number of public shares outstanding (549,982). Both redemption scenarios result in net tangible assets of the post business combination company greater than $5,000,001.

	Scenario 1A		Scenario 1B		Scenario 2A		Scenario 2B		Scenario 3A		Scenario 3B

Public Stockholders	939,982	17.2%	939,982	16.5%	664,991	12.8%	664,991	12.3%	611,153	11.9%	390,000	7.6%
New Investors	-	0.0%	221,153	3.9%	-	0.0%	221,153	4.1%	-	0.0%	221,153	4.3%
Holders of Founder Shares and transferees	975,000	17.8%	975,000	17.1%	975,000	18.8%	975,000	18.0%	975,000	19.0%	975,000	19.0%
Private placement holders and transferees	323,950	5.9%	323,950	5.7%	323,950	6.2%	323,950	6.0%	323,950	6.3%	323,950	6.3%
Peck Shareholders	3,234,501	59.1%	3,234,501	56.8%	3,234,501	62.2%	3,234,501	59.7%	3,234,501	62.9%	3,234,501	62.9%

	5,473,433	100.0%	5,694,586	100.0%	5,198,442	100.0%	5,419,595	100.0%	5,144,604	100.0%	5,144,604	100.0%

(1)	Scenario 1 – Reflects ownership percentages if no public shares are converted.

(2)	Scenario 2 – Reflects ownership percentages if 50% of Jensyn’s outstanding public shares are converted.

(3)	Scenario 3 – Reflects ownership percentages if the estimated maximum number of allowable shares which would be converted under Jensyn’s amended and restated certificate of incorporation are converted and assumes that the Company raises $2,500,000 of equity at a price of $11.30 per share prior to the completion of the Business Combination and the Sponsors forfeit 186,397 shares which are re-issued at a value of $11.30 per share to satisfy approximately $2,100,000 of the Company’s obligations upon the completion of the Business Combination.

The following table illustrates varying ownership levels in Jensyn assuming varying levels of conversion by Jensyn’s public stockholders assuming the issuance of 898,473 shares of Jensyn Common Stock to the Peck Electric Stockholders in connection with the Earnout:

	Scenario 1A		Scenario 1B		Scenario 2A		Scenario 2B		Scenario 3A		Scenario 3B

Public Stockholders	939,982	14.3%	939,982	12.8%	664,991	10.6%	664,991	9.4%	611,153	9.8%	390,000	6.3%
New Investors	-	0.0%	221,153	3.0%	-	0.0%	221,153	3.1%	-	0.0%	221,153	3.6%
Holders of Founder Shares and transferees	1,161,397	17.7%	1,750,000	23.8%	1,161,397	18.5%	1,750,000	24.7%	1,161,397	18.6%	1,161,397	18.6%
Private placement holders and transferees	323,950	4.9%	323,950	4.4%	323,950	5.2%	323,950	4.6%	323,950	5.2%	323,950	5.2%
Peck Shareholders	4,132,974	63.0%	4,132,974	56.1%	4,132,974	65.8%	4,132,974	58.3%	4,132,974	66.3%	4,132,974	66.3%

	6,558,303	100.0%	7,368,059	100.0%	6,283,312	100.0%	7,093,068	100.0%	6,229,474	100.0%	6,229,474	100.0%

(1)	Scenario 1 – Reflects ownership percentages if no public shares are converted.

(2)	Scenario 2 – Reflects ownership percentages if 50% of Jensyn’s outstanding public shares are converted.

(3)	Scenario 3 – Reflects ownership percentages if the estimated maximum number of allowable shares which could be converted under Jensyn’s amended and restated certificate of incorporation are converted and assumes that the Company raises $2,500,000 of equity at a sale price of $11.30 per share prior to the completion of the Business Combination and the Sponsors forfeit 186,397 shares which are re-issued at a value of $11.30 per share to satisfy approximately $2,100,000 of the Company’s obligations upon the completion of the Business Combination.

The number of public shares outstanding after the Business Combination set forth in the tables above reflects the conversion of public rights into 390,000 shares of Jensyn Common Stock which will occur automatically upon the completion of the Business Combination. The above ownership percentages with respect to Jensyn following the Business Combination do not take into account the potential exercise of warrants to purchase Jensyn’s Common Stock that may remain outstanding following the Business Combination. See “Summary—Impact of the Business Combination on Jensyn’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

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Board of Directors of Jensyn Following the Business Combination

Upon the closing of the Business Combination, we anticipate the size of our board of directors will include five directors, all of whom will be voted upon by our stockholders at the special meeting. Four of the nominees are deemed “independent” under SEC and Nasdaq rules. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. If all director nominees are elected and the Business Combination is consummated, our Board of Directors will consist of Douglas Rose, Richard C. Cook, Stewart Martin, Jeffrey Peck and Fredrick Myrick. See the sections entitled “Proposal No. 3 - Election of Directors to the Board” and “Management After the Business Combination” for additional information.

Certificate of Incorporation; Bylaws

Pursuant to the terms of the Exchange Agreement, upon the closing of the Business Combination, our amended and restated certificate of incorporation will be amended promptly to:

●	change our name to The Peck Company, Inc.;

●	increase the number of authorized shares of the Company’s common stock;

●	remove certain provisions related to our status as a blank check company; and

●	make certain other changes that our board of directors deems appropriate for a public operating company.

Name; Headquarters

The name of the Company after the Business Combination will be “The Peck Company, Inc.” and our headquarters will be located at 4050 Williston Road Suite 511, South Burlington, Vermont 05403.

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Conversion Rights

Pursuant to our amended and restated certificate of incorporation, we are providing our public stockholders with the opportunity to convert, upon the closing of the transactions contemplated by the Exchange Agreement, shares of Jensyn Common Stock then held by them into cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the transactions contemplated by the Exchange Agreement) in the Trust Account that holds the proceeds (less taxes payable and any interest that we may withdraw to pay tax obligations) of our initial public offering and a private offering closed on March 7, 2016. For illustrative purposes, based on funds in the Trust Account of $6,181,000 on May 22, 2019, the estimated per share redemption price would have been approximately $11.20. Public stockholders may elect to exercise their conversion rights even if they vote for the Business Combination Proposal. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from converting in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding public shares (the “20% threshold”). Holders of our outstanding public warrants and rights do not have conversion rights in connection with the Business Combination. The holders of shares of Jensyn Common Stock issued prior to our IPO, which we refer to as “founder shares,” have agreed to waive their conversion rights with respect to any shares of our capital stock they may hold in connection with the consummation of the Business Combination, and the founder shares will be excluded from the pro rata calculation used to determine the per-share conversion price. Currently, Jensyn Capital, LLC, certain of its affiliates and our independent directors own approximately 20% of our issued and outstanding shares of Common Stock, including all of the founder shares. Our founders have agreed to vote any shares of Jensyn Common Stock owned by them in favor of the Business Combination Proposal.

Each conversion of public shares by our public stockholders will decrease the amount in our Trust Account, which holds approximately $6,181,000 as of May 22, 2019. In no event, however, will we accept conversion of public shares in an amount that would cause our net tangible assets to be less than $5,000,001 immediately following the business combination. See the section entitled “Special Meeting in Lieu of 2019 Annual Meeting of Jensyn Stockholders—Conversion Rights” for the procedures to be followed if you wish to convert your shares into cash.

To reduce the number of potential conversions of the public shares, we may enter into agreements with certain registered broker-dealers which will provide that if the broker-dealer introduces an investor who acquires public shares, votes in favor of the Business Combination and elects not to exercise conversion rights with respect to the public shares, we will pay the broker-dealer a fee equal to 5% of the amount determined by multiplying the number of public shares acquired by the investor by the per share amount payable to holders of public shares who exercise conversion rights.

Appraisal Rights

There are no appraisal rights available to our stockholders in connection with the Business Combination.

Anticipated Accounting Treatment

The post-Business Combination accounting will be determined by which entity is deemed the accounting acquirer. Jensyn relied upon FASB ASC paragraphs 805-10-55-11 through 55-15 to make its determination of the acquirer for accounting purposes and believes Peck Electric will be the accounting acquirer based on: (i) the Stockholder’s of Peck Electric’s ownership of a majority of the stock in Peck Electric after the Business Combination, (ii) the preponderance of representation of Peck Electric’s designees on the combined entity’s board, (iii) the replacement of Jensyn’s management team with Peck Electric’s management team after the Business Combination, and (iv) Peck Electric’s preponderance in relative size as evaluated by investment and valuation. Therefore, the Business Combination will be accounted for as a “reverse merger” and recapitalization at the date of the consummation of the transaction. Accordingly, the assets and liabilities and the historical operations that will be reflected in the combined company financial statements after the consummation of the mergers will be those of Peck Electric and will be recorded at the historical cost basis of Peck Electric. Jensyn’s assets, liabilities and results of operations will be consolidated with those of Peck Electric upon the consummation of the Business Combination. For accounting purposes, stock issued to the Stockholders of Peck Electric after the closing of the Business Combination as a result of the achievement of the applicable stock price or dividend targets will be treated as compensation.

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Material U.S. Federal Income Tax Considerations for Stockholders Exercising Conversion Rights

The following is a summary of the material U.S. federal income tax considerations for holders of Jensyn Common Stock that elect to have their Jensyn Common Stock redeemed for cash if the Business Combination is completed. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the Internal Revenue Services (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

●	U.S. expatriates;

●	traders in securities that elect mark-to-market treatment;

●	S corporations;

●	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	insurance companies;

●	broker-dealers;

●	regulated investment companies (or RICs);

●	real estate investment trusts (or REITs);

●	trusts and estates;

●	persons holding Jensyn Common Stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

●	persons subject to the alternative minimum tax provisions of the Code;

●	persons holding their interest in Jensyn through a partnership or similar pass-through entity;

●	tax-exempt organizations;

●	persons that actually or constructively own five percent or more of Jensyn Common Stock; and

●	non-U.S. stockholders (as defined below, and except as otherwise discussed below).

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This summary assumes that stockholders hold Jensyn Common Stock as capital assets, which generally means as property held for investment.

WE URGE HOLDERS OF JENSYN COMMON STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Federal Income Tax Considerations to U.S. Jensyn Stockholders

This section is addressed to U.S. holders of Jensyn Common Stock that elect to have their Jensyn Common Stock converted into cash as described in the section entitled “Special Meeting in Lieu of 2019 Annual Meeting of Jensyn Stockholders—Conversion Rights.” For purposes of this discussion, a “Converting U.S. Holder” is a beneficial owner that so converts its Jensyn Common Stock and is:

●	a citizen or resident of the U.S.;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Colombia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Except as discussed in the following paragraph, a Converting U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the conversion and such stockholder’s adjusted basis in the Jensyn Common Stock exchanged therefor. Such gain or loss will be long-term capital gain or loss if the holding period of such stock is more than one year at the time of the exchange. Stockholders who hold different blocks of Jensyn Common Stock (generally, shares of Jensyn Common Stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Cash received upon conversion will be treated as a distribution, however, if the conversion does not effect a meaningful reduction of the Converting U.S. Holder’s percentage ownership in Jensyn (including stock such Converting U.S. Holder is deemed to own under certain attribution rules, which provide, among other things, that it is deemed to own any stock that it holds a warrant to acquire). Any such distribution will be treated as dividend income for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. However, for the purposes of the dividends-received deduction and of “qualified dividend” treatment, due to the redemption right, a Converting U.S. Holder may be unable to include the time period prior to the redemption in the stockholder’s “holding period.” Any distribution in excess of our earnings and profits will reduce the Converting U.S. Holder’s basis in the Jensyn Common Stock (but not below zero), and any remaining excess will be treated as gain realized on the sale or other disposition of the Jensyn Common Stock. If, taking into account the effect of redemptions by other stockholders in connection with the Business Combination, the Converting U.S. Holder’s percentage ownership in Jensyn is reduced as a result of the conversion by more than 20%, the stockholder will generally be regarded as having incurred a meaningful reduction in interest. Furthermore, if a Converting U.S. Holder has a relatively minimal stock interest and, such percentage interest is reduced by any amount as a result of the redemption, the Converting U.S. Holder should generally be regarded as having incurred a meaningful reduction in interest. For example, the IRS has ruled that any reduction in a stockholder’s proportionate interest is a “meaningful reduction” if the stockholder’s relative interest in the corporation was minimal and the stockholder did not have management control over the corporation.

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U.S. holders of Jensyn Common Stock considering exercising their conversion rights should consult their own tax advisors as to whether the conversion will be treated as a sale or as a distribution under the Code.

U.S. Federal Income Tax Considerations to Non-U.S. Jensyn Stockholders

This section is addressed to non-U.S. holders of Jensyn Common Stock that elect to have their Jensyn Common Stock converted into cash as described in the section entitled “Special Meeting in Lieu of 2019 Annual Meeting of Jensyn Stockholders—Redemption Rights.” For purposes of this discussion, a “Converting Non-U.S. Holder” is a beneficial owner (other than a partnership) that so converts its Jensyn Common Stock and is not a Converting U.S. Holder.

Except as discussed in the following paragraph, a Converting Non-U.S. Holder who elects to have its Jensyn Common Stock converted will generally be treated in the same manner as a U.S. stockholder for U.S. federal income tax purposes. See the discussion above under “U.S. Federal Income Tax Considerations to U.S. Jensyn Stockholders.”

Any Converting Non-U.S. Holder will not be subject to U.S. federal income tax on any capital gain recognized as a result of the exchange unless (i) such stockholder is an individual who is present in the United States for 183 days or more during the taxable year in which the conversion takes place and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year) or (ii) such stockholder is engaged in a trade or business within the United States and any gain recognized in the exchange is treated as effectively connected with such trade or business (in which case the non-U.S. stockholder will generally be subject to the same treatment as a U.S. stockholder with respect to the exchange). In addition, with respect to any redemption treated as a distribution rather than a sale, any amount treated as dividend income to a Converting Non-U.S. Holder will generally be subject to U.S. withholding tax at a rate of 30%, unless the Converting Non-U.S. Holder is entitled to a reduced rate of withholding under an applicable income tax treaty.

Non-U.S. holders of Jensyn Common Stock considering exercising their conversion rights should consult their own tax advisors as to whether the conversion of their Jensyn Common Stock will be treated as a sale or as a distribution under the Code.

Backup Withholding

In general, proceeds received from the exercise of conversion rights will be subject to backup withholding for a non-corporate U.S. stockholder that:

●	fails to provide an accurate taxpayer identification number;

●	is notified by the IRS regarding a failure to report all interest or dividends required to be shown on his or her federal income tax returns; or

●	in certain circumstances, fails to comply with applicable certification requirements.

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A non-U.S. stockholder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Any amount withheld under these rules will be creditable against the U.S. stockholder’s or non-U.S. stockholder’s U.S. federal income tax liability or refundable to the extent that it exceeds this liability, provided that the required information is timely furnished to the IRS and other applicable requirements are met.

Vote Required for Approval

Along with approval of the Certificate Proposals, approval of this Business Combination Proposal is a condition to the completion of the Business Combination. If this Business Combination Proposal is not approved, the Business Combination will not take place. Approval of this Business Combination Proposal is also a condition to the Certificate Proposals and the Director Election Proposal. If the Certificate Proposals is not approved, this Business Combination Proposal will have no effect (even if approved by the requisite vote of our stockholders at the special meeting of any adjournment or postponement thereof) and the Business Combination will not occur.

This Business Combination Proposal (and consequently, the Exchange Agreement and the transactions contemplated thereby, including the Business Combination) will be approved and adopted only if the holders of at least a majority of the outstanding shares of our Common Stock present in person or by proxy at the special meeting vote “FOR” the Business Combination Proposal.

As of the record date, our initial stockholders and their transferees have agreed to vote any shares of Jensyn Common Stock owned by them in favor of the Business Combination. As of the date hereof, our initial stockholders have not purchased any public shares.

Recommendation of the Board

JENSYN’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

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PROPOSALS NO. 2A – 2L — THE CERTIFICATE PROPOSALS

Assuming the Business Combination Proposal is approved, Jensyn’s stockholders are also being asked to approve the second amended and restated certificate of incorporation (the “proposed certificate”). The amendments contemplated by the proposed certificate are required pursuant to the terms of the Exchange Agreement, and in the judgment of Jensyn’s board of directors, the proposed certificate is necessary to adequately address the post-Business Combination needs of Jensyn.

The 10 Certificate Proposals that we are asking our stockholders to approve in connection with the Business Combination consist of the following amendments to our amended and restated certificate of incorporation, each of which would be effected by the filing of the proposed certificate: (i) Proposal 2A — to change our name to The Peck Company, Inc. and remove certain provisions related to our status as a blank check company, among other things; (ii) Proposal 2B — to increase the number of authorized shares from 16,000,000 to 50,000,000, of which 49,000,000 will be common stock, par value $0.0001 per share, and 1,000,000 will be preferred stock, par value $0.0001 per share; (iii) Proposal 2C — authorize the board of directors, or any authorized committee of the board of directors, to issue shares of preferred stock; (iv) Proposal 2D — to specify that the number of directors of Jensyn will be fixed by resolution of the board of directors acting by not less than a majority vote of the directors then in office; (v) Proposal 2E — to require that the Company’s directors may only be removed for cause by a vote of the majority of then outstanding shares of the Company; (vi) Proposal 2F — to require that if rights to elect directors are granted to the holders of preferred stock, the terms of such directors’ terms in office are separately governed by the terms of such preferred stock; (vii) Proposal 2G — to provide that stockholders may not act by written consent; (viii) Proposal 2H — to provide that special meetings of the stockholders may be called only by or at the direction of the Chairman of the Board, the Chief Executive Officer of Jensyn or the board pursuant to a resolution adopted by the board; (ix) Proposal 2I — to elect for the Company to not be subject to Section 203 of the DGCL; (x) Proposal 2J — to adopt Delaware as the exclusive forum for certain stockholder litigation, as summarized in the table below; (xi) Proposal 2K — to provide that the corporate opportunity doctrine will apply to Jensyn’s officers or directors and their affiliates; and (xii) Proposal 2L — to provide that a minimum of 2/3 of the outstanding shares of capital stock of Jensyn will be required to amend the proposed certificate.

Each of the Certificate Proposals is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, none of the Certificate Proposal will have any effect. Approval of each of the Certificate Proposals is a condition to the completion of the Business Combination. If any of the Certificate Proposals is not approved, the Business Combination will not occur.

We are required by Delaware law to obtain the approval of holders of a majority of Jensyn’s outstanding shares entitled to vote thereon to amend Jensyn’s certificate of incorporation. The tables set forth under Proposals 2A to 2L below set forth a summary of the material differences between Jensyn’s current certificate of incorporation and the proposed certificate as well as Jensyn’s board of directors’ reasons for proposing the changes. These summaries are qualified by reference to the complete text of the proposed certificate, a copy of which is attached to this proxy statement as Annex B and is incorporated by reference herein. All stockholders are encouraged to read the proposed certificate in its entirety for a more complete description of its terms.

Proposal 2A — Change of Name and Removal of Blank Check Company Provisions

This proposal is to amend our amended and restated certificate of incorporation to change our name to The Peck Company, Inc., remove certain provisions related to our status as a blank check company and otherwise make certain minor revisions to the amended and restated certificate of incorporation that the board of directors deem desirable, as summarized in the table below.

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	Current Certificate	Proposed Certificate	Reasons for the Proposed Change
Name	Our current certificate provides that our name is “Jensyn Acquisition Corp.”	The proposed certificate provides that our name is “The Peck Company, Inc.”	The change in name will reflect the identity of our business following the consummation of the Business Combination.

Purpose	Our current certificate provides that our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL and that, in addition to the powers and privileges conferred upon the Company by law and those incidental thereto, the Company possesses and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Company including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses.	The proposed certificate provides that our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.	The provision that refers to effecting a business combination relates to the operation of the Company as a blank check company prior to the consummation of a business combination, and will not be applicable after the Closing. Accordingly, our board of directors believes that it will serve no further purpose and will be confusing.

	Current Certificate	Proposed Certificate	Reasons for the Proposed Change
Blank Check Company Provisions	The current certificate sets forth various provisions related to Jensyn’s operations as a blank check company prior to the consummation of an initial business combination	The proposed certificate does not include these blank check company provisions because, upon consummation of the Business Combination, Jensyn will cease to be a blank check company. In addition, the provisions requiring that the proceeds from Jensyn’s initial public offering be held in a Trust Account until a business combination or liquidation of Jensyn and the terms governing Jensyn’s consummation of a proposed business combination will not be applicable following consummation of the Business Combination.	The provisions that are specific to a blank check company will not be applicable after the Closing. Accordingly, Jensyn’s board of directors believes that they will serve no further purpose and will be confusing.

Cumulative Voting of Common Stock	The current certificate is silent on cumulative voting of common stock.	The proposed certificate prohibits cumulative voting of common stock.	The proposed prohibition against cumulative voting allows the election of directors to better serve all, rather than a segment of, stockholders of Jensyn.

Proposal 2B — Increase the Number of Authorized Shares

This proposal is to amend our amended and restated certificate of incorporation to increase the number of authorized shares that the Company may issue, as summarized in the table below.

	Current Certificate	Proposed Certificate	Reasons for the Proposed Change
Authorized Shares	The current certificate provides that the total number of authorized shares of all classes of stock is 16,000,000, of which 15,000,000 are designated to be common stock, par value $0.0001 per share, and 1,000,000 are designated to be preferred stock, par value $0.0001 per share.	Under the proposed certificate, Jensyn will be authorized to issue up to 50,000,000 shares, of which 49,000,000 will be common stock, par value $0.0001 per share, and 1,000,000 will be preferred stock, par value $0.0001 per share.	The increase in authorized shares will allow Jensyn to retain significant additional authorized share capital following the consummation of the Business Combination.

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Proposal 2C — Authorization of the Board or any Authorized Committee of the Board to issue Preferred Stock

This proposal is to amend our amended and restated certificate of incorporation to authorize the board of directors, or any authorized committee of the board of directors, to issue shares of preferred stock, as summarized in the table below.

	Current Certificate	Proposed Certificate	Reasons for the Proposed Change
Issuance of Preferred Shares	The current certificate provides that the board of directors is granted the authority to issue preferred stock.	Under the proposed certificate, the board of directors or any authorized committee thereof is granted the authority to issue preferred stock.	The board believes that the grant of authority to committees to authorize additional shares of preferred stock may allow the board to: raise additional capital through the sale of securities; acquire another company or its business or assets in exchange for shares of preferred stock; establish strategic relationships with corporate partners who are compensated with shares of preferred stock; provide equity incentives to employees, officers or directors; and pursue other matters as it deems appropriate.

Proposal 2D — Number of Directors

This proposal is to amend our amended and restated certificate of incorporation to specify that the number of directors of the post-Business Combination company will be fixed by resolution of the board of directors, acting by not less than a majority vote of the directors then in office, as summarized in the table below.

	Current Certificate	Proposed Certificate	Reasons for the Proposed Change
Number of Directors	The current certificate is silent with respect to the number of directors of Jensyn. This provision is currently governed by the bylaws of Jensyn.	Under the proposed certificate, the number of directors of Jensyn will be fixed by resolution of the board of directors, acting by not less than a majority vote of the directors then in office.	The proposed change helps to harmonize the bylaws with the proposed certificate.

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Proposal 2E - Removal of Directors

This proposal is to amend our amended and restated certificate of incorporation to provide that the Company’s directors may only be removed for cause by a majority of the outstanding shares of the Company, as summarized in the table below.

	Current Certificate	Proposed Certificate	Reasons for the Proposed Change
Removal of Directors	The current certificate is silent with respect to the process of removing directors of Jensyn.	Under the proposed certificate, Jensyn’s directors may be removed from office at any time, but only for cause and only by an affirmative vote of a majority of the voting power of the then outstanding shares of capital stock of Jensyn entitled to vote.	Limiting the circumstances in which a director may be removed from office is a prudent corporate governance measure to reduce the sudden or opportunistic challenges to the board of directors.

Proposal 2F - Election of Directors by holders of Preferred Stock

This proposal is to amend our amended and restated certificate of incorporation to provide that if rights to elect directors are granted to holders of preferred stock, the terms of such directors then in office are separately governed by the terms of such preferred stock, as summarized in the table below.

Election of Directors	The current certificate is silent with respect to the election of directors by holders of preferred stock.	Under the proposed certificate, if rights to elect directors are granted to the holders of preferred stock, the terms of such directors’ terms in office are separately governed by the terms of such preferred stock.	The board of directors believes that restricting the authority of directors nominated and elected by holders of Jensyn’s preferred stock is a prudent corporate governance measure to reduce the possibility that a relatively small number of stockholders could seek to implement a sudden and opportunistic change in control of the board of directors without the support of the then incumbent board of directors.

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Proposal 2G — Stockholder Action by Written Consent

This proposal is to amend our amended and restated certificate of incorporation to provide that stockholders may not act by written consent.

	Current Certificate	Proposed Certificate	Reasons for the Proposed Change
Stockholder Action by Written Consent	The current bylaws of Jensyn provide that stockholders may act by written consent in lieu of a meeting unless otherwise provided by the certificate.	Under the proposed certificate, stockholders may not act by written consent.	The board of directors believes that prohibiting corporate action without a meeting is a prudent corporate governance measure to persuade a party making an unsolicited bid for Jensyn to negotiate with the board to reach terms that are fair and in the best interests of all stockholders and to prevent hostile bidders from taking actions that are contrary to the best interests of the stockholders as a whole.

Proposal 2H — Special Meetings of the Stockholders

This proposal is to amend our amended and restated certificate of incorporation to provide that special meetings of the stockholders may be called only by or at the direction of the Chairman of the Board, the Chief Executive Officer of Jensyn or the board pursuant to a resolution adopted by the board.

	Current Certificate	Proposed Certificate	Reasons for the Proposed Change
Special Meetings of the Stockholders	The current bylaws of Jensyn provide that special meetings of the stockholders of Jensyn may be called at any time for any purpose only by the Chairman of the Board, Chief Executive Officer or the board pursuant to a resolution adopted by a majority of the board, and may not be called by any other person.	Under the proposed certificate, special meetings of the stockholders may be called only by or at the direction of the Chairman of the Board, the Chief Executive Officer of Jensyn or the board pursuant to a resolution adopted by the board.	The change is intended to require that the board of directors determine whether to call a special meeting of stockholders, and to clarify that only a majority of the full board has the authority to call a special meeting.

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Proposal 2I — Opt Out of Section 203

This proposal is to amend our amended and restated certificate of incorporation to elect for the Company to not be subject to Section 203 of the DGCL, as summarized in the table below.

	Current Certificate	Proposed Certificate	Reasons for the Proposed Change
Section 203	The current certificate is silent with respect to Jensyn’s treatment under Section 203 of DGCL.	Jensyn expressly elects out of treatment under Section 203 of the DGCL.	The board believes that if Jensyn opts out of Section 203, it will increase the flexibility for Jensyn to sell an interest of between 15% and 85% in voting power of its authorized voting stock to a third party. If the opt out provision is approved and becomes effective, an acquiring company would not be subject to the restrictions on business combinations set forth in Section 203.

Proposal 2J — Exclusive Forum Provision

This proposal is to amend our amended and restated certificate of incorporation to adopt Delaware as the exclusive forum for certain stockholder litigation, as summarized in the table below.

	Current Certificate	Proposed Certificate	Reasons for the Proposed Change
Exclusive Forum Provision	The current certificate is silent with respect to an exclusive forum provision.	Under the proposed certificate, Jensyn selects the Court of Chancery of the State of Delaware as the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the proposed certificate or bylaws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. The forum selection provision will not apply to actions arising under the Securities Act or the Exchange Act.	This amendment is intended to assist Jensyn in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. Jensyn’s board of directors believes that the ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise, and should promote efficiency and costs-savings in the resolution of such claims. Jensyn’s board of directors further believes that Delaware courts are best suited to address disputes involving such matters given that Jensyn is incorporated in Delaware and that the Delaware courts have a reputation for expertise in corporate law matters. The board of directors also believes that the Delaware courts have more experience and expertise in dealing with complex corporate issues than many other jurisdictions.

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Proposal 2K — Opt-in to Corporate Opportunity Doctrine

This proposal is to amend our amended and restated certificate of incorporation to provide that the corporate opportunity doctrine will apply to Jensyn’s officers or directors and their affiliates, as summarized in the table below.

	Current Certificate	Proposed Certificate	Reasons for the Proposed Change
Corporate Opportunity Doctrine	The current certificate provides that the corporate opportunity doctrine will not apply to Jensyn’s officers or directors or their affiliates where the applications of such doctrine would conflict with any fiduciary duties or contractual obligations that they may have as of the date of the certificate’s filing.	The proposed certificate removes the provision with respect to the corporate opportunity doctrine.	The removal of the corporate opportunity doctrine is consistent with the board’s belief that the imminent consummation of the Business Combination makes the strictures of such provision unnecessary and that its absence will not jeopardize the continued stable operation of Jensyn.

Proposal 2L — Amendments to Certificate

This proposal is to amend our amended and restated certificate of incorporation to provide that a minimum of 2/3 of the outstanding shares of capital stock of Jensyn will be required to amend the proposed certificate.

	Current Certificate	Proposed Certificate	Reasons for the Proposed Change
Amendments to the Certificate	The current certificate is silent with respect to amendments to the certificate.	Under the proposed certificate, amendments require the approval of holders of not less than 2/3 of the outstanding shares of Jensyn’s capital stock.	The board of directors believes that increasing the percentage of voting power required to amend or repeal the specified provisions of the proposed certificate is a prudent corporate governance measure to reduce the possibility that a relatively small number of stockholders could take action to change the proposed certificate in a manner that the board of directors deems undesirable, including for purposes of seeking to implement an opportunistic change in control of Jensyn without the support of the then incumbent board of directors.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of Jensyn’s Common Stock is required to approve each of the Certificate Proposals. Broker non-votes, abstentions or the failure to vote on the certificate proposal will have the same effect as a vote against each of the Certificate Proposals.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT JENSYN’S STOCKHOLDERS VOTE “FOR” EACH OF THE CERTIFICATE PROPOSALS.

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PROPOSAL NO. 3—ELECTION OF DIRECTORS TO THE BOARD

Jensyn’s board of directors is currently divided into three classes, Class A, Class B, and Class C, with each class having a term of three years. If the Certificate Proposals are approved, the proposed certificate will continue the classified structure of the Board of Directors as follows: Class A Directors will have a term expiring at Jensyn’s first annual meeting of stockholders following the effectiveness of the second amended and restated certificate of incorporation and until each of their respective successors is duly elected and qualified, or until their earlier resignation, removal or death; Class B directors shall have a term expiring at Jensyn’s second annual meeting following the effectiveness of the second amended and restated certificate of incorporation and until each of their respective successors is duly elected and qualified, or until their earlier resignation, removal or death; and Class C Directors shall have a term expiring at Jensyn’s third annual meeting following the effectiveness of the second amended and restated certificate of incorporation and until each of their respective successors is duly elected and qualified, or until their earlier resignation, removal or death. At the special meeting, stockholders are being asked to elect five directors to our board of directors, effective upon the closing of the Business Combination. Two of such individuals have been nominated to serve as Class A directors with terms expiring at the Company’s first annual meeting of stockholders following the consummation of the Business Combination, one of such individuals has been nominated as a Class B director with terms expiring at the Company’s second annual meeting of stockholders following the consummation of the Business Combination and one of such individuals have been nominated to serve as Class C director with terms expiring at the Company’s third annual meeting following the consummation of the Business Combination or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The election of these directors is contingent upon approval of the Business Combination.

Our board of directors has nominated each of Richard C. Cook and Stewart Martin to serve as Class A directors, Douglas Rose to serve as the Class B director, and Jeffrey Peck and Fredrick Myrick to serve as Class C directors. The following sets forth information regarding each nominee.

Biographical information with respect to Mr. Cook and Mr. Martin is set forth in the section captioned “Information About Jensyn – Management.”

Jeffrey Peck’s and Fredrick Myrick’s biographical information is set forth in the section entitled “Information About Peck Electric—Executive Officers.”

Biographical information with respect to Mr. Rose is set forth in the section entitled “Management After the Business Combination”.

Vote Required for Approval

If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the five (5) nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Failure to vote by proxy or to vote in person at the special meeting and broker non-votes will have no effect on the vote since a plurality of the votes cast is required for the election of each nominee.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE FIVE (5) NOMINEES TO THE BOARD OF DIRECTORS.

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PROPOSAL NO. 4—THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow our board of directors to adjourn the special meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Business Combination Proposal and/or each of the Certificate Proposals, but no other proposal if both are approved. In no event will our board of directors adjourn the special meeting or consummate the Business Combination beyond July 2, 2019.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Business Combination Proposal, the Certificate Proposals or any other proposal.

Required Vote

Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of our Common Stock as of the record date represented in person or by proxy at the special meeting and entitled to vote thereon. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals. Abstentions will have the same effect as a vote “AGAINST” this proposal, and broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

Recommendation of the Board

JENSYN’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

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INFORMATION ABOUT JENSYN

General

We are a blank check company incorporated in Delaware on October 8, 2014 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Our efforts to identify a prospective target business have not been limited to any particular industry or geographic region, although we initially focused on target businesses operating in the information technology consulting industry. All activity through the date hereof relates to our formation, initial public offering described below, general corporate matters and identifying and evaluating prospective acquisition candidates.

Initial Business Combination

Pursuant to Nasdaq listing rules, Jensyn’s business combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the Trust Account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for Jensyn’s business combination, although Jensyn may structure a business combination with one or more target businesses whose fair market value significantly exceeds 80% of the Trust Account balance. Jensyn has structured the Business Combination to acquire all of the stock of Peck Electric’s. Jensyn’s board has determined based on its own assessment with input from Primary Capital, LLC that Peck Electric meets or exceeds each of the minimum standards for a business combination.

Stockholder Approval of Business Combination

In connection with the proposed Business Combination, we are seeking stockholder approval of the Business Combination at a meeting called for such purpose at which public stockholders (but not Jensyn’s insiders, officers, directors or other holders of founder shares) who vote on the Business Combination may seek to convert their shares of Common Stock, regardless of whether they vote for or against the proposed Business Combination, into a portion of the aggregate amount then on deposit in the Trust Account, subject to the limitations described herein. Jensyn’s stockholders will need to follow the specific procedures for conversion set forth in this proxy statement. Jensyn’s public stockholders are not required to vote against the Business Combination in order to exercise their conversion rights, but they must vote either for or against the Business Combination in order to exercise their conversion rights. If the Business Combination is not completed, then public stockholders electing to exercise their conversion rights will not be entitled to receive such payments.

We will consummate our initial Business Combination only if public stockholders do not exercise conversion rights in an amount that would cause our net tangible assets upon the closing of the Business Combination to be less than $5,000,001 and a majority of our outstanding public shares of Common Stock are voted in favor of the Business Combination. At December 31, 2018 our net tangible assets were approximately $4,636,000. We expect that as a result of: a) the net tangible assets acquired as part of a Business Combination, (b) Company liabilities converted to equity, (c) new equity capital raised, or a combination thereof, will result in the net tangible assets of the Company being greater than $5,000,001. Therefore, we could still consummate a proposed Business Combination regardless of the number of common shares redeemed so long as a majority of shares voted at the meeting are voted in favor of the proposed Business Combination. This is different than other similarly structured blank check companies where stockholders are offered the right to convert their shares only when they vote against a proposed Business Combination. We chose Jensyn’s net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act.

Our insiders, officers, directors and other holders of founder shares have agreed (1) to vote any shares of Common Stock owned by them in favor of the Business Combination and (2) not to convert any shares of Common Stock into the right to receive cash from the Trust Account in connection with a stockholder vote to approve the proposed Business Combination or a vote to amend the provisions of Jensyn’s amended and restated certificate of incorporation relating to stockholders’ rights or pre-Business Combination activity.

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Permitted Purchases of Jensyn’s Securities

Our directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of Jensyn’s shares is no longer the beneficial owner thereof and therefore agrees not to exercise its conversion rights. In the event that Jensyn’s directors, officers, advisors or their affiliates purchase shares in transactions from public stockholders who have already elected to exercise their conversion rights, such selling stockholders would be required to revoke their prior elections to convert their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of these purchases would be to increase the likelihood that the Business Combination is approved or to satisfy the requirement that conversions by stockholders do not cause Jensyn to have net tangible assets less than $5,000,001.

In addition, if such purchases are made, the public “float” of Jensyn’s Common Stock may be reduced and the number of beneficial holders of Jensyn’s securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of Jensyn’s securities on a national securities exchange.

Conversion Rights

Pursuant to Jensyn’s amended and restated certificate of incorporation, we are providing Jensyn’s public stockholders who vote on the Business Combination Proposal with the opportunity to convert their shares of Jensyn’s Common Stock into cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of Jensyn’s initial public offering, including interest earned on the funds held in the Trust Account and not previously released to Jensyn for its working capital requirements or to pay its franchise and income taxes, upon the consummation of the Business Combination. The estimated per share conversion price is expected to be approximately $11.35. Public stockholders must vote either for or against the Business Combination Proposal in order to exercise their conversion rights. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from converting his, her or its shares with respect to more than an aggregate of 20% of the public shares. Holders of Jensyn’s outstanding public warrants and public rights do not have conversion rights with respect to such warrants and rights in connection with the Business Combination. The holders of Jensyn’s founder shares have agreed to waive any conversion rights with respect to any insider shares and any public shares they may have acquired during or after Jensyn’s initial public offering in connection with the completion of the Business Combination. The founder shares will be excluded from the calculation used to determine the per-share conversion price. Currently, founder shares represent approximately 54% of Jensyn’s issued and outstanding shares of Common Stock.

Limitations on Conversion Rights

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or hers, or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the shares of Common Stock sold in Jensyn’s initial public offering. Such a public stockholder would still be entitled to vote against the proposed Business Combination with respect to all shares of Common Stock owned by him or her, or his or her affiliates. Jensyn believes this restriction will prevent stockholders from accumulating large blocks of shares before the vote held to approve the Business Combination and attempting to use the conversion rights as a means to force Jensyn or its management to purchase their shares at a significant premium to the then current market price. By limiting a stockholder’s ability to convert no more than 20% of the shares of Common Stock sold in Jensyn’s initial public offering, Jensyn believes it has limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by Jensyn’s other public stockholders.

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None of Jensyn’s insiders, officers, directors or other holders of founder shares will have the right to receive cash from the Trust Account in connection with a stockholder vote to approve the Business Combination or a vote to amend the provisions of Jensyn’s amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity with respect to any shares of Common Stock owned by them.

Redemption of Public Shares and Liquidation if No Business Combination

If we do not complete the Business Combination by July 2, 2019, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Jensyn’s remaining stockholders and Jensyn’s board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to Jensyn’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. At such time, the rights and warrants will expire, holders of rights and warrants will receive nothing upon a liquidation with respect to such rights and warrants, respectively, and the rights and warrants will be worthless.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to Jensyn’s public stockholders upon the redemption of 100% of Jensyn’s outstanding public shares in the event we do not complete Jensyn’s business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any conversions are made to stockholders, any liability of stockholders with respect to a redemption is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of the Trust Account distributed to Jensyn’s public stockholders upon the redemption of 100% of Jensyn’s public shares in the event we do not complete Jensyn’s business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. It is Jensyn’s intention to redeem Jensyn’s public shares as soon as reasonably possible following July 2, 2019 and, therefore, we do not intend to comply with the above procedures. As such, Jensyn’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Jensyn’s stockholders may extend well beyond the third anniversary of such date.

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Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for Jensyn’s payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and Jensyn’s operations have been limited to seeking to complete a business combination, the only likely claims to arise would be from Jensyn’s vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

We seek to have all third parties enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account. As a result, the claims that could be made against us are limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on Jensyn’s ability to distribute the funds in the Trust Account to Jensyn’s public stockholders. Nevertheless, there is no guarantee that third parties will execute such agreements. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the Trust Account. Our initial stockholders have agreed that they will be jointly and severally liable to us if and to the extent any claims by a third party reduce the amount of funds in the Trust Account to below $10.35 per public share, except as to any claims by a third party who executed a valid and enforceable agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under Jensyn’s indemnity of the underwriters of Jensyn’s initial public offering against certain liabilities, including liabilities under the Securities Act. However, our initial stockholders may not be able to satisfy their indemnification obligations, as we have not required our initial stockholders to retain any assets to provide for their indemnification obligations, nor have we taken any further steps to ensure that they will be able to satisfy any indemnification obligations that arise. Moreover, our initial stockholders will not be liable to Jensyn’s public stockholders and instead will only have liability to us. As a result, if we liquidate, the per-share distribution from the Trust Account could be less than approximately $10.35 due to claims or potential claims of creditors. We will distribute to all of Jensyn’s public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the Trust Account, inclusive of any interest not previously released to us, plus any remaining net assets (subject to Jensyn’s obligations under Delaware law to provide for claims of creditors as described above).

If we are unable to consummate the proposed Business Combination and are forced to redeem 100% of Jensyn’s outstanding public shares for a portion of the funds held in the Trust Account, we anticipate notifying the trustee to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate the redemption of Jensyn’s public shares. Jensyn’s insiders have waived their rights to participate in any redemption with respect to their insider shares. We will pay the costs of any subsequent liquidation from Jensyn’s remaining assets outside of the Trust Account and from the interest income on the balance of the Trust Account (net income and other tax obligations) that may be released to us to fund Jensyn’s working capital requirements. If such funds are insufficient, our initial stockholders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses. Each holder of public shares will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to us or necessary to pay Jensyn’s taxes. The proceeds deposited in the Trust Account could, however, become subject to claims of Jensyn’s creditors that are in preference to the claims of public stockholders.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Jensyn’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Jensyn’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per share redemption or conversion amount received by public stockholders may be less than $10.35.

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If, after we distribute the proceeds in the Trust Account to Jensyn’s public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Jensyn’s stockholders. In addition, Jensyn’s board of directors may be viewed as having breached its fiduciary duty to Jensyn’s creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Employees

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed the Business Combination. We do not intend to have any full-time employees prior to the consummation of the Business Combination.

Management

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Jeffrey J. Raymond	61	President, Chief Executive Officer and Director
James D. Gardner	66	Chief Financial Officer and Treasurer
Philip Politziner	78	Director
Richard C. Cook	71	Director
Stewart Martin	54	Director

Jeffrey J. Raymond has served as our President, Chief Executive Officer and Director since our inception in October 2014. Mr. Raymond, a Managing Partner of Jensyn Integration Services, LLC, has served as President of Pylon Management, Inc., a company providing consulting services to the staffing industry since 2001, and has served as Chief Executive Officer of Slate Professional Resources, a professional staffing company, as well as Culmin Staffing Group, a performance-based staffing company, since 2009. In 2005, Mr. Raymond founded Accountabilities, Inc., which became a publicly traded staffing company in 2008. In addition, he serves as a consultant/advisor to Staffing 360 Solutions, Inc., a publicly traded staffing company with over $120 million in revenues. Mr. Raymond is well qualified to serve as a director due to his background in analyzing, negotiating and providing consulting services with respect to business combinations, as well as his experience in the staffing industry and in public company governance. Jeffrey J. Raymond is the brother of Joseph J. Raymond, a special advisor to Jensyn.

James (J.D.) Gardner was appointed as our Chief Financial Officer in September 2017. From January 2015 until his appointment as Chief Financial Officer, he served as a consultant to our finance and accounting department. From 2010-2015, Mr. Gardner served as a financial and accounting consultant to a number of small businesses and served as Chief Financial Officer and General Partner at OmniCapital Group, a technology-based venture capital fund. Prior to that, Mr. Gardner served as Chief Financial Officer at two small public companies, Visual Management Systems, Inc., a provider of wireless security systems and products (2008-2010) and Amedia Networks, a provider of next generation ultra-broadband switched Ethernet home gateways and home networking solutions for voice video and data services (2005-2008). Mr. Gardner also served as Chief Operating Officer or Chief Executive Officer at two private companies, dotPhoto, a private company engaged in on-line photo processing and wireless application development for cellular telephones (2005) and Comstar Interactive, a private company engaged in the wireless credit card processing field (2001 through 2004). Prior to that, Mr. Gardner spent 27 years at BellSouth and AT&T. He held the position of Chief Financial Officer of BellSouth Wireless Data (renamed Cingular Interactive (1999 through November 2001 when he retired from BellSouth), as Chief Financial Officer of BellSouth Mobile Data (1995-1999) and chief financial officer of RAM/BSE Communications L.P. from 1991 through 1995 (all companies involved in the provision of wireless packet data networks and services, principally in the US and Europe). Mr. Gardner also held several other senior executive positions at BellSouth and AT&T in the areas of financial management, domestic and international corporate finance, issuance of debt and equity and the related rating agency and investment banking interfaces, shareholder relations and a number of other treasury, accounting and finance positions.

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Philip Politziner has served on our board of directors since the closing of our IPO in March 2016. Mr. Politziner, a Certified Public Accountant, was formerly a Senior Advisor at EisnerAmper LLP, an accounting firm with offices located in New York, New Jersey, Pennsylvania and California. He co-founded the accounting firm of Amper, Politziner & Mattia in 1965 and served in various capacities, including CEO, until its merger with Eisner LLP in 2010. In 2011, Mr. Politziner was named to the NJ Biz Hall of Fame in recognition of his contributions to the accounting profession and was named to the New Jersey Technology Council’s Hall of Fame as a Titan of Technology for his commitment to technology companies in the region. Mr. Politziner is well qualified to serve as an independent director due to substantial experience in public company accounting, as well as his experience in public company governance.

Richard C. Cook has served on our Board of Directors since the closing of our IPO in March 2016. Mr. Cook is the managing and sole member of Lakeview Strategies, LLC, which provides business consulting services for private companies. From April 2009 to April 2011, he served as Executive Chairman of EnteGreat, Inc., a manufacturing consulting company, in connection with providing turn-around consulting services. Mr. Cook was appointed as President and Chief Executive Officer of MAPICS, Inc., a publicly traded software firm, in July 1997 and served in that capacity until its acquisition in April 2005. Prior thereto, Mr. Cook held various positions with IBM, including Director of the Atlanta Software Development Laboratory, during a 25-year career with the company. He currently serves as a Director of the Technology Executives Roundtable, Lincor Solutions, Inc., a private company which provides patient engagement technology to healthcare providers, and Software Automation, a machine vision and robotics start-up. Mr. Cook is well qualified to serve as independent director due to his substantial management experience and experience in public company governance in serving as a Chief Executive Officer of a public company, as well as his background in providing business consulting services and serving as an independent director of seven private companies during the past five years.

Stewart Martin was appointed as member of our Board of Directors in November 2016. He is Executive Vice President, Sales and Producer Development of Marsh & McLennan Agencies – Florida, a subsidiary of Marsh & McLennan Companies. He was previously Senior Vice President and a member of the Board of Directors of Seitlin Insurance and Advisors which was acquired by Marsh & McLennan, LLC in November 2011. Mr. Martin is well qualified to serve as independent director due to his substantial management and previous board experience.

Special Advisors

We may seek guidance and advice from the following special advisors. We have no formal arrangement or agreement with these advisors to provide services to us and they have no obligation (fiduciary or otherwise) to present business opportunities to us.

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These special advisors will provide advice, introductions to potential targets, and assistance to us, at our request, only if they are able to do so. Nevertheless, we believe that with their respective business backgrounds and extensive contacts, these special advisors will be helpful to our search for a target business and our consummation of a Business Combination. Our special advisors did not play a role in securing or negotiating the proposed Business Combination with Peck Electric; however, the Company’s officers consulted with each of them regarding their views with respect to Peck Electric and the solar industry in general, and they participated in meetings in which the terms of the Business Combination were reviewed and discussed.

Joseph J. Raymond is a founder and Managing Partner of Jensyn Integration Services, LLC. Since 1998, he has been a Managing Partner of RVR Consulting Services which provides business advisory services to middle-market companies. In 2002, Mr. Raymond became the President and 50% owner of ASG, Inc., a $3.5 million construction staffing company that he was instrumental in converting within five  (5) years to a $150 million performance-based staffing company with 30 offices. ASG, Inc. sold its business to ClearPoint Business Resources in 2007. In 1986, he founded Transworld Services Group, Inc., a strategic staffing company which grew to over $45 million in revenues and 4,000 employees in ten years. In 1996, Transworld Services Group, Inc. was sold to CoreStaff, Inc., a publicly traded company. Joseph J. Raymond is the brother of Jeffrey J. Raymond, our President and Chief Executive Officer.

Peter Underwood is a founder, Managing Partner and Chief Technology Officer of Jensyn Integration Services, LLC and has over 20 years of software development experience in developing core java trading systems on Wall Street. He developed software the STIR (short term interest rates) and REPO desks at Warburg Dillon Reed. He was the former Senior Vice President, Director of Software Development for Wall Street Access where he developed complex options trading technologies which sold to E-Trade for over $1000 per account. As founder of Jensyn Integration Services, LLC, he grew a managed services division where he ran outsourced clearing technologies for various clearing firms on Wall Street. He was appointed as head architect in ABN AMRO and RBS acquisition (hardware reconciliation), Lord Abbett SMA workflow and Lord Abbett territory commission accounting. He was asked to perform an architectural analysis of T-Zero (a $30 million funded startup by JP Morgan to provide CDS Trading technology). Afterwards, he was asked to repair and run software development for T-Zero and Creditex (Credit Default Swap brokerage), which sold to ICE for $685 million. Further, he assisted in the formation of ICE Link which support ICE Clear Europe and ICE Trust US. One of the principal inventors of the nCino startup (www.ncino.com), Mr. Underwood continues to innovate as the Chief Technology Officer of Live Oak Bank.

Demetrios Mallios is the founder and Manager of the Aeon Funds, a family of special purpose alternative investment funds which he founded in 2012. He is the former Head of Investment Banking and a principal of Corinthian Partners, LLC, a full-service securities firm and investment bank. He has had a diverse career over the past 20 years as a corporate consultant, financial advisor, investment banker, executive and entrepreneur. Previously, he was the Branch Manager of the New York office of Paulson Investment Co. and held various positions with Huading Capital, including Head of Finance & Acquisitions of its affiliate, Blossom Management International, which represented private equity funds in the United States, Hong Kong, and China. He also served as Chief Operating Officer of Ashir Group, headquartered in Beijing, which focused on Chinese small and medium sized enterprises. Prior to Ashir, he was a partner with White Stable Ventures LLC, a San Francisco based private equity firm focused on emerging growth companies. Prior to joining White Stable, Mr. Mallios was Chief Executive Officer of Xnergy Financial Corporation, a Los Angeles based boutique investment bank specializing in small and micro-cap companies.

Brendan Rempel is a Partner of the Aeon Funds, a family of private equity and alternative investment vehicles. He is the Founder of the Alternative Advisory Group, LLC, a corporate consulting and fund management firm. He was the former President and Co-Founder of a regional Wall Street securities firm and was instrumental in its sale to public company. Brendan has over twenty-five years of institutional sales, investment banking and corporate finance experience. He has vast experience in the structuring and sale of private placements, PIPE’s, IPO’s, M&A and debt transactions. Brendan has worked closely with investment funds, negotiated and structured complex debt and equity transactions on behalf of public and private companies, is a sought after creative financier and business consultant.

Stockholder Communications

Stockholders who wish to communicate directly with our board of directors, or any individual director, should direct questions in writing to our Corporate Secretary, Jensyn Acquisition Corp., 800 West Main Street, Suite 204, Freehold, NJ 07728. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must identify the author and clearly state whether the intended recipients are all members of the board of directors or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

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Director Independence

Our board of directors has determined that Messrs. Politziner, Cook and Martin are “independent directors” as such term is defined in Rule 10A-3 of the Exchange Act and the Nasdaq listing standards.

Board of Directors and Committees

Prior to the consummation of our IPO, our board of directors formed an audit committee and compensation committee.

During the fiscal year ended December 31, 2018, our board of directors held two meetings and acted by unanimous written consent on two occasions and our audit committee held four meetings and acted by unanimous written consent on no occasions. Our compensation committee has not yet met. Each of our directors attended at least 75% of the board meetings and their respective committee meetings. The Company does not have a policy regarding director attendance at annual meetings, but encourages the directors to attend if possible.

Audit Committee

We have established an audit committee of the board of directors, which consists of Messrs. Politziner, Cook and Martin each of whom meets the independent director standard under Nasdaq’s listing standards and under Rule 10A-3(b)(1) of the Exchange Act. Mr. Politziner serves as Chairman of our audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

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The audit committee will at all times be composed exclusively of independent directors who are “financially literate” as defined under Nasdaq’s listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, we must certify to the Nasdaq Capital Market that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. We have determined that Mr. Politziner satisfies Nasdaq’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

Compensation Committee

The members of our compensation committee are Messrs. Philip Politziner, Richard C. Cook and Stewart Martin. Mr. Politziner serves as chairman of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our President and Chief Executive Officer’s compensation, evaluating our President and Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our President and Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Other Board Committees

Our board of directors intends to establish a nominating committee upon consummation of our initial Business Combination. At that time our board of directors intends to adopt charters for this committees. Prior to such time we do not intend to establish a nominating committee, however, all of our independent directors will address any nomination process, as required by the rules of Nasdaq, prior to such time that we establish the nominating committee. The board of directors believes that all of our independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of any publicly traded class of our equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the SEC. Officers, directors, and greater-than-ten-percent (10%) stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company during the most recent fiscal year, and Forms 5 with respect to its most recent fiscal year, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors, and security holders required to file the same during the fiscal year ended December 31, 2018.

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Executive Compensation

Compensation Discussion and Analysis

Other than as described below, none of our executive officers or directors has received any cash compensation for services rendered. Commencing on the initial Nasdaq listing date through the earlier of the consummation of our initial Business Combination and our liquidation, we are obligated to pay Jensyn Integration Services, LLC, a company controlled by our initial stockholders a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement has been agreed to for our benefit and is not intended to provide compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services. Other than this $10,000 per month fee, no compensation of any kind, including finder’s and consulting fees, has been, or will be, paid to our initial stockholders or our executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will approve all payments in excess of $5,000 to be made to our initial stockholders, officers, directors or our or their affiliates.

We do not expect that any of our current directors, except for Mr. Politziner, or executive officers will remain as directors or executive officers of the post-combination company. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Compensation Committee Report

Our board of directors established a compensation committee upon completion of our IPO; however no meetings of the compensation committee have been held since we do not pay any compensation to our officers or directors.

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on that review and discussion, the compensation committee has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Philip Politziner

Richard C. Cook

Stewart Martin

Audit Committee Report

The Company’s audit committee reviewed with management and CohnReznick LLP the results of the 2018 audit, including the audited financial statements. The audit committee reviewed the requirements of the audit committee charter previously adopted and the reports required to be disclosed to the audit committee. The audit committee discussed with CohnReznick LLP the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, “Communication with Audit Committees.” CohnReznick LLP representatives reviewed the written disclosures required by the PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” regarding independence of public accountants with the audit committee and presented their Report on Auditor Independence regarding that matter to the audit committee. The audit committee has determined that CohnReznick LLP was independent of the Company. The audit committee also discussed with management and CohnReznick LLP the quality and adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures and identification of audit risks.

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The audit committee reviewed and discussed with management and CohnReznick LLP a draft of the Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Management has the responsibility for the preparation of the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. The external auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America.

Respectfully submitted,

Philip Politziner

Richard C. Cook

Stewart Martin

Fees and Services

The firm of CohnReznick LLP acts as our independent registered public accounting firm. The following is a summary of fees paid to CohnReznick LLP for services rendered.

Audit Fees

For the year ended December 31, 2018, the aggregate fees billed by CohnReznick for professional services rendered for the audit of the financial statements of the Company, for the review of the Company’s quarterly financial statements, as well as work performed in connection with the then proposed Business Combination, were $174,983. For the year ended December 31, 2017, the aggregate fees billed by CohnReznick LLP for professional services rendered for the audit of the financial statements of the Company, for the review of the Company’s quarterly financial statements, as well as work performed in connection with the then proposed business combination, were $102,413.

Audit-Related Fees

Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. There were no fees billed for audit-related services rendered by CohnReznick LLP during the last fiscal year.

Tax Fees

During the years ended December 31, 2018 and 2017, our independent registered public accounting firm did not render any tax services to us.

All Other Fees

During the years ended December 31, 2018 and 2017, there were no fees billed for services provided by our independent registered public accounting firm other than those set forth above.

Pre-Approval Policy

Our audit committee has established a policy governing Jensyn’s use of the services of Jensyn’s independent registered public accounting firm. Under the policy, Jensyn’s audit committee is required to pre-approve all audit and non-audit services performed by Jensyn’s independent registered public accounting firm in order to ensure that the provisions of such services do not impair the independent registered public accounting firm’s independence.

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JENSYN MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes of Jensyn included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

References in this “Jensyn Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to the “Company,” “us” or “we” refer to Jensyn Acquisition Corp. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the condensed financial statements and the notes thereto contained elsewhere in this proxy statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

We are a “blank check” company in the development stage, formed on October 8, 2014 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar Business Combination with one or more operating businesses. At March 31, 2019, we had not yet commenced any meaningful operations nor generated any revenues to date. All activity through March 31, 2019 relates to our formation, our initial public offering (“Public Offering”) described below, general corporate matters, and identifying and evaluating prospective acquisition candidates.

We consummated the Public Offering of 3,900,000 units (“Units”) in March 2016, generating gross proceeds of $39,000,000, which is described in Note 2 to the Financial Statements. Simultaneously with the closing of the Public Offering, we also consummated a private placement of 294,500 units (“Private Units”) at $10 per unit generating additional gross proceeds of $2,945,000 (inclusive of the Public Offering, the “Total Offering”).

We intend to utilize the cash derived from the proceeds of the Public Offering and the private placement of the Private Units, our securities, debt or a combination of cash, securities and debt, in effecting our initial Business Combination. The issuance of additional shares of common stock or preferred stock in our initial Business Combination:

● may significantly dilute the equity interest of our investors in the Total Offering who would not have pre-emption rights in respect of any such issuance;

● may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

● will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of some or all of our present officers and directors; and

● may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

● default and foreclosure on our assets if our operating revenues after our initial Business Combination are insufficient to pay our debt obligations;

● acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

● our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

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● our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding; and

● limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Results of Operations

Our entire activity since inception up to the closing of our Public Offering on March 7, 2016 was in preparation for the Public Offering. Since the Public Offering, our activity has been limited to the evaluation of the Business Combination candidates, and we will not be generating any operating revenue until the closing and completion of our initial Business Combination. We have generated a small amount of non-operating income in the form of interest income on the funds invested in the Trust Account. Interest income is not expected to be significant in view of current low interest rates on risk-free investments (treasury securities) and other income from the funding of operating expenses by a third party relating to a business combination that was not completed. Our expenses have increased as a result of being a public company (for financial reporting, accounting and auditing compliance) and the office and administrative services fee charged to us by a related party. We expect to incur increased expenses in the future as we pursue a Business Combination.

Results of operations for the three months ended March 31, 2019 as compared to the three months ended March 31, 2018

For the three months ended March 31, 2019 and 2018, following are the amounts and changes in operating expenses, interest income, other income and interest expense.

	For the three months ended	For the three months ended		% increase
	March 31, 2019	March 31, 2018	$ change	(decrease)
General and Administrative Costs
Professional Fees:
Accounting and professional fees	$146,179	$70,625	$75,554	107%
Legal fees	70,389	105,620	(35,231)	-33%
Insurance - Directors and Officers	10,043	10,077	(34)	0%
Office expense - related party	30,000	30,000	-	0%
Other:
Stock related expense (NASDAQ and stock transfer fees)	33,711	56,103	(22,392)	-40%
Franchise taxes	5,280	12,914	(7,634)	-59%
Other expenses	3,316	9,688	(6,372)	-66%

Total general and administrative	298,918	295,027	3,891	1%

Other income and (expense)

Interest income	25,397	85,370	(59,973)	-70%
Interest expense	(31,688)	(74,831)	43,143	-58%
Other Income	100,000	-	100,000	NA

Net loss	$(205,209)	$(284,488)	$79,279	-28%

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For the three months ended March 31, 2019, as compared to the three months ended March 31, 2018:

●	the increase in accounting and professional fees is primarily a result of costs for a fairness opinion and finders fees associated with pursuing a Business Combination in 2019.

●	the decrease in legal fees is primarily a result of increased business combination and other legal fees in 2018.

●	the decrease in stock related expenses (NASDAQ and stock transfer fees) is primarily the result of the proxy and stock transfer agent related services incurred for the 2018 special meeting.

●	the increase in other income is a result of cash received by the Company from a business combination target to fund operating costs in 2019.

●	the decrease in interest income is a result of lower balances in the Trust Account in 2019.

●	the decrease in interest expense is primarily due to the increased amortization of deferred financing costs in 2018.

Results of operations for the year ended December 31, 2018 as compared to the year ended December 31, 2017

For the years ended December 31, 2018 and 2017, the following are the amounts and changes in operating expenses, interest income and interest expense.

	2018	2017	$ change	% increase (decrease)

General and Administrative Costs
Professional Fees:
Accounting and professional fees	$161,135	$202,864	$(41,729)	-21%
Legal fees	273,772	195,576	78,196	40%
Insurance - Directors and Officers	40,153	40,885	(732)	-2%
Office expense - related party	120,000	120,000	-	0%
Other:
Stock related expense (NASDAQ and stock transfer fees)	192,112	69,038	123,074	178%
Franchise taxes	27,014	44,620	(17,606)	-39%
Stock compensation expense	-	31,288	(31,288)	-100%
Other expenses	24,875	42,292	(17,417)	-41%

Total general and administrative	839,061	746,563	92,498	12%

Other income and (expense)
Interest income	228,888	216,657	12,231	6%
Interest expense	(121,194)	(54,371)	(66,823)	123%
Other Income	700,000	-	700,000	NA

Net loss	$(31,367)	$(584,277)	552,910	-95%

For the year ended December 31, 2018 as compared to the year ended December 31, 2017:

●	The decrease in accounting and professional fees is primarily a result of 2017 fairness opinion costs related to a proposed business combination.

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●	The increase in legal fees is primarily a result of costs associated with pursuing multiple Business Combination opportunities and holding three stockholder meetings to approve extensions of time to complete an initial Business Combination in 2018.

●	The decrease in franchise taxes is due to a reduced number of shares and assets as a result of stockholder redemptions.

●	The increase in stock related expenses (NASDAQ and stock transfer fees) is primarily the result of the proxy and stock transfer agent related services incurred for the three shareholder meetings to approve extensions of the time to complete an initial Business Combination.

●	The increase in other income is a result of cash received by the Company from a business combination target to fund operating costs.

●	The increase in interest income is a result of higher interest rates offset by lower balances in the Trust Account in 2018.

●	The increase in interest expense is primarily due to the interest associated with three loans totaling $730,000 from Jensyn Capital, LLC, an affiliate. $550,000 of which was outstanding all of 2018 and a new loan of $180,000 made in 2018.

Liquidity and Capital Resources

Our cash balance as of March 31, 2019 was $81,719. Our liquidity needs have been satisfied to date through receipt of $25,029 from the sale of the Insider Shares, loans and advances from our principal shareholders (the “Principal Shareholders”) and two affiliates in an aggregate amount of $2,056,220, each as described in Notes 3 and 6, and $85,000 from funds raised in the Public Offering and private placement of securities that are not required to be held in trust. On August 15, 2018, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Oneness Global, a Cayman Islands company, and its stockholders. Pursuant to the Share Exchange Agreement, we received $800,000 ($700,000 in 2018 and $100,000 in 2019) to fund the Company’s operating costs and recorded this amount as other income. In addition, we received $248,000 of proceeds from a loan from Riverside Merchant Partners LLC (“Riverside”) to fund expenses related to our proposed business combination with Peck Electric Co. (“Peck Electric”). See “Off-Balance Sheet Arrangements; Commitments and Contractual Obligations” and “Proposed Business Combination” below.

We incurred approximately $2,696,501 in total offering related costs, consisting principally of underwriter discounts of $1,950,000 (including approximately $780,000 of which payment is deferred) and approximately $746,501 of private placement fees and professional, printing, filing, regulatory and other costs have been charged to additional paid-in capital upon completion of the Public Offering.

If we are successful in completing a Business Combination, we intend to use substantially all of the remaining net proceeds of the Total Offering, including the funds held in the Trust Account, in connection with our initial Business Combination and to pay our expenses relating thereto. The expenses include a fee payable to Chardan Capital Markets, LLC in an amount equal to 2.0% ($780,000) of the total gross proceeds raised in the Public Offering upon consummation of our initial Business Combination. To the extent that our capital stock is used in whole or in part as consideration to effect our initial Business Combination, the remaining proceeds held in the Trust Account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing and research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial Business Combination if the funds available to us outside of the Trust Account were insufficient to cover such expenses.

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We believe that our cash balance as of March 31, 2019 not held in the Trust Account and additional investments from our Principal Shareholders and loans from our affiliates will be sufficient to allow us to operate through at least July 2, 2019, assuming that a Business Combination is not consummated during that time. Over this time period, we will be using these funds for pursuing the Peck Electric Business Combination. We anticipate that we will incur approximately:

●	$100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

●	$70,000 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves, including stock related expenses (listing fees and transfer agent costs) and director and officer liability insurance premiums.

If our estimates of the costs for pursuing a potential Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to an initial Business Combination. Moreover, we may need to obtain additional financing either to consummate our initial Business Combination or because we become obligated to convert a significant number of our public shares upon consummation of our initial Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial Business Combination. Following our initial Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of March 31, 2019, we did not have any off-balance sheet arrangements. At March 31, 2019, we have short-term debt due to related parties of $2,056,220; $1,296,220 of this debt is due to Principal Shareholders and is unsecured, non-interest bearing and payable no later than the date of the consummation of an initial Business Combination. In addition, we have short-term debt with Jensyn Capital, an affiliate, for $760,000. This debt is evidenced by four notes, three of which totaling $730,000 are unsecured, carry an 8% interest rate, and are due upon completion of the initial Business Combination. The fourth note is for $30,000 and is unsecured, non-interest bearing and payable no later than the date of the consummation of an initial Business Combination. In March 2019, we received a $248,000 loan from Riverside to fund expenses related to the proposed Business Combination with Peck Electric. The loan is represented by an original issue discount promissory note in the principal amount of $265,000 which bears interest at the rate of six percent (6%) per annum and is due on the earlier of (i) the completion of our initial Business Combination, (ii) the termination of our Share Exchange Agreement with Peck Electric, (iii) our failure to file with the Securities and Exchange Commission a proxy statement with respect to the Peck Electric Business Combination by April 30, 2019, subject to extension if the audit of Peck Electric’s 2018 financial statements is not complete by March 31, 2019 or (iv) June 15, 2019, subject to extension if the we can demonstrate that a Business Combination is reasonably likely to be consummated prior to July 2, 2019. The note is secured by 115,000 shares of our common stock owned by certain of the Principal Shareholders and their transferees and the we may elect to satisfy this obligation to pay the principal amount and accrued interest under the note in cash or by the delivery of these 115,000 shares. These shareholders transferred 25,000 shares of the our common stock to Riverside as consideration for making the loan and these shareholders and each of the our officers and directors have entered into a voting agreement pursuant to which they have agreed to vote in favor of the election of individuals designated by Riverside to constitute a majority of our Board of Directors if an event of default occurs under the note. If such designees are elected to our Board of Directors, we will be prohibited from completing the Peck Electric Business Combination.

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We do not have any capital lease obligations, operating lease obligations or long-term liabilities other than an agreement to pay an affiliate of our Principal Shareholders a total of $10,000 per month for office space, utilities, secretarial support and administrative services.

Critical Accounting Policies and Estimates

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible conversion or redemption in accordance with ASC 480 “Distinguishing Liabilities from Equity.” Conditionally convertible common stock (including common stock that features conversion rights that are either within the control of the holder or subject to conversion upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events.

Although the Company did not specify a maximum redemption threshold, its certificate of incorporation provides that the Company will consummate a Business Combination only if the holders of Public Shares do not exercise conversion rights in an amount that would cause the Company’s net tangible assets to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against retained earnings.

Accordingly, at March 31, 2019, none of the 1,819,482 common shares outstanding were classified outside of permanent equity at their redemption value since Stockholder’s equity is less than $5,000,001. The Company expects that as a result of the net tangible assets acquired as part of a Business Combination, Company liabilities converted to equity, new equity capital, or a combination thereof, will result in the net tangible assets of the Company being greater than $5,000,001. At December 31, 2018, none of the 2,005,567 common shares outstanding classified outside of permanent equity at their redemption value.

Proposed Business Combinations

On February 26, 2019, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with Peck Electric, a commercial solar contractor, and its shareholders (the “Peck Stockholders”). The material terms of the Exchange Agreement are summarized below.

Upon the closing (the “Closing”) of the transactions contemplated by the Exchange Agreement, the Peck Stockholders will exchange their shares of capital stock in Peck Electric for 3,234,501 shares of the our common stock (the “Share Exchange”), representing approximately 59% of our outstanding shares after giving effect to the business combination. As a result of the Share Exchange, Peck Electric will become a wholly-owned subsidiary of our company.

In the event that Peck Electric’s Adjusted EBITDA (as defined in the Exchange Agreement) for the twelve month period commencing on the first day of the first full calendar quarter following the Closing (the “Earnout Period”) is $5,000,000 or more (the “Adjusted EBITDA Target”) or the closing price of the our common stock is $12.00 or more per share at any time during the Earnout Period (the “Stock Price Target”), then we will issue 898,473 shares of the our common stock to the Peck Stockholders and issue to certain of our Principal Stockholders and an advisor a number of shares of the our common stock equal to the number of shares of our common stock forfeited by such stockholders to the extent that such shares are used to satisfy our obligations or to induce investors to make an equity investment in our company at or prior to the Closing as described below.

By separate agreement, certain of our Principal Stockholders have agreed to forfeit (i) up to 200,000 shares of our common stock at the Closing to the extent that such shares are used to satisfy our obligations or to induce investors to make an equity investment in our company at or prior to the Closing and (ii) 200,000 shares of our common stock if neither the Adjusted EBITDA Target nor the Stock Price Target is achieved during the Earnout Period.

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At the time that the we seek approval of the Share Exchange from our stockholders, we will offer our public shareholders the opportunity to convert their shares for cash upon the closing of the Share Exchange in an amount equal to their pro rata share of the funds held in the Trust Account that holds the remaining proceeds of our initial public offering as provided by our amended and restated certificate of incorporation.

The closing of the Share Exchange is subject to a number of conditions, including our reasonable satisfaction with the results of our due diligence investigation of Peck Electric, the approval of the our stockholders and the receipt by us of an opinion from an investment banking firm that the transaction is fair, from a financial point of view, to our stockholders. The fairness opinion was delivered in March 2019. In addition, we and Peck Electric must have combined net tangible assets of at least $5,000,001 after the Closing.

The senior management of Peck Electric will replace our existing management team following the closing of the Share Exchange. In addition, it is anticipated that at the time that we seek approval of the Share Exchange by our stockholders, our stockholders will be asked to elect a new Board of Directors. The nominees will be three individuals designated by Peck Electric and two individuals designated by us.

Internal Control Over Financial Reporting

Jensyn’s management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process to provide reasonable assurance regarding the reliability of Jensyn’s financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Internal control over financial reporting includes: maintaining records that in reasonable detail accurately and fairly reflect Jensyn’s transactions; providing reasonable assurance that transactions are recorded as necessary for preparation of Jensyn’s financial statements; providing reasonable assurance that receipts and expenditures of Jensyn’s assets are made in accordance with management’s authorization; and providing reasonable assurance that unauthorized acquisition, use or disposition of Jensyn’s assets that could have a material effect on Jensyn’s financial statements would be prevented or detected on a timely basis. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a misstatement of Jensyn’s financial statements would be prevented or detected. Furthermore, Jensyn’s controls and procedures can be circumvented by the individual acts of some persons, by collusion of two or more people or by management override of the controls or procedures, and misstatements due to error or fraud may occur and not be detected on a timely basis.

In connection with its review of Jensyn’s financial statement for the three months ended March 31, 2019 and its audit of Jensyn’s financial statements for the year ended December 31, 2018, Jensyn’s independent registered public accounting firm identified that Jensyn had inadequate control procedures and a lack of supervisory review over the closing process. Based on this evaluation, our principal executive officer and principal financial and accounting officer have concluded that during the period covered by this report, our internal control over financial reporting was not effective due to the material weakness in internal control over financial reporting. This control deficiency constitutes a material weakness in internal control over financial reporting. Jensyn plans to take steps to remedy this material weakness in conjunction with a business combination that will provide additional resources.

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INFORMATION ABOUT PECK ELECTRIC

Overview and History

Peck Electric (Burlington, Vermont) is the largest commercial solar engineering, procurement and construction (“EPC”) company in the Northeast and ranked 60th in the US by Solar Power World. Peck Electric is a second generation family business founded in 1972 by Harvey Peck and Bernie Taylor as a traditional electrical contractor. Peck Electric’s core values are to align people, purpose, and profitability, and since taking leadership of Peck Electric in 1994 Jeffrey Peck has applied these core principals to Peck Electric’s expansion into the solar industry. Today Peck Electric is guided by the mission to facilitate the reduction of carbon emissions through the expansion of clean, renewable energy and believes leveraging its core values to deploy resources toward profitable business is the only sustainable strategy to achieve these objectives.

Today, Peck Electric primarily provides EPC services to solar energy customers for projects ranging in size from several kilowatts for residential loads to multi-megawatt systems for large commercial and utility projects. To date, Peck Electric has installed over 100MW of solar systems since inception and is focused on profitable growth opportunities.

Peck Electric has tripled in size since 2007 by growing its solar customer base starting in 2013 and continuing to serve the needs of existing electrical and data customers. Jeffrey Peck made the decision to enter the solar EPC business only after equipment costs dropped to the point where installation could be profitable. Peck Electric has installed some of the largest commercial and utility-scale solar arrays in the state of Vermont.  Peck Electric’s reliable union crews are expert constructors, and union access to an additional workforce makes Peck Electric ready for rapid expansion to other states while maintaining control of operating costs.

Peck Electric also makes prudent investments in solar development projects and currently owns approximately three megawatts of operating solar arrays operating under long-term Power Purchase Agreements (“PPAs”). The reliability of these long-term recurring revenue streams combined with Peck Electric’s in-house development and construction capabilities makes this asset class a strategic long-term investment opportunity for Peck Electric.

Peck Electric is a member of Renewable Energy Vermont, an organization that advocates for clean, practical and renewable solar energy.

Approximately 70% of Peck Electric’s revenue is derived from solar business, approximately 30% of revenue is derived from electrical and data business and less than 1% of revenue is currently derived from recurring revenue of company-owned solar arrays.

Market Overview

A global energy transformation is occurring now as the world shifts from fossil fuels to clean renewable energy. Technology is available with proven reliability and low enough cost to allow widespread adoption. Bloomberg New Energy Finance is a leading provider of primary research on clean energy, advanced transport, digital industry, innovative materials, and commodities. Their annual summit in New York in March 2019 included many discussions by leaders that corroborate the long-term growth opportunities around the clean energy transformation well underway now and through 2050.

The solar industry is positioned for rapid growth. More than 70% of Peck Electric’s revenue mix is from Solar Array installations. Industry reports forecast a sharp acceleration in solar installations through 2050, and the US Energy Information Association (EIA) noted in its 2019 outlook that it expects solar energy production to reach 48% of the overall mix of renewable energy production by 2050, from just 13% in 2018. The drivers of this acceleration include the declining cost of solar array equipment, a heightened focus on clean renewable energy production, and the consistent increase in demand of electric energy. Peck Electric is uniquely positioned to benefit from this rapid escalation in solar array installations, given its 47 year history as a full service electric contractor and its existing, highly scalable and profitable solar installation business in Vermont.

Strategically positioned geographically in the Northeast. Peck Electric has historically operated exclusively in Vermont, which is one of the most attractive states for investment in solar arrays, with industry analysis suggesting over a 14% IRR on solar investment in the state and an 8 year project payback. Almost the entirety of the Northeast region of the country is ranked in the top 10 markets based on return metrics to the array owner, including the top 3 markets which include Massachusetts (1), New Jersey (2), and Rhode Island (3), in addition to New York, which is the largest regional market and ranked 8th. By leveraging Peck Electric’s existing infrastructure and labor relationships with the IBEW, Peck is uniquely positioned to expand into these important addressable markets with limited investment in additional infrastructure or capital equipment.

Peck Electric’s capabilities allow for expansion into high-growth adjacent markets. Peck Electric holds a rich history as a family owned business in operation in Vermont for 47 years. Peck Electric began operations as a traditional electric contractor and holds a wide range of capabilities to install electric equipment for a variety of end uses. Today, these core capabilities have developed Peck Electric’s business in solar array installation, traditional electric, and data services. Peck electric can deploy these capabilities to other large, rapidly growing clean / renewable end markets; namely EV charging stations and energy storage. The rapid proliferation of EV charging stations has followed the shift in auto sales to electronic vehicles, and the EV charging market is expected to expand to over $30 billion by 2024 with a CAGR of 40% over the 5-year period. Energy storage measured by MW expanded by 44% year-over-year in 2018 and is projected to grow into a $4.7 billion market by 2024. Both of these markets represent adjacent, high growth expansion opportunities for Peck Electric, and both require minimal investment of resources, infrastructure or capital spend given its complementary nature to Peck’s existing capabilities.

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Strategy

Peck Electric’s strategic areas for growth include (1) organic growth by leveraging existing relationships to expand across the northeast (2) accretive M&A of other profitable businesses to expand geographic footprint, capabilities, and cash flow, and (3) investment into solar arrays that produce a steady stream of recurring revenue.

Organic growth from Peck Electric’s existing customers will come from national developers requesting EPC services for project sizes ranging from the residential to the utility scale. The ideal project size range for Peck Electric is from 100kW to 10MW, which is considered commercial to small utility and is where the scale, margin, and risk are optimized. In addition, Peck Electric can remain opportunistic for smaller residential projects when marketing costs are minimized or for larger utility projects when margins can be preserved.

Accretive M&A activity is an important focus for Peck Electric in order to accelerate revenue growth and cash flow. While geographic expansion is prioritized for the Northeast, prudent acquisitions in other geographies will also be considered depending on the strategic fit and profitability characteristics.

The goal of solar array asset investments is long-term recurring revenue from the sale of power produced by the array asset. Peck Electric’s EPC capabilities provide the company with a unique investment opportunity in the renewable energy space because Peck Electric can enter the solar array value chain at any scale or stage. De-risked fully-operational solar arrays with reliable off-takers can be purchased by and operated by Peck Electric. Peck Electric believes that, at this end-stage, an IRR may be achieved in the range of 9% to 13%. However, higher returns of up to 20% IRR may be achieved with prudent investments in developed projects with permitting and off-takers that only require construction by the EPC. Further, returns of 20% IRR or more may be achieved if Peck Electric develops a project internally with a low-risk, long-term off-taker. Peck Electric believes it has the flexibility and capability to be opportunistic about prudent solar array asset investments at any stage.

Employees

Peck Electric employs approximately 85 full-time employees. Peck Electric may also utilize outside subcontractors to assist with installing solar systems for its commercial and residential customers. Its direct installation labor is a combination of employees and contract labor.

Peck Electric has direct access to unionized labor, which provides a unique advantage for growth, because workforce resources can be scaled efficiently utilizing local labor unions in other states to meet specific project needs in other states without increasing fixed labor costs for the company.

Financing

To promote sales, Peck Electric assists customers in obtaining financing. Peck Electric’s objective is to arrange the most flexible terms that meet the needs and wants of the customer. Although it does not directly provide financing, Peck Electric has relationships to arrange financing with numerous private and public sources, including the Vermont State Employees Credit Union, which offers VGreen financing to maximize solar investment savings.

Peck Electric believes it is best for customers to own their own systems, but some customers prefer not to own their systems. Peck Electric also has the ability to arrange financing with third parties through PPAs and leases for its customers.

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Suppliers

Peck Electric purchases solar panels, inverters and materials directly from multiple manufacturers and through distributors. It intends to further coordinate purchases and optimize supply relationships to realize the advantages of greater scale.

If one or more of Peck Electric’s suppliers fail to meet its anticipated demand, ceases or reduces production due to its financial condition, acquisition by a competitor or otherwise, it may be difficult to quickly identify alternate suppliers or to qualify alternative products on commercially reasonable terms, and our ability to satisfy this demand may be adversely affected. Peck Electric does not, however, rely on any single supplier and, management believes, it can obtain needed solar panels and materials from a number of different suppliers. Accordingly, Peck Electric believes that the loss of any single supplier would not materially affect its business.

Peck Electric also utilize strategic companies with subcontractors for electrical installations, for racking and solar panel installations, as well as numerous subcontractors for grading, landscaping, and construction for our commercial, and industrial customers.

Installation

Peck Electric is a licensed contractor in the markets it serves, and it is responsible for every customer installation. It manages the entire process from permitting through inspection to interconnection to the power grid, thereby making the system installation process simple and seamless for its customers. Controlling every aspect of the installation process allows Peck Electric to minimize costs, ensure quality and deliver high levels of customer satisfaction.

Even with controlling every aspect of the installation process, the ability to perform on a contract is subject to limitations. There remain jurisdictional approval processes outside Peck Electric’s immediate control including, but not limited to, approvals of city, county, state or Federal government bodies or one of their its agencies. Other aspects outside of Peck Electric’s direct control include approvals from various utility companies and weather conditions.

After-Sales Support

It is Peck Electric’s intent to provide continuing operation and maintenance services for its installed residential and commercial solar systems. Peck Electric provides extended factory equipment technical support and act as a service liaison using its proprietary knowledge, technology, and solar electric energy engineering staff. It does this through a 5 Year Limited Workmanship Warranty and Operations and Maintenance Program, which among other things provides a service and technical support line to its customers. Peck Electric generally responds to its job site related issues within 24 hours and offers assistance as long as required to maintain customer satisfaction. Peck Electric’s price to customers includes this warranty, and also includes the pass through of various manufacturers’ warranties that are typically up to 25 years.

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Customers

Currently, the majority of Peck Electric’s revenue comes from commercial and small utility solar installations ranging in size from 100kW to 10MW. Peck Electric has experience that this size of project optimizes margin scale, and risk. Opportunistically, the company also installs residential scale project 8kW-20kW when marketing costs are minimal or not required. Large utility scale projects over 10MW can also be opportunistically selected when margins can be preserved.

Approximately 65% of Peck Electric’s sales in 2017 were in commercial and small utility solar projects. Approximately 9% of revenues were generated by residential installations in 2017. In 2018 approximately 56% of Peck Electric’s sales were in commercial solar, while approximately 6% of revenues came from residential solar. Peck Electric expects that these percentages will vary from year to year.

Peck Electric believes that it has an advantage in the commercial solar market in Vermont given its extensive contact list, resulting from its experience in the commercial and industrial construction market, which also provides access to customers that trust Peck Electric. Through its network of vendors, participation in variety of industry trade associations and independent sales consultants, Peck Electric now has a growing list of repeat clients, as well as an active and loyal referral network.

Competitors

In the solar installation market, Peck Electric competes with companies that offer products similar to its products. Some of these companies have greater financial resources, operational experience, and technical capabilities than does Peck Electric. When bidding for solar installation projects, however, Peck Electric’s current experience suggests that Peck Electric is the dominant or preferred competitor in the markets in which it competes. It does not believe that any competitor has more than 10% of the market across all the areas in which it operates. Peck Electric competes with other solar installers on its expertise and proven track record of performance. Also, pricing, service and the ability to arrange financing may be important for a project award.

Seasonality

Some customers push to complete projects by the end of a calendar year to realize the benefits of available subsidy programs prior to year-end. Weather can also be an important factor affecting project timelines.

Technology and Intellectual Property

Generally, the solar installation business is not dependent on intellectual property.

Government Regulation and Incentives

Government Regulation

Peck Electric is not regulated as a public utility in the United States under applicable national, state or other local regulatory regimes where it conducts business.

To operate its systems, Peck Electric obtains interconnection permission from the applicable local primary electric utility. Depending on the size of the solar energy system and local law requirements, interconnection permission is provided by the local utility and Peck Electric and/or its customer. In almost all cases, interconnection permissions are issued on the basis of a standard process that has been pre-approved by the local public utility commission or other regulatory body with jurisdiction over net metering procedures. As such, no additional regulatory approvals are required once interconnection permission is given.

Peck Electric’s operations are subject to stringent and complex federal, state and local laws, including regulations governing the occupational health and safety of our employees and wage regulations. For example, Peck Electric is subject to the requirements of the federal Occupational Safety and Health Act, as amended, or OSHA, the U.S. Department of Transportation, or DOT, and comparable state laws that protect and regulate employee health and safety.

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Government Incentives

Federal, state and local government bodies provide incentives to owners, end users, distributors, system integrators and manufacturers of solar energy systems to promote solar energy in the form of rebates, tax credits and other financial incentives such as system performance payments, payments for renewable energy credits associated with renewable energy generation and exclusion of solar energy systems from property tax assessments. These incentives enable Peck Electric to lower the price it charges customers to own or lease, our solar energy systems, helping to catalyze customer acceptance of solar energy as an alternative to utility-provided power.

The federal government currently offers a 30% Investment Tax Credit (“ITC”) under Section 48(a) of the Internal Revenue Code for the installation of certain solar power facilities until December 31, 2019, after which it will fall to 26% in 2020, 22% in 2021 and 10% in 2022.

The economics of purchasing a solar energy system are also improved by eligibility for accelerated depreciation, also known as the modified accelerated cost recovery system, or MACRS, depreciation, which allows for the depreciation of equipment according to an accelerated schedule set forth by the Internal Revenue Service. The acceleration of depreciation creates a valuable tax benefit that reduces the overall cost of the solar energy system and increases the return on investment.

Approximately 50% of states in the U.S. offer a personal and/or corporate investment or production tax credit for solar energy that is additive to the ITC. Further, these states, and many local jurisdictions, have established property tax incentives for renewable energy systems that include exemptions, exclusions, abatements, and credits. Many state governments, traditional utilities, municipal utilities and co-operative utilities offer a rebate or other cash incentive for the installation and operation of a solar energy system or energy efficiency measures. Capital costs or “up-front” rebates provide funds to solar customers based on the cost, size or expected production of a customer’s solar energy system. Performance-based incentives provide cash payments to a solar energy system owner based on the energy generated by their solar energy system during a pre-determined period, and they are paid over that time period. Depending on the cost of the system and other site-specific variables, tax incentives can typically cover 30-40% of the cost of a commercial or residential solar system.

Many states also have adopted procurement requirements for renewable energy production that requires regulated utilities to procure a specified percentage of total electricity delivered to customers in the State from eligible renewable energy sources, such as solar energy systems, by a specified date.

Properties

Peck Electric occupies 3,200 square feet of office space and 4,320 square feet of warehouse space at 4050 Williston Road, South Burlington, Vermont 05403. Peck Electric believes that this space is sufficient to meet its current needs.

Legal Proceedings

There are no active legal proceedings associated with Peck Electric

Peck Electric’s Ownership

As of the date of this proxy statement, the following sets forth the ownership of Peck Electric’s capital stock:

Shareholder	Number of Shares	Percentage of Ownership
Jeffrey Peck	87.00	43.5%
Fredrick Myrick	43.50	21.7%
Diane Cone	1.78	0.9%
Neil Cone	1.78	0.9%
Veroma LLC	13.19	6.6%
Mooers Partners LLC	20.77	10.4%
Branton Partners LLC	20.77	10.4%
Corundum AB	5.61	2.8%
Joseph Bobier	5.61	2.8%

Total	200.0	100%

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Peck Electric’s Executive Officers

Set forth below is certain information regarding the executive officers of Peck Electric.

Name	Age	Position
Jeffrey Peck	48	President
Fredrick (Kip) Myrick	57	Vice President
Diane Cone	68	Co-Secretary
Neil Cone	76	Co-Secretary

Jeffrey Peck has been the majority owner and Chief Executive Officer of Peck Electric since Mr. Peck purchased it from his family in the late 1990s. Since then, Mr. Peck transformed Peck Electric from a local electrical contracting business to the largest commercial solar engineering, procurement and construction (“EPC”) company in the northeast and ranked 60th in the US by Solar Power World. Mr. Peck has grown Peck Electric to nearly 100 employees with many employees having tenures over 30 years. Mr. Peck was also responsible for timing the strategic direction of Peck Electric’s focus into solar EPC at the time when solar installation became a profitable business in 2013 and also began investing in a company-owned arrays, with a portfolio now approximately three megawatts. Mr. Peck has served as Chairman of Vermont Electrical Contractors, Chairman of the Joint Health and Welfare Committee as well as the IBEW Local 300 Pension funds. Mr. Peck graduated from Champlain College in 1993.

Fredrick “Kip” Myrick has been working at Peck Electric for over 30 years since joining in 1988 as a Journeyman Electrician. In 1993 Mr. Myrick was promoted to Foreman and successfully managed the numerous small and large-scale projects at Global Foundries, IBM’s chip-manufacturing business. From 1995 to 1998 Mr. Myrick held positions of General Foreman and Superintendent, then Project Manager/Estimator in 2005. In 2006, Mr. Myrick became a significant minority shareholder in the Company and its Vice President, then started the Peck Solar division in 2008 and has managed the construction of the largest solar array in Vermont. Mr. Myrick is also responsible for the innovative dual-use farming of saffron with solar arrays in collaboration with the University of Vermont, which has attracted national news attention. Mr. Myrick is a NABCEP certified Photovoltaic Installation Professional and holds a Vermont Master Electricians License.

Executive Compensation

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as Peck Electrics’s principal executive officer or acted in a similar capacity and the Peck Electrics’s two other most highly compensated executive officers during the last completed fiscal year, as required by Item 402(m)(2) of Regulation S-K of the Securities Act. For purposes of this section, these individuals are collectively referred to as the “named executive officers.”

Summary Compensation Table for Fiscal Years 2018 and 2017

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (1) ($)	Total ($)
Jeffrey Peck, President	2018	295,354			-	-	-	283,822	579,176
	2017	432,037			-	-	-	384,500	816,537

Fredrick Myrick, Vice President	2018	222,468			-	-	-	141,911	364,379
	2017	307,019			-	-	-	192,250	499,269

(1)	“All Other Compensation” includes distributions to shareholders during the time that Peck Electric operated as an S-Corp. Distributions to shareholders who also served as managers of Peck Electric during its status as an S-Corp were determined based on the shareholders’ ownership percentages multiplied by 19.7% of net income for 2017 and 40.3% of net income for 2018

Nonqualified Deferred Compensation

Peck Electric did not sponsor any nonqualified defined contribution plans or other nonqualified deferred compensation plans during the years ended December 31, 2018 and 2017. Similarly, Peck Electric did do not sponsor any nonqualified defined contribution plans or other nonqualified deferred compensation plans during the years ended December 31, 2018 and 2017. Peck Electric’s management or compensation committee may elect to provide Peck Electric’s executive officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in its best interests.

Director Compensation following this Business Combination

After the Business Combination, the Company’s board of directors will establish an “Independent Director Compensation Policy.” As part of the development of that policy, it is expected that each person who is initially elected, continues to serve on the Company’s board of directors, or is appointed to our board of directors after the effective date of the Business Combination, and who is a non-employee director at the time of the Business Combination or upon such initial election or appointment, will receive an annual cash retainer, an equity award and committee member retainer effective on the date of the Business Combination or on the date of such initial election or appointment.

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PECK ELECTRIC’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Peck Electric Co. (Burlington, Vermont) is the largest commercial solar engineering, procurement and construction (“EPC”) company in the Northeast and ranked 60th in the US by Solar Power World. Peck Electric is a second generation family business founded in 1972 by Harvey Peck and Bernie Taylor as a traditional electrical contractor. Peck Electric’s core values are to align people, purpose, and profitability, and since taking leadership of Peck Electric in 1994 Jeffrey Peck has applied these core principals to Peck Electric’s expansion into the solar industry. Today, Peck Electric is guided by the mission to facilitate the reduction of carbon emissions through the expansion of clean, renewable energy and believes leveraging its core values to deploy resources toward profitable business is the only sustainable strategy to achieve these objectives.

Today, Peck Electric primarily provides EPC services to solar energy customers for projects ranging in size from several kilowatts for residential loads to multi-megawatt systems for large commercial and utility projects. To date, Peck Electric has installed over 100MW of solar systems since inception and is focused on profitable growth opportunities.

Peck Electric has tripled in size since 2007 by growing its solar customer base starting in 2013 and continuing to serve the needs of existing electrical and data customers. Jeffrey Peck made the decision to enter the solar EPC business only after equipment costs dropped to the point where installation could be profitable. Peck Electric has installed the largest commercial and utility-scale solar arrays in the state of Vermont. Peck Electric’s reliable union crews are expert constructors, and union access to additional workforce makes the Peck Electric ready for rapid expansion to other states while maintaining control of operating costs.

Peck Electric also makes prudent investments in solar development projects and currently owns approximately three megawatts of operating solar arrays operating under long-term Power Purchase Agreements (PPAs). The reliability of these long-term recurring revenue streams combined with the Company’s in-house development and construction capabilities makes this asset class a strategic long-term investment opportunity for the Company.

Peck Electric Co. is a member of Renewable Energy Vermont, an organization that advocates for clean, practical and renewable solar energy.

Approximately 70% of Peck Electric’s revenue is derived from solar business, approximately 30% of revenue is derived from electrical and data business, and less than 1% of revenue is derived from recurring revenue of company-owned solar arrays.

Critical Accounting Policies

The following discussion and analysis of Peck Electric’s financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review the Peck Electric’s goodwill, impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, warranty reserves, inventory valuation, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. Peck Electric bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

Revenue from fixed-price and modified fixed-price contracts is recognized on the basis of Peck Electric’s estimates of the percentage of completion of individual contracts, measured by the percentage of costs incurred to date to estimated total costs for each contract. Revenue for individual contracts uncompleted at the end of any period is based on Peck Electric’s estimate of the percentage-of-completion applied to total revenue estimated to be realized from the contract. At the time a loss on a contract becomes apparent, a provision is made for the entire amount of the estimated loss if the loss is directly attributed to actions in that year. Revenue for time and materials contracts is recognized currently as the work is performed.

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Revisions in cost and profit estimates, during the course of the contract, are reflected in the accounting period in which the facts, which require the revision, become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

Contract assets represent revenues recognized in excess of amounts billed on contracts in progress. Contract liabilities represent billings in excess of revenues recognized on contracts in progress.

Union Labor

Peck Electric uses union labor in order to construct and maintain the solar, electric and data work that comprise the core activities of the business. As such, contributions were made by Peck Electric to the National Joint Apprenticeship and Training Committee (NJATC), the National Electrical Benefit Funds (NEBF), Union Pension Plans and a union Health and Welfare Fund. Each employee contributes monthly to the International Brotherhood of Electrical Workers (IBEW).

Management believes that access to unionized labor provides a unique advantage for growth, because workforce resources can be scaled efficiently utilizing labor unions in other States to meet specific project needs in other States without substantially increasing fixed costs for Peck Electric.

Business Insurance / Captive Insurance Group

In 2018, Peck Electric joined a captive insurance group. Management believes the move to the captive insurance group will stabilize Business Insurance expenses and will lock in lower rates that are not subject to change from year-to-year and instead are based on Peck Electric’s favorable Experience Modification Rate.

Revenue Drivers

Peck Electric’s business includes the design and construction of solar arrays for its customers. Revenue is recognized for each construction project on a percentage of completion basis. From time to time, Peck Electric constructs solar arrays for its own account or purchases a solar array that must still be constructed. In these instances, no revenue is recognized for the construction of the solar array. In instances where Peck Electric owns the solar array, revenue is recognized for the sale of the electricity generated to third parties. As a result, depending on whether it is building for others or for its own account, Peck Electric’s revenue is subject to significant variation.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED MARCH 31, 2019 COMPARED TO THE QUARTER ENDED MARCH 31, 2018

REVENUE AND COST OF GOODS SOLD

For the quarter ended March 31, 2019, revenue for Peck Electric was $3,846,777, a decrease of 13.9%, compared to $4,435,467 for the quarter ended March 31, 2018. Cost of goods sold for the quarter ended March 31, 2019, was 27.5% lower at $2,729,731 compared to $3,765,547 for the quarter ended March 31, 2018.

Gross profit for Peck Electric increased by 66.7% to $1,117,046 for the quarter ended March 31, 2019. This compares to $669,920 of gross profit for the quarter ended March 31, 2018. The gross margin was 29% in the quarter ended March 31, 2019 compared to 15.1% in the quarter ended March 31, 2018.

Revenues and operating performance for the quarter ended March 31, 2019 were impacted by anticipated delays in receiving the necessary authorizations to begin construction or to complete necessary utility interconnections and upgrades, and projects were cancelled. In the second half of 2019, three projects valued at $1.4 million, $1.4 million, and $1.3 million were delayed due to permitting issues and are expected to begin construction by the end of Q2 2019. Therefore, approximately $4.1 million in project revenue moved forward from 2018 to Q2 2019. Additionally, gross margins were higher as a result of the construction efficiency, management strategy, and selection of projects with higher margin potential.

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SELLING AND MARKETING EXPENSES

Peck Electric relies on referrals from customers and on its industry reputation, and therefore has not historically budgeted for selling and marketing expenses.

GENERAL AND ADMINISTRATIVE EXPENSES

Total general and administrative (G&A) expenses were $525,865 for the quarter ended March 31, 2019, compared to $371,959 for the quarter ended March 31, 2018. As a percentage of revenue, G&A expenses increased slightly to 13.7% in the quarter ended March 31, 2019 compared to 8.4% in the quarter ended March 31, 2018. In total dollars, G&A expense increased primarily due to activities related to administrative expenses costs of becoming a public company in quarter ended March 31, 2019 compared to the quarter ended March 31, 2018.

DEPRECIATION AND AMORTIZATION

Depreciation expenses for the quarter ended March 31, 2019 were $150,483 compared to $103,467 for the quarter ended March 31, 2018. Depreciation expenses increased primarily due to the purchase of additional equipment for the construction of Peck Electric’s solar array assets during the prior quarter.

OTHER EXPENSES

Other indirect expenses were $327,716 for the quarter ended March 31, 2019, compared to $155,088 for the quarter ended March 31, 2018. Indirect expenses include Peck Electric owned solar array depreciation and salaries associated with Peck Electric owned solar arrays, general warehousing costs, project-related travel and performance related expenses. Interest expense for the three months ended March 31, 2019, was $41,636 compared to $16,927 for the same period of the prior year as a result of increased utilization of Peck Electric’s line of credit.

NET INCOME

The net income for the quarter ended March 31, 2019 increased by 76.3% to $221,579 compared to a net income of $125,696 for the quarter ended March 31, 2018.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2018 COMPARED TO THE YEAR ENDED DECEMBER 31, 2017

REVENUE AND COST OF GOODS SOLD

For the year ended December 31, 2018, revenue for Peck Electric decreased 29.9% to $15,956,097 compared to $22,762,230 for the year ended December 31, 2017. Cost of goods sold for the year ended December 31, 2018, was 30.1% lower at $11,586,496 compared to $16,583,510 for the year ended December 31, 2017.

Gross profit for Peck Electric was $4,369,601 for the year ended December 31, 2018. This compares to $6,583,510 of gross profit for the year ended December 31, 2017. The gross margin was 27.4% in the year ended December 31, 2018 compared to 27.1% in the year ended December 31, 2017. Approximately 62% of revenue in the year ended December 31, 2018 was from solar installations compared to 77.5% of revenues in the year ended December 31, 2017. Larger projects take longer to sell, design, engineer, permit and construct. Some current projects take more than one (1) year to complete from the time that the sales agreement is signed and revenue is fully recognized with the installation and receipt of final inspection documents.

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Revenues and operating performance for the year ended December 31, 2018 were impacted by delays in receiving the necessary authorizations to begin construction or to complete necessary utility interconnections and upgrades, and projects were cancelled. In the second half of 2018, three projects valued at $1.4 million, $1.4 million, and $1.3 million were delayed due to permitting issues and are expected to begin construction by the end of Q2 2019. Therefore, approximately $4.1 million in project revenue moved forward from 2018 to 2019. Additionally, gross margins were higher as a result of the construction efficiency, management strategy, and selection of projects with higher margin potential.

For 2019, Peck Electric anticipates an increase in revenue over 2018 due to several factors. The sum of Peck Electric’s backlog, projects currently under contract, and anticipated contracts to date are already near $35 million. Peck Electric is not typically bidding competitively for projects, but instead engages with its customers over a long-term basis to develop project designs and to help customers reduce project costs. Therefore, the $35 million in project-based revenue anticipated for 2019 represents projects that have a high probability for conversion. Historically, Peck Electric has been awarded over 95% of the project it has reviewed for construction. The upfront assistance and coordination with its clients can be considered Peck Electric’s marketing effort, which is a significant advantage for converting a high percentage of its pipeline projects.

In addition, Peck Electric is engaging existing customers and new partners outside of Vermont as part of its planned 2019 expansion across the Northeast. Peck Electric has already identified over $5 million of opportunities in other states that could add to the 2019 and 2020 projections.

SELLING AND MARKETING EXPENSES

Peck Electric relies on referrals from customers and on its industry reputation, and therefore has not historically budgeted for selling and marketing expenses.

GENERAL AND ADMINISTRATIVE EXPENSES

Total general and administrative (G&A) expenses were $1,834,454 for the year ended December 31, 2018, compared to $2,016,537 for the year ended December 31, 2017. As a percentage of revenue, G&A expenses increased slightly to 11.5% in the year ended December 31, 2018 compared to 8.9% in the year ended December 31, 2017. In total dollars, G&A expense declined primarily due to a reduction in administrative expenses and insurance costs in year ended December 31, December 31, 2018 compared to the year ended December 31, 2017.

Operating expenses for 2018 are expected to be stable or decrease compared to prior years as we continue to look for opportunities to streamline our operations and decrease our cost structure. To date, we have reduced certain administrative and insurance costs and restructured our utilization of skilled labor in order to reduce the overhead burden, without compromising the ability to operate effectively.

DEPRECIATION AND AMORTIZATION

Depreciation expenses for the year ended December 31, 2018 were $537,484 compared to $357,822 for the year ended December 31, 2017. Depreciation expenses increased primarily due to the purchase of additional equipment for the construction of Peck Electric’s solar array assets during the prior year.

OTHER EXPENSES

Other indirect expenses were $1,344,115 for the year ended December 31, 2018, compared to $1,172,807 for the year ended December 31, 2017. Indirect expenses include Peck Electric owned solar array depreciation and salaries associated with Peck Electric owned solar arrays, general warehousing costs, project-related travel and performance related expenses. Interest expense for the twelve months ended December 31, 2018, was $134,810 compared to $69,029 for the same period of the prior year as a result of increased utilization of Peck Electric’s line of credit.

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NET INCOME

The net income for the year ended December 31, 2018 was $1,055,972 compared to a net income of $2,922,693 for the year ended December 31, 2017.

LIQUIDITY AND CAPITAL RESOURCES

Peck Electric had $188,922 in unrestricted cash at March 31, 2019, as compared to $313,217 at December 31, 2018.

As of March 31, 2019, Peck Electric’s working capital deficit was $298,923 compared to a working capital deficit of $276,258 at December 31, 2018. Peck Electric believes that the aggregate of its existing cash and cash equivalents, including Peck Electric’s $1.5 million working capital line of credit, will be sufficient to meet its operating cash requirements for at least the next 12 months.

Certain of Peck Electric’s Loan Agreements contain a clause requiring lender approval for changes to the guarantor under such agreements. If this clause is implicated, the lenders may require outstanding indebtedness to become immediately due.

Cash flow used in operating activities was $93,824 for the quarter ended March 31, 2019, compared to $333,377 of cash provided by operating activities in the quarter ended March 31, 2018. The decrease in cash provided by operating activities was primarily the result of the increase in accounts receivable of approximately $580,000 (due to the increase in revenue of about $800,000 over the prior quarter), offset by the increase in net income and accounts payable.

Net cash used in investing activities was $77,012 for the quarter ended March 31, 2019, compared to $1,470,887 used in the quarter ended March 31, 2018. This decrease was primarily related to the decreased construction activity relating to Peck Electric owned solar array assets. For the quarter ending March 31, 2018 there were two 500kW solar development projects which incurred costs. One of the projects was started in 2017 and completed in the first quarter of 2018, with $550,506 of development costs. The second 500kW solar development project began in the first quarter of 2018 and was completed in the second quarter of 2018.  The second 500kW solar development project incurred $875,000 of development costs in the first quarter of 2018.  There were also $2,041 of small equipment purchases in the first quarter of 2018 for a total of $1,427,547 of capitalized solar development costs and equipment purchases.  There were no capitalized solar development costs in the first quarter of 2019 as there were no owned solar projects under construction.  There were $18,797 of small equipment purchases in the first quarter of 2019.

Net cash provided by financing activities was $46,541 for the quarter ended March 31, 2019 compared to $500,955 for the quarter ended March 31, 2018. Cash provided by financing activities in the first quarter of 2019 consisted of funds received as proceeds from long-term debt and was partially offset by principal payments for equipment notes and capital leases.

Off-Balance Sheet Arrangements

Peck Electric does not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on its financial condition, revenues, results of operations, liquidity, or capital expenditures.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The following persons are anticipated to be the executive officers and directors of the Company, which will be renamed “The Peck Company, Inc.” following the Business Combination:

Name	Age	Position
Jeffrey Peck	48	CEO, Chairman of the Board
Fredrick Myrick	57	EVP of Solar, Director
Douglas Rose	55	Director
Richard C. Cook	71	Director
Stewart Martin	54	Director

Jeffrey Peck’s and Fredrick Myrick’s biographical information is set forth in the section entitled “Information About Peck Electric—Executive Officers.” Mr. Peck qualifies to serve on the Company’s Board of Directors because of his significant experience in operating and growing Peck Electric’s business. Mr. Myrick qualifies to serve on the Company’s Board of Directors because of his experience as Vice President of Peck Electric and his vast construction experience and relationships in the industry.

Biographical information with respect to Mr. Cook and Mr. Martin is set forth in the section captioned “Information About Jensyn – Management.”

Biographical information with respect to Mr. Rose is set forth below.

Doug Rose has over 25 years experience in the solar industry.  Since 2010 he has held the position of  Vice President, Technology Strategy in SunPower Corporation's strategy and business development group.  Previous roles at SunPower include Product Engineering Manager, Director of Module R&D, and Technology Development Director.  Prior to joining SunPower, he held positions in technology assessment and technology development at GTE, PV research at the National Renewable Energy Laboratory, and thin-film PV research and management at First Solar.  He also held board of director and board observer positions at Solexel and SolarBridge.  Dr. Rose has degrees in mechanical engineering from Iowa State and Stanford University and a Ph.D. in electrical engineering from the University of Colorado.  He is author or co-author of more than 50 publications and 21 US patents in the field of solar energy.

The individual who will serve as Treasurer and Chief Financial Officer of the Company following the Business Combination has not yet been identified.

Upon the closing of the Business Combination, we anticipate increasing the size of our board of directors from four  to five directors, all of whom will be voted upon by our stockholders at the special meeting. If all director nominees are elected and the Business Combination is consummated, our board of directors will consist of five directors. If the Business Combination is approved by stockholders, then upon closing of the Business Combination, we anticipate appointing Messrs. Cook and Martin as Class A directors, to serve a one-year term expiring at our first annual meeting of stockholders following the consummation of the Business Combination, Messrs. Rose as a Class B director, to serve a two-year term expiring at our second annual meeting of stockholders following the consummation of the Business Combination and Jeffrey Peck and Fredrick Myrick to serve as Class C directors to serve a three-year term expiring at our third annual meeting of stockholders following the consummation of the Business Combination, with Jeffrey Peck to serve as the Chairman of the Board.

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Classified Board of Directors

In accordance with our current certificate, our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving up to a three-year term.

As discussed above, in connection with the Business Combination, our board of directors will be reconstituted and comprised of five members. Our first class of directors will serve a one-year term expiring at our first annual meeting of stockholders following the consummation of the Business Combination, our second class of directors will serve a two-year term expiring at our second annual meeting of stockholders following the consummation of the Business Combination, and our third class of directors will serve a three-year term expiring at our third annual meeting of stockholders following the consummation of the Business Combination.

Committees of the Board of Directors

The standing committees of our board of directors currently consists of an Audit Committee and a Compensation Committee, and after the Business Combination will also consist of a Corporate Governance and Nominating Committee. Each of the committees will report to the board of directors as they deem appropriate and as the board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Audit Committee is responsible for, among other matters: (1) reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K; (2) discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements; (3) discussing with management major risk assessment and risk management policies; (4) monitoring the independence of the independent auditor; (5) verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law; (6) reviewing and approving all related-party transactions; (7) inquiring and discussing with management our compliance with applicable laws and regulations; (8) pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed; (9) appointing or replacing the independent auditor; (10) determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and (11) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Upon consummation of the Business Combination, our Audit Committee will consist of Messrs. Rose, Cook and Martin with Mr. Cook serving as the Chair. We believe that Messrs. Rose, Cook and Martin qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. We also believe that Mr. Cook qualifies as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Our board of directors has adopted a written charter for the Audit Committee, which will be available on our corporate website at www.peckelectric.com upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans.

Upon consummation of the Business Combination, our Compensation Committee will consist of Messrs. Rose, Cook and Martin with Mr. Rose serving as the Chair. Our board of directors has adopted a written charter for the Compensation Committee, which will be available on our corporate website at www.peckelectric.com upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

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Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee is responsible for, among other matters: (1) identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors; (2) overseeing the organization of our board of directors to discharge the board’s duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; and (4) developing and recommending to our board of directors a set of corporate governance guidelines and principles applicable to us.

Upon consummation of the Business Combination, our Corporate Governance and Nominating Committee will consist of Messrs. Rose, Cook and Martin, with Mr. Rose serving as the Chair. Our board of directors has adopted a written charter for the Corporate Governance and Nominating Committee, which will be available on our corporate website at www.peckelectric.com upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

Compensation Committee Interlocks and Insider Participation

During 2018, no officer or employee served as a member of the Company’s Compensation Committee. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics will be available on our website at www.peckelectric.com. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at the above address. Our website is not part of this proxy statement.

Director Compensation

Following the completion of the Business Combination, our Compensation Committee will determine the annual compensation to be paid to the members of our board of directors.

Executive Compensation

Overview

Following the closing of the Business Combination, the Company intends to develop an executive compensation program that is consistent with its existing compensation policies and philosophies, which are designed to align compensation with Peck Electric’s business objectives and the creation of stockholder value, while enabling Peck Electric to attract, motivate and retain individuals who contribute to the long-term success of Peck Electric.

Decisions on the executive compensation program will be made by the Compensation Committee, which will be established at the closing of the Business Combination. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

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We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the compensation committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive based compensation in the form of stock-based awards.

Base Salary

It is expected that our Named Executive Officers’ base salaries will be $350,000 for Jeffrey Peck and $350,000 for Fredrick Myrick.

Annual Bonuses

The Company intends to use annual cash incentive bonuses for the Named Executive Officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The Company expects that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the Named Executive Officers, subject to the terms of any employment agreement. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the Named Executive Officers. For 2019, the Company intends to establish an annual cash bonus plan that links the payment of cash bonus awards to the achievement of targeted financial performance goals.

Stock-Based Awards

The Company intends to use stock-based awards to reward long-term performance of the Named Executive Officers. The Company believes that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of its Named Executive Officers with the interests of its stockholders and serve to motivate and retain the individual Named Executive Officers.

Other Compensation

The Company expects to continue to maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the Named Executive Officers will participate.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to the chief executive officer and the three other most highly-paid executive officers (other than a company’s chief executive officer and chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. We expect our policy will be to qualify compensation paid to our executive officers for deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee may authorize compensation that would not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of the post-combination company and its stockholders.

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DESCRIPTION OF JENSYN SECURITIES

The following summary of the material terms of the Company’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our proposed certificate in its entirety for a complete description of the rights and preferences of the Company’s securities following the Business Combination. The proposed certificate is described in “Proposals No. 2A-2L—The Certificate Proposals” and the full text of the proposed certificate is attached as Annex B to this proxy statement.

Authorized and Outstanding Stock

The proposed certificate authorizes the issuance of 50,000,000 shares of capital stock, of which 49,000,000 shares will be common stock, $0.0001 par value per share, and 1,000,000 shares will be preferred stock, par value $0.0001 per share. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. As of the record date for the special meeting, there were 1,819,482 shares of Jensyn Common Stock outstanding, held of record by 286 holders of common stock, 15 holders of units, one (1) holder of warrants and one (1) holder of rights. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names. No shares of preferred stock are outstanding.

Common Stock

The proposed certificate, which we will adopt if the Certificate Proposals are approved, provides that the common stock will have identical rights, powers, preferences and privileges.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

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Election of Directors

Our board of directors is currently divided into three classes, Class A, Class B, and Class C with each class serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Common Stock Prior to the Business Combination

We are providing stockholders with the opportunity to redeem their shares upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein. Holders of our founder shares have agreed to waive their redemption rights with respect to the founder shares, the private placement shares and any public shares they may hold in connection with the consummation of the Business Combination.

We will consummate the Business Combination only if a majority of the outstanding shares of Common Stock voted at the special meeting are voted in favor of the Business Combination Proposal and a majority of outstanding shares of Common Stock voted in favor of the Certificate Proposals at the special meeting. However, the participation of our officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this proxy statement), if any, could result in the approval of the Business Combination even if a majority of the stockholders vote, or indicate their intention to vote, against the Business Combination.

Our initial stockholders and their transferees have agreed to vote any shares of Jensyn Common Stock owned by them in favor of the Business Combination. As of the date of filing this proxy statement, our initial stockholders do not currently hold any public shares. Public stockholders may elect to exercise conversion rights with respect to their public shares whether they vote for or against the Business Combination.

Pursuant to our amended and restated certificate of incorporation, if we are unable to consummate a business combination by July 2, 2019, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to us the payment of taxes divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Each of our initial stockholders and their transferees has agreed to waive its redemption rights with respect to the founder shares and private placement shares contained within the private placement units issued (i) in connection with the consummation of a business combination, (ii) if we fail to consummate our initial business combination by July 2, 2019, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the Trust Account and ceases to pursue the consummation of a business combination prior to July 2, 2019. However, if our initial stockholders or any of our officers, directors or affiliates acquire public shares, they will be entitled to conversion rights with respect to such public shares if we fail to consummate our initial business combination within the required time period.

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In the event of a liquidation, dissolution or winding up of the company after our initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our Common Stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to convert their shares of our Common Stock into cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to us for the payment of taxes.

Founder Shares and Private Placement Shares

The founder shares and private placement shares are each identical to the shares of Common Stock included in the units sold in our IPO, and holders of founder shares or private placement shares, as applicable, have the same stockholder rights as public stockholders, except that (i) the founder shares and private placement shares are subject to certain transfer restrictions, as described in more detail below, and (ii) each of our initial stockholders and their transferees has agreed to waive its conversion rights with respect to their founder shares and private placement shares, (A) in connection with the consummation of a business combination, (B) if we fail to consummate our initial business combination by July 2, 2019, (C) in connection with an expired or unwithdrawn tender offer, and (D) upon our liquidation by July 2, 2019. Each of our initial stockholders and their transferees have each agreed to vote any shares of Jensyn Common Stock owned by them in favor of our initial business combination.

The founder shares and private placement units, and securities contained therein, that are owned by our initial stockholders and their transferees are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements with us and our initial stockholders and their transferees (with respect to founder shares and placement units and the securities contained therein). Those lockup provisions provide that such securities are not transferable or salable until (i) with respect to 50% until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the founder shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. The limited exceptions referred to above include (1) transfers among the initial stockholders, to our officers, directors, advisors and employees, (2) transfers to an insider’s affiliates or its members upon its liquidation, (3) transfers to relatives and trusts for estate planning purposes, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased or (7) transfers to us for cancellation in connection with the consummation of an initial business combination, in each case (except for clause 7) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the founder shares.

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Warrants

Each public and private placement warrant entitles the registered holder to purchase one-half of one share of our common stock at a price of $11.50 per full share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of our IPO or 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. The public and private placement warrants will expire five years after the date on which they first became exercisable, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the last sale price of our common stock equals or exceeds $15.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

None of the private placement warrants will be redeemable by us so long as they are held by the initial purchasers of the private warrants or any of their permitted transferees.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. In addition, we have agreed to use our best efforts to register the shares of common stock that are issuable upon exercise of the public and private placement warrants under state blue sky laws, to the extent an exemption is not available. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public and private warrants has not been declared effective by the 60th business day following the closing of our initial business combination and during any period when we shall have failed to maintain an effective registration statement, public and private placement warrant holders may, until such time as there is an effective registration statement, exercise the public and private placement warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement pertaining to our IPO, for a complete description of the terms and conditions applicable to the warrants.

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The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

Rights

Each holder of a right will automatically receive one-tenth (1/10) of a share of Jensyn’s Common Stock upon consummation of the Business Combination, even if the holder of such right converted all shares of Common Stock held by him, her or it in connection with the Business Combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional shares of Common Stock upon consummation of the Business Combination as the consideration related thereto has been included in the unit purchase price paid for by investors in Jensyn’s IPO. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If Jensyn enters into a definitive agreement for a business combination in which Jensyn will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the Common Stock will receive in the transaction on an as-converted into Common Stock basis. If Jensyn is unable to complete the Business Combination within the required time period and Jensyn liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from Jensyn’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of the Business Combination. Additionally, in no event will Jensyn be required to net cash settle the rights. Accordingly, the rights may expire worthless.

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Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers, but will opt out of Section 203 after Business Combination. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

●	A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

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Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of Common Stock then outstanding; or

●	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement, we had 1,819,482 shares of Common Stock outstanding. Of these shares, the 549,982 outstanding shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 975,000 founder shares owned collectively by our initial stockholders and their transferees, the 294,500 private placement shares and all of the 294,500 private placement warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Similarly, the shares of our Common Stock we issuable to the Sponsor upon the closing of the Business Combination will be restricted securities for purposes of Rule 144.

As of the date of this proxy statement, there are 419,450 warrants of Jensyn outstanding, consisting of 390,000 public warrants originally sold as part of units in Jensyn’s IPO and 29,450 private placement warrants that were sold by Jensyn to Jensyn Capital, LLC, a company controlled by our initial stockholders in a private sale simultaneously with the consummation of Jensyn’s IPO. Each public warrant is exercisable for one-tenth of share of our Common Stock and each private warrant is exercisable for one half of one share, in accordance with the terms of the warrant agreement governing the warrants. 390,000 of these warrants are public warrants and are freely tradable. In addition, we will be obligated to file no later than 15 business days after the closing of the Business Combination a registration statement under the Securities Act covering the 195,000 shares of our Common Stock that may be issued upon the exercise of the public warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.

Quotation of Securities

We intend to apply to continue the listing of our Common Stock and warrants on The Nasdaq Stock Market under the symbols “PECK” and “PECKW,” respectively, upon the closing of the Business Combination.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information as of May 22, 2019 known to Jensyn regarding (i) the actual beneficial ownership of our Common Stock as of the record date (pre-Business Combination) and (ii) expected beneficial ownership of our Common Stock immediately following consummation of the Business Combination (post-Business Combination), assuming that no public shares of Jensyn are converted, and alternatively the maximum number of shares of Jensyn are converted, by:

●	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of Jensyn Common Stock;

●	each of Jensyn’s current executive officers and directors;

●	each person who will become a named executive officer or director of Jensyn post-Business Combination; and

●	all executive officers and directors of Jensyn as a group pre-Business Combination and post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our Common Stock pre-Business Combination is based on 1,819,482 shares of Common Stock issued and outstanding as of the record date.

The expected beneficial ownership of shares of Jensyn’s Common Stock post-Business Combination assuming none of Jensyn’s public shares are redeemed has been determined based upon the following: (i) no Jensyn stockholder has exercised its conversion rights to receive cash from the Trust Account in exchange for their shares of Jensyn Common Stock in connection with the Business Combination and we have not issued any additional shares of our Common Stock and (ii) there will be an aggregate of 1,819,482 shares of Jensyn’s Common Stock issued and outstanding at closing.

The expected beneficial ownership of shares of our Common Stock post-Business Combination assuming the maximum number of public shares have been converted has been determined based on the following: (i) Jensyn stockholders (other than the stockholders listed in the table below) have exercised their conversion rights with respect to 316,969 shares of our Common Stock in connection with the Business Combination and (ii) there will be an aggregate of 5,156,464 shares of our Common Stock issued and outstanding at closing.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

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	Before the Business Combination			After the Business Combination
				No Conversions(3)		Maximum Conversions(3)
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percentage of Outstanding Jensyn Capital Common Stock	Shares Beneficially Owned(4)	Percentage of Outstanding Jensyn Capital Common Stock	Shares Beneficially Owned(5)	Percentage of Outstanding Jensyn Capital Common Stock

Polar Asset Management Partnership, Inc. 401 Bay Street, Suite 1900, P.O. Box 19 Toronto Ontario M5H 2Y4, Canada	327,100	(6)	18.0%	359,810	6.6%	359,810	7.0%

Boothbay Absolute Return Strategies L.P. 810 7th Avenue, Suite 615 New York, NY 10019-5818	150,000	(7)	8.2%	165,000	3.0%	165,000	3.2%

New Dimension Trading Ltd. c/o The Wolfson Group One State Street Plaza, 29th Floor New York, NY 10004	450,000	(8)	24.7%	495,000	9.0%	495,000	9.6%

Glazier Capital, LLC 250 W. 55th Street, Suite 30A New York, NY 10019	381,292	(9)	21.0%	381,292	7.0%	381,292	7.4%

The K-2 Principal Fund, L.P. 2 Bloor Street West, Suite 201, Toronto, Ontario M4W3E2	131,868	(10)	7.2%	131,868	2.4%	131,868	2.6%

Jeffrey J. Raymond	113,610		6.2%	113,616	2.1%	113,616	2.2%

Philip Politziner	19,000		1.0%	19,000	(2)	19,000	(2)

Richard C. Cook	5,000		(2)	5,000	(2)	5,000	(2)

Stewart Martin	4,000		(2)	4,000	(2)	4,000	(2)

James D. Gardner	2,000		(2)	2,000	(2)	2,000	(2)

Jeffrey Peck 4050 Williston Rd., South Burlington, VT 05403				1,407,008	25.7%	1,407,008	27.3%

Frederick Myrick 4050 Williston Rd., South Burlington, VT 05403				701,887	12.8%	701,887	13.6%

Douglas Rose 4050 Williston Rd., South Burlington, VT 05403	–		–	–	–	–	–

Mooers Partners LLC 240 South Pineapple Ave., Suite 701 Sarasota FL				336,388	6.1%	336,388	6.5%

Branton Partners LLC 240 South Pineapple Ave., Suite 701 Sarasota FL				336,388	6.1%	336,388	6.5%

All directors and officers as a group	–		–	2,136,895	39.0%	2,117,895	41.1%

(1)	Unless otherwise indicated, the business address of each of the individuals is 800 West Main Street, Suite 204, Freehold, New Jersey 07728.

(2)	Less than one percent (1%).

(3)	All calculations with respect to the shares of Common Stock beneficially owned upon the consummation of the Business Combination assume that (i) the persons listed beneficially own the public rights and public warrants underlying the units beneficially owned by them, and (ii) none of the persons listed will elect to convert their shares of Common Stock in connection with the consummation of the Business Combination.

(4)

Based on 5,588,950 shares of Common Stock outstanding after giving effect to the automatic conversion of outstanding rights in connection with the consummation of the Business Combination. Pursuant to Rule 13d-3(d)(1)(i), the percentage calculations use different totals of outstanding securities for the purpose of determining beneficial ownership. Any securities not outstanding which are subject to such warrants, rights or exchange privileges have been deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(5)

Based on 5,588,950 shares of Common Stock outstanding after giving effect to the automatic conversion of outstanding rights in connection with the consummation of the Business Combination. Pursuant to Rule 13d-3(d)(1)(i) the percentage calculations use different totals of outstanding securities for the purpose of determining beneficial ownership. Any securities not outstanding which are subject to such options, warrants, rights or exchange privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person

(6)	Represents 327,100 shares held by Polar Multi Strategy Master Fund, a fund for which Polar Asset Management Partners Inc. serves as investment advisor. Information derived from Schedule 13G filed on February 12, 2019.

(7)	Represents shares held by Boothbay Absolute Return Strategies LP, which is managed by Boothbay Fund Management, LLC. Ari Glass is the Managing Member of Boothbay Fund Management, LLC. Information derived from Schedule 13G/A filed on February 14, 2019.

(8)	Chana Edelstein is a director of New Dimension Trading Ltd. Information derived from Schedule 13G filed on March 14, 2016.

(9)	Represents 381,292 shares held by funds and managed accounts for which Glazier Capital, LLC serves as investment manager. Paul Glazier is the Managing Member of Glazier Capital, LLC. Information derived from Schedule 13G filed on February 14, 2018. K2 Gen Par L.P. is the general partner and K2 & Associates Investment Management Inc. is the investment manager of The K-2 Principal Fund.

(10)	Daniel Gosselin is the President of each of K2 Gen Par L.P. and K2 & Associates Management, Inc. Information is derived from Schedule 13G filed on February 13, 2019.

143

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jensyn Related Person Transactions

In October 2014, Jensyn issued 1,150,000 founder shares to our initial stockholders, Jeffrey J. Raymond, Rebecca Irish, Joseph J. Raymond and Peter Underwood, and in February 2015, Jensyn Capital, LLC, an entity controlled by our initial stockholders, purchased 287,500 shares for an aggregate purchase price of approximately $25,000. The founder shares are identical to the shares of Common Stock included in the units sold in the IPO, except that (1) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (2) our initial stockholders have agreed: (i) to waive their conversion rights with respect to their founder shares, placement shares and public shares in connection with the consummation of a business combination and (ii) to waive their conversion rights with respect to their founder shares and placement shares if we fail to consummate a business combination within the requisite time periods). However, our initial stockholders will be entitled to conversion rights with respect to any public shares held if we fail to consummate a business combination within such time period. Our initial stockholders have agreed to vote any shares of Jensyn Common Stock owned by them in favor of the proposed Business Combination.

The initial stockholders and their transferees have agreed not to transfer, assign or sell any of their founder shares (except to permitted transferees) until (i) with respect to 50% until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the founder shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. The limited exceptions referred to above include (1) transfers among the initial stockholders, to our officers, directors, advisors and employees, (2) transfers to an insider’s affiliates or its members upon its liquidation, (3) transfers to relatives and trusts for estate planning purposes, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased or (7) transfers to us for cancellation in connection with the consummation of an initial business combination, in each case (except for clause 7) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the founder shares. Jensyn Capital, LLC, an entity controlled by our initial stockholders, and Chardan Capital Markets, LLC, the representative of the underwriters of our IPO, purchased an aggregate of 294,500 private placement units at $10.00 per private placement unit (for a total purchase price of $2,945,000) from us. These purchases took place on a private placement basis simultaneously with the consummation of our IPO on March 7, 2016.

The private placement units issued in the private placement described above are identical to the units sold in the IPO. However, the holders of private placement units have agreed (A) to vote their private placement shares and any public shares acquired in or after our IPO in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of ours shares held by public stockholders if we do not complete our initial business combination within the requisite time period, unless we provide our public stockholders with the opportunity to convert redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us for our working capital requirements or to our pay franchise and income taxes, divided by the number of then outstanding public shares, (C) not to convert any shares (including the private placement shares) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve the proposed initial business combination or a vote to amend the provisions of ours amended and restated certificate of incorporation relating to the substance or timing of our obligation to redeem 100% of the shares held by our public stockholders if we do not complete our initial Business Combination within the requisite time period and (D) that the private placement shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the Trust Account if a business combination is not consummated. Additionally, holders of our private placement units have agreed not to transfer, assign or sell any of the private placement units or underlying securities (except to the same permitted transferees as the founder shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the founder shares must agree to, each as described above) until the completion of the initial business combination.

144

In order to meet our working capital needs, our initial stockholders agreed to loan us up to $1,700,000 in the aggregate. At December 31, 2018, approximately $1,295,220 of such loans were outstanding, including $320,000 owed to Jeffrey Raymond, $248,000 owed to Rebecca Irish, $306,000 owed to Joseph J. Raymond, $320,000 owed to Peter Underwood, $51,000 owed to Brenden Rempel, $51,000 owed to Demetrios Mallios. In addition at December 31, 2018, $760,000 was owed to Jensyn Capital, LLC and $1,000 was owed to Jensyn Integration Services, LLC. Each loan is evidenced by a promissory note. We plan to repay these loans upon the consummation of our Business Combination. If we do not complete a business combination, the $1,295,220 of loans from our initial stockholders, Jensyn Capital, LLC and Jensyn Integration, LLC outstanding at December 31, 2018, and any other outstanding loans from our insiders, officers and directors or their affiliates, will be repaid only from amounts remaining outside our Trust Account, if any.

In March 2017, our initial stockholders executed a guaranty of funding pursuant to which the initial stockholders agreed to fund requests for funding approved by our board of directors under the promissory notes issued to the initial stockholders, subject to a maximum amount of $325,000 through October 1, 2017, $375,000 from October 2, 2017 through January 1, 2018 and $425,000 from January 2, 2018 through April 1, 2018. In September 2017, we released Rebecca Irish, an initial stockholder, from her guaranty in connection with her resignation as Chief Financial Officer and Treasurer of Jensyn and her agreement to transfer shares of Jensyn Common Stock and her interest in Jensyn Integration Services, LLC and Jensyn Capital, LLC to two of our special advisors, Demetrios Mallios and Brendan Rempel. These individuals have executed guarantees of funding to replace the guaranty previously executed by Ms. Irish.

Our initial stockholders and their permitted transferees that hold our founder shares and the holders of the private placement units (and underlying securities) and any shares our insiders, officers, directors or their affiliates may be issued in payment of working capital loans made to us, are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of Common Stock are to be released from escrow. The holders of a majority of the private placement units or shares issued in payment of working capital loans made to us can elect to exercise these registration rights at any time after we consummate an initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Jensyn Integration Services, LLC, a company controlled by Jeffrey J. Raymond, Joseph J. Raymond, Peter Underwood, Demetrios Mallios and Brendan Rempel, has agreed that, through the earlier of our consummation of our initial Business Combination or our liquidation, it will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We pay Jensyn Integration Services, LLC $10,000 per month for these services. However, pursuant to the terms of the agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial Business Combination. Our audit committee has determined to defer payment of the monthly fee. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial Business Combination. We believe that the fee charged by Jensyn Integration Services, LLC is at least as favorable as we could have obtained from an unaffiliated person.

145

Jensyn Capital, LLC, an entity controlled by Jeffrey J. Raymond, Joseph J. Raymond, Peter Underwood, Demetrios Mallios and Brendan Rempel, deposited $200,000 in the Trust Account maintained with Continental Stock Transfer & Trust Co. on each of September 6, 2017 and December 6, 2017 to extend the date by which the Company must complete its initial business combination by an additional three months. In connection with each of these transactions, we issued to Jensyn Capital, LLC an unsecured note in the principal amount of $200,000 which bears interest at a rate of eight percent (8%) per annum and becomes due upon completion of our initial business combination. As of May 22, 2019, the aggregate principal amount of loans made to us by Jensyn Capital, LLC was approximately $760,000. We plan to repay these loans upon the consummation of the Business Combination. If we do not complete a business combination, these loans will be repaid only from amounts remaining outside our Trust Account, if any.

In March 2018, Jensyn Capital, LLC loaned $180,000 to us which we deposited in the Trust Account in connection with the extension of the date by which we must complete our initial business combination to June 5, 2018. This loan is represented by a promissory note which bears interest at a rate of eight percent per annum and becomes due upon completion of our initial business combination.

In June 2018, in connection with the stockholder vote to extend the date by which the Company must complete its initial business combination from June 5, 2018 to September 3, 2018, Jensyn Capital, LLC agreed to deposit into the Trust Account $.042 per share for each thirty (30) day period that the date by which the Company must complete its business combination was extended.

In June 2018, Jensyn Capital, LLC loaned the Company $30,000. The loan is represented by a non-interest bearing promissory note that becomes due upon the completion of the Company’s initial business combination.

In August 2018, in connection with the stockholder vote to extend the date by which the Company must complete its initial business combination from September 3, 2018 to January 3, 2019, Jensyn Capital, LLC has agreed to contribute $0.042 per month for a period of four months for each public share that was not converted into cash in connection with the August 29, 2018 special meeting of stockholders, thus totaling an additional $0.168 per share for the four-month period ended January 3, 2019.

In January 2019, in connection with the stockholder vote to extend the date by which the Company must complete its initial business combination from January 3, 2019 to July 2, 2019, Jensyn Capital, LLC agreed to deposit into the Trust $0.05 for each 30 day period during the period beginning on January 4, 2019 and ending on the earlier of July 2, 2019 or the date that the Company completes its initial business combination for each public share that was not converted into cash at the special meeting of stockholders held on January 3, 2019. As of March 28, 2019, approximately $82,500 has been deposited into the Trust Account increasing the per share redemption price to approximately $11.20. Additional deposits will increase the funds available in the Trust Account to approximately $11.25, $11.30, and $11.35 per share as of May 3, June 3 and July 3, 2019, respectively, assuming a Business Combination is not completed before any of such dates.

Policies and Procedures for Related Person Transactions

Jensyn’s Code of Ethics requires it to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest under guidelines approved by the board of directors (or the audit committee). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively or effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Effective upon the consummation of the Business Combination, our board of directors will adopt a written related person transaction policy that will set forth the policies and procedures for the review and approval or ratification of related person transactions. Our policy will require that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we are or will be a participant and the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest) in which such related person has or will have a direct or indirect material interest and all material facts with respect thereto. The general counsel will promptly communicate such information to our Audit Committee or another independent body of our board of directors. No related person transaction will be entered into without the approval or ratification of our Audit Committee or another independent body of our board of directors. It is our policy that directors interested in a related person transaction will recuse themselves from any such vote. Our policy does not specify the standards to be applied by our Audit Committee or another independent body of our board of directors in determining whether or not to approve or ratify a related person transaction and we accordingly anticipate that these determinations will be made in accordance with Delaware law.

Peck Electric Related Person Transactions

In 2014, the minority stockholders of Peck Electric, who sold the building that Peck Electric occupies, lent the proceeds to the majority stockholders of Peck Electric who contributed $400,000 of the net proceeds as paid in capital. Debt service on this personal debt comes from Peck Electric in the form of distributions of $4,000 per month to the majority stockholders through April 2022.

In May 2018, a minority stockholder of Peck Electric was bought-out by the other stockholders of Peck Electric who now owe Peck Electric $250,000 from the stock purchase. This amount is included in the “due from stockholders” value below.

Peck Electric performs an equalization of distributions each year based on total distributions to Peck Electric shareholders and their proportional share of those distributions. The amounts below represent amounts due to/from Peck Electric stockholders related to the equalization of distributions as of December 31, 2018:

	2018	2017
Due from stockholders consists of unsecured notes from stockholders with interest 2.18%.	$252,858	$680
Due to stockholders consists of unsecured notes to stockholders with interest at the mid-term AFR rate (2.89% at December 31, 2018).	$33,463	$27,000

146

PRICE RANGE OF SECURITIES AND DIVIDENDS

Jensyn

Price Range of Jensyn Securities

Jensyn’s Units, Common Stock, warrants and rights are traded on the Nasdaq Capital Market under the symbol JSYNU, JSYN, JSYNW and JSYNR, respectively. The following table sets forth the high and low sales prices for Jensyn’s Public Units since its Units began public trading on March 3, 2016 and Jensyn’s Common Stock, warrants and rights began public trading on April 26, 2016.

On February 28, 2019, the date before the public announcement of the Business Combination, Jensyn’s units, Common Stock, warrants and rights closed at $12.25, $10.05, $0.106 and $0.199, respectively. The following table includes the high and low sales prices for Jensyn’s units, Common Stock, warrants and rights for the periods presented. Prior to March 3, 2016, there was no established public trading market for Jensyn’s securities.

	Units (JSYNU)		Common Stock (JSYN)		Warrants (JSYNW)		Rights (JSYNR)
	High	Low	High	Low	High	Low	High	Low
2017
First Quarter	$10.86	$10.35	$10.25	$10.02	$0.31	$0.09	$0.42	$0.20
Second Quarter	$11.39	$10.50	$10.28	$10.20	$0.27	$0.18	$0.37	$0.24
Third Quarter	$10.76	$10.60	$10.32	$10.06	$0.45	$0.15	$0.44	$0.20
Fourth Quarter	$11.01	$10.66	$11.10	$10.15	$0.35	$0.15	$0.55	$0.25

2018
First Quarter	$11.21	$10.55	$10.55	$10.10	$0.30	$0.14	$0.54	$0.30
Second Quarter	$11.10	$9.01	$10.65	$10.40	$0.25	$0.05	$0.47	$0.11
Third Quarter	$12.50	$9.02	$11.44	$10.55	$0.31	$0.05	$0.46	$0.15
Fourth Quarter	$12.25	$12.25	$12.00	$9.31	$0.15	$0.01	$0.37	$0.04

Dividend Policy of Jensyn

Jensyn has not paid any cash dividends on its Common Stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. Following completion of the Business Combination, Jensyn’s board of directors will consider whether or not to institute a dividend policy. It is the present intention of Jensyn to retain any earnings for use in its business operations and, accordingly, Jensyn does not anticipate the board of directors declaring any dividends in the foreseeable future.

Peck Electric

Price Range of Peck Electric Securities

Historical market price information regarding Peck Electric is not provided because there is no public market for Peck Electric’s capital stock.

147

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of our independent registered public accounting firm, CohnReznick LLP, will be present at the special meeting of the stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

APPRAISAL RIGHTS

Our stockholders do not have appraisal rights in connection with the Business Combination under Delaware law.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we and servicers that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, we will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request that we deliver single copies of the proxy statement in the future. Stockholders may notify us of their requests by calling or writing us at our principal executive offices at 800 West Main Street, Suite 204, Freehold, NJ 07728.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our board of directors is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

If we complete the Business Combination prior to July 2, 2019, we will hold a special meeting of stockholders in lieu of the 2019 annual meeting of stockholders to seek approval of the Business Combination and related matters. In accordance with our by-laws, the only business that may be conducted at the special meeting shall be the business set forth in the Company’s notice of meeting. If directors are to be elected at the meeting and you are a stockholder and want to nominate a director to be elected at the special meeting, you must give timely notice of the nomination to our secretary at our principal office. To be timely, the notice must be given not later than the 10th day following the date on which public account announcement of the date of the special meeting is first made by the Company.

148

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Jensyn’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the special meeting, you should contact us by telephone or in writing:

Lynne Radwanski, Secretary

Jensyn Acquisition Corp.

800 West Main Street, Suite 204

Freehold, NJ, 07728

Tel: (732) 303-6329

Email: lradwanski@jensyn.com

You may also obtain these documents by requesting them in writing or by telephone from Jensyn’s proxy solicitation agent at the following address and telephone number:

Advantage Proxy, Inc.

P.O. Box 13581

Des Moines, WA 98198

Stockholders, please call toll free: (877) 870-8565

Banks and Brokerage Firms, please call collect: (206) 870-8565

If you are a stockholder of Jensyn and would like to request documents, please do so by June 7, 2019, in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained or incorporated by reference in this proxy statement relating to Jensyn has been supplied by Jensyn, and all such information relating to Peck Electric has been supplied by Peck Electric. Information provided by either Jensyn or Peck Electric does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of Jensyn for the special meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, the Company or Peck Electric that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

149

PECK ELECTRIC COMPANY

FINANCIAL STATEMENTS

Index to Financial Statements

Unaudited Statements

Audited Statements

F-1

PECK ELECTRIC COMPANY

Balance Sheets (Unaudited)

March 31, 2019 and December 31, 2018

	March 31, 2019	December 31, 2018
Assets
Current Assets:
Cash	$188,922	$313,217
Accounts receivable, net of allowance	2,636,235	2,054,413
Costs and estimated earnings in excess of billings	718,984	718,984
Due from stockholders	2,858	2,858
Total current assets	3,546,999	3,089,472

Property and equipment:
Building and improvements	666,157	666,157
Vehicles	1,148,871	1,147,371
Tools and equipment	511,057	493,760
Solar arrays	6,386,025	6,386,025
	8,712,110	8,693,313
Less accumulated depreciation	(1,722,257)	(1,571,774)
	6,989,853	7,121,539
Other Assets:
Captive insurance investment	139,038	80,823
Due from stockholders	250,000	250,000
Cash surrender value - life insurance	224,530	224,530
	613,568	555,353
Total Assets	$11,150,420	$10,766,364

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$1,620,434	$1,495,785
Accrued expenses	234,435	236,460
Billings in excess of costs and estimated earnings on uncompleted contracts	180,627	180,627
Accrued losses on contract in progress	9,128	9,128
Due to stockholders	33,463	33,463
Line of credit	1,290,092	972,524
Current portion of deferred compensation	27,057	27,057
Current portion of long-term debt	410,686	410,686
Total current liabilities	3,805,922	3,365,730

Long-term liabilities:
Deferred compensation, net of current portion	110,023	116,711
Long-term debt, net of current portion	2,088,458	2,212,885
	2,198,481	2,329,596

Commitments and contingencies

Stockholders’ equity:
Common stock - no par value 200 shares authorized and issued, 200 shares outstanding	6,000	6,000
Additional paid-in capital	546,953	546,953
Retained earnings	4,593,064	4,518,085
	5,146,017	5,071,038
Total Liabilities and Stockholders’ Equity	$11,150,420	$10,766,364

F-2

PECK ELECTRIC COMPANY

Statements of Income (Unaudited)

For the quarters ended March 31, 2019 and 2018

	March 31, 2019	March 31, 2018

Earned revenue	$3,846,777	$4,435,467
Cost of earned revenue	2,729,731	3,765,547
Gross profit	1,117,046	669,920

Indirect expenses	327,716	155,088
General and administrative expenses	525,865	371,959
Total operating expenses	853,581	527,047
Operating income	263,465	142,873

Other income (expenses)
Interest expense	(41,636)	(16,927)
Gain on disposal of fixed assets	0	0
Total other income (expenses)	(41,636)	(16,927)

Income before income taxes	221,829	125,946
Provision for income taxes	250	250
Net income	$221,579	$125,696

Unaudited pro forma information
Pre-tax income	221,829	125,946
Income tax expense	61,491	34,912
	160,338	91,034
Weighted average shares outstanding
Assuming maximum redemption
Basic	5,144,604	5,144,604
Diluted	5,144,604	5,144,604
Assuming no redemption
Basic	5,473,433	5,473,433
Diluted	5,473,433	5,473,433

Earnings per share
Assuming maximum redemption
Basic	$0.03	$0.02
Diluted	$0.03	$0.02
Assuming no redemption
Basic	$0.03	$0.02
Diluted	$0.03	$0.02

F-3

PECK ELECTRIC COMPANY

Statements of Changes in Stockholders’ Equity

For the Quarters Ended March 31, 2019 and 2018

		Additional
	Common	Paid-in	Retained
	Stock	Capital	Earnings	Total

Beginning Balance, December 31, 2017	$6,000	$546,953	$3,955,942	$4,508,895

Distributions	0	0	(16,250)	(16,250)

Net income	0	0	125,696	125,696

Balance, March 31, 2018	$6,000	$546,953	$4,065,388	$4,618,341

Beginning Balance, December 31, 2018	$6,000	$546,953	$4,518,085	$5,071,038

Distributions	0	0	(146,600)	(146,600)

Net income	0	0	221,579	221,579

Balance, March 31, 2019	$6,000	$546,953	$4,593,064	$5,146,017

F-4

PECK ELECTRIC COMPANY

Statements of Cash Flows (Unaudited)

For the Quarters Ended March 31, 2019 and 2018

	March 31, 2019	March 31, 2018
Cash flows from operating activities
Net income	$221,579	$125,696

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	150,483	103,467

Changes in operating assets and liabilities:
Accounts receivable	(581,822)	851,148
Prepaid expenses	0	(63,340)
Costs and estimated earnings in excess of billings	0	404,099
Accounts payable	124,649	(743,925)
Accrued expenses	(2,025)	(89,585)
Billings in excess of costs and estimated earnings on uncompleted contracts	0	(254,183)
Deferred compensation	(6,688)	0
Net cash provided by (used in) operating activities	(93,824)	333,377

Cash flows from investing activities:
Purchase of solar arrays and equipment	(18,797)	(1,427,547)
Investment in captive insurance	(58,215)	(43,340)
Net cash used in investing activities	(77,012)	(1,470,887)

Cash flows from financing activities:
Net borrowings (repayments) on line of credit	317,568	596,116
Payments of long-term debt	(124,427)	(78,911)
Stockholder distributions paid	(146,600)	(16,250)
Net cash provided by financing activities	46,541	500,955
Net decrease in cash	(124,295)	(636,555)
Cash, beginning of quarter	313,217	760,781
Cash, end of quarter	$188,922	$124,226

Supplemental disclosure of cash flow information

Cash paid during the year for:
Interest	$41,636	$16,927
Income taxes	250	250

F-5

PECK ELECTRIC COMPANY

Notes to Financial Statements (unaudited)

March 31, 2019 AND 2018

1.	SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Peck Electric Company, located in South Burlington, Vermont, was incorporated under the laws of the State of Vermont on December 1, 1973. The Company is a union contractor who provides electrical, data and telephone contract services for industrial, commercial, and residential buildings in Vermont. The Company also designs, supplies, installs and maintains the electrical and solar components of solar system installations. The work is performed under fixed-price and modified fixed-price contracts and time and materials contracts.

a) Contract Revenue and Cost Recognition

The Company recognizes revenue using cost based input methods, which recognize revenue and gross profit as work is performed based on the relationship between actual costs incurred compared to the total estimated costs of the contract, after consideration of the customers’ commitment to perform their obligations under the contract, which is typically measured through receipt of cash deposits or other forms of financial security issued by creditworthy financial institutions. Cost based input methods of revenue recognition are considered a reasonable depiction of the Company’s efforts to satisfy long-term construction contracts with customers and therefore reflect the transfer of goods to a customer under such contracts. Costs incurred towards contract completion may include costs associated with materials, labor, subcontractors, and other indirect costs related to contract performance.

At the time a loss on a contract becomes apparent, a provision is made for the entire amount of the estimated loss, if the loss is directly attributed to actions in that year.

Revenue for time and materials contracts is recognized as the work is performed. Revenue from net metering credits is recorded as electricity is generated from the solar arrays and paid by the off-takers.

b) Accounts Receivable

Accounts receivable are recorded when invoices are issued and presented on the balance sheet net of the allowance for doubtful accounts. The allowance, which was $15,000 at March 31, 2019 and 2018, is estimated annually based on historical losses, the existing economic condition, and the financial stability of the Company’s customers. Accounts are written off against the reserve when they are determined to be uncollectible.

c) Costs and Estimated Earnings on Uncompleted Contracts

The asset, “Costs and Estimated Earnings in Excess of Billings”, represents revenues recognized in excess of amounts billed. The liability “Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts,” represents billings in excess of revenues recognized.

d) Property and Equipment

Property and equipment greater than $1,000 are recorded at cost, less accumulated depreciation. Cost includes the price paid to acquire or construct the assets, required installation costs, and any expenditures that substantially add to the value or substantially extend the useful life of the assets.

(continued)

F-6

PECK ELECTRIC COMPANY

Notes to Financial Statements (unaudited)

March 31, 2019 AND 2018

1.	SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

d) Property and Equipment (continued)

The solar arrays represent project assets that the Company may temporarily own and operate after being placed into service. The Company reports solar arrays at cost, less accumulated depreciation. The Company begins depreciation on the solar arrays when they are placed in service.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Buildings and improvements	39 years
Vehicles	3-5 years
Tools and equipment	3-7 years
Solar arrays	20 years

Total depreciation expense for the quarters ended March 31, 2019 and 2018 is $150,483 and $103,467, respectively.

The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation are eliminated from the accounts and any resulting gain or loss is included in operations. The cost of maintenance and repairs are charged to expense as incurred, while significant renewals or betterments are capitalized.

e) Long-Lived Assets

The Company assesses long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances arise, including consideration of technological obsolescence, that may indicate that the carrying amount of such assets may not be recoverable. These events and changes in circumstances may include a significant decrease in the market price of a long-lived asset; a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition; a significant adverse change in the business climate that could affect the value of a long-lived asset; an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset; a current period operating or cash flow loss combined with a history of such losses or a projection of future losses associated with the use of a long-lived asset; or a current expectation that, more likely than not, a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. For purposes of recognition and measurement of an impairment loss, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities.

When impairment indicators are present, the Company compares undiscounted future cash flows, including the eventual disposition of the asset group at market value, to the asset group’s carrying value to determine if the asset group is recoverable. If the carrying value of the asset group exceeds the undiscounted future cash flows, the Company measures any impairment by comparing the fair value of the asset group to its carrying value. Fair value is generally determined by considering (i) internally developed discounted cash flows for the asset group, (ii) third-party valuations, and/or (iii) information available regarding the current market value for such assets.

(continued)

F-7

PECK ELECTRIC COMPANY

Notes to Financial Statements (unaudited)

March 31, 2019 AND 2018

1.	SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

e) Long-Lived Assets (continued)

If the fair value of an asset group is determined to be less than its carrying value, an impairment in the amount of the difference is recorded in the period that the impairment indicator occurs. Estimating future cash flows requires significant judgment, and such projections may vary from the cash flows eventually realized.

The Company considers a long-lived asset to be abandoned after the Company has ceased use of such asset and they have no intent to use or repurpose the asset in the future. Abandoned long-lived assets are recorded at their salvage value, if any.

f) Captive Insurance

The Company and other companies are members of an offshore heterogeneous group captive insurance holding company entitled Navigator Casualty, LTD. (NCL). NCL is located in the Cayman Islands and insures claims relating to workers’ compensation, general liability, and auto liability coverage.

Premiums are developed through the use of an actuarially determined loss forecast. The loss funding, derived from the actuarial forecast, is broken-out into two categories by the actuary known as the “A & B” Funds. The “A” Fund pays for the first $100,000 of any loss and the “B” Fund contributes to the remainder of the loss layer up to $300,000 total per occurrence.

Each shareholder has equal ownership and invests a one-time cash capitalization of $36,000. This is broken out into two categories, $35,900 of redeemable preference shares and $100 for a single common share. Each shareholder represents a single and equal vote on NCL’s Board of Directors.

Summary financial information on NCL as of September 30, 2018 is:

Total assets	$46,647,571
Total liabilities	$22,762,283
Comprehensive income	$3,991,828

NCL’s fiscal year end is September 30, 2018, therefore amounts represent balances and activities through and for the years ending September 30, 2018.

As part of the investment in NCL, the Company provided $43,340 as cash security in 2018 and the $36,000 of cash capitalization was provided for in December 2017. The captive insurance equity of $139,038 and $80,823 consists of $36,000 of capital, $101,555 and $43,340 of cash security each year respectively and $1,483 of investment income in excess of losses (incurred and reserves) for March 31, 2019 and December 31, 2018.

(continued)

F-8

PECK ELECTRIC COMPANY

Notes to Financial Statements (unaudited)

March 31, 2019 AND 2018

1.	SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

g) Asset Retirement Obligations

The Company develops, constructs, and operates certain solar arrays with land lease agreements that include a requirement for the removal of the assets at the end of the term of the agreement. The Company recognizes such asset retirement obligations (“ARO”) in the period in which they are incurred based on the present value of estimated third-party recommissioning costs, and they capitalize the associated asset retirement costs as part of the carrying amount of the related assets. Once an asset is placed into service, the asset retirement cost is subsequently depreciated on a straight-line basis over the estimated useful life of the asset. Changes in AROs resulting from the passage of time are recognized as an increase in the carrying amount of the liability and as accretion expense. The AROs were not deemed significant to the financial statements and were therefore, not recorded as a liability at March 31, 2019 and 2018.

h) Concentration and Credit Risks

The Company occasionally has cash balances in a single financial institution during the year in excess of the Federal Deposit Insurance Corporation (FDIC) limit of up to $250,000 per financial institution. The differences between book and bank balances are outstanding checks and deposits in transit. At March 31, 2019 and December 31, 2018, the uninsured balances were $0 and $457,422, respectively.

i) Defined Contribution Pension Plan

The Company has a union contract under which the union and administrative employees are covered by the union’s defined contribution pension plan. Pension costs include current service costs, which are based on hours worked, or a percentage of gross wages.

j) Income Taxes

The stockholders have elected to be taxed as a Subchapter S corporation under Code Section 1362 of the Internal Revenue Code. Under Subchapter S status, in lieu of corporate income taxes, the stockholders are taxed on the corporation’s taxable income. The provision for income taxes is Vermont minimum taxes.

The Company also uses a more-likely-than-not measurement for all tax positions taken or expected to be taken on a tax return in order for those tax positions to be recognized in the financial statements. If the Company were to incur interest and penalties related to income taxes, these would be included in the provision for income taxes. Generally, the three tax years previously filed remain subject to examination by federal and state tax authorities.

k) Sales Tax

The Company’s accounting policy is to exclude state sales tax collected and remitted from revenues and costs of sales, respectively.

(continued)

F-9

PECK ELECTRIC COMPANY

Notes to Financial Statements (unaudited)

March 31, 2019 AND 2018

1.	SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

l) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates their estimates, including those related to inputs used to recognize revenue over time, specifically percentage-of-completion. Actual results could differ from those estimates.

m) Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either operating or financing, with such classifications affecting the pattern of expense recognition in the income statement. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019, and early adoption is permitted. The Company is evaluating the impact ASU 2016-02 will have on their financial statements and associated disclosures.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), to clarify the principles of recognizing revenue and create common revenue recognition guidance between U.S. GAAP and International Financial Reporting Standards. Under ASU 2014-09, revenue is recognized when a customer obtains control of promised goods or services and is recognized at an amount that reflects the consideration expected to be received in exchange for such goods or services. In addition, ASU 2014-09 requires disclosures of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASU 2014-09 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is evaluating the impact ASU 2014-09 will have on their financial statements and associated disclosures.

2.	ACCOUNTS RECEIVABLE

Accounts receivable consist of:

	2019	2018

Accounts receivable	$2,651,235	$2,069,413
Allowance for doubtful accounts	(15,000)	(15,000)

Total	$2,636,235	$2,054,413

Bad debt expense was $0 for 2019 and 2018, respectively.

3.	CASH SURRENDER VALUE - LIFE INSURANCE

The Company has purchased life insurance contracts on key employees as an investment. The cash surrender value of these contracts was $224,530 as of March 31, 2019 and December 31, 2018, respectively.

F-10

PECK ELECTRIC COMPANY

Notes to Financial Statements (unaudited)

March 31, 2019 AND 2018

4.	LONG-TERM DEBT

A summary of long-term debt is as follows:

	2019	2018

Community Bank, N.A., 4.99% interest rate, secured by the Company’s operating assets, a Solar Power and Services Agreement, an Assignment of Lease Agreement, and personally guaranteed by the two majority stockholders, payable in monthly installments of $6,125 including interest, with a balloon payment of $330,752, through May 2028.	$742,066	$751,225

NBT Bank, N.A., 4.85% interest rate, secured by a piece of equipment, payable in monthly installments of $2,932 including interest, through May 2023.	130,620	139,416

Citizens One, 4.45% interest rate, secured by 2019 Dodge Ram, payable in monthly installments of $804, through November 2024.	47,695	50,108

NBT Bank, N.A., 5.99% interest rate, secured by 2018 Honda Ridgeline, payable in monthly installments of $771, through April 2023.	29,287	31,600

Citizens One, 4.89% interest rate, secured by 2019 Dodge Ram, payable in monthly installments of $546, through December 2024.	31,924	33,562

NBT Bank, N.A., 4.90% interest rate, secured by Tesla Model 3, payable in monthly installments of $1,232, through January 2024.	61,504	65,200

Community Bank, N.A., 4.46% interest rate, secured by the Company’s operating assets and personally guaranteed by the two majority stockholders, payable in monthly installments of $5,689 including interest, through December 2027.	497,767	509,207

Wells Fargo, 4.50% interest rate, secured by 2017 Chevy Silverado, payable in monthly installments of $733, through November 2022.	28,803	31,003

GM Financial, 5.89% interest rate, secured by 2017 GMC Sierra, payable in monthly installments of $1,222 through October 2022.	46,649	50,315

(continued)

F-11

PECK ELECTRIC COMPANY

Notes to Financial Statements (unaudited)

March 31, 2019 AND 2018

4.	LONG-TERM DEBT(continued)

Community Bank, N.A., 3.2% interest rate, secured by 12 vehicles and personally guaranteed by the two majority stockholders, payable in monthly installments of $6,274 including interest, through August 2020.	97,224	115,181

Community Bank, N.A., 4.28% interest rate, secured by the building, the Company’s operating assets and personally guaranteed by the two majority stockholders, payable in monthly installments of $3,317 including interest, through December 2030. The note is subject to the provisions of an agreement containing covenants that require the maintenance of certain financial ratios.	285,989	300,865

Community Bank, N.A., 4.25% interest rate, secured by a Power Purchase Agreement, mortgage deed of leased property, and the Company’s operating assets and is personally guaranteed by the two majority stockholders, payable in monthly installments of $4,098 including interest, with a balloon payment of $225,238, through March 2020. The note is subject to the provisions of an agreement containing covenants that require the maintenance of certain financial ratios.	259,624	269,191

Community Bank, N.A., 3.74% interest rate, secured by the Company’s operating assets and personally guaranteed by the two majority stockholders, payable in monthly installments of $6,706 including interest, refinanced in February 2017 through February 2021.	115,209	143,961

National Bank of Middlebury, 3.95% interest rate for the initial 5 years, after which the loan rate will adjust equal to the Federal Home Loan Bank of Boston 5/20 – year Advance Rate plus 2.75%, loan is subject to a floor rate of 3.95%, secured by solar panels and related equipment, payable in monthly installments of $2,388 including interest, through December 2024.	114,167	120,131

Ally Bank, 0% interest rate, secured by 2014 Chevy Silverado, payable in monthly installments of $664, through July 2020.	10,616	12,606
	2,499,144	2,623,571
Less current portion	(410,686)	(410,686)

	$2,088,458	$2,212,885

(continued)

F-12

PECK ELECTRIC COMPANY

Notes to Financial Statements (unaudited)

March 31, 2019 AND 2018

4.	LONG-TERM DEBT(continued)

Maturities of long-term debt are as follows:

Year ending December 31:	Amount

2019	$286,259
2020	571,512
2021	236,672
2022	243,684
2023	193,921
Thereafter	967,096

$2,499,144

5.	LINE OF CREDIT

The Company has a line of credit with Community Bank N.A., with a limit of $1,500,000 and a variable interest rate of prime plus .5% (6.00% at March 31, 2019), due to expire in June 2019. The balance outstanding at March 31, 2019 and December 31, 2018 was $1,290,092 and $972,524, respectively. The line and notes are personally guaranteed by the two majority stockholders and are subject to the provisions of an agreement containing the covenants that require the maintenance of certain financial ratios.

6.	OPERATING LEASES

In 2015 the Company entered into two twenty-five-year non-cancelable lease agreements for land on which they constructed solar arrays. One lease has fixed annual rent of $2,500. The second lease has annual rent of $2,500 with an annual increase of 2%.

In 2017 the Company entered into a twenty-year non-cancelable lease agreement for land on which they constructed solar arrays. The lease has annual rent of $3,500 with an annual increase of 2%.

In 2018 the Company entered into a twenty-year non-cancelable lease agreement for land on which they constructed solar arrays. The lease has annual rent of $26,000.

The Company leases a vehicle under a non-cancelable operating lease. In addition, the Company occasionally pays rent for storage on a month-to-month basis.

Total rent expense for all of the non-cancelable leases above were $27,346 and $31,235 for 2019 and 2018, respectively.

The Company also rents equipment to be used on jobs under varying terms not exceeding one year. Total rent expense under these leases was $43,477 and $33.999 for the quarters ended March 31, 2019 and 2018, respectively.

(continued)

F-13

PECK ELECTRIC COMPANY

Notes to Financial Statements (unaudited)

March 31, 2019 AND 2018

6.	OPERATING LEASES (continued)

Future minimum lease payments required under all of the non-cancelable operating leases are as follows:

Year ending December 31:	Amount

2019	$8,847
2020	34,974
2021	35,104
2022	35,236
2023	35,371
Thereafter	519,285

$668,817

7.	UNION ASSESSMENTS

The Company employs members of the International Brotherhood of Electrical Workers Local 300 (IBEW). The union fee assessments payable are both withholdings from employees and employer assessments. Union fees are for monthly dues, defined contribution pension, health and welfare funds. All union assessments are based on the number of hours worked or a percentage of gross wages as stipulated in the agreement with the Union.

The Company has an agreement with the IBEW in respect to rates of pay, hours, benefits, and other employment conditions. During the quarters ended March 31, 2019 and 2018, the Company incurred the following union assessments.

	2019	2018

Pension fund	$81,441	$68,303
Welfare fund	255,315	245,701
National employees benefit fund	25,613	23,206
Joint apprenticeship and training committee	3,689	1,150
401(k) matching	8,735	7,519

	$374,793	$345,879

The balances outstanding under the union agreement are as follows:

Current union assessments payable	$136,736	$136,736

F-14

PECK ELECTRIC COMPANY

Notes to Financial Statements (unaudited)

March 31, 2019 AND 2018

8	RELATED PARTY TRANSACTIONS

In 2014, the minority stockholders, who sold the building the Company occupies, lent the proceeds to the majority stockholders who contributed $400,000 of the net proceeds as paid in capital. Debt service on this personal debt comes from the Company in the form of distributions of $4,000 per month to the majority stockholders through April 2022.

In May 2018, a minority stockholder was bought-out by the other stockholders who now owe the Company $250,000 from the stock purchase. This amount is included in the “due from stockholders” value below.

The Company performs an equalization of distributions each year based on total distributions to shareholders and their proportional share of those distributions. The amounts below represent amounts due to/from stockholders related to the equalization of distributions as of March 31:

	2019	2018
Due from stockholders consists of unsecured notes from stockholders with interest 2.18%.	$252,858	$252,858

Due to stockholders consists of unsecured notes to stockholders with interest at the mid-term AFR rate (2.89% at December 31, 2019).	$33,463	$33,463

9.	DEFERRED COMPENSATION PLAN

In 2018, the Company adopted a deferred compensation agreement with a former minority stockholder. The agreement provides for deferred income benefits and is payable over the post-retirement period. The Company accrues the present value of the estimated future benefit payments over the period from the date of the agreement to the retirement date. The minimum commitment for future salaries under the agreement is $155,000, the net present value of which is $137,080 and $143,768 at March 31, 2019 and December 31, 2018, respectively. The Company will also pay the former stockholder a solar management fee of 24.5% of the available cash flow from the solar arrays put into service on or before December 31, 2017 over the life of the arrays.

10.	NET METERING AGREEMENTS

The Company is the owner of ten solar arrays that are subject to net metering agreements (NMA’s) with a utility company. Some of the land for the solar arrays is leased from various third-parties, (see Note 7). The Company receives net metering credits (NMC’s) ranging from 90-95% of the total NMC’s earned on the monthly electric bills. The Company collected approximately $41,500 and $34,500 from NMC’s and the sale of renewable energy credits in the quarters ending March 31, 2019 and 2018, respectively.

11.	RISK FACTOR

The Company derives a significant amount of its work from the solar industry. Under current law the available 30% federal tax solar credits are scheduled to decrease at the end of 2019, declining to a fixed 10% in 2022. The Company may be affected for the foreseeable future by the expiration of these credits. Where this risk factor exists, it is not possible to determine the effects on the future operations of the Company.

F-15

PECK ELECTRIC COMPANY

Notes to Financial Statements (unaudited)

March 31, 2019 AND 2018

12.	SUBSEQUENT EVENTS

The Company has signed a letter of intent with a potential buyer. On February 27, 2019 the Company announced a business combination with Jensyn Acquisition Corp. The stockholders of the Company will exchange their shares in the Company for shares of Jensyn common stock, representing approximately 59% of Jensyn’s outstanding shares after the business combination. The Company will become a wholly owned subsidiary of Jensyn and will be named “Peck Electric Company, Inc.” whose common stock is expected to be listed on the NASDAQ under the symbol “PECK”.

13.	PRO FORMA FINANCIAL INFORMATION

Pro forma income tax expense:

The following unaudited pro forma income tax expenses assumes the Company had been a C corporation for 2019 and 2018.

	2019	2018

Pre-tax income	$221,829	$125,946
Income tax expense at 27.72%	61,491	34,912
Net income	$160,338	91,034

Pro forma earnings per share:

The following unaudited earnings per share assumes the outstanding shares are equal to the amount to be issued to the owners of the Company under the following redemption assumptions:

Assuming Maximum Redemption: This presentation assumes that the maximum number of Jensyn Acquisitions Corp. (“JAC”) stockholders exercise their redemption rights such that the trust account, after giving effect to the JAC obligations and the cash amounts necessary for the share redemptions, has a cash balance in the Trust of $0, and that Jensyn Acquisition Corp must raise an additional $2,500,000 to cover their expenses and obligations and retain at least $0, plus the net tangible book value of Peck Electric Company, and the owners of the Company maintain a 62.8% ownership, post redemption; and

Assuming No Redemption: This presentation assumes that no Jensyn Acquisition Corp. (“JAC”) stockholders exercise redemption rights with respect to their public shares for a pro rata portion of the trust account, and the owners of the Company maintain a 59% ownership, post redemption.

The JAC trust account holds funds in order to fund a stockholder approved business combination or to return capital to public stockholders at a charter extension or business combination approval meeting.

(continued)

F-16

PECK ELECTRIC COMPANY

Notes to Financial Statements (unaudited)

March 31, 2019 AND 2018

13.	PRO FORMA FINANCIAL INFORMATION (continued)

	2019	2018

Net Income	$160,338	91,034

Weighted average shares outstanding:
Assuming maximum redemption
Basic	5,144,604	5,144,604
Diluted	5,144,604	5,144,604

Assuming no redemption
Basic	5,473,433	5,473,433
Diluted	5,473,433	5,473,433

Earnings per share:
Assuming maximum redemption
Basic	$0.03	$0.02
Diluted	$0.03	$0.02

Assuming no redemption
Basic	$0.03	$0.02
Diluted	$0.03	$0.02

F-17

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Peck Electric Company

South Burlington, Vermont

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Peck Electric Company (the “Company”) as of December 31, 2018 and 2017, the related statements of income, changes in stockholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017 and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we were required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Restatement of Prior Year

As discussed in Note 15, the 2017 financial statements have been restated to correct misstatements. Our opinion is not modified with respect to that matter.

Engagement Partner Disclosure

The engagement partner on our audits for the years ended December 31, 2018 and 2017 was Thomas Stretton.

We have served as the Company’s auditor since 2018.
South Burlington, Vermont VT Reg. No. 92-349
March 28, 2019, except for the unaudited proforma
Information on page 4, Note 14 and Note 15, as to which is
May 6, 2019

F-18

PECK ELECTRIC COMPANY

Balance Sheets

December 31, 2018 and 2017

		(restated)
	2018	2017
Assets
Current Assets:
Cash	$313,217	$760,781
Accounts receivable, net of allowance	2,054,413	3,126,358
Costs and estimated earnings in excess of billings	718,984	404,099
Due from stockholders	2,858	680
Total current assets	3,089,472	4,291,918

Property and equipment:
Building and improvements	666,157	661,938
Vehicles	1,147,371	925,576
Tools and equipment	493,760	341,518
Solar arrays	6,386,025	3,880,498
	8,693,313	5,809,530
Less accumulated depreciation	(1,571,774)	(1,069,159)
	7,121,539	4,740,371
Other Assets:
Captive insurance investment	80,823	36,000
Due from stockholders	250,000	0
Cash surrender value - life insurance	224,530	140,633
	555,353	176,633
Total assets	$10,766,364	$9,208,922

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$1,495,785	$2,203,472
Accrued expenses	236,460	324,137

Billings in excess of costs and estimated earnings on uncompleted contracts	180,627	254,183
Accrued losses on contract in progress	9,128	0
Due to stockholders	33,463	27,000
Line of credit	972,524	0
Current portion of deferred compensation	27,057	0
Current portion of long-term debt	410,686	301,087
Total current liabilities	3,365,730	3,109,879

Long-term liabilities:
Deferred compensation, net of current portion	116,711	0
Long-term debt, net of current portion	2,212,885	1,590,148
	2,329,596	1,590,148

Commitments and contingencies

Stockholders’ equity:
Common stock - no par value 200 shares authorized and issued, 200 shares outstanding	6,000	6,000
Additional paid-in capital	546,953	546,953
Retained earnings	4,518,085	3,955,942
	5,071,038	4,508,895
	$10,766,364	$9,208,922

See accompanying notes to financial statements

F-19

PECK ELECTRIC COMPANY

Statements of Income

For the Years Ended December 31, 2018 and 2017

		(restated)
	2018	2017

Earned revenue	$15,956,097	$22,762,230
Cost of earned revenue	11,586,496	16,583,510
Gross profit	4,369,601	6,178,720

Indirect expenses	1,344,115	1,172,807
General and administrative expenses	1,834,454	2,016,537
Total operating expenses	3,178,569	3,189,344
Operating income	1,191,032	2,989,376

Other income (expenses)
Interest expense	(134,810)	(69,029)
Gain on disposal of fixed assets	0	2,596
Total other income (expenses)	(134,810)	(66,433)

Income before income taxes	1,056,222	2,922,943
Provision for income taxes	250	250

Net income	$1,055,972	$2,922,693

Unaudited pro forma information
Pre-tax income	1,056,222
Income tax expense	292,785
	763,437
Weighted average shares outstanding
Assuming maximum redemption
Basic	5,144,604
Diluted	5,144,604
Assuming no redemption
Basic	5,473,433
Diluted	5,473,433

Earnings per share
Assuming maximum redemption
Basic	$0.15
Diluted	$0.15
Assuming no redemption
Basic	$0.14
Diluted	$0.14

See accompanying notes to financial statements

F-20

PECK ELECTRIC COMPANY

Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2018 and 2017

		Additional
	Common	Paid-in	Retained
	Stock	Capital	Earnings	Total

Beginning Balance, January 1, 2017	$6,000	$546,953	$1,509,823	$2,062,776

Adjustment for understatement of Solar arrays			244,938	244,938

Adjustment for understatement of Cash surrender value - life insurance	0	0	63,182	63,182

Beginning Balance, January 1, 2017 as restated	6,000	546,953	1,817,943	2,370,896

Distributions	0	0	(784,694)	(784,694)

Net income	0	0	2,922,693	2,922,693

Ending Balance, December 31, 2017	6,000	546,953	3,955,942	4,508,895

Distributions	0	0	(493,829)	(493,829)

Net income	0	0	1,055,972	1,055,972

Ending Balance, December 31, 2018	$6,000	$546,953	$4,518,085	$5,071,038

See accompanying notes to financial statements

F-21

PECK ELECTRIC COMPANY

Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017

		(restated)
	2018	2017
Cash flows from operating activities
Net income	$1,055,972	$2,922,693

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	537,484	357,890
Gain on disposal of fixed assets	0	(2,596)
Cash surrender value - life insurance	(83,897)	(77,451)

Changes in operating assets and liabilities:
Accounts receivable	1,071,945	1,291,160
Prepaid expenses	0	2,601
Costs and estimated earnings in excess of billings	(314,885)	(252,939)
Due from stockholders	(252,178)	67,291
Accounts payable	(707,687)	(2,048,653)
Accrued expenses	(87,677)	(143,103)
Billings in excess of costs and estimated earnings on uncompleted contracts	(73,556)	(235,116)
Accrued losses on contract in progress	9,128	(91,045)
Due to stockholders	6,463	5,301
Deferred compensation	143,768	0
Net cash provided by operating activities	1,304,880	1,796,033

Cash flows from investing activities:
Proceeds from the sale of property and equipment	0	19,916
Purchase of solar arrays and equipment	(2,729,089)	(1,223,427)
Investment in captive insurance	(44,823)	0
Purchase of captive insurance stock	0	(36,000)
Net cash used in investing activities	(2,773,912)	(1,239,511)

Cash flows from financing activities:
Net borrowings (repayments) on line of credit	972,524	0
Proceeds from long-term debt	930,395	550,000
Payments of long-term debt	(387,622)	(341,223)
Stockholder distributions paid	(493,829)	(784,694)
Net cash provided by (used in) financing activities	1,021,468	(575,917)
Net decrease in cash	(447,564)	(19,395)
Cash, beginning of year	760,781	780,176
Cash, end of year	$313,217	$760,781

Supplemental disclosure of cash flow information

Cash paid during the year for:
Interest	$134,810	$69,029
Income taxes	250	250

Supplemental schedule of non-cash investing and financing activities:

2018
Four vehicles were purchased and financed for $189,563.

2017
Two vehicles were purchased and financed for $102,659.

See accompanying notes to financial statements

F-22

PECK ELECTRIC COMPANY

Notes to Financial Statements

December 31, 2018 AND 2017

1.	SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Peck Electric Company, located in South Burlington, Vermont, was incorporated under the laws of the State of Vermont on December 1, 1973. The Company is a union contractor who provides electrical, data and telephone contract services for industrial, commercial, and residential buildings in Vermont. The Company also designs, supplies, installs and maintains the electrical and solar components of solar system installations. The work is performed under fixed-price and modified fixed-price contracts and time and materials contracts.

a)	Contract Revenue and Cost Recognition

The Company recognizes revenue using cost based input methods, which recognize revenue and gross profit as work is performed based on the relationship between actual costs incurred compared to the total estimated costs of the contract, after consideration of the customers’ commitment to perform their obligations under the contract, which is typically measured through receipt of cash deposits or other forms of financial security issued by creditworthy financial institutions. Cost based input methods of revenue recognition are considered a reasonable depiction of the Company’s efforts to satisfy long-term construction contracts with customers and therefore reflect the transfer of goods to a customer under such contracts. Costs incurred towards contract completion may include costs associated with materials, labor, subcontractors, and other indirect costs related to contract performance.

At the time a loss on a contract becomes apparent, a provision is made for the entire amount of the estimated loss, if the loss is directly attributed to actions in that year.

Revenue for time and materials contracts is recognized as the work is performed. Revenue from net metering credits is recorded as electricity is generated from the solar arrays and paid by the off-takers.

b)	Accounts Receivable

Accounts receivable are recorded when invoices are issued and presented on the balance sheet net of the allowance for doubtful accounts. The allowance, which was $15,000 at December 31, 2018 and 2017, is estimated annually based on historical losses, the existing economic condition, and the financial stability of the Company’s customers. Accounts are written off against the reserve when they are determined to be uncollectible.

c)	Costs and Estimated Earnings on Uncompleted Contracts

The asset, “Costs and Estimated Earnings in Excess of Billings”, represents revenues recognized in excess of amounts billed. The liability “Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts,” represents billings in excess of revenues recognized.

d)	Property and Equipment

Property and equipment greater than $1,000 are recorded at cost, less accumulated depreciation. Cost includes the price paid to acquire or construct the assets, required installation costs, and any expenditures that substantially add to the value or substantially extend the useful life of the assets.

(continued)

F-23

PECK ELECTRIC COMPANY

Notes to Financial Statements

December 31, 2018 AND 2017

1.	SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

d)	Property and Equipment (continued)

The solar arrays represent project assets that the Company may temporarily own and operate after being placed into service. The Company reports solar arrays at cost, less accumulated depreciation. The Company begins depreciation on the solar arrays when they are placed in service.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Buildings and improvements	39 years
Vehicles	3-5 years
Tools and equipment	3-7 years
Solar arrays	20 years

Total depreciation expense for the years ended December 31, 2018 and 2017 is $537,484 and $357,890, respectively.

The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation are eliminated from the accounts and any resulting gain or loss is included in operations. The cost of maintenance and repairs are charged to expense as incurred, while significant renewals or betterments are capitalized.

e)	Long-Lived Assets

The Company assesses long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances arise, including consideration of technological obsolescence, that may indicate that the carrying amount of such assets may not be recoverable. These events and changes in circumstances may include a significant decrease in the market price of a long-lived asset; a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition; a significant adverse change in the business climate that could affect the value of a long-lived asset; an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset; a current period operating or cash flow loss combined with a history of such losses or a projection of future losses associated with the use of a long-lived asset; or a current expectation that, more likely than not, a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. For purposes of recognition and measurement of an impairment loss, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities.

When impairment indicators are present, the Company compares undiscounted future cash flows, including the eventual disposition of the asset group at market value, to the asset group’s carrying value to determine if the asset group is recoverable. If the carrying value of the asset group exceeds the undiscounted future cash flows, the Company measures any impairment by comparing the fair value of the asset group to its carrying value. Fair value is generally determined by considering (i) internally developed discounted cash flows for the asset group, (ii) third-party valuations, and/or (iii) information available regarding the current market value for such assets.

(continued)

F-24

PECK ELECTRIC COMPANY

Notes to Financial Statements

December 31, 2018 AND 2017

1.	SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

e)	Long-Lived Assets (continued)

If the fair value of an asset group is determined to be less than its carrying value, an impairment in the amount of the difference is recorded in the period that the impairment indicator occurs. Estimating future cash flows requires significant judgment, and such projections may vary from the cash flows eventually realized.

The Company considers a long-lived asset to be abandoned after the Company has ceased use of such asset and they have no intent to use or repurpose the asset in the future. Abandoned long-lived assets are recorded at their salvage value, if any.

f)	Captive Insurance

The Company and other companies are members of an offshore heterogeneous group captive insurance holding company entitled Navigator Casualty, LTD. (NCL). NCL is located in the Cayman Islands and insures claims relating to workers’ compensation, general liability, and auto liability coverage.

Premiums are developed through the use of an actuarially determined loss forecast. The loss funding, derived from the actuarial forecast, is broken-out into two categories by the actuary known as the “A & B” Funds. The “A” Fund pays for the first $100,000 of any loss and the “B” Fund contributes to the remainder of the loss layer up to $300,000 total per occurrence.

Each shareholder has equal ownership and invests a one-time cash capitalization of $36,000. This is broken out into two categories, $35,900 of redeemable preference shares and $100 for a single common share. Each shareholder represents a single and equal vote on NCL’s Board of Directors.

Summary financial information on NCL as of September 30, 2018 is:

Total assets	$46,647,571
Total liabilities	$22,762,283
Comprehensive income	$3,991,828

NCL’s fiscal year end is September 30, 2018, therefore amounts represent balances and activities through and for the years ending September 30, 2018.

As part of the investment in NCL, the Company provided $43,340 as cash security in 2018. The captive insurance equity of $80,823 consists of $36,000 of capital, $43,340 of cash security and $1,483 of investment income in excess of losses (incurred and reserves).

(continued)

F-25

PECK ELECTRIC COMPANY

Notes to Financial Statements

December 31, 2018 AND 2017

1.	SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

g)	Asset Retirement Obligations

The Company develops, constructs, and operates certain solar arrays with land lease agreements that include a requirement for the removal of the assets at the end of the term of the agreement. The Company recognizes such asset retirement obligations (“ARO”) in the period in which they are incurred based on the present value of estimated third-party recommissioning costs, and they capitalize the associated asset retirement costs as part of the carrying amount of the related assets. Once an asset is placed into service, the asset retirement cost is subsequently depreciated on a straight-line basis over the estimated useful life of the asset. Changes in AROs resulting from the passage of time are recognized as an increase in the carrying amount of the liability and as accretion expense. The AROs were not deemed significant to the financial statements and were therefore, not recorded as a liability at December 31, 2018 and 2017.

h)	Concentration and Credit Risks

The Company occasionally has cash balances in a single financial institution during the year in excess of the Federal Deposit Insurance Corporation (FDIC) limit of up to $250,000 per financial institution. The differences between book and bank balances are outstanding checks and deposits in transit. At December 31, 2018 and 2017, the uninsured balances were $457,422 and $560,444, respectively.

During 2018, approximately $5,946,025 (or 37%) of sales represent transactions with two customers. The related accounts receivable as of December 31, 2018 totaled $747,098. During 2017, approximately $6,764,986 (or 29%) of sales represent transactions with one customer. The related accounts receivable as of December 31, 2017 totaled $439,162.

i)       Defined Contribution Pension Plan

The Company has a union contract under which the union and administrative employees are covered by the union’s defined contribution pension plan. Pension costs include current service costs, which are based on hours worked, or a percentage of gross wages.

j)	Income Taxes

The stockholders have elected to be taxed as a Subchapter S corporation under Code Section 1362 of the Internal Revenue Code. Under Subchapter S status, in lieu of corporate income taxes, the stockholders are taxed on the corporation’s taxable income. The provision for income taxes is Vermont minimum taxes.

The Company also uses a more-likely-than-not measurement for all tax positions taken or expected to be taken on a tax return in order for those tax positions to be recognized in the financial statements. If the Company were to incur interest and penalties related to income taxes, these would be included in the provision for income taxes. Generally, the three tax years previously filed remain subject to examination by federal and state tax authorities.

(continued)

F-26

PECK ELECTRIC COMPANY

Notes to Financial Statements

December 31, 2018 AND 2017

1.	SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

k)	Sales Tax

The Company’s accounting policy is to exclude state sales tax collected and remitted from revenues and costs of sales, respectively.

l)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates their estimates, including those related to inputs used to recognize revenue over time, specifically percentage-of-completion. Actual results could differ from those estimates.

m)	Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either operating or financing, with such classifications affecting the pattern of expense recognition in the income statement. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019, and early adoption is permitted. The Company is evaluating the impact ASU 2016-02 will have on their financial statements and associated disclosures.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), to clarify the principles of recognizing revenue and create common revenue recognition guidance between U.S. GAAP and International Financial Reporting Standards. Under ASU 2014-09, revenue is recognized when a customer obtains control of promised goods or services and is recognized at an amount that reflects the consideration expected to be received in exchange for such goods or services. In addition, ASU 2014-09 requires disclosures of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASU 2014-09 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is evaluating the impact ASU 2014-09 will have on their financial statements and associated disclosures.

n)	Subsequent Events

The Company has evaluated subsequent events through March 28, 2019, which is the date that the financials were available to be issued.

F-27

PECK ELECTRIC COMPANY

Notes to Financial Statements

December 31, 2018 AND 2017

2.	ACCOUNTS RECEIVABLE

Accounts receivable consist of:

	2018	2017

Accounts receivable - contracts in progress	$1,672,900	$2,634,435
Accounts receivable - retainage	396,513	506,923
	2,069,413	3,141,358
Allowance for doubtful accounts	(15,000)	(15,000)

Total	$2,054,413	$3,126,358

Bad debt expense was $0 and $1,090 for 2018 and 2017, respectively.

3.	CONTRACTS IN PROGRESS

Information with respect to contracts in progress is as follows:

	2018	2017

Expenditures to date on uncompleted contracts	$5,870,664	$3,853,968
Estimated earnings thereon	1,760,940	1,769,091
	7,631,604	5,623,059
Less billings to date	(7,162,505)	(5,682,990)
	469,099	(59,931)
Plus under billings remaining on contracts 100% complete	69,258	209,847

	$538,357	$149,916

Included in accompanying balance sheets under the following captions:

	2018	2017

Cost and estimated earnings in excess of billings	$718,984	$404,099

Billings in excess of costs and estimated earnings on uncompleted contracts	(180,627)	(254,183)

	$538,357	$149,916

4.	CASH SURRENDER VALUE - LIFE INSURANCE

The Company has purchased life insurance contracts on key employees as an investment. The cash surrender value of these contracts was $224,530 and $140,633 as of December 31, 2018 and 2017, respectively.

F-28

PECK ELECTRIC COMPANY

Notes to Financial Statements

December 31, 2018 AND 2017

5.	LONG-TERM DEBT

A summary of long-term debt is as follows:

	2018	2017

Community Bank, N.A., 4.99% interest rate, secured by the Company’s operating assets, a Solar Power and Services Agreement, an Assignment of Lease Agreement, and personally guaranteed by the two majority stockholders, payable in monthly installments of $6,125 including interest, with a balloon payment of $330,752, through May 2028.	$751,225	$0

NBT Bank, N.A., 4.85% interest rate, secured by a piece of equipment, payable in monthly installments of $2,932 including interest, through May 2023.	139,416	0

Citizens One, 4.45% interest rate, secured by 2019 Dodge Ram, payable in monthly installments of $804, through November 2024.	50,108	0

NBT Bank, N.A., 5.99% interest rate, secured by 2018 Honda Ridgeline, payable in monthly installments of $771, through April 2023.	31,600	0

Citizens One, 4.89% interest rate, secured by 2019 Dodge Ram, payable in monthly installments of $546, through December 2024.	33,562	0

NBT Bank, N.A., 4.90% interest rate, secured by Tesla Model 3, payable in monthly installments of $1,232, through January 2024.	65,200	0

Community Bank, N.A., 4.46% interest rate, secured by the Company’s operating assets and personally guaranteed by the two majority stockholders, payable in monthly installments of $5,689 including interest, through December 2027.	509,207	550,000

Wells Fargo, 4.50% interest rate, secured by 2017 Chevy Silverado, payable in monthly installments of $733, through November 2022.	31,003	37,073

GM Financial, 5.89% interest rate, secured by 2017 GMC Sierra, payable in monthly installments of $1,222 through October 2022.	50,315	60,941

(continued)

F-29

PECK ELECTRIC COMPANY

Notes to Financial Statements

December 31, 2018 AND 2017

5.	LONG-TERM DEBT(continued)

Community Bank, N.A., 3.2% interest rate, secured by 12 vehicles and personally guaranteed by the two majority stockholders, payable in monthly installments of $6,274 including interest, through August 2020.	115,181	185,565

Community Bank, N.A., 4.28% interest rate, secured by the building, the Company’s operating assets and personally guaranteed by the two majority stockholders, payable in monthly installments of $3,317 including interest, through December 2030. The note is subject to the provisions of an agreement containing covenants that require the maintenance of certain financial ratios.	300,865	345,607

Community Bank, N.A., 4.25% interest rate, secured by a Power Purchase Agreement, mortgage deed of leased property, and the Company’s operating assets and is personally guaranteed by the two majority stockholders, payable in monthly installments of $4,098 including interest, with a balloon payment of $225,238, through March 2020. The note is subject to the provisions of an agreement containing covenants that require the maintenance of certain financial ratios.	269,191	306,002

Community Bank, N.A., 3.74% interest rate, secured by the Company’s operating assets and personally guaranteed by the two majority stockholders, payable in monthly installments of $6,706 including interest, refinanced in February 2017 through February 2021.	143,961	239,978

National Bank of Middlebury, 3.95% interest rate for the initial 5 years, after which the loan rate will adjust equal to the Federal Home Loan Bank of Boston 5/20 – year Advance Rate plus 2.75%, loan is subject to a floor rate of 3.95%, secured by solar panels and related equipment, payable in monthly installments of $2,388 including interest, through December 2024.	120,131	145,501

Ally Bank, 0% interest rate, secured by 2014 Chevy Silverado, payable in monthly installments of $664, through July 2020.	12,606	20,568
	2,623,571	1,891,235
Less current portion	(410,686)	(301,087)

	$2,212,885	$1,590,148

(continued)

F-30

PECK ELECTRIC COMPANY

Notes to Financial Statements

December 31, 2018 AND 2017

5.	LONG-TERM DEBT(continued)

Maturities of long-term debt are as follows:

Year ending December 31:	Amount

2019	$410,686
2020	571,512
2021	236,672
2022	243,684
2023	193,921
Thereafter	967,096

$2,623,571

6.	LINE OF CREDIT

The Company has a line of credit with Community Bank N.A., with a limit of $1,500,000 and a variable interest rate of prime plus .5% (6.00% at December 31, 2018), due to expire in June 2019. The balance outstanding at December 31, 2018 and 2017 was $972,524 and $0, respectively. The line and notes are personally guaranteed by the two majority stockholders and are subject to the provisions of an agreement containing the covenants that require the maintenance of certain financial ratios. At December 31, 2018, the covenants were not met, however, the bank provided a waiver letter as of December 31, 2018. At December 31, 2017, the covenants were met.

7.	OPERATING LEASES

In 2015 the Company entered into two twenty-five-year non-cancelable lease agreements for land on which they constructed solar arrays. One lease has fixed annual rent of $2,500. The second lease has annual rent of $2,500 with an annual increase of 2%.

In 2017 the Company entered into a twenty-year non-cancelable lease agreement for land on which they constructed solar arrays. The lease has annual rent of $3,500 with an annual increase of 2%.

In 2018 the Company entered into a twenty-year non-cancelable lease agreement for land on which they constructed solar arrays. The lease has annual rent of $26,000.

The Company leases a vehicle under a non-cancelable operating lease. In addition, the Company occasionally pays rent for storage on a month-to-month basis.

Total rent expense for all of the non-cancelable leases above were $50,087 and $18,814 for 2018 and 2017, respectively.

The Company also rents equipment to be used on jobs under varying terms not exceeding one year. Total rent expense under these leases was $193,442 and $142,287 for the years ended December 31, 2018 and 2017, respectively.

(continued)

F-31

PECK ELECTRIC COMPANY

Notes to Financial Statements

December 31, 2018 AND 2017

7.	OPERATING LEASES (continued)

Future minimum lease payments required under all of the non-cancelable operating leases are as follows:

Year ending December 31:	Amount

2019	$36,645
2020	34,974
2021	35,104
2022	35,236
2023	35,371
Thereafter	519,285

$696,615

8.	UNION ASSESSMENTS

The Company employs members of the International Brotherhood of Electrical Workers Local 300 (IBEW). The union fee assessments payable are both withholdings from employees and employer assessments. Union fees are for monthly dues, defined contribution pension, health and welfare funds. All union assessments are based on the number of hours worked or a percentage of gross wages as stipulated in the agreement with the Union.

The Company has an agreement with the IBEW in respect to rates of pay, hours, benefits, and other employment conditions. During the years ended December 31, 2018 and 2017, the Company incurred the following union assessments.

	2018	2017

Pension fund	$300,962	$352,962
Welfare fund	930,961	1,033,273
National employees benefit fund	97,316	119,641
Joint apprenticeship and training committee	11,637	49,065
401(k) matching	37,254	34,097

	$1,378,130	$1,589,038

The balances outstanding under the union agreement are as follows:

Current union assessments payable	$136,736	$146,930

F-32

PECK ELECTRIC COMPANY

Notes to Financial Statements

December 31, 2018 AND 2017

9.	RELATED PARTY TRANSACTIONS

In 2014, the minority stockholders, who sold the building the Company occupies, lent the proceeds to the majority stockholders who contributed $400,000 of the net proceeds as paid in capital. Debt service on this personal debt comes from the Company in the form of distributions of $4,000 per month to the majority stockholders through April 2022.

In May 2018, a minority stockholder was bought-out by the other stockholders who now owe the Company $250,000 from the stock purchase. This amount is included in the “due from stockholders” value below.

The Company performs an equalization of distributions each year based on total distributions to shareholders and their proportional share of those distributions. The amounts below represent amounts due to/from stockholders related to the equalization of distributions as of December 31:

	2018	2017
Due from stockholders consists of unsecured notes from stockholders with interest 2.18%.	$252,858	$680

Due to stockholders consists of unsecured notes to stockholders with interest at the mid-term AFR rate (2.89% at December 31, 2018).	$33,463	$27,000

10.	DEFERRED COMPENSATION PLAN

In 2018, the Company adopted a deferred compensation agreement with a former minority stockholder. The agreement provides for deferred income benefits and is payable over the post-retirement period. The Company accrues the present value of the estimated future benefit payments over the period from the date of the agreement to the retirement date. The minimum commitment for future salaries under the agreement is $155,000, the net present value of which is $143,768. The Company will also pay the former stockholder a solar management fee of 24.5% of the available cash flow from the solar arrays put into service on or before December 31, 2017 over the life of the arrays.

11.	NET METERING AGREEMENTS

The Company is the owner of ten solar arrays that are subject to net metering agreements (NMA’s) with a utility company. Some of the land for the solar arrays is leased from various third-parties, (see Note 7). The Company receives net metering credits (NMC’s) ranging from 90-95% of the total NMC’s earned on the monthly electric bills. The Company collected approximately $355,900 and $217,300 from NMC’s and the sale of renewable energy credits in 2018 and 2017, respectively.

12.	RISK FACTOR

The Company derives a significant amount of its work from the solar industry. Under current law the available 30% federal tax solar credits are scheduled to decrease at the end of 2019, declining to a fixed 10% in 2022. The Company may be affected for the foreseeable future by the expiration of these credits. Where this risk factor exists, it is not possible to determine the effects on the future operations of the Company.

F-33

PECK ELECTRIC COMPANY

Notes to Financial Statements

December 31, 2018 AND 2017

13.	SUBSEQUENT EVENTS

The Company has signed a letter of intent with a potential buyer. On February 27, 2019 the Company announced a business combination with Jensyn Acquisition Corp. The stockholders of the Company will exchange their shares in the Company for shares of Jensyn common stock, representing approximately 59% of Jensyn’s outstanding shares after the business combination. The Company will become a wholly owned subsidiary of Jensyn and will be named “Peck Electric Company, Inc.” whose common stock is expected to be listed on the NASDAQ under the symbol “PECK”.

14.	UNAUDITED PRO FORMA FINANCIAL INFORMATION

Pro forma income tax expense:

The following unaudited pro forma income tax expenses assumes the Company had been a C corporation for 2018.

2018

Pre-tax income	$1,056,222
Income tax expense at 27.72%	292,785
Net income	$763,437

Pro forma earnings per share:

The following unaudited earnings per share assumes the outstanding shares are equal to the amount to be issued to the owners of the Company under the following redemption assumptions:

Assuming Maximum Redemption: This presentation assumes that the maximum number of Jensyn Acquisitions Corp. (“JAC”) stockholders exercise their redemption rights such that the trust account, after giving effect to the JAC obligations and the cash amounts necessary for the share redemptions, has a cash balance in the Trust of $0, and that Jensyn Acquisition Corp must raise an additional $2,500,000 to cover their expenses and obligations and retain at least $0 plus the net tangible book value of Peck Electric Company, and the owners of the Company maintain a 62.8% ownership, post redemption; and

Assuming No Redemption: This presentation assumes that no Jensyn Acquisition Corp. (“JAC”) stockholders exercise redemption rights with respect to their public shares for a pro rata portion of the trust account, and the owners of the Company maintain a 59% ownership, post redemption.

The JAC trust account holds funds in order to fund a stockholder approved business combination or to return capital to public stockholders at a charter extension or business combination approval meeting.

(continued)

F-34

PECK ELECTRIC COMPANY

Notes to Financial Statements

December 31, 2018 AND 2017

14.	UNAUDITED PRO FORMA FINANCIAL INFORMATION (continued)

2018

Net Income	$763,437

Weighted average shares outstanding:
Assuming maximum redemption
Basic	5,144,604
Diluted	5,144,604

Assuming no redemption
Basic	5,473,433
Diluted	5,473,433

Earnings per share:
Assuming maximum redemption
Basic	$0.15
Diluted	$0.15

Assuming no redemption
Basic	$0.14
Diluted	$0.14

15.	RESTATEMENT OF PRIOR YEAR FINANCIAL STATEMENTS

The balance sheet as of December 31, 2017 and the statement of income for the year then ended have been restated. The statement of changes in stockholders’ equity and statement of cash flows for the year ended December 31, 2017 have also been restated primarily to reflect the correction of misstatements to the balance sheet and statement of income.

Restatement Background

During the preparation of the financial statements as of and for the year ended December 31, 2018, misstatements were identified in the previously issued financial statements. It was determined that the cash surrender value of the life insurance policies was not capitalized as an asset on the balance sheet for years before the year ended December 31, 2018. It was determined that the Company did not report its investment in captive insurance as an asset on the balance sheet for years before the year ended December 31, 2018. The Company also determined that certain indirect costs should have been applied as overhead to the solar arrays that were constructed for Company use. As a result of these misstatements, the Company has restated its balance sheet and statement of income as of and for the year ended December 31, 2017.

Impact of Restatement Adjustments

The following table presents the differing adjustments to previously issued financial statements from the restatement adjustments. This information is presented for each impacted caption of the previously reported balance sheet as of December 31, 2017 and the statement of income for the year then ended. The corrections of misstatements affecting fiscal years prior to 2017 are reflected as a cumulative adjustment to the balance of retained earnings as of January 1, 2017 on the statement of changes in stockholders’ equity.

Peck Electric Company

Balance Sheet

	As of December 31, 2017
	As Previously Reported	Restatement Adjustments	Restatement Reference	As Restated
Assets
Captive insurance investment	$-	$36,000	A	$36,000
Cash surrender value - life insurance	-	140,633	B	140,633
Solar arrays	3,438,098	442,400	C	3,880,498
Accumulated depreciation	(1,040,027)	(29,132)	C	(1,069,159)
Total assets	8,619,021	589,901	A, B, C	9,208,922

Peck Electric Company

Statement of Income

	For the Year Ended December 31, 2017
	As Previously Reported	Restatement Adjustments	Restatement Reference	As Restated

Cost of revenue earned	$17,265,299	$(681,789)	C	$16,583,510
Gross profit	5,496,931	681,789		6,178,720

Indirect expenses	683,555	489,252	C	1,172,807
General and administrative expenses	2,105,781	(89,244)	A, B, C	2,016,537

Income from operations	2,707,595	281,781	A, B, C	2,989,376
Net income before income taxes	2,641,162	281,781	A, B, C	2,922,943

Net income	2,640,912	281,781	A, B, C	2,922,693

F-35

15.	RESTATEMENT OF PRIOR YEAR FINANCIAL STATEMENTS (continued)

Description of Restatement Adjustments

A. Captive insurance investment – The Company did not previously report an investment in captive insurance as an asset on the balance sheet for years before the year ended December 31, 2018. It was originally recorded as a general and administrative expense on the statement of income. This overstated expenses for the year ended December 31, 2017 by $36,000.

B. Cash surrender value – life insurance – The Company did not previously report the cash surrender value of its life insurance policies as an asset on the balance sheet for years before the year ended December 31, 2018. U.S. GAAP requires an investment in a life insurance contract to be reported as an asset. According to FASB ASC 325-30-35-1 and 35-2, the asset should be reported at the amount that could be realized under the insurance contract at the balance sheet date. As of December 31, 2016, the cash surrender value was $63,182. This resulted in an increase in retained earnings as of January 1, 2017. As of December 31, 2017, the cash surrender value was $140,633, an increase of $77,451. This resulted in an increase in retained earnings as of December 31, 2017.

C. Solar arrays – The Company identified certain indirect costs to be applied as overhead to the solar arrays that were constructed for Company use. These costs were previously classified as costs of revenue earned, indirect costs, and general and administrative costs. These capitalized costs resulted in an increase in retained earnings of $244,938 as of January 1, 2017. It also resulted in an increase in retained earnings of $168,330 as of December 31, 2017.

F-36

JENSYN ACQUISITION CORP.

FINANCIAL STATEMENTS

Index to Financial Statements

Unaudited Statements

Audited Statements

F-37

Jensyn Acquisition Corp.

Condensed Balance Sheets

	As of	As of
	March 31, 2019	December 31, 2018
	(unaudited)	(Note 1)

ASSETS
Current Assets
Cash	$81,719	$30,929
Prepaid insurance and other	47,443	18,115
Total Current Assets	129,162	49,044

Restricted cash and investments held in trust account	6,160,108	8,101,595
Total Assets	$6,289,270	$8,150,639

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$807,382	$678,421
Loan payable (net of deferred financing costs)	199,960	-
Notes and advances payable - related parties (net of deferred financing costs)	2,056,220	2,056,220
Deferred underwriting compensation	780,000	780,000
Total Current Liabilities	3,843,562	3,514,641

Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $0.0001 par value; 15,000,000 shares authorized, 1,819,482 and 2,005,567 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	182	201
Additional paid-in capital	3,909,740	5,894,802
Accumulated deficit	(1,464,214)	(1,259,005)
Total Stockholders’ Equity	2,445,708	4,635,998
Total Liabilities and Stockholders’ Equity	$6,289,270	$8,150,639

See accompanying notes to condensed financial statements

F-38

Jensyn Acquisition Corp.

Condensed Statements of Operations

	For the three months ended
	March 31, 2019	March 31, 2018
	(unaudited)	(unaudited)
General and Administrative Costs
Professional fees	$216,568	$176,245
Insurance	10,043	10,077
Office expense - related party	30,000	30,000
Other	42,307	78,705

Total general and administrative costs	298,918	295,027

Operating loss	(298,918)	(295,027)

Other income and (expense):
Other income	100,000	-
Interest income	25,397	85,370
Interest expense	(31,688)	(74,831)

Net loss	$(205,209)	$(284,488)

Weighted average common shares outstanding - basic and diluted	1,823,617	2,019,976

Net loss per common share - basic and diluted	$(0.11)	$(0.14)

See accompanying notes to condensed financial statements

F-39

Jensyn Acquisition Corp.

Condensed Statement of Changes in Stockholders’ Equity

For the three months ended March 31, 2019

(unaudited)

	Common Stock		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance, January 1, 2019	2,005,567	$201	$5,894,802	$(1,259,005)	$4,635,998
Common shares redeemed	(186,085)	(19)	(2,049,362)	-	(2,049,381)
Financing costs paid by related parties via transfer of common stock	-	-	64,300	-	64,300
Net loss	-	-	-	(205,209)	(205,209)
Balance, March 31, 2019	1,819,482	$182	$3,909,740	$(1,464,214)	$2,445,708

Jensyn Acquisition Corp.

Condensed Statement of Changes in Stockholders’ Equity

For the three months ended March 31, 2018

(unaudited)

	Common Stock		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance, January 1, 2018	2,019,976	$202	$6,227,456	$(1,227,638)	$5,000,020
Common shares subject to redemption	42,303	4	285,484	-	285,488
Net loss	-	-	-	(284,488)	(284,488)
Balance, March 31, 2018	2,062,279	$206	$6,512,940	$(1,512,126)	$5,001,020

See accompanying notes to condensed financial statements

F-40

Jensyn Acquisition Corp.

Condensed Statements of Cash Flows

	For the three months ended
	March 31, 2019	March 31, 2018

Cash flows from operating activities:
Net loss	$(205,209)	$(284,488)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred financing costs	16,260	62,871
Interest income on cash and investments held in trust account	(25,397)	(85,370)
Changes in operating assets and liabilities:
Changes in prepaid insurance and other	(29,328)	(47,093)

Changes in accounts payable and accrued expenses	128,961	213,969
Net cash used in operating activities	(114,713)	(140,111)

Cash flows from investing activities:
Interest income on cash and investments held in trust account	25,397	85,370
Net cash provided by investing activities	25,397	85,370

Cash flows from financing activities:
Proceeds from note payable - stockholders and affiliates	-	320,000
Proceeds from loan payable	248,000
Payments for share redemption	(2,049,381)	(19,222,866)
Payments for deferred financing costs	-	(4,000)
Net cash used in financing activities	(1,801,381)	(18,906,866)

Net decrease in cash and restricted cash	(1,890,697)	(18,961,607)
Cash and restricted cash at beginning of year	8,132,524	41,044,819
Cash and restricted cash at end of year	$6,241,827	$22,083,212

Non-cash financing transactions:
Proceeds from Company’s public offering recorded as common shares subject to possible redemption	-	(285,488)
Financing costs paid by related parties via transfer of common stock	64,300	-

See accompanying notes to condensed financial statements

F-41

Jensyn Acquisition Corp.

Notes to Condensed Financial Statements

Note 1 — Organization and Significant Accounting Policies

Jensyn Acquisition Corp. (the “Company”) was incorporated in Delaware on October 8, 2014 as a “blank check” company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more operating businesses (a “Business Combination”).

At March 31, 2019, the Company had not yet commenced any meaningful operations. All activity through March 31, 2019 relates to the Company’s formation, the initial public offering (“Public Offering”) described below (See Note 2), general corporate matters and identifying and evaluating prospective acquisition candidates. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company’s Public Offering was declared effective by the United States Securities and Exchange Commission (the “SEC”) on March 2, 2016 (the “Registration Statement”). The Company intends to finance a Business Combination with proceeds from the $39,000,000 Public Offering and a $2,945,000 private placement (See Note 2). Upon the closing of the Public Offering and the private placement, $40,365,000 was held in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”) as discussed below.

$40,365,000 was initially placed in the Trust Account in the United States at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. The funds held in the Trust Account will be invested only in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries, so that the Company is not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay income or other tax obligations, the proceeds will not be released from the Trust Account until the earlier of the completion of the initial Business Combination or the redemption of 100% of the outstanding public shares if the Company has not completed a Business Combination in the required time period. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company completes the initial Business Combination to the extent not used to pay converting stockholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business. At March 31, 2019, the Trust Account consists of investments in treasury securities and money market funds in one financial institution.

Under the terms of the Company’s Amended and Restated Certificate of Incorporation, the Company had until 18 months from the closing of the Public Offering to consummate the initial Business Combination, subject to its right to extend such period up to two times, each by an additional three months (for a total of up to 24 months to complete a Business Combination). The Company’s ability to extend the time available to consummate the initial Business Combination was conditioned upon the deposit by the initial stockholders or their affiliates or designees into the Trust Account of $200,000 prior to the applicable deadline for each three-month extension. On September 6, 2017, the Company extended the time to complete its initial business combination by three months and an additional $200,000 was deposited into the Trust Account. On December 6, 2017, the Company extended the time to complete its initial business combination by three months and an additional $200,000 was deposited into the Trust Account.

On March 5, 2018, the Company held a special meeting of stockholders at which the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation which extended the date by which the Company must complete its initial business combination from March 7, 2018 to June 5, 2018 and an additional $186,704 was deposited into the Trust Account.

F-42

On June 4, 2018, the Company held a special meeting of stockholders at which the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation which extended the date by which the Company must complete its initial business combination from June 5, 2018 to September 3, 2018 and an additional $104,614 was deposited into the Trust Account.

On August 29, 2018, the Company held a special meeting of stockholders at which the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation which extended the date by which the Company must complete its initial business combination from September 3, 2018 to January 3, 2019, and an additional $123,659 was deposited into the Trust Account.

On January 2, 2019, the Company held a special meeting of stockholders at which the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation which extended the date by which the Company must complete its initial business combination from January 3, 2019 to July 2, 2019. Jensyn Capital, LLC has agreed to contribute $.05 per month for a period of up to six months for each Public Share that was not converted into cash in connection with the January 2, 2019 special meeting of stockholders, thus totaling an additional amount up to $0.30 per share for the six-month period ending July 2, 2019. As of March 31, 2019, an additional $82,497 has been deposited into the Trust Account ($0.15 per share).

If the Company is unable to consummate the initial Business Combination within the required time period, as the same may be extended, the Company will either seek a further extension or, as promptly as possible but not more than ten business days thereafter, redeem 100% of its outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, and then seek to dissolve and liquidate. However, the Company may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of its public stockholders. In the event of the Company’s dissolution and liquidation, the public warrants and public rights (see Note 2) will expire and will be worthless.

The Company will consummate the initial Business Combination only if public stockholders do not exercise conversion rights in an amount that would cause net tangible assets to be less than $5,000,001. The Company will either (1) seek stockholder approval of the initial Business Combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed Business Combination, into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable), or (2) provide Company stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether the Company will seek stockholder approval of the proposed Business Combination or allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require seeking stockholder approval. Unlike other blank check companies which require stockholder votes and conduct proxy solicitations in conjunction with their initial Business Combinations and related conversions of public shares for cash upon consummation of such initial Business Combinations even when a vote is not required by law, the Company will have the flexibility to avoid such stockholder vote and allow stockholders to sell their shares pursuant to the tender offer rules of the SEC. In that case, the Company will file tender offer documents with the SEC that will contain substantially the same financial and other information about the initial Business Combination as is required under the SEC’s proxy rules.

The initial per public share redemption or conversion price was $10.35 per share. However, the Company may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of its public stockholders. At September 30, 2017, the per public share redemption or conversion price increased to $10.45 per share as a result of the $200,000 deposit into the Trust Account relating to the three-month extension of time to complete the initial business combination and interest earned on the Trust Account, net of taxes. At December 6, 2017, the per public share redemption or conversion price increased to $10.52 per share as a result of the $200,000 deposit into the Trust Account relating to the three-month extension of time to complete the initial business combination and interest earned on the Trust Account, net of taxes. At March 5, 2018, the per public share redemption or conversion price increased to $10.63 per share as a result of the $186,704 deposit into the Trust Account relating to the three-month extension of time to complete the initial business combination and interest earned on the Trust Account, net of taxes. In connection with the stockholder vote to extend the date by which the Company must complete its initial business combination from June 5, 2018 to September 3, 2018, Jensyn Capital, LLC deposited an additional $.126 per share into the Trust Account. This $104,614 deposit increased the funds in the Trust Account to $10.83 per share as of September 30, 2018. In connection with the stockholder vote to extend the date by which the Company must complete its initial business combination from September 3, 2018 to January 3, 2019, Jensyn Capital, LLC deposited an additional $.168 per share into the Trust Account. This $123,659 deposit increased the funds in the Trust Account to $11.01 per share at December 31, 2018. Jensyn Capital, LLC has agreed to contribute up to $.05 per month for a period of up to six months for each Public Share that was not converted into cash in connection with the January 2, 2019 special meeting of stockholders, thus totaling up to an additional $0.30 per share for the six-month period ending July 2, 2019. This deposit will increase the funds in the Trust Account to approximately $11.31 per share at July 2, 2019.

F-43

Liquidity and Going Concern

At March 31, 2019, the Company had $81,719 in cash outside of the Trust Account and a working capital deficiency of $3,714,400. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans.

Management has evaluated the relevant conditions and events to determine if it is probable that the Company would be able to meet its obligations as they become due one year from the issuance of these financial statements and as a result, continue as a going concern. At a special meeting of stockholders held on January 2, 2019, the Company’s stockholders approved an extension of the date by which the Company must complete its initial business combination from January 3, 2019 to July 2, 2019. If a business combination is not completed by July 2, 2019, the Company will either seek an additional extension of time to complete the initial Business Combination or be dissolved and liquidated. As a result, management believes this raises substantial doubt about the Company’s ability to continue as a going concern.

Basis of Presentation

In the opinion of management, the accompanying unaudited condensed financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to fairly present the Company’s financial position, results of operations and cash flows for the periods presented. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts therein. Due to the inherent uncertainty involved in making estimates, actual results in future periods may differ from those estimates.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The balance sheet at December 31, 2018 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These financial statements should be read in conjunction with the Company’s financial statements and notes thereto for the year ended December 31, 2018. The results of operations for the interim periods presented are not necessarily indicative of results that may be expected for any other interim period or for the full fiscal year.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (FASB) ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts reflected in the balance sheets given their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Securities Held in Trust Account

At March 31, 2019 and December 31, 2018, the assets held in the Trust Account were valued at $6,160,108 and $8,101,595, respectively. At March 31, 2019, the assets held in the Trust Account were invested in treasury securities and money market funds held in one financial institution. Due to the short-term nature of this investment, the fair value approximates the carrying amounts reflected in the balance sheets.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A—“Expenses of Offering.” Offering costs of approximately $2,696,501, consisting principally of underwriter discounts of $1,950,000 (including approximately $780,000 of which payment is deferred) and approximately $746,501 of private placement fees and professional, printing, filing, regulatory and other costs have been charged to additional paid-in capital upon completion of the Public Offering.

F-44

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company’s policy for recording interest and penalties associated with uncertain tax positions is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of March 31, 2019 or December 31, 2018. At March 31, 2019 and December 31, 2018, there are no uncertain tax positions.

Recently Adopted Accounting Standards

There are no recently adopted accounting standards that will have a material impact to the Company.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible conversion or redemption in accordance with ASC 480 “Distinguishing Liabilities from Equity”. Conditionally convertible common stock (including common stock that features conversion rights that are either within the control of the holder or subject to conversion upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity.

All of the common shares sold as part of a Unit in the Public Offering (the “Public Shares”) contain a redemption feature which allows for the redemption of common shares under the Company’s Liquidation or Tender Offer/Stockholder Approval provisions. As of March 31, 2019, there were 549,982 Public Shares outstanding. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its certificate of incorporation provides that the Company will consummate a Business Combination only if the holders of Public Shares do not exercise conversion rights in an amount that would cause the Company’s net tangible assets to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against retained earnings.

Accordingly, at March 31, 2019, none of the 1,819,482 common shares outstanding were classified outside of permanent equity at their redemption value since Stockholder’s Equity is less than $5,000,001. The Company expects that as a result of: (a) the net tangible assets acquired as part of a Business Combination, (b) Company liabilities converted to equity, (c) new equity capital raised, or a combination thereof, will result in the net tangible assets of the Company being greater than $5,000,001. At December 31, 2018, none of the 1,819,482 common shares outstanding were classified outside of permanent equity at their redemption value.

F-45

Note 2 — The Offering

The Public Offering called for the Company to offer for public sale up to 4,485,000 Units at a proposed offering price of $10.00 per unit. Each unit had a price of $10.00 and consisted of one share of common stock, one right to receive one-tenth (1/10) of a share of common stock automatically on the consummation of a Business Combination, and one warrant (a “Unit”). Each warrant entitles the holder thereof to purchase one-half of one share of common stock at a price of $11.50 per full share, subject to certain adjustments. The warrants will become exercisable on the later of 30 days after the completion of the Business Combination and 12 months from closing of the Public Offering and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

On March 7, 2016, the Company closed on the Public Offering and sale of 3,900,000 Units to the public (the “Public Stockholders”) at a price of $10.00 per Unit.

Simultaneous with the closing of the Public Offering, the Company closed on the private placement of 294,500 private units (inclusive of the Public Offering, the “Total Offering”). The private placement included a sale of 275,000 private units to Jensyn Capital, LLC, an entity controlled by insiders, and 19,500 private units to Chardan Capital Markets, LLC (the “Private Units”) (and/or their respective designees) at $10.00 per unit for a total purchase price of $2,945,000. Jensyn Capital, LLC and Chardan Capital Markets, LLC also agreed that if the over-allotment option was exercised by the underwriters in full or in part, they or their designee would purchase from the Company at a price of $10.00 per unit the number of private units (up to a maximum of 38,025 private units) necessary to maintain in the Trust Account described below an amount equal to $10.35 per share of common stock sold to the public in the Public Offering. In April 2016, the underwriter elected not to exercise the over-allotment option.

The Private Units are identical to the Units sold in the Public Offering. However, Jensyn Capital, LLC and its transferees agreed (A) to vote their private shares and any public shares acquired in or after the Public Offering in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Company’s certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company does not complete the initial Business Combination within 18 months from the closing of the Public Offering (or 24 months, as applicable), unless the Company provides its public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay franchise and income taxes, divided by the number of then outstanding public shares, (C) not to convert any shares (including the private shares) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve the Company’s proposed initial Business Combination (or sell any shares they hold to the Company in a tender offer in connection with a proposed initial Business Combination) or a vote to amend the provisions of the Company’s certificate of incorporation relating to the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company does not complete the initial Business Combination within the requisite time period and (D) that the private shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the Trust Account if a Business Combination is not consummated. Additionally, the Company’s insiders (and/or their designees) have agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to the same permitted transferees as the Insider Shares described in Note 3 and provided the transferees agree to the same terms and restrictions as the permitted transferees of the Insider Shares must agree to, each as described above) until the completion of the initial Business Combination.

The Company also granted Chardan Capital Markets, LLC, the representative of the underwriters (the “Representative”), a 45-day option to purchase up to 585,000 Units (over and above the 3,900,000 Units referred to above) solely to cover over-allotments, if any. In April 2016, the Representative elected to not exercise this option.

If the Company is unable to consummate a Business Combination within the time required by its Amended and Restated Certificate of Incorporation (now July 2, 2019) it will redeem 100% of the shares held by Public Stockholders using the funds in the Trust Account described above. In such event, the rights and warrants held by Public Stockholders will expire and be worthless.

F-46

The Company paid an underwriting discount of 3.0% of the per Unit offering price to the underwriters at the closing of the Public Offering (approximately $1,170,000), with an additional fee (the “Deferred Discount”) of 2.0% of the gross offering proceeds payable upon the Company’s completion of a Business Combination (approximately $780,000). The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

At the closing of the Public Offering, the Company issued a unit purchase option (“UPO”), for $100, to the Representative to purchase 390,000 Units. The UPO will be exercisable at any time, in whole or in part, during the period commencing on the closing of Business Combination and terminating on the fifth anniversary of the effective date of the Public Offering registration statement at a price per Unit equal to 120% of the offering price of the Units.

The Company accounted for the fair value of the UPO as an expense of the Public Offering resulting in a charge directly to stockholders’ equity. The Company estimated that the fair value of the UPO was approximately $1,033,500 (or $2.65 per unit) using the Black-Scholes option-pricing model. The fair value of the UPO was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.42%, (3) expected life of five years and (4) zero dividends. The purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the effective date of the registration statement. The option and the 390,000 units, as well as the 429,000 shares of common stock and 390,000 warrants, and 180,000 shares underlying such warrants, that may be issued upon exercise of the option, have been deemed compensation by FINRA and were therefore subject to a 180-day lock-up (subject to specified exceptions) pursuant to Rule 5110(g)(1) of FINRA’s Rules, during which time the option could not be sold, transferred, assigned, pledged or hypothecated, or be subject of any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of the securities. Additionally, the option was not transferable during the one-year period (including the foregoing 180-day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The option grants to holders one demand right and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Note 3 — Related Party Transactions

At December 31, 2015, the four principal stockholders (the “Principal Shareholders”) of the Company and Jensyn Capital, LLC, an affiliate owned by the Principal Shareholders (collectively, the “Insider Shareholders”), held an aggregate of 1,150,000 shares of common stock (the “Insider Shares”) acquired for an aggregate purchase price of $25,029 or approximately $0.02 per share. During the period from January 1, 2016 to March 31, 2016, the Principal Shareholders forfeited 28,750 shares of common stock and agreed to transfer an aggregate of 136,864 shares to Directors, Jensyn Capital, LLC (an entity owned by the Principal Shareholders) and other transferees (all Permitted Transferees as defined in the Registration Statement). In addition, the Insider Shareholders forfeited an additional 146,250 shares in April 2016, since the underwriter’s over-allotment option was not exercised, and transferred an aggregate of 4,000 shares to a Director in December 2016.

The Insider Shares are identical to the shares of common stock included in the Units sold in the Public Offering. However, the Insider Shareholders and their transferees have agreed (A) to vote their Insider Shares and any public shares acquired in or after the Public Offering in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Certificate of Incorporation that would affect the substance or timing of Company’s obligation to redeem 100% of its shares held by Public Stockholders if the Company does not complete the initial Business Combination within the requisite time period, unless it provides Public Stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay franchise and income taxes, divided by the number of then outstanding public shares, (C) not to convert any shares (including the Insider Shares) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve the proposed initial Business Combination or a vote to amend the provisions of the Certificate of Incorporation relating to the substance or timing of Company’s obligation to redeem 100% of its shares held by Public Shareholders if the Company does not complete the initial Business Combination within the requisite time period and (D) that the Insider Shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the Trust Account if a Business Combination is not consummated. Additionally, the Insider Shareholders have agreed not to transfer, assign or sell any of the Insider Shares (except to certain permitted transferees) until, with respect to 50% of the Insider Shares, the earlier of six months after the date of the consummation of the initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of the initial Business Combination and, with respect to the remaining 50% of the Insider Shares, six months after the date of the consummation of the initial Business Combination.

F-47

The Company issued unsecured promissory notes to the Principal Shareholders for amounts lent or to be lent to the Company up to $425,000 each. The notes are non-interest bearing and payable no later than the date of the consummation of an initial Business Combination. It is not practicable to disclose the fair value of the Notes because they are with related parties. A total of $1,295,220 was outstanding to the Principal Shareholders at March 31, 2019 and December 31, 2018. The Company owed $760,000, and $550,000 to Jensyn Capital, LLC, an affiliated company owned by the same stockholders, at March 31, 2019 and December 31, 2018, respectively. The Company also owed $1,000 advanced by an affiliated company owned by the same stockholders at March 31, 2019 and December 31, 2018.

In March 2017, each of the Principal Shareholders executed a guaranty of funding pursuant to which the Principal Shareholders agreed to fund requests for funding approved by the Company’s Board of Directors under the promissory notes issued to the Principal Shareholders, subject to a maximum amount of $325,000 through October 1, 2017, $375,000 from October 2, 2017 through January 1, 2018 and $425,000 from January 2, 2018 through April 1, 2018. In September 2017, the Company released Rebecca Irish, a Principal Shareholder, from her guaranty in connection with her resignation as Chief Financial Officer and Treasurer of the Company and her agreement to transfer shares of the Company’s Common Stock to two individuals. These individuals have executed guarantees of funding to replace the guaranty previously executed by Ms. Irish.

The Company has entered into an agreement with an entity owned by the Company’s Principal Shareholders, Jensyn Integration Services, LLC (“JIS”), for office space, utilities and certain office and administrative services. This agreement commenced on the date that the Company’s securities were first listed on the Nasdaq Capital Market, and expires when the Company consummates a Business Combination. Such office space, as well as utilities and administrative services, will be made available to the Company as may be required by the Company from time to time. The Company has agreed to pay an aggregate of $10,000 per month for such services. The Company may delay payment of such monthly fee upon a determination by its Audit Committee that it lacks sufficient funds held outside of the Trust Account to pay actual or anticipated expenses in connection with the Company’s initial Business Combination. The Audit Committee has determined to defer the payment of $310,000 of the monthly fee. For the three months ended March 31, 2019, $20,000 was paid to JIS under this agreement. As of March 31, 2019 and December 31, 2018, the Company has accrued, but not paid, $310,000 and $300,000 relating to this agreement, respectively.

The holders of the Company’s Insider Shares issued and outstanding, as well as the holders of the private units (and underlying securities) and any shares the Company’s insiders, officers, directors or their affiliates that may be issued in payment of working capital loans made to the Company, are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Insider Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units or shares issued in payment of working capital loans made to the Company can elect to exercise these registration rights at any time after consummation of a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Company’s initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-48

During the year ended December 31, 2016, the Principal Shareholders agreed to transfer 37,000 shares of the Company’s common stock owned by them to directors and others in lieu of payment for services. As a result, for the years ended December 31, 2017 and 2016, the Company recognized an expense of $31,288 and $36,600, respectively.

Jensyn Capital, LLC purchased an aggregate of 275,000 Private Units, at $10.00 per unit for a total purchase price of $2,750,000 on March 7, 2016 (see Note 2).

In September 2017, Jensyn Capital LLC deposited $200,000 into the Trust Account to fund the three-month extension of the period during which the Company is required to complete its initial business combination. In connection with this transaction, the Company issued to Jensyn Capital, LLC an unsecured note in the principal amount of $200,000 which bears interest at a rate of eight percent (8%) per annum and is due upon completion of the Company’s initial Business Combination.

In December 2017, Jensyn Capital LLC deposited $200,000 into the Trust Account to fund an additional three-month extension of the period during which the Company is required to complete its initial business combination and advanced an additional $150,000 to fund Jensyn expenses. In connection with these transactions, the Company issued to Jensyn Capital, LLC an unsecured note in the principal amount of $350,000 which bears interest at a rate of eight percent (8%) per annum and is due upon completion of the Company’s initial Business Combination.

In March 2018, Jensyn Capital LLC deposited $180,000 into the Trust Account to fund the three-month extension of the period during which the Company is required to complete its initial business combination. In connection with this transaction, the Company issued to Jensyn Capital, LLC an unsecured note in the principal amount of $180,000 which bears interest at a rate of eight percent (8%) per annum and is due upon completion of the Company’s initial Business Combination.

In December 2017, the Company agreed to reimburse Jensyn Capital, LLC for up to approximately $90,000 of its out of pocket costs incurred in connection with securing additional financing necessary to fund the amounts to be deposited into the Trust Account for the three-month extensions. For the September 2017 and December 2017 loans, these costs were $41,502 and $48,370, respectively. The Company did not pay any of these costs during the three months ended March 31, 2019 and $47,002 was included in accounts payable at March 31, 2019 and December 31, 2018.

During the year ended December 31, 2017, certain Principal Shareholders agreed to transfer 1,913 shares of the Company’s common stock owned by them to a lender to Jensyn Capital in exchange for facilitating a loan to the Company. As a result, for the year ended December 31, 2017, the Company recognized $19,130 as a charge to deferred financing costs and additional paid-in capital.

Jensyn Capital, LLC purchased an aggregate of 275,000 Private Units, at $10.00 per unit for a total purchase price of $2,750,000 on March 7, 2016 (see Note 2).

In August 2018, in connection with the stockholder vote to extend the date by which the Company must complete its initial business combination from June 5, 2018 to September 3, 2018, the Company deposited into the Trust Account an additional $104,614 ($.126 per share).

In November and December 2018, in connection with the stockholder vote to extend the date by which the Company must complete its initial business combination from September 3, 2018 to January 3, 2019, the Company deposited into the Trust Account a total of an additional $123,659 ($.168 per share).

In March 2019, in connection with the stockholder vote to extend the date by which the Company must complete its initial business combination from January 3, 2019 to July 2, 2019, the Company deposited into the Trust Account an additional $82,497 ($.15 per share) for the three months ended March 31, 2019.

In March 2019, certain Principal Shareholders and their transferees agreed to transfer 25,000 shares of the Company’s common stock owned by them to a lender to the Company in exchange for facilitating a loan to the Company. As a result, for the three months ended March 31, 2019, the Company recognized $64,300 as a charge to deferred financing costs and additional paid-in capital.

In June 2018, Jensyn Capital, LLC loaned the Company $30,000. The loan is represented by a non-interest bearing promissory note that becomes due upon the completion of the Company’s initial business combination.

Note 4 – Accounts Payable and Accrued Expenses

At March 31, 2019 and December 31, 2018, the Company’s accounts payable and accrued expenses consisted of the following:

	At March 31,	At December 31,
	2019	2018
Accounts Payable:
Vendors	$269,828	$215,544
Principal Shareholders and affiliates	107,421	99,171
Total accounts payable	377,249	314,715

Accrued Expenses:
Services agreement with an entity owned by the
Principal Shareholders, Jensyn Integration Services LLC	310,000	300,000
Accrued legal expenses	39,000	-
Accrued interest expense due to affiliate	77,882	63,282
Other	3,251	424
Total accrued expenses	430,133	363,706

Total accounts payable and accrued expenses	$807,382	$678,421

F-49

Note 5 — Notes and Advances Payable

At March 31, 2019 and December 31, 2018, the Company’s loans, notes and advances payable consisted of $2,256,180 and $2,056,220, respectively. The following notes and advances payable are non-interest bearing (unless otherwise specified) and are due at the completion of the initial business combination. The loan is interest bearing and is due June 15, 2019, unless extended as described below.

	At March 31, 2019	At December 31, 2018
Amounts due to Principal Shareholders	$1,295,220	$1,295,220
Amounts due to an affiliate owned by the Principal Shareholders, Jensyn Integration Services	1,000	1,000
Amounts due to an affiliate owned by the Principal Shareholders, Jensyn Capital, LLC ($730,000 at 8% interest)	760,000	760,000
Total notes and advances payable to Principal Shareholders, net	2,056,220	2,056,220

Riverside loan at 6% interest	265,000	-
Less deferred financing costs	(65,040)	-
Total Riverside loan, net of deferred financing costs	199,960	-

Total loan, notes and advance payable, net	$2,256,180	$2,056,220

In September 2017, December 2017, March 2018 and June 2018, the Company issued promissory notes for $200,000, $350,000 $180,000, and $30,000, respectively, to a related party owned by certain Principal Shareholders, Jensyn Capital, LLC. Each of these notes carries an interest rate of 8% with interest and principal due upon completion of the initial Business Combination except for the note issued in June 2018, which is non-interest bearing. The Company also agreed to reimburse Jensyn Capital, LLC for its out of pocket costs in connection with the notes. These costs totaled $41,502 and $48,370 for the September and December 2017 loans, respectively, and $0 for the March 2018 loan. In addition, the Principal Shareholders agreed to transfer 1,913 shares of the Company’s common stock owned by them to a Jensyn Capital, LLC lender in connection with obtaining the December 2017 financing. The out of pocket costs and the $19,130 value attributable to the shares transferred by the Principal Shareholders are considered deferred financing costs.

In March 2019, the Company received a $248,000 loan from Riverside Merchant Partners LLC (“Riverside”) to fund expenses related to the Company’s proposed Business Combination with Peck Electric Co. (“Peck Electric”). The loan is represented by an original issue discount promissory note in the principal amount of $265,000 (the “Riverside Loan”), which bears interest at the rate of six percent (6%) per annum. As a result of the discount on the Riverside Loan, the Company recorded deferred financing costs of $17,000.

The Riverside Loan is due on the earlier of (i) the completion of the Company’s initial Business Combination, (ii) the termination of the Company’s Share Exchange Agreement with Peck Electric, (iii) the Company’s failure to file with the Securities and Exchange Commission a proxy statement with respect to the Peck Electric Business Combination by April 30, 2019, subject to extension if the audit of Peck Electric’s 2018 financial statements is not complete by March 31, 2019 or (iv) June 15, 2019, subject to extension if the Company can demonstrate that a Business Combination is reasonably likely to be consummated prior to July 2, 2019. The note is secured by 115,000 shares of our common stock owned by certain of the Principal Shareholders and their transferees and the Company may elect to satisfy its obligation to pay the principal amount and accrued interest under the note in cash or by the delivery of these 115,000 shares. These shareholders transferred 25,000 shares of the Company’s common stock to Riverside as consideration for making the loan.

The $17,000 debt discount and the $64,300 value attributable to the shares transferred by certain of the Principal Shareholders and their transferees are considered deferred financing costs. During the three months ended March 31, 2019, $16,260 of the deferred financing cost was recorded as interest expense.

Certain of the Principal Shareholders and their transferees and each of the Company’s officers and directors have entered into a voting agreement pursuant to which they have agreed to vote in favor of the election of individuals designated by Riverside to constitute a majority of our Board of Directors if an event of default occurs under the note. If such designees are elected to our Board of Directors, the Company will be prohibited from completing the Peck Electric Business Combination.

Note 6 — Commitments and Contingencies

The Company has entered into an agreement with an entity owned by certain of the Company’s Principal Shareholders for office space, utilities and certain office and administrative services. This agreement commenced on the date that the Company’s securities were first listed on the Nasdaq Capital Market (March 2, 2016) and expires when the Company consummates a Business Combination. Such office space, as well as utilities and administrative services, will be made available to the Company as may be required by the Company from time to time. The Company has agreed to pay an aggregate of $10,000 per month for such services. The Company may delay payment of such monthly fee upon a determination by its Audit Committee that it lacks sufficient funds held outside of the Trust Account to pay actual or anticipated expenses in connection with the Company’s initial Business Combination.

F-50

Note 7 — Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2019 and December 31, 2018, there are no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 15,000,000 shares of common stock with a par value of $0.0001 per share. As of March 31, 2019 and December 31, 2018, 1,819,482 and 2,005,567 shares of common stock were issued and outstanding.

Note 8 — Other Income

On August 15, 2018, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Oneness Global, a Cayman Islands company, and its stockholders. As part of the Exchange Agreement, the Company received $100,000 in January 2019 to fund the Company’s operating costs and recorded this amount as other income.

F-51

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Jensyn Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Jensyn Acquisition Corp. (the Company) as of December 31, 2018 and 2017, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As further discussed in Note 1 to the accompanying financial statements, the Company has a working capital deficiency and continued losses. Management believes that the Company will continue to incur significant costs in pursuit of its acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. Federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ CohnReznick LLP

We have served as the Company’s auditor since 2014.

Roseland, New Jersey

March 22, 2019

F-52

Jensyn Acquisition Corp.

Balance Sheets

	As of	As of
	December 31, 2018	December 31, 2017

ASSETS
Current Assets
Cash	$30,929	$25,432
Prepaid insurance and other	18,115	14,457
Total Current Assets	49,044	39,889

Restricted cash and investments held in trust account	8,101,595	41,019,387
Total Assets	$8,150,639	$41,059,276

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$678,421	$609,719
Notes and advances payable - related parties (net of deferred financing costs)	2,056,220	1,536,549
Deferred underwriting compensation	780,000	-
Total Current Liabilities	3,514,641	2,146,268

Deferred underwriting compensation	-	780,000
Total Liabilities	3,514,641	2,926,268

Common stock subject to possible redemption: 0 shares and 3,149,524 shares (at redemption value of $10.52 per share) at December 31, 2018 and December 31, 2017.	-	33,132,988

Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $0.0001 par value; 15,000,000 shares authorized, 2,005,567 and 2,019,976 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively (excluding 0 and 3,149,524 shares subject to possible redemption at December 31, 2018 and December 31, 2017, respectively)	201	202
Additional paid-in capital	5,894,802	6,227,456
Accumulated deficit	(1,259,005)	(1,227,638)
Total Stockholders’ Equity	4,635,998	5,000,020
Total Liabilities and Stockholders’ Equity	$8,150,639	$41,059,276

See accompanying notes to financial statements

F-53

Jensyn Acquisition Corp.

Statements of Operations

	For the years ended
	December 31, 2018	December 31, 2017

General and Administrative Costs
Professional fees	$434,907	$398,440
Insurance	40,153	40,885
Office expense - related party	120,000	120,000
Other	244,001	187,238

Total general and administrative costs	839,061	746,563

Operating loss	(839,061)	(746,563)

Other income and (expense):
Other Income	700,000	-
Interest income	228,888	216,657
Interest expense	(121,194)	(54,371)

Net loss	$(31,367)	$(584,277)

Weighted average common shares outstanding - basic and diluted	2,042,348	1,939,175

Net loss per common share - basic and diluted	$(0.02)	$(0.30)

See accompanying notes to financial statements

F-54

Jensyn Acquisition Corp.

Statements of Changes in Stockholders’ Equity

For the years ended December 31, 2018 and 2017

	Common Stock		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance, January 1, 2017	1,916,664	$192	$5,643,184	$(643,361)	$5,000,015
Common shares subject to redemption	103,312	10	533,854	-	533,864
Expenses paid by related parties via transfer of common stock	-	-	31,288	-	31,288
Financing costs paid by related parties via transfer of common stock	-	-	19,130	-	19,130
Net loss	-	-	-	(584,277)	(584,277)
Balance, January 1, 2018	2,019,976	202	6,227,456	(1,227,638)	5,000,020
Common shares subject to redemption	(14,409)	(1)	(374,654)	-	(374,655)
Prepaid expenses paid by others on behalf of the Company	-	-	42,000	-	42,000
Net loss	-	-	-	(31,367)	(31,367)
Balance, December 31, 2018	2,005,567	$201	$5,894,802	$(1,259,005)	$4,635,998

See accompanying notes to financial statements

F-55

Jensyn Acquisition Corp.

Statements of Cash Flows

	For the years ended
	December 31, 2018	December 31, 2017

Cash flows from operating activities:
Net loss	$(31,367)	$(584,277)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid by related parties via transfer of common stock	-	31,288
Stock compensation	-	-
Amortization of deferred financing costs	62,871	46,131
Changes in operating assets and liabilities:
Changes in prepaid insurance and other	(3,658)	22,654
Interest income on cash and investments held in trust account	(228,888)	(216,657)
Changes in accounts payable and accrued expenses	127,571	301,273
Net cash used in operating activities	(73,471)	(399,588)

Cash flows from investing activities:
Interest income on cash and investments held in trust account	228,888	216,657
Net cash provided by investing activities	228,888	216,657

Cash flows from financing activities:
Proceeds from note payable - stockholders and affiliates	456,800	809,100
Payments for share redemption	(33,507,642)	-
Payments for deferred financing costs	(16,870)	(26,000)
Principal payments on short-term loan	-	(30,210)
Net cash provided by (used in) financing activities	(33,067,712)	752,890

Net increase (decrease) in cash and restricted cash	(32,912,295)	569,959
Cash and restricted cash at beginning of year	41,044,819	40,474,860
Cash and restricted cash at end of year	$8,132,524	$41,044,819

Non-cash financing transactions:
Prepaid expenses paid by others on behalf of the Company	$42,000	$-
Proceeds from Company’s public offering recorded as common shares subject to possible redemption	(374,655)	(533,864)
Deferred financing costs in accounts payable	-	63,872
Financing costs paid by related parties via transfer of common stock	-	19,130
Loan for prepaid insurance	-	30,210

Supplemental disclosures:
Interest paid	2,563	718

See accompanying notes to financial statements

F-56

Jensyn Acquisition Corp.

Notes to Financial Statements

Note 1 — Organization and Significant Accounting Policies

Jensyn Acquisition Corp. (the “Company”) was incorporated in Delaware on October 8, 2014 as a “blank check” company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more operating businesses (a “Business Combination”).

At December 31, 2018, the Company had not yet commenced any meaningful operations. All activity through December 31, 2018 relates to the Company’s formation, the initial public offering (“Public Offering”) described below (See Note 2), general corporate matters and identifying and evaluating prospective acquisition candidates. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company’s Public Offering was declared effective by the United States Securities and Exchange Commission (the “SEC”) on March 2, 2016 (the “Registration Statement”). The Company intends to finance a Business Combination with proceeds from the $39,000,000 Public Offering and a $2,945,000 private placement (See Note 2). Upon the closing of the Public Offering and the private placement, $40,365,000 was held in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”) as discussed below.

$40,365,000 was initially placed in the Trust Account in the United States at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. The funds held in the Trust Account will be invested only in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries, so that the Company is not deemed to be an investment company under the Investment Company Act of 1940. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay income or other tax obligations, the proceeds will not be released from the Trust Account until the earlier of the completion of the initial Business Combination or the redemption of 100% of the outstanding public shares if the Company has not completed a Business Combination in the required time period. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company completes the initial Business Combination to the extent not used to pay converting stockholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business. At December 31, 2018, the Trust Account consists of investments in money market funds in one financial institution.

Under the terms of the Company’s Amended and Restated Certificate of Incorporation, the Company had until 18 months from the closing of the Public Offering to consummate the initial Business Combination, subject to its right to extend such period up to two times, each by an additional three months (for a total of up to 24 months to complete a Business Combination). The Company’s ability to extend the time available to consummate the initial Business Combination was conditioned upon the deposit by the initial stockholders or their affiliates or designees into the Trust Account of $200,000 prior to the applicable deadline for each three-month extension. On September 6, 2017, the Company extended the time to complete its initial business combination by three months and an additional $200,000 was deposited into the Trust Account. On December 6, 2017, the Company extended the time to complete its initial business combination by three months and an additional $200,000 was deposited into the Trust Account.

On March 5, 2018, the Company held a special meeting of stockholders at which the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation which extended the date by which the Company must complete its initial business combination from March 7, 2018 to June 5, 2018 and an additional $186,704 was deposited into the Trust Account.

On June 4, 2018, the Company held a special meeting of stockholders at which the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation which extended the date by which the Company must complete its initial business combination from June 5, 2018 to September 3, 2018 and an additional $104,614 was deposited into the Trust Account.

F-57

On August 29, 2018, the Company held a special meeting of stockholders at which the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation which extended the date by which the Company must complete its initial business combination from September 3, 2018 to January 3, 2019, and an additional $123,659 was deposited into the Trust Account.

On January 2, 2019, the Company held a special meeting of stockholders at which the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation which extended the date by which the Company must complete its initial business combination from January 3, 2019 to July 2, 2019. Jensyn Capital, LLC has agreed to contribute $.05 per month for a period of up to six months for each Public Share that was not converted into cash in connection with the January 2, 2019 special meeting of stockholders, thus totaling an additional amount up to $0.30 per share for the six-month period ending July 2, 2019. As of March 20, 2019 an additional $82,497 has been deposited into the Trust Account.

If the Company is unable to consummate the initial Business Combination within the required time period, as the same may be extended, the Company will either seek a further extension or, as promptly as possible but not more than 10 business days thereafter, redeem 100% of its outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, and then seek to dissolve and liquidate. However, the Company may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of its public stockholders. In the event of the Company’s dissolution and liquidation, the public warrants and public rights (See Note 2) will expire and will be worthless.

The Company will consummate the initial Business Combination only if public stockholders do not exercise conversion rights in an amount that would cause net tangible assets to be less than $5,000,001 immediately following the business combination. The Company will either (1) seek stockholder approval of the initial Business Combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed Business Combination, into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable), or (2) provide Company stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether the Company will seek stockholder approval of the proposed Business Combination or allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require seeking stockholder approval. Unlike other blank check companies which require stockholder votes and conduct proxy solicitations in conjunction with their initial Business Combinations and related conversions of public shares for cash upon consummation of such initial Business Combinations even when a vote is not required by law, the Company will have the flexibility to avoid such stockholder vote and allow stockholders to sell their shares pursuant to the tender offer rules of the SEC. In that case, the Company will file tender offer documents with the SEC that will contain substantially the same financial and other information about the initial Business Combination as is required under the SEC’s proxy rules.

The initial per public share redemption or conversion price was $10.35 per share. However, the Company may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of its public stockholders. At September 30, 2017, the per public share redemption or conversion price increased to $10.45 per share as a result of the $200,000 deposit into the Trust Account relating to the three-month extension of time to complete the initial business combination and interest earned on the Trust Account, net of taxes. At December 6, 2017, the per public share redemption or conversion price increased to $10.52 per share as a result of the $200,000 deposit into the Trust Account relating to the three-month extension of time to complete the initial business combination and interest earned on the Trust Account, net of taxes. At March 5, 2018, the per public share redemption or conversion price increased to $10.63 per share as a result of the $186,704 deposit into the Trust Account relating to the three-month extension of time to complete the initial business combination and interest earned on the Trust Account, net of taxes. In connection with the stockholder vote to extend the date by which the Company must complete its initial business combination from June 5, 2018 to September 3, 2018, Jensyn Capital, LLC deposited an additional $.126 per share into the Trust Account. This $104,614 deposit increased the funds in the Trust Account to $10.83 per share as of September 30, 2018. In connection with the stockholder vote to extend the date by which the Company must complete its initial business combination from September 3, 2018 to January 3, 2019, Jensyn Capital, LLC deposited an additional $.168 per share into the Trust Account. This $123,659 deposit increased the funds in the Trust Account to $11.01 per share at December 31, 2018. Jensyn Capital, LLC has agreed to contribute up to $.05 per month for a period of up to six months for each Public Share that was not converted into cash in connection with the January 2, 2019 special meeting of stockholders, thus totaling up to an additional $0.30 per share for the six-month period ending July 2, 2019. This deposit will increase the funds in the Trust Account to approximately $11.31 per share at July 2, 2019.

F-58

Liquidity and Going Concern

At December 31, 2018, the Company had $30,929 in cash outside of the Trust Account and a working capital deficiency of $3,465,597. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans.

Management has evaluated the relevant conditions and events to determine if it is probable that the Company would be able to meet its obligations as they become due one year from the issuance of these financial statements and as a result, continue as a going concern. At a special meeting of stockholders held on January 2, 2019, the Company’s stockholders approved an extension of the date by which the Company must complete its initial business combination from January 3, 2019 to July 2, 2019. If a business combination is not completed by July 2, 2019, the Company will either seek an additional extension of time to complete the initial Business Combination or be dissolved and liquidated. As a result, management believes this raises substantial doubt about the Company’s ability to continue as a going concern.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts reflected in the balance sheets given their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Securities Held in Trust Account

At December 31, 2018 and December 31, 2017, the assets held in the Trust Account were valued at $8,101,595 and $41,019,387, respectively. During the year ended December 31, 2018, the assets held in the Trust Account were invested in treasury securities and in money market funds held in one financial institution. At December 31, 2018, the assets held in the Trust Account were invested in money market funds held in one financial institution. Due to the short-term nature of this investment, the fair value approximates the carrying amounts reflected in the balance sheets.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A—“Expenses of Offering.” Offering costs of $2,696,501, consisting principally of underwriter discounts of $1,950,000 (including approximately $780,000 of which payment is deferred) and $746,501 of private placement fees and professional, printing, filing, regulatory and other costs have been charged to additional paid-in capital upon completion of the Public Offering.

F-59

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company’s policy for recording interest and penalties associated with uncertain tax positions is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of December 31, 2018 or December 31, 2017. At December 31, 2018 and December 31, 2017, there are no uncertain tax positions.

Recently Adopted Accounting Standards

In November 2016 the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash”(“ASU 2016-18”), which clarifies the presentation of restricted cash and restricted cash equivalents in the statements of cash flows. Under ASU 2016-18, restricted cash and restricted cash equivalents are included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statements of cash flows. We adopted ASU 2016-18 during the year ended December 31, 2018 on a retrospective basis. As a result, net cash used in operating activities increased by $1 for the year ended December 31, 2017. Net cash provided by investing activities increased by $545,964 for the year ended December 31, 2017 and beginning-of-period cash and restricted cash increased by $41,019,387 and $40,473,422 for the years ended December 31, 2018 and 2017, respectively.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible conversion or redemption in accordance with ASC 480 “Distinguishing Liabilities from Equity”. Conditionally convertible common stock (including common stock that features conversion rights that are either within the control of the holder or subject to conversion upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity.

All of the common shares sold as part of a Unit in the Public Offering (the “Public Shares”) contain a redemption feature which allows for the redemption of common shares under the Company’s Liquidation or Tender Offer/Stockholder Approval provisions. As of December 31, 2018, there were 736,067 Public Shares outstanding. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its certificate of incorporation provides that the Company will consummate a Business Combination only if the holders of Public Shares do not exercise conversion rights in an amount that would cause the Company’s net tangible assets to be less than $5,000,001 immediately following the business combination.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against retained earnings.

Accordingly, at December 31, 2018, none of the 2,005,567 common shares outstanding were classified outside of permanent equity at their redemption value since Stockholder’s Equity is less than $5,000,001. The Company expects that as a result of: a) the net tangible assets acquired as part of a Business Combination, (b) Company liabilities converted to equity, (c) new equity capital raised, or a combination thereof, will result in the net tangible assets of the Company being greater than $5,000,001. At December 31, 2017, there were 3,149,524 of the 5,169,500 common shares outstanding classified outside of permanent equity at their redemption value.

F-60

Note 2 — The Offering

The Public Offering called for the Company to offer for public sale up to 4,485,000 Units at a proposed offering price of $10.00 per unit. Each unit had a price of $10.00 and consisted of one share of common stock, one right to receive one-tenth (1/10) of a share of common stock automatically on the consummation of a Business Combination, and one warrant (a “Unit”). Each warrant entitles the holder thereof to purchase one-half of one share of common stock at a price of $11.50 per full share, subject to certain adjustments. The warrants will become exercisable on the later of 30 days after the completion of the Business Combination and 12 months from closing of the Public Offering and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

On March 7, 2016, the Company closed on the Public Offering and sale of 3,900,000 Units to the public (the “Public Stockholders”) at a price of $10.00 per Unit.

Simultaneous with the closing of the Public Offering, the Company closed on the private placement of 294,500 private units (inclusive of the Public Offering, the “Total Offering”). The private placement included a sale of 275,000 private units to Jensyn Capital, LLC, an entity controlled by insiders, and 19,500 private units to Chardan Capital Markets, LLC (the “Private Units”) (and/or their respective designees) at $10.00 per unit for a total purchase price of $2,945,000. Jensyn Capital, LLC and Chardan Capital Markets, LLC also agreed that if the over-allotment option was exercised by the underwriters in full or in part, they or their designee would purchase from the Company at a price of $10.00 per unit the number of private units (up to a maximum of 38,025 private units) necessary to maintain in the Trust Account described below an amount equal to $10.35 per share of common stock sold to the public in the Public Offering. In April 2016, the underwriter elected not to exercise the over-allotment option.

The Private Units are identical to the Units sold in the Public Offering. However, Jensyn Capital, LLC and its transferees agreed (A) to vote their private shares and any public shares acquired in or after the Public Offering in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Company’s certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company does not complete the initial Business Combination within 18 months from the closing of the Public Offering (or 24 months, as applicable), unless the Company provides its public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay franchise and income taxes, divided by the number of then outstanding public shares, (C) not to convert any shares (including the private shares) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve the Company’s proposed initial Business Combination (or sell any shares they hold to the Company in a tender offer in connection with a proposed initial Business Combination) or a vote to amend the provisions of the Company’s certificate of incorporation relating to the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company does not complete the initial Business Combination within the requisite time period and (D) that the private shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the Trust Account if a Business Combination is not consummated. Additionally, the Company’s insiders (and/or their designees) have agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to the same permitted transferees as the Insider Shares described in Note 3 and provided the transferees agree to the same terms and restrictions as the permitted transferees of the Insider Shares must agree to, each as described above) until the completion of the initial Business Combination.

The Company also granted Chardan Capital Markets, LLC, the representative of the underwriters (the “Representative”), a 45-day option to purchase up to 585,000 Units (over and above the 3,900,000 Units referred to above) solely to cover over-allotments, if any. In April 2016, the Representative elected to not exercise this option.

If the Company is unable to consummate a Business Combination within the time required by its Amended and Restated Certificate of Incorporation (now July 2, 2019) it will redeem 100% of the shares held by Public Stockholders using the funds in the Trust Account described above. In such event, the rights and warrants held by Public Stockholders will expire and be worthless.

F-61

The Company paid an underwriting discount of 3.0% of the per Unit offering price to the underwriters at the closing of the Public Offering (approximately $1,170,000), with an additional fee (the “Deferred Discount”) of 2.0% of the gross offering proceeds payable upon the Company’s completion of a Business Combination (approximately $780,000). The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

At the closing of the Public Offering, the Company issued a unit purchase option (“UPO”), for $100, to the Representative to purchase 390,000 Units. The UPO will be exercisable at any time, in whole or in part, during the period commencing on the closing of Business Combination and terminating on the fifth anniversary of the effective date of the Public Offering registration statement at a price per Unit equal to 120% of the offering price of the Units.

The Company accounted for the fair value of the UPO as an expense of the Public Offering resulting in a charge directly to stockholders’ equity. The Company estimated that the fair value of the UPO was approximately $1,033,500 (or $2.65 per unit) using the Black-Scholes option-pricing model. The fair value of the UPO was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.42%, (3) expected life of five years and (4) zero dividends. The purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the effective date of the registration statement. The option and the 390,000 units, as well as the 429,000 shares of common stock and 390,000 warrants, and 180,000 shares underlying such warrants, that may be issued upon exercise of the option, have been deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and were therefore subject to a 180-day lock-up (subject to specified exceptions) pursuant to Rule 5110(g)(1) of FINRA’s Rules, during which time the option could not be sold, transferred, assigned, pledged or hypothecated, or be subject of any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of the securities. Additionally, the option was not transferable during the one-year period (including the foregoing 180-day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The option grants to holders one demand right and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Note 3 — Related Party Transactions

At December 31, 2015, the four principal stockholders (the “Principal Shareholders”) of the Company and Jensyn Capital, LLC, an affiliate owned by the Principal Shareholders (collectively, the “Insider Shareholders”), held an aggregate of 1,150,000 shares of common stock (the “Insider Shares”) acquired for an aggregate purchase price of $25,029 or approximately $0.02 per share. During the period from January 1, 2016 to March 31, 2016, the Principal Shareholders forfeited 28,750 shares of common stock and agreed to transfer an aggregate of 136,864 shares to Directors, Jensyn Capital, LLC (an entity owned by the Principal Shareholders) and other transferees (all Permitted Transferees as defined in the Registration Statement). In addition, the Insider Shareholders forfeited an additional 146,250 shares in April 2016, since the underwriter’s over-allotment option was not exercised, and transferred an aggregate of 4,000 shares to a Director in December 2016.

F-62

The Insider Shares are identical to the shares of common stock included in the Units sold in the Public Offering. However, the Insider Shareholders and their transferees have agreed (A) to vote their Insider Shares and any public shares acquired in or after the Public Offering in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its shares held by Public Stockholders if the Company does not complete the initial Business Combination within the requisite time period, unless it provides Public Stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay franchise and income taxes, divided by the number of then outstanding public shares, (C) not to convert any shares (including the Insider Shares) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve the proposed initial Business Combination or a vote to amend the provisions of the Certificate of Incorporation relating to the substance or timing of Company’s obligation to redeem 100% of its shares held by Public Shareholders if the Company does not complete the initial Business Combination within the requisite time period and (D) that the Insider Shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the Trust Account if a Business Combination is not consummated. Additionally, the Insider Shareholders have agreed not to transfer, assign or sell any of the Insider Shares (except to certain permitted transferees) until, with respect to 50% of the Insider Shares, the earlier of six months after the date of the consummation of the initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share for any 20-trading days within a 30-trading day period following the consummation of the initial Business Combination and, with respect to the remaining 50% of the Insider Shares, six months after the date of the consummation of the initial Business Combination.

The Company issued unsecured promissory notes to the Principal Shareholders for amounts lent or to be lent to the Company up to $425,000 each. The notes are non-interest bearing and payable no later than the date of the consummation of an initial Business Combination. It is not practicable to disclose the fair value of the Notes because they are with related parties. A total of $1,295,220 and $1,048,420 was outstanding to the Principal Shareholders at December 31, 2018 and December 31, 2017, respectively. The Company owed $760,000 and $550,000 to Jensyn Capital, LLC, an affiliated company owned by the same stockholders at December 31, 2018 and December 31, 2017, respectively. The Company also owed $1,000 advanced by an affiliated company owned by the same stockholders at December 31, 2018 and December 31, 2017.

In March 2017, each of the Principal Shareholders executed a guaranty of funding pursuant to which the Principal Shareholders agreed to fund requests for funding approved by the Company’s Board of Directors under the promissory notes issued to the Principal Shareholders, subject to a maximum amount of $325,000 through October 1, 2017, $375,000 from October 2, 2017 through January 1, 2018 and $425,000 from January 2, 2018 until the latter of April 1, 2018 or the consummation of the business combination. In September 2017, the Company released Rebecca Irish, a Principal Shareholder, from her guaranty in connection with her resignation as Chief Financial Officer and Treasurer of the Company and her agreement to transfer shares of the Company’s Common Stock to two individuals. These individuals have executed guarantees of funding to replace the guaranty previously executed by Ms. Irish.

The Company has entered into an agreement with an entity owned by the Company’s Principal Shareholders, Jensyn Integration Services, LLC (“JIS”), for office space, utilities and certain office and administrative services. This agreement commenced on the date that the Company’s securities were first listed on the Nasdaq Capital Market, and expires when the Company consummates a Business Combination. Such office space, as well as utilities and administrative services, will be made available to the Company as may be required by the Company from time to time. The Company has agreed to pay an aggregate of $10,000 per month for such services. The Company may delay payment of such monthly fee upon a determination by its Audit Committee that it lacks sufficient funds held outside of the Trust Account to pay actual or anticipated expenses in connection with the Company’s initial Business Combination. The Audit Committee has determined to defer the payment of $300,000 of the monthly fee. For the year ended December 31, 2018, $40,000 has been paid to JIS under this agreement. As of December 31, 2018 and December 31, 2017, the Company has accrued, but not paid, $300,000 and $220,000 relating to this agreement, respectively.

The holders of the Company’s Insider Shares issued and outstanding, as well as the holders of the private units (and underlying securities) and any shares the Company’s insiders, officers, directors or their affiliates that may be issued in payment of working capital loans made to the Company, are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Insider Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units or shares issued in payment of working capital loans made to the Company can elect to exercise these registration rights at any time after consummation of a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Company’s initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-63

During the year ended December 31, 2016, the Principal Shareholders agreed to transfer 37,000 shares of the Company’s common stock owned by them to directors and others in lieu of payment for services. As a result, for the years ended December 31, 2018 and 2017, the Company recognized an expense of $0 and $31,288, respectively.

Jensyn Capital, LLC purchased an aggregate of 275,000 Private Units, at $10.00 per unit for a total purchase price of $2,750,000 on March 7, 2016 (See Note 2).

In September 2017, Jensyn Capital, LLC deposited $200,000 into the Trust Account to fund the three-month extension of the period during which the Company is required to complete its initial business combination. In connection with this transaction, the Company issued to Jensyn Capital, LLC an unsecured note in the principal amount of $200,000 which bears interest at a rate of eight percent (8%) per annum and is due upon completion of the Company’s initial Business Combination.

In December 2017, Jensyn Capital, LLC deposited $200,000 into the Trust Account to fund an additional three-month extension of the period during which the Company is required to complete its initial business combination and advanced an additional $150,000 to fund Jensyn expenses. In connection with these transactions, the Company issued to Jensyn Capital, LLC an unsecured note in the principal amount of $350,000 which bears interest at a rate of eight percent (8%) per annum and is due upon completion of the Company’s initial Business Combination.

In March 2018, Jensyn Capital, LLC deposited $180,000 into the Trust Account to fund the three-month extension of the period during which the Company is required to complete its initial business combination. In connection with this transaction, the Company issued to Jensyn Capital, LLC an unsecured note in the principal amount of $180,000 which bears interest at a rate of eight percent (8%) per annum and is due upon completion of the Company’s initial Business Combination.

In December 2017, the Company agreed to reimburse Jensyn Capital, LLC for up to approximately $90,000 of its out-of-pocket costs incurred in connection with securing additional financing necessary to fund the amounts to be deposited into the Trust Account for the three-month extensions. For the September 2017 and December 2017 loans, these costs were $41,502 and $48,370, respectively. The Company paid $16,870 and $26,000 of these costs during the years ended December 31, 2018 and 2017, respectively, and $47,002 and $63,872 was included in accounts payable at December 31, 2018 and December 31, 2017, respectively.

During the year ended December 31, 2017, certain Principal Shareholders agreed to transfer 1,913 shares of the Company’s common stock owned by them to a lender to Jensyn Capital, LLC in exchange for facilitating a loan to the Company. As a result, for the year ended December 31, 2017, the Company recognized $19,130 as a charge to deferred financing costs and additional paid-in capital.

Jensyn Capital, LLC purchased an aggregate of 275,000 Private Units, at $10.00 per unit for a total purchase price of $2,750,000 on March 7, 2016 (See Note 2).

In August 2018, in connection with the stockholder vote to extend the date by which the Company must complete its initial business combination from June 5, 2018 to September 3, 2018, the Company deposited into the Trust Account an additional $104,614 ($.126 per share).

In November and December 2018, in connection with the stockholder vote to extend the date by which the Company must complete its initial business combination from September 3, 2018 to January 3, 2019, the Company deposited into the Trust Account a total of an additional $123,659 ($.168 per share).

In June 2018, Jensyn Capital, LLC loaned the Company $30,000. The loan is represented by a non-interest bearing promissory note that becomes due upon the completion of the Company’s initial business combination.

Note 4 — Income Taxes

As a result of the Tax Cuts and Jobs Act of 2017 (the “TCJA”), the Company has revalued its deferred tax assets based on the new federal tax rate of 21%.

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The Company’s net deferred tax assets are as follows as of December 31, 2018 and December 31, 2017, respectively:

	2018	2017

Net operating loss carry forwards	$333,636	$325,324
Total deferred tax assets	333,636	325,324
Less: Valuation allowance	(333,636)	(325,324)
Net deferred tax assets	$—	$—

The Company has net operating losses of approximately $1,259,000 that expire through 2038. The ultimate realization of the related deferred tax asset is dependent upon future taxable income, if any, of the Company. Management does not believe that the Company will have sufficient future taxable income to absorb the net operating loss carryovers. Accordingly, management has determined that a full valuation allowance of the deferred tax asset is appropriate at December 31, 2018 and 2017.

Internal Revenue Code Section 382 imposes limitations on the use of net operating loss carryovers when the stock ownership of one or more 5% stockholders (stockholders owning 5% or more of the Company’s outstanding capital stock) has increased on a cumulative basis by more than 50 percentage points within a period of two years. Management cannot control the ownership changes occurring as a result of public trading of the Company’s common stock. Accordingly, there is a risk of an ownership change beyond the control of the Company that could trigger a limitation of the use of the loss carryovers.

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the years ended December 31, 2018 and December 31, 2017 is as follows:

	2018	2017

Tax benefit at federal statutory rate	(21.0)%	(34.0)%
State income tax, net of federal	(5.5)%	(5.0)%
Reduction in deferred tax assets due to tax law changes	-%	26.5%
Change in valuation allowance	26.5%	(12.5)%
Effective income tax rate	—%	—%

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Note 5 – Accounts Payable and Accrued Expenses

At December 31, 2018 and December 31, 2017, the Company’s accounts payable and accrued expenses consisted of the following:

	At December 31, 2018	At December 31, 2017
Accounts Payable:
Vendors	$215,544	$213,228
Principal Shareholders and affiliates	99,171	111,038
Total accounts payable	314,715	324,266

Accrued Expenses:
Services agreement with an entity owned by the
Principal Shareholders, Jensyn Integration Services LLC	300,000	220,000
Franchise taxes	-	17,508
Accrued legal expenses	-	38,423
Accrued interest expense due to affiliate	63,282	7,522
Other	424	2,000
Total accrued expenses	363,706	285,453

Total accounts payable and accrued expenses	$678,421	$609,719

Note 6 — Notes and Advances Payable

At December 31, 2018 and December 31, 2017, the Company’s notes and advances payable consisted of $2,056,220 and $1,536,549, respectively. The following notes are non-interest bearing (unless otherwise specified) and are due at the completion of the initial business combination.

	December 31, 2018	December 31, 2017
Amounts due Principal Shareholders	$1,295,220	$1,048,420
Amounts due an affiliate owned by the Principal Shareholders, Jensyn Integration Services, LLC	1,000	1,000
Amounts due an affiliate owned by the Principal Shareholders, Jensyn Capital, LLC ($730,000 at 8% interest)	760,000	550,000
Less deferred financing costs	-	(62,871)
Total notes and advances payable, net	$2,056,220	$1,536,549

In September 2017, December 2017, March 2018 and June 2018, the Company issued promissory notes for $200,000, $350,000, $180,000 and $30,000, respectively, to a related party owned by certain Principal Shareholders, Jensyn Capital, LLC. Each of these notes carries an interest rate of 8% with interest and principal due upon completion of the initial Business Combination except for the note issued in June 2018, which is non-interest bearing. The Company also agreed to reimburse Jensyn Capital, LLC for its out-of-pocket costs in connection with the notes. These costs totaled $41,502 and $48,370 for the September and December 2017 loans, respectively, and $0 for the March 2018 loan. In addition, the Principal Shareholders agreed to transfer 1,913 shares of the Company’s common stock owned by them to a Jensyn Capital, LLC lender in connection with obtaining the December 2017 financing. The out-of-pocket costs and the $19,130 value attributable to the shares transferred by the Principal Shareholders are considered deferred financing costs.

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Note 7 — Commitments and Contingencies

The Company has entered into an agreement with an entity owned by certain of the Company’s Principal Shareholders for office space, utilities and certain office and administrative services. This agreement commenced on the date that the Company’s securities were first listed on the Nasdaq Capital Market (March 2, 2016) and expires when the Company consummates a Business Combination. Such office space, as well as utilities and administrative services, will be made available to the Company as may be required by the Company from time to time. The Company has agreed to pay an aggregate of $10,000 per month for such services. The Company may delay payment of such monthly fee upon a determination by its Audit Committee that it lacks sufficient funds held outside of the Trust Account to pay actual or anticipated expenses in connection with the Company’s initial Business Combination.

Note 8 — Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2018 and December 31, 2017, there are no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 15,000,000 shares of common stock with a par value of $0.0001 per share. As of December 31, 2018 and December 31, 2017, 2,005,567 and 5,169,500 shares of common stock were issued and outstanding including 0 and 3,149,524 shares subject to redemption, respectively.

In April 2018, a third party (former merger partner) paid $42,000 of prepaid expenses on behalf of the Company. As a result, additional paid-in capital was increased and prepaid expenses were increased by $42,000.

Note 9 — Other Income

On August 15, 2018, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Oneness Global, a Cayman Islands company, and its stockholders. As part of the Exchange Agreement, the Company received $350,000 on August 20, 2018 and $350,000 on November 2, 2018 to fund the Company’s operating costs and recorded this amount as other income.

Note 10 — Subsequent Events

In January 2019, $100,000 deposited in escrow by Oneness Global pursuant to the Exchange Agreement (terminated by the Company in October 2018 due to the breach of certain representations, warranties and covenants of Oneness Global contained in the Exchange Agreement) to fund Company transaction expenses was released to the Company.

In January 2019, the Company’s stockholders voted to extend the date by which the Company must complete its initial business combination from January 3, 2019 to July 2, 2019. In conjunction with this meeting, certain of the Company’s stockholders elected to redeem 186,085 shares of the Company’s common stock and $2,049,381 (approximately $11.01 per share) was paid to these stockholders from the Trust Account.

On February 26, 2019, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Peck Electric Co, a commercial solar contractor, and its shareholders (the “Peck Stockholders”). The material terms of the Exchange Agreement are summarized below.

Upon the closing (the “Closing”) of the transactions contemplated by the Exchange Agreement, the Peck Stockholders will exchange their shares of capital stock in Peck Electric for 3,234,501 shares of the Company’s common stock (the “Share Exchange”), representing approximately 59% of Jensyn’s outstanding shares after giving effect to the business combination. As a result of the Share Exchange, Peck Electric will become a wholly-owned subsidiary of the Company.

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In the event that Peck Electric’s Adjusted EBITDA (as defined in the Exchange Agreement) for the twelve month period commencing on the first day of the first full calendar quarter following the Closing (the “Earnout Period”) is $5,000,000 or more (the “Adjusted EBITDA Target”) or the closing price of the Company’s common stock is $12.00 or more per share at any time during the Earnout Period (the “Stock Price Target”), then the Company shall issue 898,473 shares of the Company’s common stock to the Peck Stockholders and issue to certain of the Principal Stockholders of the Company and an advisor a number of shares of the Company’s common stock equal to the number of shares of the Company’s common stock forfeited by such stockholders to the extent that such shares are used to satisfy Company obligations or to induce investors to make an equity investment in the Company at or prior to the Closing as described below.

By separate agreement, certain of the Principal Stockholders of the Company have agreed to forfeit (i) up to 200,000 shares of the Company’s common stock at the Closing to the extent that such shares are used to satisfy Company obligations or to induce investors to make an equity investment in the Company at or prior to the Closing and (ii) 200,000 shares of the Company’s common stock if neither the Adjusted EBITDA Target nor the Stock Price Target is achieved during the Earnout Period.

At the time that the Company seeks approval of the Share Exchange from its stockholders, the Company will offer its public shareholders the opportunity to convert their shares for cash upon the closing of the Share Exchange in an amount equal to their pro rata share of the funds held in the Trust Account that holds the remaining proceeds of Jensyn’s initial public offering as provided by its amended and restated certificate of incorporation.

The closing of the Share Exchange is subject to a number of conditions, including the approval of the Share Exchange by the Company’s Board of Directors, the Company’s reasonable satisfaction with the results of its due diligence investigation of Peck Electric, the approval of the Company’s stockholders and the receipt by the Company of an opinion from an investment banking firm that the transaction is fair, from a financial point of view, to the Company’s stockholders. In addition, the Company and Peck Electric must have combined net tangible assets of at least $5,000,001 after the Closing.

The senior management of Peck Electric will replace Jensyn’s existing management team following the closing of the Share Exchange. In addition, it is anticipated that at the time that Jensyn seeks approval of the Share Exchange by its stockholders, Jensyn’s stockholders will be asked to elect a new Board of Directors. The nominees will be three individuals designated by Peck Electric and two individuals designated by the Company.

In March 2019, the Company received a $248,000 loan from Riverside Merchant Partners LLC (“Riverside”) to fund expenses related to the proposed Business Combination with Peck Electric. The loan is represented by an original issue discount promissory note in the principal amount of $265,000 which bears interest at the rate of six percent (6%) per annum and is due on the earlier of (i) the completion of the Company’s initial Business Combination, (ii) the termination of the Company’s Share Exchange Agreement with Peck Electric, (iii) the Company’s failure to file with the Securities and Exchange Commission a proxy statement with respect to the Peck Electric Business Combination by April 30, 2019, subject to extension if the audit of Peck Electric’s 2018 financial statements is not complete by March 31, 2019 or (iv) June 15, 2019, subject to extension if the Company can demonstrate that a Business Combination is reasonably likely to be consummated prior to July 2, 2019. The note is secured by 115,000 shares of our common stock owned by certain of the Principal Shareholders and their transferees and the Company may elect to satisfy its obligation to pay the principal amount and accrued interest under the note in cash or by the delivery of these 115,000 shares. These shareholders transferred 25,000 shares of the Company’s common stock to Riverside as consideration for making the loan and these shareholders and each of the Company’s officers and directors have entered into a voting agreement pursuant to which they have agreed to vote in favor of the election of individuals designated by Riverside to constitute a majority of our Board of Directors if an event of default occurs under the note. If such designees are elected to our Board of Directors, the Company will be prohibited from completing the Peck Electric Business Combination.

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Annex A

SHARE EXCHANGE AGREEMENT

BY AND AMONG

JENSYN ACQUISITION CORP.,

PECK ELECTRIC CO.

AND

THE STOCKHOLDERS OF PECK ELECTRIC CO.

DATED AS OF FEBRUARY 26, 2019

A-i

A-ii

A-iii

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of February 26, 2019, is made by and among JENSYN ACQUISITION CORP., a Delaware corporation (“JAC”), PECK ELECTRIC CO., a Vermont corporation (the “Company”), and the stockholders of the Company identified on the signature page hereto (each a “Stockholder” and collectively, the “Stockholders”). The Company, the Stockholders and JAC are, from time to time, referred to individually herein as a “Party”, and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in ARTICLE 1.

WHEREAS, JAC is a blank check company incorporated to acquire one or more operating businesses through a Business Combination;

WHEREAS, as of the date hereof, the Stockholders own beneficially and of record one hundred percent (100%) of the issued and outstanding capital stock of the Company;

WHEREAS, JAC desires to acquire one hundred percent (100%) of the issued and outstanding equity securities of the Company (the “Company Shares”) from the Stockholders in exchange (the “Exchange”) for the issuance by JAC to the Stockholders in the aggregate of 3,234,501 newly issued shares of common stock of JAC, and in the individual amounts as set forth on Schedule A, and in each case subject to adjustment as set forth herein, and the Stockholders desire to exchange the Company Shares for such newly issued shares of JAC on the terms described herein;

WHEREAS, each of the board of directors of JAC (the “JAC Board”) and the board of directors of the Company (the “Company Board”), has approved and declared advisable this Agreement and the transactions contemplated hereby; and

WHEREAS, in furtherance of the acquisition of the Company by JAC and in accordance with the terms hereof, JAC shall provide an opportunity to its public stockholders to have their shares of common stock redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in this Agreement and JAC’s Governing Documents in conjunction with, inter alia, obtaining approval from the stockholders of JAC for (i) the Business Combination and (ii) an amendment to the Certificate of Incorporation to increase the authorized common stock of JAC in connection with the transactions contemplated hereunder (collectively with the other transactions, authorization and approvals set forth in the Proxy Statement, the “Offer”).

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

Section 1.1. Certain Definitions

As used in this Agreement, the following terms have the respective meanings set forth below.

“Accounting Firm” has the meaning set forth in Section 2.6(c)(ii).

“Additional JAC SEC Documents” has the meaning set forth in Section 5.10.

“Adjusted EBITDA” means earnings before interest, taxes and depreciation as determined by reference to the statements of operations included in JAC’s periodic reports filed with the SEC for the applicable periods, as adjusted to exclude: (a) public-company-specific operating expenses that are otherwise not incurred in managing a private, non-reporting company; and (b) items that are traditionally considered non-recurring, extraordinary items.

A-1

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Agreement” means this Agreement together with all Schedules, Exhibits and Annexes hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.

“Ancillary Documents” means the Confidentiality Agreement, the Lock-Up Agreement and each other agreement, document, instrument and/or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated hereby.

“Basket” has the meaning set forth in Section 9.2(a).

“Business Combination” has the meaning ascribed to such term in the Certificate of Incorporation.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

“Cash and Cash Equivalents” means the sum of the fair market value (expressed in United States dollars) of all cash and cash equivalents (including marketable securities, short term investments and all checks, transfers and funds written, made or payable to or for the benefit of the Company that have not yet been received or which have not cleared, to the extent any such item is not otherwise reflected in the calculation of Net Working Capital) of the Company, calculated in accordance with GAAP and the practices and methodologies used by the Company in the preparation of Financial Statements, as of the open of business on the Closing Date; provided, however, that if any cash or cash equivalents are denominated in a currency other than United States dollars, the amount of such cash or cash equivalents shall be expressed in United States dollars calculated based on the relevant currency exchange rate in effect (as published by Oanda.com) on the day preceding the Closing Date.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of JAC, filed with the Secretary of State of the State of Delaware on March 1, 2016, as amended from time to time in accordance with its terms and applicable law.

“Closing” has the meaning set forth in Section 2.3.

“Closing Exchange Share Amount” means the number of Exchange Shares issuable to the Stockholders as finally determined pursuant to Section 2.6.

“Closing Net Working Capital” means the Net Working Capital as of the open of business on the Closing Date.

“Closing Date” has the meaning set forth in Section 2.3.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

A-2

“Company Credit Facilities” means that certain line of credit with Community Bank, N.A., referenced by loan number C-17-07-241442, but specifically excludes certain capital leases and mortgages disclosed elsewhere in this Agreement.

“Company Fundamental Representations” means those representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.15, Section 3.16, Section 4.1, Section 4.2, Section 4.4 and Section 4.5.

“Company IP Rights” has the meaning set forth in Section 3.12(a).

“Company Material Adverse Effect” means any event, circumstance, change, development or effect that, individually or in the aggregate with all other events, circumstances, changes, developments or effects, has had, or would reasonably be expected to have, a material adverse effect upon (i) the assets, liabilities, condition (financial or otherwise), business or results of operations of the Company, taken as a whole, or (ii) the ability of the Company to timely consummate the transactions contemplated hereunder in accordance with the terms and subject to the conditions set forth herein; provided, however, that any adverse event, circumstance, change, development or effect arising from or related to (a) conditions affecting the United States economy or any foreign economy generally, (b) any national or international political or social conditions, including, engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, the occurrence of any military or terrorist attack or otherwise, (c) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in GAAP (or in the interpretation thereof), (e) changes in (or in the interpretation of) any laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity or any action required to be taken under any law, rule, regulation, order or existing contract by which the Company (or any of their respective assets or properties) is bound, (f) any change that is generally applicable to the industries or markets in which the Company operates, (g) the taking of any action contemplated by this Agreement or any Ancillary Document (including the completion of the transactions contemplated hereby or thereby) or with JAC’s consent (but excluding effects resulting from the Closing), shall not be considered a Material Adverse Effect.

“Company Systems” has the meaning set forth in Section 3.12(c).

“Company Tax” means any Tax, if and to the extent that the Company is or may be potentially liable under applicable law, under contract or on any other grounds (including, but not limited to, as a transferee or successor, under Code Section 6901 or Treasury Regulation Section 1.1502-6, as a result of any Tax sharing or other agreement, or by operation of law) for any such Tax.

“Company Tax Return” means any Tax Return relating to or inclusive of the Company or any Company Tax.

“Confidentiality Agreement” means the confidentiality agreement, dated as of November 26, 2018, by and between the Company and JAC.

“Consents” has the meaning set forth in Section 6.6.

“Designated Contact” means Jeffrey Peck and such other Persons as the Company may designate in writing from time to time.

“DGCL” means the Delaware General Corporation Law, as amended.

“Dispute Notice” has the meaning set forth in Section 2.6(b)(ii).

“Earnout Exchange Shares” has the meaning set forth in Section 2.6.

A-3

“Employee Benefit Plan” means each material benefit, retirement, employment, compensation, incentive, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, vacation, paid time off and fringe-benefit agreement, plan, policy and program in effect and covering one or more Employees, former employees of the Company, current or former directors of the Company or the beneficiaries or dependents of any such Persons, and is maintained, sponsored, contributed to, or required to be contributed to by the Company, or under which the Company has any material liability for premiums or benefits, but other than any Foreign Benefit Plan or Multiemployer Plan.

“Environmental Laws” means all applicable federal, state, local and foreign statutes, regulations, and ordinances concerning pollution or protection of the environment, as such of the foregoing are enacted and in effect on or prior to the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Shares” has the meaning set forth in Section 2.1(b) and refers to the minimum number of shares due the Stockholders.

“Fairness Opinion” means the fairness opinion contemplated by Section 7.2(c).

“Federal Securities Laws” has the meaning set forth in Section 6.5(b).

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Founder” means any Person who, prior to the initial public offering of JAC, were record owners of shares of JAC Common Stock and/or other equity securities of JAC.

“Funded Indebtedness” means, as of any time, without duplication, the outstanding principal amount of, accrued and unpaid interest on, and other payment obligations (including any prepayment premiums payable as a result of the consummation of the transactions contemplated by this Agreement) arising under, any obligations of the Company consisting of (a) indebtedness for borrowed money or indebtedness issued in substitution or exchange for borrowed money or for the deferred purchase price of property or services (but excluding any trade payables and accrued expenses arising in the ordinary course of business), (b) indebtedness evidenced by any note, bond, debenture or other debt security, (c) obligations under any interest rate, currency or other hedging agreements or (d) capitalized leases, as classified in accordance with GAAP, in each case, as of such time. Notwithstanding the foregoing, “Funded Indebtedness” shall not include any (x) obligations under operating leases, (y) undrawn letters of credit, or (y) amounts included as Stockholder Expenses.

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means, with respect to any entity, the charter, memorandum and articles of association, certificate of incorporation or formation, articles of incorporation, bylaws, partnership agreement, limited liability company agreement, operating agreement, declaration of trust, or other similar governing documents of such entity, including any documents designating or certifying the terms of any securities of such entity.

“Governmental Entity” means any U.S. or non-U.S. (a) federal, state, local, municipal, or other government or political subdivision, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, commission, board, bureau, official, or entity and any court or other tribunal) or (c) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

A-4

“Hazardous Substances” shall mean any substance or material or waste that (a) is regulated under any Environmental Law as a “pollutant,” “contaminant,” “toxic substance,” “hazardous substance,” “hazardous waste” or words of similar meaning and regulatory effect or (b) contains asbestos, petroleum or polychlorinated biphenyls.

“Indemnified Parties” has the meaning set forth in Section 9.2(b).

“Indemnifying Parties” has the meaning set forth in Section 9.2(b).

“Intellectual Property Rights” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable or whether or not reduced to practice), all improvements thereto, and all patents (including, without limitation, utility patents, design patents, industrial designs, plant patents, inventors’ certificates and utility models), patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations, continuations-in-part and extensions), and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, services marks, trade dress, logos, slogans, trade names, corporate, business and product names, Internet domain names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists and profiles, pricing and cost (including source code, executable code, data, databases, and related documentation) and (g) all other proprietary rights.

“JAC” has the meaning set forth in the introductory paragraph to this Agreement.

“JAC Board” has the meaning set forth in the recitals to this Agreement.

“JAC Common Stock” means the common stock, $0.0001 par value per share, of JAC.

“JAC Fundamental Representations” means those representations and warranties set forth in Section 5.1, Section 5.2, Section 5.5, Section 5.8 and Section 5.10.

“JAC Indemnifiable Claims” has the meaning set forth in Section 9.2(a).

“JAC Indemnified Parties” has the meaning set forth in Section 9.2(a).

“JAC Indemnifying Party” has the meaning set forth in Section 9.2(b).

“JAC Material Adverse Effect” shall mean any change, effect, event, or occurrence that, individually or in the aggregate with all other changes, events or occurrences, has had a material adverse effect on (a) the business, financial condition or results of operations of JAC, taken as a whole, or (b) the ability of JAC to perform its obligations under this Agreement and to consummate the transactions contemplated hereby prior to the termination of JAC pursuant to Section 9.1(e) of the Certificate of Incorporation.

“JAC Obligations” means all pre-Closing indebtedness and obligations of JAC, including notes payable to the Founders, amounts owed to Jensyn Integration Services for office space, secretarial and administrative services, and all third party fees and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the transactions contemplated hereby, including the fees and disbursements of investment bankers, finders, accountants and legal counsel, all of which are included on Schedule 1.1, but excluding any obligation to pay franchise taxes.

A-5

“JAC Obligation Shares” means shares of JAC Common Stock used to satisfy JAC Obligations as contemplated by Section 2.8.

“JAC Representative” means Jeffrey J. Raymond or such other individual as may be designated by a majority of the individuals who served on the JAC Board of Directors immediately prior to the Closing.

“JAC SEC Documents” has the meaning set forth in Section 5.10.

“JAC Stock Price” means the price of the JAC Common Stock as reported by the Nasdaq Capital Market or the principal exchange or quotation system on which the JAC Common Stock at the time of determination is then listed or quoted.

“JAC Tax” means any Tax, if and to the extent that JAC is or may be potentially liable under applicable law, under contract or on any other grounds (including, but not limited to, as a transferee or successor, under Code Section 6901 or Treasury Regulation Section 1.1502-6, as a result of any Tax sharing or other agreement, or by operation of law) for any such Tax.

“JAC Tax Return” means any Tax Return relating to or inclusive of JAC or any JAC Tax

“Latest Balance Sheet” has the meaning set forth in Section 3.4(a).

“Leased Real Property” has the meaning set forth in Section 3.17(a).

“Letter of Intent” means that certain letter agreement, dated as of November 26, 2018, by and between the Company and JAC.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, claim, option, easement, deed of trust, right-of-way, encroachment, restriction on transfer (such as a right of first refusal or other similar rights), defect of title or charge of any kind, whether voluntary or involuntary, including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction. For the avoidance of doubt, the term “Lien” shall not be deemed to include any license of Intellectual Property Rights.

“Lock-Up Agreement” means a Lock-Up Agreement among JAC and the Stockholders in a form mutually agreeable to the parties hereto.

“Losses” has the meaning set forth in Section 9.2(a).

“Material Contracts” has the meaning set forth in Section 3.6(a).

“Material Lease” has the meaning set forth in Section 3.17(a).

“Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA.

“Nasdaq” has the meaning set forth in Section 5.9.

“Notice of Claim” has the meaning set forth in Section 9.4(a).

“Offer” has the meaning set forth in the recitals to this Agreement.

“Offer Documents” has the meaning set forth in Section 6.5(c).

“Offering Shares” has the meaning set forth in Section 6.5(a).

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“Outside Date” has the meaning set forth in Section 8.1(d).

“Owned Real Property” has the meaning set forth in Section 3.17(a).

“Parties”, and the correlative term “Party”, have the respective meanings set forth in the introductory paragraph to this Agreement.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not, or would not reasonably be expected to, materially interfere with the Company’s present uses or occupancy of such real property, (d) Liens securing the obligations of the Company under its credit facilities (e) Liens securing the obligations of the Company under the purchase money agreements set forth on Schedule 3.17(a); (f) and Liens set forth on Schedule 3.17(a).

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other similar entity, whether or not a legal entity.

“Pre-Closing Period” has the meaning set forth in Section 6.1(a).

“Proceeding” means any audit, administrative action, arbitration, hearing, injunction, investigation, judgment, litigation, order, subpoena, suit, summons, testimony, or other proceeding involving or conducted by or on behalf of any Governmental Entity.

“Proposed Closing Date Calculations” has the meaning set forth in Section 2.5(c)(i).

“Prospectus” means that certain final prospectus of JAC, dated March 7, 2016, prepared, filed and made available to the public in accordance with applicable securities law, rules and regulations.

“Proxy Statement” has the meaning set forth in Section 6.5(a).

“Public Share” means shares of JAC Common Stock comprising part of the Company Shares sold in connection with JAC’s initial public offering.

“Redemption Amount” means the amount paid per share to holders of Public Shares who accept the Offer.

“Released Party” has the meaning set forth in Section 10.15.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“Reviewable Document” means any press release or other public announcements or other statement with respect to the transactions contemplated by this Agreement.

“Rights” means JAC’s outstanding rights, each of which will be automatically converted into one-tenth (1/10) of one (1) share of JAC Common Stock upon the Closing.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Schedules” has the meaning set forth in the first paragraph of ARTICLE 3.

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“SEC” means the United States Securities and Exchange Commission, and any successor Governmental Entity.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsors” means Jeffrey J. Raymond, Joseph J. Raymond, Peter Underwood, Demetrios Mallios and Brendan Rempel.

“Stockholders’ Expenses” means, without duplication and to the extent unpaid as of the open of business on the Closing Date, the aggregate amount payable by the Company and/or the Stockholders for which the Company or JAC could become liable after the Closing in respect of all out-of-pocket costs, fees , including, without limitation, their reasonable attorneys’ fees, and expenses incurred by or on behalf of the Stockholders or the Company in connection with the consummation of the transactions contemplated by this Agreement.

“Stockholder Indemnifying Party” has the meaning set forth in Section 9.2(a).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, greater than fifty percent (50%) of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), greater than fifty percent (50%) of the partnership or other similar ownership interests thereof is at the time owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated greater than fifty percent (50%) of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Survival Period” means the period beginning on the Closing Date and ending on the date that is one (1) year after the Closing Date; provided, however, that the Survival Period for a breach of a Company Fundamental Representation or a JAC Fundamental Representation shall be the date that is three (3) years after the Closing Date.

“Tax” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, windfall profits, environmental, customs, duties, real property, personal property, capital stock, social security (or similar), unemployment, disability, payroll, license, employee, withholding or other tax, of any kind whatsoever, including any interest, penalties or additions to tax in respect of the foregoing (whether disputed or not).

“Tax Return” means any return, declaration, report, claim for refund or information, return or statement with respect to Taxes, including any schedule or attachment therefor or any amendment thereof.

“Third Party Claims” has the meaning set forth in Section 9.4(b).

“To the Knowledge of the Company” and “to the Company’s Knowledge” means the actual knowledge of Jeff Peck or knowledge that Jeff Peck would be reasonably expected to have if he had undertaken a reasonable investigation of the fact, matter or circumstance in question.

“Transaction Expenses” means the reasonable and documented fees and expenses incurred by JAC in connection with the transactions contemplated by this Agreement as approved by the Company in writing.

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“Transfer Taxes” has the meaning set forth in Section 6.2(g).

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury.

“Trust Account” means that certain trust account at JP Morgan Chase Bank, N.A. (with Continental Stock Transfer & Trust Company (“Trustee”) acting as trustee) established by JAC into which substantially all of the proceeds received by JAC as a result of its initial public offering plus additional funds have been deposited for the benefit of JAC’s public stockholders.

“Trust Agreement” means that certain investment management trust agreement, dated as of March 2, 2016, between JAC and the Trustee, governing the funds held in the Trust Account, as amended from time to time in accordance with its terms.

“Trust Amount” has the meaning set forth in Section 5.8.

“Trustee” has the meaning set forth in the definition of Trust Account.

ARTICLE 2
SHARE EXCHANGE AND RELATED MATTERS

Section 2.1. The Exchange.

(a) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Stockholders shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description (except for those created by this Agreement and other than restrictions under applicable federal, state and other securities laws), all of the Company Shares owned by the Stockholders to JAC, with the objective of such Exchange being the acquisition by JAC of 100% of the issued and outstanding shares of capital stock of the Company.

(b) In consideration of the transfer of the Company Shares to JAC by the Stockholders, JAC, on the Closing Date, shall issue to the Stockholders an aggregate amount of 3,234,501 newly issued shares of JAC Common Stock (the “Exchange Shares”) in the individual amounts set forth in Schedule A upon surrender of the certificate or certificates representing the Company Shares owned by the Stockholders (or in lieu thereof, the delivery of an affidavit of lost security in the customary form) accompanied by a stock power indorsed in blank.

Section 2.2. The Closing.

Upon the terms and subject to the conditions set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m., New York time, on a date to be specified by the Parties, which shall be no later than the second Business Day after satisfaction (or waiver) of the conditions set forth in ARTICLE 7 (other than those conditions which are to be satisfied by the delivery of documents or taking of any other action at the Closing by any Party, but subject to the satisfaction (or waiver) of such conditions at the Closing) (the “Closing Date”), at the offices of Robinson Brog Leinward Greene Genovese & Gluck, P.C., 875 Third Avenue, 9th Floor, New York, New York 10022, unless another time, date or place is agreed to in writing by JAC and the Company. For purposes of this Agreement and the transactions contemplated hereby, the Closing shall be deemed to occur as of the open of business on the Closing Date.

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Section 2.3. Deliveries at the Closing.

At the Closing, each Party shall deliver (or cause to be delivered) all of the certificates, instruments and other documents required to be delivered by such Party pursuant to ARTICLE 7 with respect to the Closing.

Section 2.4. Reserved

Section 2.5. Reserved

Section 2.6. Earnout Shares

In the event that (a) the Company’s Adjusted EBITDA for the twelve (12) month period commencing on the first full month that is after Closing Date (the “Earnout Period”)1 is $5,000,000 or more (the “Adjusted EBITDA Target) or (b) the closing JAC Stock Price is $12.00 or more after the Closing Date (the “Stock Price Target”) and prior to the end of the Earnout Period, the Company shall issue:

(i) 898,473 shares of JAC Common Stock to the Stockholders, pro rata in accordance with their ownership of Company Shares;

(ii) 11,231 shares of JAC Common Stock to Exit Strategy Partners, LLC; and

(iii) a number of shares of JAC Common Stock equal to (X) the number of JAC Obligation Shares minus (Y) 11,231 shares of JAC Common Stock to the Sponsors, pro rata in accordance with the number of shares forfeited by each Sponsor as contemplated by Section 2.8(i).

If shares of JAC Common Stock become issuable pursuant to this Section 2.6, the Company shall issue or cause its transfer agent to issue such shares within ten (10) days after the filing of the Company’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, demonstrating achievement of the Adjusted EBITDA Target in the event that shares become issuable pursuant to Section 2 .6(b)(i) above and within five (5) days after the end of the applicable ten (10) trading day period in the event that the shares become issuable pursuant to Section 2.6(b)(i) above. The number of shares of JAC Common Stock issuable pursuant to this Section 2.6 shall be equitably adjusted in the event of a stock split, stock dividend, reverse stock split, reclassification, reorganization or similar transaction.

Section 2.7. Reserved

Section 2.8. Payment of JAC Obligations

By separate agreement of even date herewith (the “Share Forfeiture Agreement”), the Sponsors have agreed to forfeit to the Company (i) up to 200,000 shares of JAC Common Stock at the Closing to the extent such shares are used to satisfy JAC Obligations or induce investors to make an equity investment in JAC at or prior to the Closing and (ii) 200,000 shares of JAC Common Stock if neither the Adjusted EBITDA Target nor the Stock Price Target is achieved pursuant to Section 2.6. Immediately prior to the Closing, taking into account any funds remaining in the Trust Account after giving effect to the Offer, JAC shall satisfy the JAC Obligations from (a) cash on hand, including any funds remaining in the Trust Account after giving effect to the Offer, or (b) by re-issuing Sponsor Shares forfeited pursuant to the Share Forfeiture Agreement, but in no event shall JAC satisfy the JAC Obligations in cash to the extent that payments of the JAC Obligations in cash would exceed $2,500,000.

1 For the avoidance of doubt, if the transaction contemplated by this Agreement closes on May 16, 2019, June 2019 shall be the first full measured month for purposes of the Earnout Period and May 2020 shall be the last full measured month for purposes of the Earnout Period.

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Section 2.9. Payment of Stockholders’ Expenses

On the Closing Date, contemporaneously with the consummation of the transactions contemplated by this Agreement and on behalf of the Company and Stockholders, the Company shall pay in cash by wire transfer of immediately available funds, the Stockholders’ Expenses to such Persons entitled thereto.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to JAC, which shall be delivered within ten (10) business days after the execution and delivery of this Agreement and the closing of the transactions contemplated hereby (the “Schedules”), the Company hereby represents and warrants to JAC as follows:

Section 3.1. Organization and Qualification; Subsidiaries.

(a) The Company is a corporation duly organized, validly existing and, if applicable in such jurisdiction, in good standing (or the equivalent thereof) under the laws of the State of Vermont. The Company, has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted.

(b) The Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof) in each jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had a Company Material Adverse Effect.

(c) The Company is not in default under or in violation of any material provision of the Company’s Governing Documents.

Section 3.2. Capitalization of the Company.

(a) The Company Shares comprise all of the Company’s authorized capital stock that are issued and outstanding, and all of the Company Shares have been duly authorized and validly issued and are fully paid and non-assessable, and were issued free and clear of any preemptive rights (except to the extent provided by applicable law), restrictions on transfer (other than restrictions under applicable federal, state and other securities laws), or other Liens. Except as otherwise set forth in Schedule 3.2, there are no outstanding (i) equity securities of the Company other than the Company Shares, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company, (iii) options or other rights to acquire from the Company, and no obligations of the Company to issue, purchase or redeem any equity securities or securities convertible into or exchangeable for equity securities of the Company or (iv) proxies, voting agreements or other agreements or arrangements to which the Company is a party or is otherwise obligated relating to any equity securities of the Company.

(b) The Company does not directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity or similar interest in, any Person.

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(c) Except as set forth in Schedule 3.2, there are no outstanding phantom securities or other equity-based compensation arrangements, profit participation or other similar rights with respect to the Company.

Section 3.3. Authority

The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which the Company is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been (and the execution and delivery of each of the Ancillary Documents to which the Company will be a party will be when delivered at the Closing) duly executed and delivered by the Company and constitutes (and, with respect to each of the Ancillary Documents to which the Company will be a party, will constitute) a valid, legal and binding agreement of the Company (assuming that this Agreement has been, and the Ancillary Documents to which the Company is a party will be, duly and validly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with their respective terms, except (a) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

Section 3.4. Financial Statements; Undisclosed Liabilities; Book and Records.

(a) Attached hereto as Schedule 3.4 are true and complete copies of the following financial statements (such financial statements, the “Financial Statements”) (i) the audited balance sheets of the Company as of December 31, 2017 and 2016 and the related audited consolidated statements of operations, shareholders’ equity and cash flows for the twelve (12) month periods ended December 31, 2017 and 2016,and (ii) the unaudited balance sheet of the Company as of September 30, 2018 (the “Latest Balance Sheet”) and the related unaudited statements of operations and cash flows for the three (3) months period ending on such date. The Financial Statements (x) have been prepared from the books and records of the Company in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as may be indicated in the notes thereto and except for the absence of footnotes and subject to customary year-end adjustments (including year-end reserve, accrual and tax accounting adjustments), and (y) fairly present, in all material respects, the consolidated financial position of the Company as of the dates thereof and its results of operations for the periods then ended (subject, in the case of the unaudited Financial Statements as of and for the nine months ended September 30, 2018, to the absence of footnotes and to customary year-end adjustments (including year-end reserve, accrual and tax accounting adjustments)).

(b) Except for matters reflected or reserved against in the Financial Statements or otherwise set forth in Schedule 3.4, the Company has no liability of any nature that would be required under generally accepted accounting principles, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (including the notes thereto), except liabilities that were incurred since the date of such balance sheet in the ordinary course of business or (ii) are incurred in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

(c) The books and records of the Company accurately and fairly, in all material respects, reflect the operations and conduct of business by the Company. The Company maintains a system of internal accounting controls sufficient, in all material respects to provide reasonable assurance that (i) all income and expense items are promptly and properly recorded for the relevant periods in accordance with policies maintained by the Company; and (ii) recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

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Section 3.5. Consents and Approvals; No Violations

Assuming the truth and accuracy of the representations and warranties of JAC set forth in Section 5.3, except as set forth in Schedule 3.5, no notice to, filing with, other than as required under any state and federal securities agency or authorization, consent or approval of any Governmental Entity is necessary for the execution, delivery or performance by the Company of this Agreement or the Ancillary Documents to which the Company is a party or the consummation by the Company of the transactions contemplated hereby, except for those that may be required solely by reason of JAC’s (as opposed to any other third party’s) participation in the transactions contemplated hereby. Neither the execution, delivery nor performance by the Company of this Agreement or the Ancillary Documents to which the Company is a party nor the consummation by the Company of the transactions contemplated hereby will (w) conflict with or result in any breach of any material provision of the Company’s Governing Documents, (x) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the material terms, conditions or provisions of any Material Contract or any Material Lease, (y) violate any material order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Entity having jurisdiction over the Company or any of its material properties or assets, or (z) except as contemplated by this Agreement or with respect to Permitted Liens, result in the creation of any Lien upon any of the material assets of the Company, except any deviations from any of clauses (x), (y) or (z) which would not be expected to have a Company Material Adverse Effect.

Section 3.6. Material Contracts.

(a) Except as set forth on Schedule 3.6(a) (collectively, the “Material Contracts”) and except for this Agreement and except for any Material Lease, as of the date of this Agreement, the Company is not a party to or bound by any of the following written contracts or agreements (to the extent any such contract or agreement remains in effect as of the date hereof):

(i) contract for the employment of any officer, individual employee or other person on a full-time, part-time, consulting or other basis providing annual base salary or consulting fees in excess of $100,000 (other than any “at-will” contract that may be terminated by any party thereto upon thirty (30) days or less advance notice);

(ii) agreement or indenture relating to Funded Indebtedness, except for Funded Indebtedness outstanding under the Company’s Credit Facilities and other Funded Indebtedness for an amount less than 100,000;

(iii) lease or agreement under which the Company is lessee of or holds or operates any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $100,000;

(iv) lease or agreement under which the Company is lessor of or permits any third party to hold or operate any tangible property (other than real property), owned or controlled by the Company, except for any lease or agreement under which the aggregate annual rental payments do not exceed $100,000;

(v) material partnership agreements joint venture agreements, strategic alliances and similar contracts relating to the Company;

(vi) any contracts (other than in the ordinary course of business) with any customer or supplier set forth on Schedule 3.20;

(vii) agreement, contract or commitment prohibiting the Company from freely engaging in any material business;

(viii) collective bargaining or other agreement with any labor union or similar employee organization;

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(ix) any contract related to the development or ownership (other than the sale, assignment, transfer or acquisition) of any material Company IP Rights or agreement pursuant to which the Company grants or receives a license to use any material Intellectual Property Rights (other than non-exclusive licenses granted or received in the ordinary course of business and licenses acquired in connection with the acquisition of off-the-shelf or other commercially available software);

(x) contract, arrangement or understanding that relates to the future disposition or acquisition of material assets or properties by the Company, or any merger or business combination with respect to the Company;

(xi) contract, arrangement or understanding requiring or providing for any capital expenditure in excess of $100,000;

(xii) material interest rate, currency, or other hedging contract, arrangement or understanding;

(xiii) contract, arrangement or understanding containing any provision pursuant to which the Company will be obligated to make a payment to any Person at the Closing as a direct result of the consummation of the transactions contemplated by this Agreement or any Ancillary Document; or

(xiv) other contract, arrangement or understanding not of the types described above in this Section 3.6(a) that, individually or together with any other contract, arrangement or understanding, involves consideration in excess of $100,000 in the current fiscal year of the Company.

(b) As of the date hereof, each Material Contract is valid and binding on the Company and enforceable in accordance with its terms against the Company and, to the Knowledge of the Company, each other party thereto (in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The Company has performed all material obligations required to be performed by it under such Material Contracts, and neither the Company nor, to the Knowledge of the Company, the other parties thereto are in material breach or material default thereunder and no event has occurred which would permit termination, modification or acceleration of any Material Contract by any party thereto. As of the date of this Agreement, the Company has not received written notice of any current default under any Material Contract. The Company has not given a written notice of its intent to terminate, materially modify, amend or otherwise materially alter the terms and conditions of any Material Contract or has received any such written notice from any other party thereto.

Section 3.7. Absence of Changes

During the period beginning on the date of the Latest Balance Sheet and ending on each of the date of this Agreement and the Closing Date, (i) to the knowledge of the Company there has not been and there will not be (as of the Closing Date) any Company Material Adverse Effect and (ii) the Company has conducted its business in the ordinary course.

Section 3.8. Litigation.

Except as set forth in Schedule 3.8, as of the date of this Agreement , (a) there is no suit, litigation, arbitration, claim, action, proceeding or, to the Knowledge of the Company, investigation pending or, to the Company’s Knowledge, threatened against the Company before any Governmental Entity which, and (b) the Company is not subject to any outstanding order, writ, injunction or decree that, in either case, would, if finally determined pursuant to a final nonappealable judgment, have an adverse effect which is material to the Company.

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Section 3.9. Compliance with Applicable Law

The Company holds, as of the date hereof, all material permits, licenses, approvals, certificates and other authorizations of and from all, and have made all material declarations and filings with, Governmental Entities necessary for the lawful conduct of its business as presently conducted. As of the date of this Agreement, the business of the Company is operated in material compliance with all applicable laws, rules, regulations, codes, ordinances and orders of all applicable Governmental Entities. Except as set forth in Schedule 3.9, there is no suit, claim or action pending or, to the Company’s knowledge, threatened by any Governmental Entity with respect to any alleged material violation by the Company of any law, rule, regulation, code, ordinance or order of any Governmental Entity.

Section 3.10. Employee Benefit Plans.

(a) Schedule 3.10(a) lists all Employee Benefit Plans and Foreign Benefit Plans.

(b) Except as set forth on Schedule 3.10(b), no Employee Benefit Plan is a plan that is subject to Title IV of ERISA, no Employee Benefit Plan provides health or other welfare benefits to former employees of the Company other than as required by COBRA, and the Company has no any obligation to contribute to a Multiemployer Plan that is subject to Title IV of ERISA.

(c) Each Employee Benefit Plan has, to the extent applicable, been maintained and administered in compliance with the applicable requirements of ERISA, the Code and any other applicable laws including, the Health Insurance Portability and Accountability Act, and all material contributions and premium payments required to have been paid with respect to each Employee Benefit Plan have been made. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is entitled to rely on a favorable opinion letter from the Internal Revenue Service on the form of such Employee Benefit Plan and, to the Company’s Knowledge, there are no facts or circumstances that would be reasonably likely to materially and adversely affect the qualified status of any such Employee Benefit Plan.

(d) Each Employee Benefit Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including notices, rulings and proposed and final regulations).

(e) No material liability under Title IV of ERISA has been or, to the Company’s Knowledge, is reasonably expected to be incurred by the Company.

(f) The Company not has engaged in any transaction with respect to any Employee Benefit Plan that would be reasonably likely to subject the Company to any material Tax or penalty (civil or otherwise) imposed by ERISA or the Code.

(g) With respect to each Employee Benefit Plan, the Company has made available to JAC copies, to the extent applicable and within the Company’s possession or control, of (i) the current plan and trust documents and the most recent summary plan description provided to participants, (ii) the most recent annual report (Form 5500 series), (iii) the most recent financial statements, and (iv) the most recent Internal Revenue Service determination letter.

(h) Each Foreign Benefit Plan has been maintained and administered in compliance with its terms and the requirements of all applicable laws.

(i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will result in (i) except as set forth on Schedule 3.10(i) severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) any payment, compensation or benefit becoming due on the Closing Date, or any increase in the amount of any payment, compensation or benefit due on the Closing Date, to any current or former employee of the Company, (iii) the acceleration of the time of payment or vesting or the funding of any compensation or benefits, or (iv) any new material obligation pursuant to any Employee Benefit Plan or Foreign Benefit Plan. As of the Closing, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will result in the payment of any amount that will not be deductible under Section 280G of the Code.

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(j) There is currently no material audit or to the Company’s knowledge investigation by any Governmental Entity or any claim (other than routine claims for benefits in the ordinary course) or material action (at law or in equity), suit, arbitration, review, inquiry, proceeding or to the Company’s Knowledge investigation against or involving any Employee Benefit Plan.

(k) Since the date of the Latest Balance Sheet, other than in the ordinary course of business, the Company has not formally adopted or authorized any additional Employee Benefit Plan or any material change in or termination of any existing Employee Benefit Plan.

(l) The Company has properly classified for all purposes (including for Tax purposes and for purposes of determining eligibility to participate in any Employee Benefit Plan) all persons who have performed services for or on behalf of the Company.

Section 3.11. Environmental Matters.

(a) The Company is to the Company’s Knowledge in compliance in all material respects with all Environmental Laws.

(b) Without limiting the generality of the foregoing, the Company holds and is in compliance in all material respects with all material permits, licenses and other authorizations that are required pursuant to Environmental Laws.

(c) Except as set forth in Schedule 3.11, there is no judicial proceeding or order of any Governmental Entity pending or, to the Knowledge of the Company, threatened by a third party against the Company alleging a liability under any Environmental Laws, except as would not reasonably be expected to result in any liability under Environmental Law which is material to the Company taken as a whole.

(d) Except as set forth in Schedule 3.11, the Company has not received any currently unresolved written notice of any material violation of, or material liability under (including any investigatory, corrective or remedial obligation), any Environmental Laws.

(e) To the Knowledge of the Company, no hazardous materials have either been released by the Company or have otherwise directly caused contamination (other than the presence of asbestos-containing materials that are not required under applicable Environmental Laws to be abated) at, on or under the Owned Real Property or Leased Real Property, and Company has not generated, treated, stored, released, transported or arranged for transportation or disposal of any hazardous material at or from any location except, in either case as would not reasonably be expected to result in any liability under Environmental Law which is material to the Company.

(f) To the Knowledge of the Company, the Company has not identified Hazardous Substance contamination at or is remediating Hazardous Substances at any Owned Real Property or Leased Real Property pursuant to any Environmental Law, except as would not reasonably be expected to result in any liability under Environmental Law which is material to the Company.

(g) The Company has not (a) contractually assumed any liability of any other Person arising out of or pursuant to Environmental Law or (b) is subject to any unresolved consent decrees, administrative or judicial orders, judgments, or settlement agreements, in either case, that would reasonably be expected to result in any liability under Environmental Law which is material to the Company.

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(h) The Company has provided or otherwise made available to JAC all material environmental audits, reports, and assessments concerning the business of the Company and its past and current properties, facilities or operations that are in the possession of the Company and which report had been prepared in the last two years.

Section 3.12. Intellectual Property.

(a) The Company owns, licenses or otherwise has the right to use the Intellectual Property Rights free and clear of any Liens, except for Permitted Liens or as otherwise set forth in Schedule 3.12(a) (collectively, the “Company IP Rights”). Schedule 3.12(a) sets forth a list of patents, patent applications, material unregistered trademarks, trademark registrations, trademark applications and copyright registrations owned by the Company. All of the Company IP Rights listed on Schedule 3.12(a), and, the Knowledge of the Company, the registrations and applications listed therein, are valid and in full force and effect. Except as otherwise set forth in Schedule 3.12(a), there is not pending against the Company any action by any third party contesting the use or ownership of the Company IP Rights. Further, (i) to the Company’s Knowledge, the conduct of the business of the Company as currently conducted does not infringe, violate or misappropriate any Intellectual Property Rights of any third party; (ii) in the past two (2) years, the Company has not received any written communication, and no action has been instituted, settled or threatened, that alleges any such infringement, violation or misappropriation; (iii) in the past two (2) years, the Company has not received any written opinion of counsel relating to infringement, validity or enforceability of any Company IP Rights; and (iv) to the Company’s Knowledge, no third party is infringing or misappropriating any material Company IP Rights.

(b) The Company will use commercially reasonable efforts to maintain and protect each item of Intellectual Property owned by the Company which is material to their businesses, including maintaining the confidentiality of their confidential or proprietary information. Subject to any necessary notices and consents, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, will not result in the forfeiture, cancellation, termination or other material impairment of, or give rise to any right of any Person to cancel, terminate or otherwise impair the right of the Company to own or use or otherwise exercise any other rights that the Company currently has with respect to any material Intellectual Property. Substantially all current salaried employees of the Company have executed confidentiality and work-for-hire agreements that accord the Company ownership rights, including, as necessary, by assignment, with respect to all Intellectual Property created by such employees in the course of their employment, and, to the Knowledge of the Company, no such employee is in violation thereof.

(c) In the last twelve (12) months with respect to the computer systems, including software, used by the Company, there has not been any material failure with respect to any of the Company Systems that has not been remedied in all material respects. The Company has in place commercially reasonable measures to protect the confidentiality, integrity and security of the Company Systems (and all information and transactions stored or contained therein) against any unauthorized use, access or corruption. The Company has implemented commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures.

Section 3.13. Labor Matters.

Except as set forth on Schedule 3.13, the Company is not a party to any collective bargaining agreement with respect to its employees. There is no labor strike, labor dispute, work stoppage or lockout pending or, to the Company’s Knowledge, threatened in writing against the Company. To the Company’s Knowledge, no union organization campaign is in progress with respect to any employees of the Company and no unfair labor practice charge or complaint has been served on the Company. The Company has not engaged in any plant closing or employee layoff activities since the date of the Latest Balance Sheet that would violate the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation.

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Section 3.14. Insurance.

Schedule 3.14 contains a list of all material policies of insurance owned or held by the Company as of the date of this Agreement. All such policies provide coverage sufficient for a business of the size and type operated by the Company. All such policies are, as of the date of this Agreement, in full force and effect, all premiums with respect thereto covering all periods up to the Closing on the Closing Date will have been paid, and no written notice of cancellation, termination, material reduction in coverage or disallowance of any material claim has been received by the Company with respect to any such policy.

Section 3.15. Tax Matters.

(a) The Company has:

(i) duly and timely filed, or caused to be filed, in accordance with applicable law all Company Tax Returns, each of which is true, correct and complete in all material respects, and

(ii) duly and timely paid in full, or caused to be paid in full, all Company Taxes due and payable on or prior to the Closing Date.

(b) No extension of time to file any Company Tax Return, which Company Tax Return has not since been filed in accordance with applicable law, has been filed. There is no power of attorney in effect with respect or relating to the Company, Company Tax or Company Tax Return. Since January 1, 2016, the Company has not been a member of an affiliated group filing a consolidated return.

(c) The Company has complied in all respects with all applicable law relating to the deposit, collection, withholding, payment or remittance of any Company Tax (including, but not limited to, Code Section 3402).

(d) There is no lien for any Tax upon any asset or property of the Company (except for any statutory lien for any Tax not yet due).

(e) No Proceeding related to Taxes is pending, or to the Company’s Knowledge, threatened or proposed with regard to the Company, Company Tax or Company Tax Return.

(f) No statute of limitations for any ongoing Proceeding relating to any Company Tax or any Company Tax Return has been modified, extended or waived.

(g) Any assessment, deficiency, adjustment or other similar item relating to any Company Tax or Company Tax Return has been reported to all Governmental Entities in accordance with applicable law.

(h) No jurisdiction where no Company Tax Return has been filed or no Company Tax has been paid has a currently outstanding claim for the payment of any Company Tax or the filing of any Company Tax Return.

(i) The Company is not required to include any item of income in, or exclude any item of deduction from, federal taxable income for any Tax period (or portion thereof) ending after the Closing Date, as a result of a change in method of accounting, any installment sale or open transaction, any prepaid amount, refund or credit.

(j) The Company is not or has never been a beneficiary of or otherwise participated in any reportable transaction within the past three years within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

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(k) The Company has not distributed stock of another Person nor has its stock been distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

(l) The Company is not a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time during the applicable period referred to in Code Section 897(c)(l)(A)(ii).

Section 3.16. Brokers

Except as set forth in Schedule 3.16, no broker, finder, financial advisor or investment banker is entitled to any broker’s, finder’s, financial advisor’s or investment banker’s fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company for which JAC would become liable after the Closing.

Section 3.17. Real and Personal Property.

(a) Real Property. Schedule 3.17(a) sets forth (i) a list of all real property owned as of the date hereof by the Company (such real property, the “Owned Real Property”) and (ii) whether as lessee or lessor, a list of all leases (each a “Material Lease”) of real property (such real property, the “Leased Real Property”) to which the Company is a party or by which it is bound, in each case, as of the date of this Agreement. The Company has good and marketable fee simple title to all of the Owned Real Property, in each case free and clear of all Liens other than Permitted Liens or as otherwise set forth in Schedule 3.17(a). Each Material Lease is valid and binding on the Company, enforceable in accordance with its terms (subject to proper authorization and execution of such Material Lease by the other party thereto and subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The Company and, to the Knowledge of the Company, each other party thereto, as applicable, has performed in all material respects all material obligations required to be performed by it under each Material Lease. With respect to each Material Lease, except as provided in Schedule 3.17(a), the other party to such lease is not an Affiliate of any Stockholder. Except as set forth in Schedule 3.17(a), the Company has not subleased or otherwise granted any Person the right to use or occupy any Owned Real Property or Leased Real Property. Except as set forth in Schedule 3.17(a), the Company has not collaterally assigned or granted any other security interest in the Leased Real Property or any interest therein. Except for the Permitted Liens or as otherwise set forth in Schedule 3.17(a), there exist no material Liens affecting the Leased Real Property created by, through or under the Company.

(b) Personal Property. As of the date of this Agreement, the Company owns or holds under valid leases all material machinery, equipment and other tangible personal property used for the conduct of its business as currently conducted, subject to no Lien except for Permitted Liens or as otherwise set forth in Schedule 3.17(b). Such personal property is reasonably suitable for its intended use, is in good operating condition and repair (subject to normal wear and tear), is free from material defects, and has been reasonably maintained.

Section 3.18. Transactions with Related Parties.

Schedule 3.18 sets forth all material arrangements between the Company, on the one hand, and Affiliates of the Company, on the other hand, that will not be terminated effective as of the Closing Date. To the Company’s Knowledge, except as set forth in Schedule 3.18, none of the Company nor its respective Affiliates, directors, officers or employees possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any Person (other than the Company) which is a material client, supplier, customer, lessor, lessee, or competitor of the Company. Ownership of securities of a company whose securities are registered under the Securities and Exchange Act of 1934, as amended, of five percent (5%) or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 3.18.

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Section 3.19. Absence of Certain Payments.

As of the date of this Agreement, neither the Company, nor to the Company’s Knowledge, any representative, consultant or agent thereof acting on the Company’s behalf, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 3.20. Customers and Suppliers.

Schedule 3.20 sets forth a list of the Company’s five (5) largest customers and the five (5) largest suppliers as measured by the dollar amount of purchases therefrom or thereby, for the Company’s fiscal year ending December 31, 2018, showing the approximate total sales by the Company to each such customer and the approximate total purchases by the Company from each such supplier, during each such period. No such supplier or customer listed on Schedule 3.20, has (a) terminated its relationship with the Company, (b) reduced its business in any material way with the Company or materially and adversely modified its relationship with the Company as a whole, (c) notified the Company in writing of its intention to take any such action, or (d) to the Knowledge of the Company, become insolvent or subject to bankruptcy proceedings, in each case, that would be material to the Company.

Section 3.21. Company Information.

None of the written information supplied or to be supplied by the Company relating to the Stockholders, the Company and/or the Company’s stockholders, control Persons and Representatives expressly for inclusion or incorporation by reference in the filings with the SEC, mailings to JAC’s stockholders with respect to the Offer, and/or the redemption of Public Shares, any supplements thereto and/or in any other document filed with any Governmental Entity in connection herewith (including the Offer Documents) will, at the date of filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company or that are included in such filings and/or mailings; the definitive copies of which have been approved by the Company). No representation or warranty is made by Stockholders, the Company or any of their respective Affiliates with respect to statements made or incorporated by reference therein based on information supplied by, or on behalf of, JAC, any of their respective Affiliates or any other sourc.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Except as set forth in the Schedules, each Stockholder, severally and not jointly, with respect solely to herself or himself, hereby represents and warrants to JAC as follows:

Section 4.1. Authority.

Such Stockholder has the power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which such Stockholder is a party and to consummate the transactions contemplated hereby and thereby.

This Agreement has been (and each of the Ancillary Documents to which such Stockholder will be a party will be when delivered at the Closing) duly executed and delivered by such Stockholder and constitute (and, with respect to each of the Ancillary Documents to which such Stockholder will be a party, will constitute when delivered at the Closing) the valid, legal and binding agreement of such Stockholder (assuming that this Agreement has been, and the Ancillary Documents to which such Stockholder is a party will be, duly and validly authorized, executed and delivered by the other Persons thereto), enforceable against such Stockholder in accordance with their terms, except (a) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

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Section 4.2. Consents and Approval; No Violations.

Assuming the truth and accuracy of the representations and warranties of JAC set forth in Section 5.3, no material notices to, filings with, or authorizations, consents or approvals of any Governmental Entity are necessary for the execution, delivery or performance by such Stockholder of this Agreement or the Ancillary Documents to which such Stockholder is a party or the consummation by such Stockholder of the transactions contemplated hereby. Neither the execution, delivery and performance by such Stockholder of this Agreement or the Ancillary Documents to which such Stockholder is a party nor the consummation by such Stockholder of the transactions contemplated hereby will violate any order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Entity having jurisdiction over such Stockholder.

Section 4.3. Title to the Company Shares; Ownership of Stockholder.

As of the date hereof, such Stockholder owns of record and beneficially the number of Company Shares set forth next to such Stockholder’s name on Schedule 4.3 hereto and such Stockholder has good and valid title to such Shares, free and clear of all Liens (other than restrictions under applicable federal, state and other securities laws). As of immediately prior to the Closing, such Stockholder will be the record and beneficial owner of the Company Shares and such Stockholder will have good and valid title to the Shares, free and clear of all Liens (other than restrictions under applicable federal, state and other securities laws).

Section 4.4. Litigation.

As of the date hereof, (a) there is no material suit, litigation, arbitration, claim, action, proceeding or investigation pending or, to such Stockholder’s knowledge, threatened against such Stockholder before any Governmental Entity which, and (b) such Stockholder is not subject to any material outstanding order, writ, injunction or decree that, if not complied with, in either case, would have a material adverse effect on such Stockholder’s ownership of such Stockholder’s Company Shares, or otherwise prevent or materially delay the Closing.

Section 4.5. Brokers.

Except as set forth in Schedule 4.5, no broker, finder, financial advisor or investment banker is entitled to any broker’s, finder’s, financial advisor’s, investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder for which the Company or JAC would become liable after the Closing.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF JAC

JAC hereby represents and warrants to Stockholders and the Company as follows:

Section 5.1. Organization.

JAC is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its businesses as now being conducted, except where the failure to have such power or authority would not prevent or materially delay the consummation of the transactions contemplated hereby or the consummation of the transactions contemplated by the Ancillary Documents to which JAC is a party. JAC has delivered to Stockholders true, correct and complete copies of its Governing Documents in effect as of the date of this Agreement. JAC is not in default under or in violation of any provision of such Governing Documents.

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Section 5.2. Authority.

JAC has all necessary power and authority to execute and deliver this Agreement and the Ancillary Documents to which JAC is a party and, except as contemplated by this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby. Except as contemplated by this Agreement and the Ancillary Agreements, the execution and delivery of this Agreement and the Ancillary Documents to which JAC is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of JAC and no other proceeding (including by its equityholders) on the part of JAC is necessary to authorize this Agreement and the Ancillary Documents to which JAC is a party or to consummate the transactions contemplated hereby. This Agreement has been (and the Ancillary Documents to which JAC is a party will be when executed and delivered by JAC at the Closing) duly and validly executed and delivered by JAC and constitutes (and, with respect to each of the Ancillary Documents to which JAC will be a party, will constitute) a valid, legal and binding agreement of JAC (assuming this Agreement has been and the Ancillary Documents to which JAC is a party will be duly authorized, executed and delivered by the other parties thereto), enforceable against JAC in accordance with their respective terms, except (a) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

Section 5.3. Consents and Approvals; No Violations.

Assuming the truth and accuracy of the Company’s representations and warranties contained in Section 3.5 and the Stockholders’ representations and warranties contained in Section 4.2, no material notice to, filing with, or authorization, consent or approval of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement or the Ancillary Documents to which JAC will be a party or the consummation by JAC of the transactions contemplated hereby or thereby, except for those set forth on Schedule 5.3. Neither the execution, delivery and performance by JAC of this Agreement and the Ancillary Documents to which JAC will be a party nor the consummation by JAC of the transactions contemplated hereby will (1) conflict with or result in any breach of any provision of JAC’s Governing Documents, (2) result in a violation or breach of, or cause acceleration, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which JAC is a party or by which JAC or any of its properties or assets may be bound, or (3) violate any order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Entity applicable to JAC or any of its respective properties or assets.

Section 5.4. Absence of Changes.

Between the date of JAC’s formation, as the case may be, and the date of this Agreement and the Closing Date, except as otherwise set forth in Schedule 5.4, (a) to the knowledge of JAC there has not been and there will not be as of the Closing Date a JAC Material Adverse Effect and (b) JAC has conducted its business only in the ordinary course of business.

Section 5.5. Brokers.

Except as set forth on Schedule 5.5, no broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s, financial advisor’s or investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of such Party or any of its Affiliates for which JAC, any Stockholder, or the Company, may become liable.

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Section 5.6. Transactions with Related Parties.

Schedule 5.6 sets forth all material arrangements between the JAC, on the one hand, and Affiliates of JAC (other than any employee of JAC who is not an executive officer of JAC), on the other hand, that will not be terminated effective as of the Closing Date. Except as disclosed on Schedule 5.6 and neither of JAC, nor any of its Affiliates, directors, officers or employees possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any Person (other than the JAC) which is a material client, supplier, customer, lessor, lessee, or competitor of JAC. Ownership of securities of a company whose securities are registered under the Securities and Exchange Act of 1934, as amended, of five percent (5%) or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 5.6.

Section 5.7. JAC Information.

None of the information supplied or to be supplied by JAC or any of its Affiliates expressly for inclusion or incorporation by reference in the filings with the SEC, mailings to JAC’s shareholders with respect to the Offer and/or the redemption of Public Shares, any supplements thereto and/or in any other document filed with any Governmental Entity in connection herewith (including the Offer Documents), will, at the date of filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by JAC or that is included in the JAC SEC Documents). No representation or warranty is made by JAC with respect to statements made or incorporated by reference therein based on information supplied by, or on behalf of, Stockholders or the Company.

Section 5.8. Trust Account.

As of the date hereof and as of the Closing Date, JAC has and will have approximately $7,968,000 (the “Trust Amount”) in the Trust Account and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Amount may, however, be reduced in accordance with the express terms of the Trust Agreement and to pay franchise taxes.

Section 5.9. JAC Board Approval.

The JAC Board (including any required committee or subgroup of such board), at a meeting duly called and held and acting upon the unanimous recommendation of the independent disinterested members of the JAC Board, has, as of the date of this Agreement, unanimously (a) approved and declared the advisability of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, (b) determined that this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby are in the best interests of JAC and its stockholders and have approved the recommendation of same to its stockholders, and (c) determined that the transactions contemplated hereby constitute a “Business Combination” as such term is defined in JAC’s Governing Documents.

Section 5.10. JAC SEC Documents and Financial Statements

JAC has duly and timely filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by JAC with the SEC since JAC’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional JAC SEC Documents”). JAC has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (a) JAC’s Quarterly Reports on Form 10-Q for each fiscal quarter of JAC beginning with the first quarter JAC was required to file such a form, (b) its Current Reports on Form 8-K filed since the effectiveness of its registration statement on Form 8-A, (c) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.10) filed by JAC with the SEC since JAC’s formation (the forms, reports, registration statements and other documents referred to in clauses (a), (b), and (c) above, whether or not available through EDGAR, are, collectively, the (“JAC SEC Documents”). The JAC SEC Documents were, and Additional JAC SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The JAC SEC Documents did not, and the Additional JAC SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any JAC SEC Document or Additional JAC SEC Document has been or is revised or superseded by a later filed JAC SEC Document or Additional JAC SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 5.10, the term “file” shall be shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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Section 5.11. Litigation.

As of the date of this Agreement and as the Closing Date, (a) there is no suit, litigation, arbitration, claim, action, proceeding or investigation pending or, to JAC’s knowledge, threatened against JAC before any Governmental Entity which, and (b) JAC is subject to any outstanding order, writ, injunction or decree that, in either case, would, if finally determined pursuant to a final nonappealable judgment, have an adverse effect which is material to JAC, taken as a whole. JAC has not filed nor does it intend to file any suit, litigation, arbitration, claim or action against any other Person.

Section 5.12. Absence of Certain Payments.

As of the date of this Agreement and as the Closing Date,, neither JAC, nor to JAC’s knowledge, any representative, consultant or agent thereof acting on JAC’s behalf, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 5.13. Capitalization.

JAC’s authorized capital stock consists of 15,000,000 shares of JAC Common Stock, of which 1,819,482 shares are issued and are outstanding as of the date of this Agreement, and 1,000,000 shares of Preferred Stock, $.0001 par value, of which no shares are issued or outstanding as of the date of this Agreement. All the aforesaid issued and outstanding shares of JAC Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the JAC SEC Documents, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon JAC for the purchase or acquisition of any shares of its capital stock.

Section 5.14. Compliance with Law.

JAC holds, as of the date hereof, all material permits, licenses, approvals, certificates and other authorizations of and from all, and have made all material declarations and filings with, Governmental Entities necessary for the lawful conduct of its business as presently conducted. As of the date of this Agreement, the business of JAC is operated in material compliance with all applicable laws, rules, regulations, codes, ordinances and orders of all applicable Governmental Entities. There is no suit, claim or action pending or, to JAC’s knowledge, threatened by any Governmental Entity with respect to any alleged material violation by of any law, rule, regulation, code, ordinance or order of any Governmental Entity.

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Section 5.15. Tax Matters.

(a) JAC has:

(i) duly and timely filed, or caused to be filed, in accordance with applicable law all Tax Returns which it has been required to file, each of which is true, correct and complete in all material respects, and

(ii) duly and timely paid in full, or caused to be paid in full, all Taxes due and payable by it on or prior to the Closing Date.

(b) No extension of time to file any JAC Tax Return, which JAC Tax Return has not since been filed in accordance with applicable law, has been filed. There is no power of attorney in effect with respect or relating to any JAC, JAC Tax or JAC Tax Return. Since January 1, 2016, JAC has not been a member of an affiliated group filing a consolidated return.

(c) JAC has complied in all respects with all applicable law relating to the deposit, collection, withholding, payment or remittance of any Tax (including, but not limited to, Code Section 3402).

(d) There is no lien for any Tax upon any asset or property of JAC (except for any statutory lien for any Tax not yet due).

(e) No Proceeding related to Taxes is pending, or to JAC’s knowledge, threatened or proposed with regard to JAC, JAC Tax or JAC Tax Return.

(f) No statute of limitations for any ongoing Proceeding relating to any JAC Tax or any JAC Tax Return has been modified, extended or waived.

(g) Any assessment, deficiency, adjustment or other similar item relating to any JAC Tax or JAC Tax Return has been reported to all Governmental Entities in accordance with applicable law.

(h) No jurisdiction where no JAC Tax Return has been filed or no JAC Tax has been paid has a currently outstanding claim for the payment of any JAC Tax or the filing of any JAC Tax Return.

(i) JAC is not required to include any item of income in, or exclude any item of deduction from, federal taxable income for any Tax period (or portion thereof) ending after the Closing Date, as a result of a change in method of accounting, any installment sale or open transaction, any prepaid amount, refund or credit.

(j) JAC is not a beneficiary of or otherwise participated in any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

(k) JAC has not distributed stock of another Person nor has its stock been distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

(l) JAC is not, a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time during the applicable period referred to in Code Section 897(c)(l)(A)(ii).

Section 5.16. Employee Benefit Plans.

JAC does not maintain, sponsor or contribute to any material benefit, retirement, employment, compensation, incentive, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, vacation, paid time off, fringe-benefit agreement, plan, policy or program covering any of its employees, former employees, current or former directors or the beneficiaries or dependents of any such Persons.

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Section 5.17. Material Contracts.

JAC is not a party to any material contract which has not been filed as an exhibit to a JAC SEC Document and has not conducted any business since its date of organization.

Section 5.18. Issuance of Exchange Shares.

All of the Exchange Shares to be issued and delivered to the Stockholders in accordance with Section 2.1 shall be, upon issuance and delivery of such Exchange Shares, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws, the applicable Lock-Up Agreement and any Liens incurred by the Company or any Stockholder, and the issuance and sale of such Exchange Shares pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

Section 5.19. Independent Investigation.

JAC has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. JAC acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Section 3 (including the related portions of the applicable Schedules) and the express representations and warranties of each of the Stockholders set forth in Section 4 (including the related portions of the applicable Schedules); and (b) none of the Company, the Stockholders nor any of their respective Representatives have made any representation or warranty as to the Company, or this Agreement, except as expressly set forth in Section 3 or Section 4 (including the related portions of the applicable Schedules).

ARTICLE 6
COVENANTS

Section 6.1. Conduct of Business of the Company and JAC.

(a) Except as contemplated by this Agreement, from and after the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the “Pre-Closing Period”), JAC and the Company shall, and shall cause each of their respective Subsidiaries to, except as set forth on Schedule 6.1(b) or as consented to in writing by Stockholders (in the case of JAC) and JAC (in the case of the Company) (in each case, which consent shall not be unreasonably withheld, conditioned or delayed), (i) conduct its business in the ordinary and regular course in substantially the same manner heretofore conducted (including any conduct that is reasonably related, complementary or incidental thereto) and (ii) use commercially reasonable efforts to preserve substantially intact its business organization and to preserve the present commercial relationships with key Persons with whom it does business.

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(b) Except as otherwise contemplated by this Agreement, as required by applicable law or as set forth in Schedule 6.1(b), the Company shall not do or cause to be done any of the following without the prior consent of JAC (which consent shall not be unreasonably withheld, conditioned or delayed):

(i) issue (A) any equity securities of or any equity interest in the Company; or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating the Company to issue, deliver or sell any equity securities of or any equity interest in the Company;

(ii) (A) obtain or incur any Funded Indebtedness in excess of $100,000 (other than pursuant to the Company’s Credit Facilities existing as of the date hereof up to an amount not to exceed the facility limit applicable to each such credit facility as of the date hereof) or (B) create any Lien on any assets or properties (whether tangible or intangible) of the Company, other than Permitted Liens;

(iii) sell, assign, transfer, lease, license or otherwise dispose of, or agree to sell, assign, transfer, lease, license or otherwise dispose of, any of the material fixed assets of the Company having a value in excess of $100,000;

(iv) acquire (by merger, consolidation or combination, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof;

(v) except in the ordinary course of business, enter into or amend, terminate or extend (other than as a result of automatic renewals and extensions set forth therein) any Material Contract or Material Lease, or waive, release, assign or fail to enforce any material rights or claims under any such Material Contract or Material Lease;

(vi) (A) enter into or amend any employment, deferred compensation, severance or similar agreement, except any employment agreement providing for annual base salary of less than $100,000 per annum; (B) increase the compensation payable, or to become payable, by the Company to directors or officers of the Company; (C) pay or make provision for the payment of any bonus, stock option, stock purchase, profit sharing, deferred compensation, pension, retirement or other similar payment or arrangement to any employee of the Company, or any director or officer of the Company; or (D) other than as required by applicable law, rule or regulation, increase the coverage or benefits available under any employee benefit plan, payment or arrangement made to, for or with any director, officer, employee of any Company, agent or representative, other than, in the case of each of clauses (A) through (D), increases, payments or provisions which are made in the ordinary course of business consistent with past practice, or which are made pursuant to a contractual obligation in existence as of the date of this Agreement;

(vii) make any capital expenditures in excess of $100,000 individually or $200,000 in the aggregate;

(viii) adopt or materially change any method of financial or Tax accounting or financial or Tax accounting practice used by the Company, other than as required by GAAP or applicable law;

(ix) allow any material insurance policy of the Company to lapse uncured;

(x) effect or agree to any change, other than in the ordinary course of business with regard to any material practices or terms, including payment terms, with respect to the Company customers or suppliers listed on Schedule 3.20;

(xi) waive, release, assign, settle or compromise any material rights, claims or litigation (including relating to any confidentiality agreement) with a value in excess of $100,000;

(xii) amend the Governing Documents of the Company;

(xiii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization; or

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(xiv) enter into any agreement to take, or cause to be taken, any of the actions set forth in this Section 6.1(b).

(c) Except as otherwise contemplated by this Agreement, as required by applicable law or as set forth in Schedule 6.1(c), JAC shall not do or cause to be done any of the following without the prior consent of Stockholders (which consent shall not be unreasonably withheld, conditioned or delayed):

(i) issue (A) any shares, capital stock or other securities; or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating JAC to issue, deliver or sell any shares, capital stock or other securities, except that JAC may conduct a private offering of securities in an aggregate amount of up to $3,000,000 and/or arrange for backstop financing to replace funds in the Trust Account in the aggregate amount of up to $3,000,000 and pay commissions of up to ten percent (10%) with respect to each of such transactions;

(ii) adopt or proposed any amendment to the Governing Documents of JAC or any of its Subsidiaries; or

(iii) acquire any capital stock, membership interest, partnership interest, joint venture interest or other equity or other interest in any Person, or merge, consolidate or adopt a plan or scheme of arrangement with, or purchase a substantial portion of the assets of any Person or any division or business thereof;

(iv) create, issue, deliver, pledge or sell, or propose or authorize the creation, issuance, delivery, pledge or sale of, or grant any options or other awards with respect to any capital stock or other equity securities, or make any other agreements with respect to, any of its shares of capital stock or any other securities or adopt or implement any stockholder or member rights plan;

(v) as applicable, split, combine, divide, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock or any other securities;

(vi) increase in any manner the compensation or benefits payable or to become payable to any Founder;

(vii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization; or

(viii) enter into any agreement to take, or cause to be taken, any of the actions set forth in this Section 6.1(c) or publicly recommend, publicly propose or publicly announce an intention to do any of the foregoing.

Section 6.2. Certain Tax Matters.

All sales, use, value added, transfer, stamp, registration, real property transfer or similar Taxes (“Transfer Taxes”) arising in connection with the transfer of the Company Shares hereunder shall be borne by the Stockholders and JAC on a fifty-fifty basis. The Party responsible under applicable law for filing any Tax Return with respect to Transfer Taxes shall file such Tax Return required to be filed to report Transfer Taxes imposed on or with respect to the transactions contemplated by this Agreement. All Parties shall use commercially reasonable efforts to avail themselves of any available exemptions from any such Taxes, and to cooperate with the other Parties in providing any information and documentation that may be necessary to obtain such exemptions.

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Section 6.3. Access to Information.

(a) During the Pre-Closing Period, upon reasonable notice, and subject to restrictions contained in the confidentiality agreements to which the Company is subject, the Company shall, provide to JAC, and its authorized Representatives during normal business hours reasonable access to all books and records of the Company reasonably requested (in a manner so as to not interfere with the normal business operations of the Company); provided that (a) such access shall occur in such a manner as the Company reasonably determines to be appropriate to protect the confidentiality of the transactions contemplated by this Agreement and (b) all requests for such access shall be directed to a Designated Contact. All of such information provided to JAC, or any of its Affiliates or Representative shall be treated as confidential information pursuant to the terms of the Confidentiality Agreement, the provisions and restrictions of which are by this reference hereby incorporated herein and expressly made applicable to and enforceable against JAC.

(b) During the Pre-Closing Period, upon reasonable notice, JAC shall to provide to the Company, and its authorized Representatives during normal business hours reasonable access to all books and records of JAC reasonably requested (in a manner so as to not interfere with the normal business operations of JAC); provided that (a) such access shall occur in such a manner as JAC reasonably determines to be appropriate to protect the confidentiality of the transactions contemplated by this Agreement and (b) all requests for such access shall be directed to a Designated Contact. All of such information provided to the Company, or any of its Affiliates or Representatives shall be treated as confidential information pursuant to the terms of the Confidentiality Agreement, the provisions and restrictions of which are by this reference hereby incorporated herein and expressly made applicable to and enforceable against JAC.

Section 6.4. Efforts to Consummate; Regulatory Matters.

(a) Subject to the terms and conditions herein provided, each Party shall cooperate with the other Parties and use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, rules and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the closing conditions set forth in ARTICLE 7).

(b) Each Party shall use reasonable commercially reasonable to obtain all consents, permits and other authorizations of all Governmental Entities (including all state securities law or “Blue Sky” permits and approvals) necessary to consummate the transactions contemplated by this Agreement.

(c) Subject to the terms hereof, each Party shall use its commercially reasonable efforts to furnish each other with all pertinent information concerning itself, its Affiliates, its Representatives and shareholders and interest holders, and such other matters as may be reasonably necessary or advisable in connection with any schedule, statement, filing, notice or application made by or on behalf of any Party or its Affiliates to any Governmental Entity in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. Each Party shall promptly advise the other Parties upon their or any of their Subsidiaries receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement and the Ancillary Agreements that causes the affected Party to believe that there is a reasonable likelihood that any approval of such Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed.

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(e) In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person is commenced which questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the Parties agree to cooperate and use their commercially reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use their commercially reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby.

Section 6.5. The Proxy.

(a) As promptly as practicable after the date hereof JAC shall file a proxy statement relating to the Offer and the Business Combination contemplated hereby with the SEC (as amended or supplemented from time to time, the “Proxy Statement”) and provide its stockholders with the opportunity to redeem their shares in conjunction with a stockholder vote on the Business Combination and other transactions contemplated under this Agreement and the Ancillary Agreements, all in accordance with and as required by JAC’s Governing Documents (including the Prospectus and the Certificate of Incorporation), any related agreements with the Founders, applicable law, and any applicable rules and regulations of the SEC and Nasdaq. To this end, JAC with provide the Company prior to filing copies of the draft proxy statements and a reasonable opportunity to comment on and consult with respect thereto.

(b) Without limitation, in the Proxy Statement, JAC shall (i) seek (A) adoption and approval of this Agreement by the holders of JAC Common Stock in accordance with applicable law and exchange rules and regulations, (B) to elect five (5) directors, three (3) of whom shall be designated by the Company and two (2) of whom shall be designated by the JAC Board (the “JAC Designees”), and (C) to amend its certificate of incorporation to increase its authorized number of shares of JAC Common Stock to a number of shares mutually acceptable to the Company and JAC and change the name of JAC to a name mutually acceptable to the Company and JAC, and (ii) file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with the proxy Solicitation rules promulgated under the Exchange Act and the Certificate of Incorporation) (such Proxy Statement and the documents included or referred to therein pursuant to which the Offer will be made, together with any supplements, amendments and/or exhibits thereto, the “Offer Documents”). When filed, the Proxy Statement and other Offer Documents will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. JAC shall cause the Offer Documents to be disseminated as promptly as practicable to JAC’s equityholders as and to the extent such dissemination is required by United States federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”). The Company shall provide to JAC all information concerning the Company that may be required by Federal Securities Laws or reasonably requested by JAC for inclusion in the Proxy Statement as soon as practicable after such information is requested by JAC and shall use commercially reasonable efforts to provide all audited financial statements of the Company and the Company by December 31, 2018. JAC shall cause the Offer Documents to comply in all material respects with the Federal Securities Laws. JAC shall provide copies of the proposed forms of the Offer Documents (including any amendments or supplements thereto) to Stockholders and the Company within a reasonable time prior to the dissemination or filing thereof (but no less than five business days prior to the anticipated filing date) for review and comment by Stockholder and the Company and their respective Representatives, and shall not file any such documents without reflecting the comments of such Persons or to which such persons reasonably object. JAC and the Company shall respond promptly to any comments of the SEC or its staff with respect to the Offer or the Offer Documents and promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by the Federal Securities Laws. JAC shall amend or supplement the Offer Documents and cause the Offer Documents, as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of shares of JAC Common Stock, in each case as and to the extent required by the Federal Securities Laws and subject to the terms and conditions of this Agreement and JAC’s Governing Documents. JAC shall promptly provide Stockholders, the Company and their respective Representatives with copies of any written comments, and shall inform them of any material oral comments, that JAC, or any of their respective Representatives receive from the SEC or its staff with respect to the Offer or the Offer Documents promptly after the receipt of such comments and shall give Stockholder and the Company a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments. JAC shall use commercially reasonable efforts to cause the Proxy Statement to “clear” comments from the SEC and its staff and to permit Stockholder, the Company and their respective Representatives to participate with JAC, or their respective Representatives in any discussions or meetings with the SEC and its staff.

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(c) Notwithstanding anything to the contrary in this Agreement or any Ancillary Agreement, JAC shall consult with Stockholders prior to publicly filing any Schedules, Annexes or Exhibits to this Agreement in order to determine whether such filing is required by any applicable laws, rules, regulations, codes or ordinances of applicable Governmental Entities.

Section 6.6. Third Party Consents.

(a) Prior to the Closing, and as necessary, following the Closing, the Stockholders shall use their commercially reasonable efforts, and shall prior to the Closing cause the Company to, use its commercially reasonable efforts to (i) notify any third parties who are required by any Material Contract or Material Lease to be notified of the transactions contemplated hereby, (ii) obtain all necessary consents, approvals or waivers from third parties (“Consents”) under any Material Contract or Material Lease (provided that grant of such Consent is not subject to any restrictions or other requirements that would adversely affect the business of the Company so that none of the effects set forth in Section 3.5(x) have or will occur as a result of the execution, delivery and performance of this Agreement and the other agreements contemplated hereby by the Stockholders or the Company or the consummation of the transactions contemplated hereby) and (iii) satisfy any legal requirement necessary for the consummation of the transactions contemplated by this Agreement, as promptly as possible after the date hereof. In furtherance of the foregoing, JAC shall cooperate and use all commercially reasonable efforts to assist the Stockholders in obtaining such Consents and agrees to provide such assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any third party whose consent is sought hereunder.

(b) Without limiting JAC’s obligations set forth in this Agreement, prior to the Closing, JAC shall use its commercially reasonable efforts to (i) notify any third parties who are required to be notified of the transactions contemplated hereby, and (ii) satisfy any legal requirement necessary for the consummation of the transactions contemplated by this Agreement, as promptly as possible after the date hereof.

Section 6.7. Notice.

Prior to the Closing, (a) the Stockholders and the Company shall promptly notify JAC in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which would result in a breach of any representation or warranty or covenant of the Stockholders or the Company in this Agreement such that any of the conditions contained in Section 7.2(a) or Section 7.2(b) would not be satisfied and (b) JAC shall promptly notify Stockholders and the Company in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which would result in a breach of any representation or warranty or covenant of JAC in this Agreement such that any of the conditions contained in Section 7.3(a) or Section 7.3(b) would not be satisfied.

Section 6.8. Public Announcements.

JAC, on the one hand, and the Stockholders and the Company, on the other hand, shall consult with one another and seek one another’s written approval before issuing any Reviewable Document, and shall not, and shall cause their respective Affiliates not to, issue any such Reviewable Document prior to such consultation and approval; provided that each Party may make any such announcement which it in good faith believes, based on advice of counsel, is necessary or advisable in connection with any requirement of law or regulation or rule of any applicable national securities exchange, it being understood and agreed that each Party shall provide the other Parties with copies of any such announcement in advance of such issuance; provided, further, that each Party may make internal announcements to their respective employees that are not inconsistent in any material respects with the Parties’ prior public disclosures regarding the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreement, in no event shall either this Section 6.8 or any provision of the Confidentiality Agreement limit disclosure by Stockholders or any of their Affiliates (which, after the Closing, shall not include the Company) to any direct or indirect investors in any such Person, as applicable, or in connection with normal fund raising and related marketing or informational or reporting activities of Stockholder or any such Affiliate. Any language included in a Reviewable Document that reflects the comments of the reviewing party, as well as any text as to which the reviewing party has not commented upon after being given a reasonable opportunity to comment, shall be deemed to have been approved by the reviewing party and may henceforth be used by the other party in other Reviewable Documents and in other documents distributed by the other party in connection with the transactions contemplated by this Agreement without further review or consent of the reviewing party.

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Section 6.9. Exclusive Dealing.

(a) During the Pre-Closing Period, the Company and Stockholders shall not take, nor shall they permit any of their respective officers, directors, employees, representatives, consultants, financial advisors, attorneys, accountants or other agents to take, any action to solicit, encourage, initiate or engage in discussions or negotiations with, or provide any information to or enter into any agreement with any Person (other than JAC and/or their respective Affiliates) concerning any purchase of any of the Company’s equity securities or any merger, sale of substantial assets or similar transaction involving the Company, other than assets sold in the ordinary course of business, the purchase and sale of the Common Shares contemplated hereby.

(b) During the Pre-Closing Period, JAC shall not take, nor shall they permit any of their respective officers, directors, employees, representatives, consultants, financial advisors, attorneys, accountants or other agents to take, any action to solicit, encourage, initiate or engage in discussions or negotiations with, or provide any information to or enter into any agreement with any Person (other than the Company and/or its Affiliates) concerning the acquisition of any operating business, merger, or acquisition of substantial assets or similar transaction involving JAC.

Section 6.10. Documents and Information.

After the Closing Date, JAC and the Company shall, until the fourth anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of the Company in existence on the Closing Date and make the same available for inspection and copying by the Stockholders during normal business hours of the Company upon reasonable request and upon reasonable notice. No such books, records or documents shall be destroyed after the seventh anniversary of the Closing Date by JAC without first advising the Stockholders in writing and giving the Stockholders a reasonable opportunity to obtain possession thereof. Each Party shall cooperate in the defense of any action or inquiry relating to periods prior to the Closing Date and each shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals as may reasonably be requested by another Party in connection therewith.

Section 6.11. Contact with Customers, Suppliers and Other Business Relations.

During the Pre-Closing Period, JAC hereby agrees that (other than with respect to the Designated Contacts) JAC is not authorized to and shall not (and shall not permit any of its employees, agents, representatives or Affiliates to) contact any partner, member, equityholder (other than the Stockholders), officer, director, employee, customer, supplier, distributor, joint-venture partner, lessor, lender or other material business relation of the Company regarding the Company, its business or the transactions contemplated by this Agreement, in each case, without the prior written consent of the Company or the Stockholders.

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Section 6.12. Affiliated Transactions.

Except as noted in such schedule, the Company shall cause all of the contracts and agreements which are required to be set forth in Schedule 3.18 (regardless of whether they are, in fact, so listed) to be terminated at or prior to the Closing.

Section 6.13. No JAC Common Stock Transactions; Listing.

Neither the Company, Stockholders nor any of their respective Affiliates, directly or indirectly, shall engage in any transactions involving the securities of JAC prior to the time of the making of a public announcement of the transactions contemplated by this Agreement or if earlier, the termination of this Agreement. The Company shall use commercially reasonable to require each of its officers, directors, employees, agents, advisors, and representatives, to comply with the foregoing sentence. From the date of this Agreement through the Closing, JAC shall take all reasonable efforts which are necessary or reasonably desirable for JAC to remain listed as a public company on, and for shares of JAC Common Stock to be tradable over, the applicable Nasdaq market(s).

Section 6.14. No Claim Against Trust Account.

The Company and each that JAC has established the Trust Account for the benefit of JAC’s public shareholders and that prior to the Closing, JAC may disburse monies from the Trust Account only (a) to JAC’s public shareholders in the event they elect to have their shares redeemed in accordance with JAC’s Charter Documents and/or the liquidation of JAC and (b) to pay income and franchise tax obligations from interest income earned in the Trust Account. The Company and Stockholder further acknowledge that, if the transactions contemplated by this Agreement (or, upon termination of this Agreement, another Business Combination) are not consummated by July 2, 2019 (as such date may be extended by a vote of JAC’s stockholders), JAC will be obligated to return to its shareholders the amounts being held in the Trust Account, unless such date is otherwise extended to a later date pursuant to the terms of the Certificate of Incorporation. Accordingly, the Company and each Stockholder, for each of itself, himself, herself and the subsidiaries, affiliated entities, directors, officers, employees, shareholders, representatives, advisors of the Company and all other associates and Affiliates, hereby waive all rights, title, interest or claim of any kind against JAC to collect from the Trust Account any monies that may be owed to them by JAC for any reason whatsoever, including a breach of this Agreement by JAC or any negotiations, agreements or understandings with JAC (whether in the past, present or future), and will not seek recourse against the Trust Account at any time for any reason whatsoever, in each case except as expressly contemplated by this Agreement (including the remedies provided in Section 10.12). This paragraph will survive the termination of this Agreement for any reason.

Section 6.15. JAC Borrowings.

Through the Closing, JAC shall be allowed to borrow funds from its directors, officers, shareholders and/or their respective affiliates to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of JAC in due course on a non-interest bearing basis and repayable at Closing (or convertible into JAC Common Stock); provided, however, that JAC’s directors, officers, shareholders and their respective affiliates may loan funds to JAC for deposit in the Trust Account to fund the extension of the date by which JAC must complete its initial business combination and such loans may be interest bearing. The proceeds of such loans shall not be used for the payment of salaries, bonuses or other compensation to any of JAC’s directors, officers or shareholders.

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ARTICLE 7
CONDITIONS TO CONSUMMATION OF

THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 7.1. Conditions to the Obligations of the Company, JAC and Stockholders.

The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or, if permitted by applicable law, waiver by the Parties) of the following conditions:

(a) no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect and no proceeding or lawsuit shall have been commenced by any Governmental Entity for the purpose of obtaining any such order, decree, injunction, restraint or prohibition; provided, however, that no Party shall be entitled to invoke this condition unless the Party shall have used commercially reasonable efforts to prevent the entry of any such injunction or other order or the commencement of any such proceeding or lawsuit and to appeal as promptly as possible any injunction or other order that may be entered;

(b) the Offer being completed in accordance with the terms hereof and the Offer Documents; and

(c) JAC shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) on a consolidated basis remaining after the closing of the Offer and the Exchange;

(d) all Consents shall have been obtained;

(e) JAC shall be in compliance with all continued listing requirements with The Nasdaq Stock Market (or shall have received a waiver of such requirements or an extension of time to regain compliance); and

(f) JAC shall have completed its due diligence investigation of the Company (including the contents of the Schedules), and shall be reasonably satisfied with the results of such investigation, and this Agreement and the transactions contemplated hereby shall have been approved by the JAC Board of Directors.

Section 7.2. Other Conditions to the Obligations of JAC.

The obligations of JAC to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable law, waiver by JAC of the following further conditions:

(a) the representations and warranties of the Company set forth in ARTICLE 3 hereof and Stockholders set forth in ARTICLE 4 hereof shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except, in each case, to the extent such representations and warranties are made on and as of a specified date, in which case the same shall be so true and correct as of the specified date).

(b) the Stockholders and the Company shall have performed and complied in all material respects with all covenants required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

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(c) JAC shall have received an opinion from an investment banking firm that the transactions contemplated by this Agreement are fair, from a financial point of view, to the stockholders of JAC (the “Fairness Opinion”);

(d) JAC shall be reasonably satisfied with the contents of the Schedules to this Agreement delivered after the date hereof pursuant to Article 3;

(e) The Company shall have an amount of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) on a consolidated basis after giving effect to closing of the Offer and Exchange as of the Closing Date;

(f) Since the date of this Agreement, no Company Material Adverse Effect shall have occurred, which has not been waived;

(g) prior to or at the Closing, the Company shall have delivered the following closing documents:

(i) a certificate of an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 7.2(a) and Section 7.2(b) have been satisfied by the Company and the Stockholders, as applicable;

(ii) a certified copy of the resolutions of the Company’s board of directors, other governing body or group of equityholders, as applicable, authorizing the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby; and

(iii) the Lock-Up Agreement duly executed by each Stockholder.

Section 7.3. Other Conditions to the Obligations of the Company and Stockholders.

The obligations of the Company and Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable law, waiver by the Company and/or Stockholders of the following further conditions:

(a) the representations and warranties of JAC set forth in ARTICLE 5 hereof shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except, in each case, to the extent such representations and warranties are made on and as of a specified date, in which case the same shall be so true and correct as of the specified date;

(b) JAC shall have performed and complied in all material respects with all covenants required to be performed or complied with by JAC under this Agreement on or prior to the Closing;

(c) since the date of this Agreement, no JAC Material Adverse Effect shall have occurred and be continuing;

(d) JAC shall have discharged the JAC Obligations in compliance with the terms of Section 2.8; and

(e) prior to or at the Closing, JAC shall have delivered the following closing documents:

(i) certificates evidencing the Exchange Shares, duly executed by officers of JAC;

(ii) a certificate of an authorized officer of JAC, dated as of the Closing Date, to the effect that the conditions specified in Section 7.3(a) and Section 7.3(b) have been satisfied;

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(iii) a certified copy of the resolutions of the JAC Board authorizing the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby; and

(iv) written resignations of each of the officers and directors of JAC set forth on Schedule 7.3(e)(iv).

Section 7.4. Frustration of Closing Conditions.

No Party may rely on the failure of any condition set forth in this ARTICLE 7 to be satisfied if such failure was caused by such Party’s failure to use the efforts to cause the Closing to occur required by Section 6.4.

ARTICLE 8
TERMINATION; AMENDMENT; WAIVER

Section 8.1. Termination.

This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by mutual written consent of JAC and the Company;

(b) by JAC, if any of the representations or warranties of the Company set forth in ARTICLE 3 or the representations and warranties of the Stockholders set forth in ARTICLE 4 shall not be true and correct such that the condition to Closing set forth in Section 7.2(a) would not be satisfied; provided that, prior to any termination of this Agreement under this Section 8.1(b), the Company and Stockholders shall be entitled to cure any such breach during a thirty (30) day period following receipt of written notice from JAC to the Stockholders of such breach (it being understood that JAC may not terminate this Agreement pursuant to this Section 8.1(b) if such breach by the Company or the Stockholders is cured during such thirty (30) day period so that such condition would then be satisfied);

(c) by the Company, if any of the representations or warranties of JAC set forth in ARTICLE 5 shall not be true and correct such that the condition to Closing set forth in Section 7.3(a) would not be satisfied; provided that, prior to any termination of this Agreement under this Section 8.1(c), JAC shall be entitled to cure any such breach during a thirty (30) day period following receipt of written notice from Stockholders to JAC of such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(c) if such breach by JAC is cured during such thirty (30) day period so that such condition would then be satisfied);

(d) by either the Company or JAC, if the transactions contemplated by this Agreement shall not have been consummated on or prior to July 2, 2019 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any Party if the failure to consummate the transactions contemplated by this Agreement is the result of a breach by such Party of its representations, warranties, obligations or covenants under this Agreement; and

(e) by either JAC or the Company, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree or ruling or other action shall have become final and non-appealable.

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Section 8.2. Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 8.1, this entire Agreement shall forthwith become void (and there shall be no liability or obligation on the part of any Party, its Affiliates, or their respective officers, directors or equityholders) with the exception of (a) the provisions of this Section 8.2, Section 8.3 and ARTICLE 10, and (b) any liability of any Party for any willful and material breach of the covenants and agreements set forth in this Agreement (which, for the avoidance of doubt and without limiting any Party’s rights hereunder (including any rights to specific performance pursuant to Section 10.13) shall be deemed to include any willful failure by JAC to, when required, consummate the transactions contemplated by this Agreement) prior to such termination. For purposes of this Section 8.2, “willful” shall mean a breach that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act would, or would be reasonably expected to, cause a breach of this Agreement.

Section 8.3. Termination Payment.

(a) If this Agreement is terminated by JAC pursuant to Section 8.1(b), then the Company shall pay to JAC a termination fee in the amount of $300,000 within five (5) days of receipt of written notice of such termination. Payment to JAC of the Termination Fee pursuant to this Section 8.3(a) will constitute the payment of liquidated damages as JAC’s sole and exclusive remedy under such circumstances.

(b) If this Agreement is terminated by the Company pursuant to Section 8.1(c), then JAC shall pay to the Company a termination fee in the amount of $300,000 within five (5) days of receipt of written notice of such termination. Payment to the Company of the Termination Fee pursuant to this Section 8.3(b) will constitute the payment of liquidated damages as the Company’s sole and exclusive remedy under such circumstances.

(c) If this Agreement is terminated by JAC or the Company pursuant to Section 8.1(d) and the failure to either consummate the transaction in the case of Section 8.1(d) or complete the Offer in the case of Section 8.1(f) is the result of a delay caused solely by the Company, then the Company shall pay to JAC a termination fee in the amount of $300,000 within five (5) days of receipt of written notice of such termination. Payment to JAC of the Termination Fee pursuant to this Section 8.3(c) will constitute the payment of liquidated damages as JAC’s sole and exclusive remedy under such circumstances.

(d) If this Agreement is terminated by JAC or the Company pursuant to Section 8.1(d) and the failure to either consummate the transaction in the case of Section 8.1(d) is the result of a delay caused solely by JAC, then JAC shall pay the Company a Termination Fee in the amount of $300,000 within five (5) days of receipt of written notice of such termination. Payment to the Company of the Termination Fee pursuant to this Section 8.3(d) will constitute the payment of liquidated damages as the Company’s sole and exclusive remedy under such circumstances.

(e) If this Agreement is terminated by JAC pursuant to Section 8.1(d) and (i) the failure to either consummate the transaction in the case of Section 8.1(d) is not the result of a delay caused solely by the Company and (ii) JAC initiates an alternate transaction (an “Alternate Transaction”) with another operating company within 6 months of such termination, then JAC shall pay to the Company a Termination Fee in the amount of $300,000 within five (5) after the date a filing with respect to the closing of such Alternate Transaction is filed with the SEC. Payment to the Company of the Termination Fee pursuant to this Section 8.3(e) will constitute the payment of liquidated damages as the Company’s sole and exclusive remedy under such circumstances.

Section 8.4. Amendment.

This Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of the Parties. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.4 shall be void.

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Section 8.5. Extension; Waiver.

Subject to Section 8.1(d), at any time prior to the Closing, the Stockholders (on behalf of themselves and the Company) may (a) extend the time for the performance of any of the obligations or other acts of JAC contained herein, (b) waive any inaccuracies in the representations and warranties of JAC contained herein or in any document, certificate or writing delivered by JAC pursuant hereto or (c) waive compliance by JAC with any of the agreements or conditions contained herein. Subject to Section 8.1(d), at any time prior to the Closing, JAC may (i) extend the time for the performance of any of the obligations or other acts of the Company or the Stockholders contained herein, (ii) waive any inaccuracies in the representations and warranties of the Company or the Stockholders contained herein or in any document, certificate or writing delivered by the Company or Stockholders pursuant hereto or (iii) waive compliance by the Company or the Stockholders with any of the agreements or conditions contained herein. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in a written instrument duly authorized and executed on behalf of such Party. No course of dealing or other failure of any Party to assert any of its rights hereunder shall constitute a waiver of such rights.

ARTICLE 9
INDEMNIFICATION

Section 9.1. Survival of Representations, Warranties and Covenants.

All of the representations and warranties, covenants and agreements contained herein shall survive the Closing and remain in full force and effect for the Survival Period; provided, however, that in all cases, (a) representations and warranties in respect of which an indemnification claim shall be pending as of the end of the applicable period referred to above shall survive with respect to such indemnification claim until the final disposition thereof and (b) all covenants and agreements that contemplate performance following the Closing shall survive in accordance with their respective terms as provided in this Agreement.

Section 9.2. Indemnification.

(a) Indemnification by Stockholders. Subject to the other provisions of this ARTICLE 9, from and after the Closing, the Stockholders (the “Stockholders Indemnifying Party”), severally and not jointly, shall indemnify JAC, and each of its Affiliates and each of its respective Representatives, and successors and assigns, as the case may be (the “JAC Indemnified Parties”) and hold each of them harmless from and against, and reimburse and pay each of them as actually incurred with respect to, any and all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, judgments, penalties, diminutions in value, lost earnings, costs and expenses, including reasonable attorneys’ fees and costs of investigation, suffered or paid by them (collectively, “Losses”) as a result and to the extent arising out of: (i) any breach of any representations or warranties by the Company or any Stockholder; and (ii) any breach by the Company or any Stockholder of any of its covenants or agreements contained in this Agreement that are required to be performed prior to the Closing Date (“JAC Indemnifiable Claims”). The JAC Indemnified Parties shall not be entitled to indemnification (which may be asserted by the JAC Representative on behalf of JAC and the JAC Indemnified Parties) under this ARTICLE 9 (other than with respect to JAC Indemnifiable Claims under clauses (ii) or (iii) above) unless the aggregate of all of the Indemnifying Party’s obligations to indemnify the JAC Indemnified Parties pursuant to this ARTICLE 9 exceeds $1,000,000 (the “Basket”), and once this threshold has been exceeded, the Indemnifying Party shall indemnify the JAC Indemnified Parties for all of such obligations, subject to the limitations set forth in Section 9.3 hereof.

(b) Indemnification by JAC. Subject to the other provisions of this ARTICLE 9, from and after the Closing, JAC (the “JAC Indemnifying Party” and collectively with the Stockholders Indemnifying Parties, the “Indemnifying Parties”) shall indemnify the Stockholders and each of their Affiliates and each of their respective Representatives, and successors and assigns, as the case may be (the “Stockholders Indemnified Parties” and together with the JAC Indemnified Parties, the “Indemnified Parties”) and hold each of them harmless from and against, and reimburse and pay each of them as actually incurred with respect to, any and all Losses as a result and to the extent of a Third Party Claim arising out: (i) any breach of any representations or warranties by JAC and (ii) any breach by JAC of any of its covenants or agreements contained in this Agreement (“Stockholders Indemnifiable Claims”, and collectively with the JAC Indemnifiable Claims, “Indemnifiable Claims”).

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Section 9.3. Limitations on Indemnification.

(a) Other than with respect to Losses which were the result of fraud, a breach of a Company Fundamental Representation or a breach of a JAC Fundamental Representation, the maximum amount the Indemnified Parties shall be entitled to recover in the aggregate with respect to any and all Indemnifiable Claims shall be $7,200,000. IN NO EVENT WILL THE COMPANY OR JAC BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, EVEN IF A PARTY HAS BEEN IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(b) Notwithstanding anything to the contrary contained herein, upon any Indemnified Party becoming aware of any Indemnifiable Claim, such Indemnified Party shall utilize all reasonable efforts, consistent with normal practices and policies and good commercial practice, to mitigate such Losses. For purposes of this ARTICLE 9, all Losses shall be computed net of (i) any insurance proceeds actually received, (ii) any amounts recovered by the Indemnified Party or any of its respective Affiliates from any Person with respect to such Losses (whether under any agreement for indemnification, contribution or otherwise) and (iii) the amount of any Tax benefit actually realized, in each case by the Indemnified Party (as applicable, or any Affiliate thereof) that is attributable to the Losses to which such claim relates, and with respect to clause (iii) to the taxable period in which such Losses are incurred, treating any item of loss, deduction or credit as a result of such Losses as the last item used in such period, and taking into account any Tax detriment suffered by the Indemnified Parties as a result of such Losses and the receipt of the related indemnity payment (in the case of clauses (i), (ii) and (iii), net of the cost and expense of obtaining any such benefits, proceeds, payments or reimbursements). The Indemnified Party shall use commercially reasonable efforts to pursue, and to cause their respective Affiliates to pursue, all insurance claims, other third-party payments and Tax benefits to which it or they may be entitled in connection with any Losses incurred. If any Indemnified Party actually receives any insurance or other third party payment in connection with any claim for Losses for which it has already received a payment under this ARTICLE 9, it shall pay to the Stockholders or JAC, as applicable, within thirty (30) days after such payment is received, an amount equal to the excess of (x) the amount previously received by such Indemnified Party with respect to such claim plus the amount of such insurance or other third party payment, less the costs of collection and, if insurance proceeds are received, any increase in premiums directly caused by the receipt of such insurance proceeds, over (y) the amount of Losses to which JAC or the Stockholder, as applicable, has become entitled under this Agreement in connection with such claim. For purposes of this Agreement, “Third Party Claim(s)” shall mean any and all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, judgments, penalties, diminutions in value, lost earnings, costs and expenses, including reasonable attorneys’ fees and costs of investigation brought by a third party.

(c) Notwithstanding anything in this Agreement to the contrary, for the purpose of calculating the amount of any Losses incurred as a result of any breach of the representations and warranties and covenants contained in this Agreement, any qualification with respect to materiality, Company Material Adverse Effect or other similar qualification shall be disregarded.

(d) Notwithstanding anything else to the contrary set forth herein, the right to indemnification, payment of Losses or any other remedy based on representations, warranties or covenants will not be affected by any investigation conducted with respect to or any knowledge acquired (or capable of being acquired) at any time with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty or covenant. No Indemnified Party shall be entitled to indemnification under this Section 9 with respect to the breach of any representations or warranties unless such Indemnified Party promptly provides notice of an indemnity claim, together with an explanation of the basis of the claim with reasonable specificity therefor, prior to the expiration of the applicable Survival Period.

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Section 9.4. Indemnification Procedures.

(a) Indemnifying and Indemnified Parties. If an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give JAC (with a copy to the JAC Representative) or Stockholders, on behalf of the Indemnifying Parties, notice of such Third Party Claim as soon as reasonably practicable following, and in any event within 30 days of, the receipt by the Indemnified Party of such notice. The Notice of Claim shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such indemnification claim and the amount or good faith estimate of the amount arising therefrom. The failure of the Indemnified Party to provide prompt notice of any claim within the time periods specified shall not release, waive or otherwise affect Indemnifying Parties’ obligations with respect thereto except to the extent that the Indemnifying Parties are materially prejudiced as a result of such failure.

(b) Defense of Claims. The Indemnifying Parties shall be entitled to assume and control the defense of any Third Party Claim through counsel of their choice (such counsel to be reasonably acceptable to the Indemnified Party) if (i) it gives notice of its intention to do so to the Indemnified Party within 30 days of receiving notice of the Third Party Claim,(ii) the Third Party Claim does not include criminal charges and (iii) if the Third Party Claim were to be decided adversely to the Indemnifying Party, such a decision could reasonably be expected to result in Losses for which the Indemnifying Party would be responsible for a greater portion of the Losses related to such Third Party Claim than the Indemnified Party. If the Indemnifying Parties do not assume the defense of a Third Party Claim in accordance with this Section 9.4(c), the Indemnified Party may continue to defend the Third Party Claim. The Indemnified Party shall cooperate with the Indemnifying Parties in such defense and make available to the Indemnifying Parties, at the Indemnifying Parties’ expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably requested by the Indemnifying Parties. Except with the written consent of the Indemnified Party, the Indemnifying Parties shall not, in the defense of a Third Party Claim, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving to the Indemnified Party by the third party of a release from all liability with respect to such suit, claim, action, or proceeding.

Section 9.5. Payment of Indemnification

In the event that any JAC Indemnified Parties are entitled to any indemnification pursuant to this ARTICLE 9, the Stockholders Indemnifying Parties may at their option either pay the amount of the indemnification (subject to the limitations set forth in this ARTICLE 9) (i) in cash or (ii) with JAC Shares valued at the Redemption Amount or if greater, their current fair market value. Any payments hereunder will be treated as an adjustment to the purchase price.

Section 9.6. Exclusive Remedy.

Notwithstanding anything else contained in this Agreement to the contrary, indemnification pursuant to the provisions of this ARTICLE 9 shall be the sole and exclusive remedy with respect to any claim resulting from a breach of the covenants, agreements, representations or warranties set forth in this Agreement, except (a) in the case of fraud, bad faith, gross or willful misconduct by any Person, (b) for any action seeking specific performance, declaratory judgment or injunctive relief and (c) for the avoidance of doubt, the remedies set forth in Section 2.5.

Section 9.7. Liability of JAC Representative.

The JAC Representative will have no liability for any act done or omitted under this Agreement as the JAC Representative except to the extent that any act or omission constitutes fraud, bad faith, gross negligence or willful misconduct.

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ARTICLE 10
MISCELLANEOUS

Section 10.1. Entire Agreement; Assignment.

This Agreement, the Ancillary Documents and the Confidentiality Agreement (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, including the Letter of Intent, and (b) shall not be assigned by any Party (whether by operation of law or otherwise), without the prior written consent of JAC and the Company.

Section 10.2. Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by generally recognized overnight courier, facsimile transmission, e-mail (with electronic delivery confirmed) or by registered or certified mail (postage prepaid, return receipt requested) to the other Parties as follows:

To JAC:

Jensyn Acquisition Corp.

800 West Main Street, Suite 204

Freehold, NJ 07728

Attention:	Jeffrey J. Raymond
Facsimile:	(732) 303-6947
Email:	jeff.raymond@jensyn.com

with a copy (which shall not constitute notice to JAC) to:

Giordano, Halleran & Ciesla, P.C.

125 Half Mile Road, Suite 300

Red Bank, NJ 07701

Attention:	Philip D. Forlenza, Esq.
Facsimile:	(732) 224-6599
E-mail:	pforlenza@ghclaw.com

To the JAC Representative:

Jeffrey J. Raymond

800 West Main Street, Suite 204

Freehold, NJ 07728

Facsimile:	(732) 303-6947
Email:	jeff.raymond@jensyn.com

with a copy (which shall not constitute notice to the JAC Representative) to:

Giordano, Halleran & Ciesla, P.C.

125 Half Mile Road, Suite 300

Red Bank, NJ 07701

Attention:	Philip D. Forlenza, Esq.
Facsimile:	(732) 224-6599
E-mail:	pforlenza@ghclaw.com

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To the Stockholders:

Jeffrey Peck

618 Brennan Woods Drive

Williston, VT 05495

Facsimile:	(802) 355-3850
Email:	Jeff@peckelectric.com

Frederick Myrick

1 Hickory Lane

Essex Junction, VT 05452

Facsimile:	(802) 343-9751
Email:	Kip@peckeletric.com

Diane Cone and Neil Cone

1517 Belle Glades Way

Sun City FL 33573

Facsimile:	(941) 661-6078
Email:	drcone120750@gmail.com

with a copy (which shall not constitute notice to the Stockholders) to:

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue, 9th Floor

New York, NY 10022

Attention:	David E. Danovitch
Email:	ded@robinsonbrog,com

To the Company (prior to the Closing):

Peck Electric Co., Inc.

4050 Williston Road, #511

South Burlington, VT05403

Facsimile: (___) ___-____

Attention:	Jeffrey Peck - Confidential
Email:	jeff@peckelectric.com

with a copy (which shall not constitute notice to the Company) to:

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue, 9th Floor

New York, NY 10022

Attention:	David E. Danovitch
Email:	ded@robinsonbrog,com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 10.3. Governing Law.

This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement, the relationship of the Parties, the transaction leading to this Agreement or contemplated hereby and/or the interpretation and/or enforcement of the respective rights and duties of the Parties hereunder or related in any way to the foregoing, shall be governed by and construed in accordance with the internal, substantive laws of the State of New York applicable to agreements entered into and to be performed solely within such state, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

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Section 10.4. Fees and Expenses.

Except as otherwise set forth in this Agreement or the Letter of Intent, whether or not the transactions contemplated by this Agreement are consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

Section 10.5. Construction; Interpretation.

The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules, Exhibits and Annexes, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) references to a Person are also to its successors and permitted assigns; (v) the word “extent” in the phrase of “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (vi) any reference to any month or any day period shall mean the calendar month or the calendar day period unless expressly specified otherwise and (vii) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”.

Section 10.6. Exhibits and Schedules.

(a) All exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. Any item disclosed in any Schedule referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement if the relevance of such disclosure to such other sections is reasonably apparent on its face. The specification of any dollar amount in the representations or warranties contained in this Agreement (or in any certificate delivered pursuant to Section 7.2(d) or Section 7.3(e), as the case may be) or the inclusion of any specific item in any Schedule is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

Section 10.7. Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 6.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this.

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Section 10.8. Severability.

Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable law, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Notwithstanding the foregoing, to the extent that any representation, warranty, covenant or agreement of the Company or any Stockholder contained in this Agreement or the Schedules addresses a particular issue with specificity, and no breach by the Company or any Stockholder exists under such specific provision, the Company shall not be deemed to be in breach of any other provision of this Agreement (with respect to such issue) that addresses such issue with less specificity than such specific provision and if such specific provision is qualified or limited by the Company’s Knowledge, or in any other manner, no other provision shall supersede or limit such qualification in any manner.

Section 10.9. Counterparts; Facsimile Signatures.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 10.10. WAIVER OF JURY TRIAL

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO (INCLUDING WITH RESPECT TO THE DEBT FINANCING), IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.11. Jurisdiction and Venue

Each of the Parties (a) submits to the exclusive jurisdiction of any state or federal court sitting in the State of New York, in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so. Each Party agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on JAC by sending or delivering a copy of the process to the Party to be served at the address of the Party and in the manner provided for the giving of notices in Section 10.2. Nothing in this Section 10.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law. Each Party agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

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Section 10.12. Specific Performance

Each Party hereby acknowledges and agrees that irreparable damage would occur if any of the provisions of this Agreement are not performed in accordance with their specific terms, and that in the event of breach of this Agreement by a Party, the non-breaching Party would not be adequately compensated in all cases by monetary damages alone. Accordingly, after such time as the Parties have agreed on the forms of each of the Ancillary Agreements, in addition to any other right or remedy to which the non-breaching Party may be entitled, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

* * * * *

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

JAC

Jensyn Acquisition Corp.

By:	/s/ Jeffrey S. Raymond
Name:	Jeffrey J. Raymond
Title:	Chief Executive Officer

Stockholders

/s/ Jeffrey Peck
Jeffrey Peck

/s/ Frederick Myrick
Frederick Myrick

/s/ Diane Cone
Diane Cone

/s/ Neil Cone
Neil Cone

Mooers Partners, LLC

By:	/s/ Richard L. Mooers
Richard L. Mooers

Branton Partners, LLC

By:	/s/ Roger G. Branton
Roger G. Branton

/s/ Joseph Bobier
Joseph Bobier

Corundum, AB

By:	/s/ Mats Wennberg
Mats Wennberg

VEROMA, LLC

By:	/s/ Michael d’Amato
Michael d’Amato

Company

Peck Electric Co., Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	President

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Annex A-1

Schedule A

FIRST AMENDMENT TO

SHARE EXCHANGE AGREEMENT

THIS FIRST AMENDMENT dated as of March 12, 2019 (this “Amendment”) to the SHARE EXCHANGE AGREEMENT dated as February 26, 2019, by and among by and among JENSYN ACQUISITION CORP., a Delaware corporation (“JAC”), PECK ELECTRIC CO., a Vermont corporation (the “Company”), and the stockholders of the Company identified on the signature page hereto.

W I T N E S S E T H:

WHEREAS, the parties hereto have entered into that certain Share Exchange Agreement dated as of February 26, 2018 (the “Agreement”); and

WHEREAS, the parties hereto wish to amend Section 8.1 of the Agreement;

NOW, THEREFORE, for the covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendment of Section 8.1. The following paragraph (f) is hereby added to Section 8.1 of the Agreement:

(f) automatically in the event that Riverside Merchant Partners, LLC (“Riverside”) or any of its successors or assigns exercises its right to cause the election of individuals designated by it to constitute a majority of the members of the Board of Directors of JAC pursuant to that certain Voting Agreement dated as of March 7, 2019 among Riverside, JAC and the individuals identified as “Pledgors” therein.

2.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

[signature pages follow]

A-1-1

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

JAC

Jensyn Acquisition Corp.

By:
Name:
Title:

Stockholders

Jeffrey Peck

Frederick Myrick

Diane Cone

Neil Cone

Mooers Partners, LLC

By:
Richard L. Mooers

Branton Partners, LLC

By:
Roger G. Branton

Joseph Bobier

Corundum, AB

By:
Mats Wennberg

VEROMA, LLC

By:
Michael d’Amato

Company

Peck Electric Co., Inc.

By:
Name:
Title:

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Annex B

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

JENSYN ACQUISITION CORP.

(to be known hereafter as “The Peck Company, Inc.”)

June 14, 2019

JENSYN ACQUISITION CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The present name of the corporation is “Jensyn Acquisition Corp.”

2.	The Corporation’s Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 8, 2014 (the “Original Certificate”).

3.	This Second Amended and Restated Certificate of Incorporation (this “Certificate”) amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on March 1, 2016 (the “Amended and Restated Certificate”).

4.	This Certificate was duly approved and adopted by the board of directors of the Corporation (the “Board”) and stockholders of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”).

5.	The text of the Amended and Restated Certificate is hereby amended and restated in its entirety to read in full as follows

FIRST: The name of the corporation is The Peck Company, Inc. (the “Corporation”).

SECOND: The registered office of the Corporation is to be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 50,000,000, of which 49,000,000 shares shall be common stock, par value $.0001 per share (“Common Stock”) and 1,000,000 shares shall be preferred stock, par value $.0001 per share (“Preferred Stock”).

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A.	Preferred Stock. The Board or any authorized committee thereof is expressly granted authority, to the fullest extent permitted by law, to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board or such committee providing for the issue of such series (a “Preferred Stock Designation”). Except as otherwise provided in any certificate of designations of any series of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.	Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

(i)	Voting. Except as otherwise expressly required by law or provided in this Certificate, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including a Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation). Except as otherwise expressly required by law or provided in this Certificate, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, there shall be no cumulative voting.

(ii)	Dividends. Subject to any other provisions of this Certificate and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

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(iii)	Liquidation, Dissolution or Winding-Up. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all remaining assets and funds of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

C.	Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.	Number. The number of directors of the Corporation (exclusive of directors who may be elected by the holders of any one or more series of Preferred Stock which may at any time be outstanding, voting separately as a class or classes) shall be fixed from time to time solely by resolution of the Board, acting by not less than a majority of the directors then in office.

B.	Classes, Election, Term and Vacancies. Subject to Article Fifth, paragraph D hereof, the Board shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect One(1) Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C directors shall then appoint additional Class A, Class B and Class C directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

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C.	Removal. Subject to Article Fifth, paragraph D hereof, any or all of the directors (including persons elected by directors to fill vacancies in the Board) may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

D.	Preferred Stock – Directors. Notwithstanding any other provision of this Article Fifth, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article Fifth unless expressly provided by such terms.

E.	No Ballot Required. Election of directors need not be by ballot unless the bylaws of the Corporation so provide.

F.	Bylaws. The Board shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the bylaws of the Corporation as provided in the bylaws of the Corporation.

G.	Approval of Contracts or Acts. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such contract or act, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the Common Stock voted at such meeting (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

H.	Additional Powers. In addition to the powers and authorities hereinbefore stated or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

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I.	Special Meetings of the Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Chairman of the Board, the Chief Executive Officer of the Corporation or the Board pursuant to a resolution adopted by the Board.

J.	Section 203 of the DGCL. The Corporation expressly elects not to be governed by Section 203 of the DGCL.

K.	Action by Written Consent. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.

SIXTH: Indemnification.

A.	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B.	The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all officers and directors whom it may indemnify pursuant thereto (each an “indemnitee”). Expenses (including attorneys’ fees) incurred by such indemnitee in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such indemnitee may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.

C.	The rights to indemnification and advancement of expenses conferred on any indemnitee by this Article Sixth shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate, the Corporation’s bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

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D.	Any repeal or amendment of this Article Sixth by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Article Sixth, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

E.	This Article Sixth shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

SEVENTH: Creditors. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

EIGHTH: Exclusive Jurisdiction of Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate or bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Eighth. The choice of forum provision set forth in this Article Eighth does not apply to any actions arising under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

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NINTH: Amendments to this Certificate.

A.	The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

B.	Notwithstanding anything contained in this Certificate or in the Corporation’s bylaws to the contrary, and notwithstanding the fact that a lesser percentage may be specified by the DGCL, this Certificate shall not be amended unless such action is approved by the affirmative vote of the holders of not less than 66.667% of the total voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

TENTH: The doctrine of corporate opportunity, or any other analogous doctrine, shall apply with respect to any of the Corporation’s officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Certificate or in the future.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by the undersigned authorized officer as of the date first set forth above.

JENSYN ACQUISITION CORP.

By:
Name:
Title:

ANNEX C

Primary Capital LLC
Member FINRA, SIPC
90 Broad Street, 9th Floor, New York, NY 10004
T (1) 212 300-0060 F (1) 212 731-0255
Investment Banking, Financial Services

March 26, 2019

Personal and Confidential

Board of Directors

Jensyn Acquisition Corp.

800 West Main Street

Freehold, NJ 07728

Members of the Board:

We understand that Jensyn Acquisition Corp. (the “Company”) has entered into a Share Exchange Agreement (the “Exchange Agreement”) with Peck Electric Co. (the “Seller”) and its stockholders. Under the terms of the Exchange Agreement, the stockholders of the Seller will exchange their shares of capital stock in the Seller for 3,234,501 shares (with an additional 898,473 shares to be issued subject to an earnout provision) of the Company’s common stock (the “Consideration”) and the Seller will become a wholly owned subsidiary of the Company (the “Transaction”).

The Board of Directors of the Company has requested that Primary Capital LLC (“PC”) render to it a written opinion (“the Opinion”) as to the value, from a financial point of view, of only the financial terms of the Transaction.

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For purposes of the opinion set forth herein, we have, among other things:

10.	Reviewed the Exchange Agreement dated February 26, 2019 and discussed the Transaction with the Company’s management;
11.	Reviewed the audited financial statements of the Seller for each of the three years ended December 31, 2016, 2017 and 2018;
12.	Reviewed certain other publicly available information pertaining to the Company and the Seller;
13.	Reviewed certain non-publicly available information regarding the Seller, including financial projections prepared by management of the Seller and provided to us by the Company’s management for the purpose of our analysis;
14.	Discussed the historical financial performance and financial projections of the Seller with a representative of the Seller;
15.	Reviewed and analyzed certain publicly available information and stock market data of selected public companies which we believed to be generally relevant to our analysis;
16..	Reviewed and analyzed certain publicly available information regarding the terms of selected historical merger and acquisition transactions which we believed to be generally relevant to our analysis;
17..	Evaluated the implied enterprise value of the Seller that resulted from the various methods of financial analysis we conducted;
18.	Conducted such other financial studies, analyses and investigations we have deemed appropriate based on our other transactional experience as well as our experience in securities valuations.

In arriving at our opinion, we have with the Company’s knowledge and permission assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information supplied or otherwise made available to us (including information that is available from generally recognized public sources) for purposes of this opinion and have further relied upon the assurances of the management of the Company that information furnished by them for purposes of our analysis does not contain any material omissions or misstatements of material fact. With respect to the financial forecasts regarding the Seller (i) prepared by management of the Seller, or (ii) prepared by management of the Company and supplied to us by the Seller and the Company, as applicable, we have assumed, with the Company’s knowledge and permission, that they were reasonably prepared on the basis of reflecting the best currently available estimates and judgments of the management of the Company and the Seller, as applicable, as to the future operating and financial performance of the Seller and that they provided a reasonable basis upon which we could form our opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. We have relied on this projected information without independent verification or analysis and do not in any respect assume any responsibility for the accuracy or completeness thereof. In rendering our opinion, we express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based.

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We also assumed with the Company’s knowledge and permission that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or the Seller, since the date of the last financial statements made available to us. In arriving at our opinion, we have not made any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Seller, nor have we been furnished with any such valuations or appraisals, nor have we assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Seller. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility for their accuracy.

For purposes of rendering our opinion, we have assumed with your knowledge and permission that, in all respects material to our analysis, the Transaction will be consummated in accordance with the terms of the Exchange Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to our analysis. We also have assumed with your knowledge and permission that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to our analysis. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Company and its other advisors with respect to such issues.

Our Opinion is limited to whether, as of the date hereof, the Consideration to be paid by the Company in the Transaction is fair to the Company from a financial point of view, and does not address any other terms, aspects or implications of the Transaction, including, without limitation, the form or structure of the Transaction, any consequences of the Transaction on the Company, its stockholders, creditors or any other constituencies of the Company, or any terms, aspects or implications of any voting, support, stockholder, or other agreements, arrangements or understandings contemplated or entered into in connection with the Transaction or otherwise. We also do not express any opinion as to any tax or other consequences that may result from the Transaction. Our opinion does not address the underlying business decision of the Company to enter into the Transaction or the relative merits of the Transaction as compared with any other strategic alternative which may be available to the Company. Furthermore, we are not expressing any opinion herein as to the expertise of the management of the Seller, their projections, current and future prices, trading range or volume at which the Company’s securities will trade following the consummation of the Transaction contemplated by the Exchange Agreement.

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We, as part of our investment banking services, are engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, and private placements. We have acted as financial advisor to the Board and will receive a fee upon the delivery of this Opinion that is not contingent upon consummation of the Transaction and is not creditable against any advisory fee. We will not receive any other significant payment or compensation contingent upon the successful consummation of the Transaction. We may seek to provide investment banking services to the Company, the Seller or their respective affiliates in the future, for which we would seek customary compensation. In the ordinary course of our business activities, PC or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers or clients, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company or any of their respective affiliates. The Company has agreed to indemnify us for certain liabilities and other items arising out of our engagement. The issuance of this opinion was approved by a fairness committee of PC.

The Opinion and any other advice rendered by, or materials prepared by, us, may not be submitted, distributed or filed, in whole or in part, to or with any party, governmental agency or regulatory body or authority, or summarized or quoted from, in each instance, without our prior review and written approval. In addition, no reference to us, the engagement of our firm hereunder, the services provided by us or the Opinion or its contents may be made, in each instance, without our prior review and written approval (including, without limitation, in any filing(s), materials distributed to the security holders or creditors of the Company, financial statements, or press releases). Notwithstanding the foregoing, the Company may (a) deliver information copies of the Opinion to its legal counsel and other professional advisors that are advising the Company with respect to the Transaction (provided that such advisors agree to keep such information confidential), and (b) produce an information copy of the Opinion and any other materials in its possession in response to any subpoena, court order, or similar legal demand, provided that prompt prior written notice thereof shall be given to us so that we may seek a protective order or other appropriate remedy, and, if we fail to obtain such remedy, the Company may disclose only that information which its counsel advises it is compelled to disclose.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, on the date hereof, the Consideration to be paid by the Company in the Transaction pursuant to the Exchange Agreement is fair to the Company from a financial point of view. It should be understood that subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion.

Very truly yours,

Primary Capital LLC

C-4

PROXY CARD

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

JENSYN ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey J. Raymond and James D. Gardner (together, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote all of the shares of the common stock that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of Jensyn Acquisition Corp. (the “Company”) to be held on June 14, 2019 at 10:00 A.M., Eastern Time at the offices of Giordano, Halleran & Ciesla, P.C. 125 Half Mile Road, Suite 300, Red Bank, NJ 07701, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS No. 1, 2, 3, and 4. PLEASE MARK, SIGN, AND DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

JENSYN ACQUISITION CORP. - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, and 4.

Proposal No. 1 is conditioned upon the approval of Proposals No. 2A through 2L. Each of the Proposals No. 2A through 2L is conditioned upon the approval of Proposal No. 1. Proposal No. 3 is conditioned upon the approval of Proposal No. 1 and Proposals No. 2A through 2L

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

1)	The Business Combination Proposal. To approve and adopt a Share Exchange Agreement, dated as of February 26, 2019, as it may be amended (the “Exchange Agreement”), by and among the Company, Peck Electric Co., a Vermont corporation (“Peck Electric”), and the stockholders of Peck Electric, and the transactions contemplated thereby.

For [ ] Against [ ] Abstain [ ]

Intention to Exercise Conversion Rights: If you intend to exercise your conversion rights, please check this box. Checking this box, however, is not sufficient to exercise your conversion rights. You must comply with the procedures set forth in the definitive proxy statement under the heading “Conversion Rights”.

Intention to Exercise Conversion Rights [ ]

Stockholder Certification: I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of Common Stock of the Company owned by me in connection with the proposed business combination between the Company and Peck Electric.

Stockholder Certification [ ]

2)	The Certificate Proposals. To approve the following amendments to the Company’s amended and restated certificate of incorporation, each of which would be effected by the filing of a second amended and restated certificate of incorporation:

2A. to change our name to “The Peck Company, Inc.” and remove certain provisions related to our status as a blank check company, among other things;

For [ ] Against [ ] Abstain [ ]

2B. to increase the number of authorized shares from 16,000,000 to 50,000,000 shares, of which 49,000,000 will be common stock, par value $0.0001 per share, and 1,000,000 will be preferred stock, par value $0.0001;

For [ ] Against [ ] Abstain [ ]

2C. to authorize the board of directors, or any authorized committee of the board of directors, to issue shares of preferred stock;

For [ ] Against [ ] Abstain [ ]

2D. to specify that the number of directors will be fixed by resolution of the board of directors acting by not less than a majority vote of the directors then in office:

For [ ] Against [ ] Abstain [ ]

2E. to provide that the directors may only be removed for cause by a vote of the majority of the outstanding shares of the Company;

For [ ] Against [ ] Abstain [ ]

2F. to provide that if rights to elect directors are granted to the holders of preferred stock, the terms of such directors’ terms in office are separately governed by the terms of such preferred stock;

For [ ] Against [ ] Abstain [ ]

2G. to provide that stockholders may not act by written consent;

For [ ] Against [ ] Abstain [ ]

2H. to provide that special meetings of the stockholders may be called only by or at the direction of the Chairman of the Board, the Chief Executive Officer or the board pursuant to a resolution adopted by the board;

For [ ] Against [ ] Abstain [ ]

2I. to elect for the Company to not be subject to Section 203 of the Delaware General Corporation Law;

For [ ] Against [ ] Abstain [ ]

2J. to adopt Delaware as the exclusive forum for certain stockholder litigation;

For [ ] Against [ ] Abstain [ ]

2K. to provide that the corporate opportunity doctrine will apply to our officers or directors and their affiliates; and

For [ ] Against [ ] Abstain [ ]

2L. to provide that a minimum of 2/3 of the outstanding shares of capital stock of the Company will be required to amend the proposed certificate.

For [ ] Against [ ] Abstain [ ]

3)	The Director Election Proposal. To elect five directors to serve on the board of the Company upon consummation of the Business Combination:

Richard C. Cook and Stewart Martin to serve as Class A directors; Douglas Rose to serve as a Class B director; and Jeffrey Peck and Fredrick Myrick to serve as Class C directors.

For All [ ] Withhold All [ ] For All Except [ ]

4)	The Adjournment Proposal. To adjourn the special meeting, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes to approve one or more proposals presented to stockholders for vote or the Company determines that one or more closing conditions under the Membership Interest Purchase Agreement will not be satisfied.

For [ ] Against [ ] Abstain [ ]

IMPORTANT: Please sign exactly as your name appears. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by a duly authorized officer. Joint owners should each sign.

Shareholder sign above

Co-holder (if any) sign above

Please be sure to sign and date this Proxy in the box below

Date: __________________, 2019